As filed with the Securities and Exchange Commission on January 23, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YATRA ONLINE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	4700	Not Applicable
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1101-03, 11th Floor, Tower-B,
Unitech Cyber Park,
Sector 39, Gurgaon, Haryana 122002,
India

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jocelyn M. Arel, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Tel: (617) 570 1000
Fax: (617) 321-4344

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Ordinary shares, par value $0.0001 per share	6,300,000	$9.59	$60,417,000.00	$7,002.33

(1)	Represents the maximum number of ordinary shares that may be offered for resale by selling shareholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional ordinary shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	The shares to be registered include (i) 2,000,000 ordinary shares that were issued on a private placement basis pursuant to a forward purchase contract, as amended, in connection with the business combination described in the prospectus contained herein, (ii) 2,300,000 ordinary shares that were issued on a private placement basis pursuant to a subscription agreement, dated November 10, 2016 and as amended on November 25, 2016 and December 5, 2016, in connection with the business combination described in the prospectus contained herein, (iii) 158,500 ordinary shares that were issued on a private placement basis pursuant to a subscription agreement, dated December 14, 2016, in connection with the business combination described in the prospectus contained herein and (iv) 1,841,500 ordinary shares that were purchased by certain selling shareholders in the public market.
(3)	With regard to the securities included hereby, the offering price and registration fee are estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average high and low prices for the ordinary shares of Yatra Online, Inc., as reported by the NASDAQ Stock Market, on January 19, 2017.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 23, 2017

PRELIMINARY PROSPECTUS

6,300,000 Ordinary Shares

This prospectus relates to the resale of up to 6,300,000 of our ordinary shares, par value $0.0001 per share, which may be offered for sale from time to time by the selling shareholders named in this prospectus. We are a public company incorporated under the laws of the Cayman Islands. We are not selling any shares in this offering. We, therefore, will not receive any proceeds from the sale of the shares by the selling shareholders. The selling shareholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 134 of this prospectus for more information.

The ordinary shares, par value $0.0001 per share, are currently listed on the NASDAQ Stock Market (the “NASDAQ”) under the symbol “YTRA.” On January 20, 2017, the closing price for the ordinary shares on the NASDAQ was $9.70 per ordinary share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, will be subject to reduced public company reporting requirements.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 16 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated         , 2017.

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You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the selling shareholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling shareholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus, references to “U.S.,” the “United States” or “USA” are to the United States of America, its territories and its possessions. References to “India” are to the Republic of India. References to “$”, “US$” and “U.S. Dollars” are to the lawful currency of the United States of America, and references to “Rs.” “INR” and “rupee” each refer to the Indian rupee, the official currency of the Republic of India.

On December 16, 2016, we converted our preference shares into ordinary shares and effectuated a reverse 5.4242194-for-one share split of our ordinary shares as well as a 5.4242194-for-one adjustment with respect to the number of ordinary shares underlying our share options and a corresponding adjustment to the exercise prices of such options. Unless otherwise specifically stated or the context otherwise requires, all share information and per share data included in this prospectus prior to December 16, 2016 has been presented on a pre-share split basis.

In addition, on December 16, 2016, we completed the business combination with Terrapin 3 Acquisition Corporation, or Terrapin 3, pursuant to which Terrapin 3 became our partially owned subsidiary, which is referred to herein as the Business Combination. As a result, we have included in this prospectus unaudited pro forma condensed combined financial information based on our and Terrapin 3’s historical financial information, combined and adjusted to give effect to the Business Combination as of certain dates as more fully described in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 71 of this prospectus.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

Unless otherwise indicated, our consolidated financial statements and related notes as of and for the fiscal years ended March 31, 2016 and 2015 included elsewhere in this prospectus have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. References to a particular “fiscal year” are to our fiscal year ended March 31 of that year. Our fiscal quarters end on June 30, September 30 and December 31. References to a year other than a “fiscal” year are to the calendar year ended December 31. We refer in various places within this prospectus to revenue less service cost and adjusted EBITDA, which are non-IFRS measures. The presentation of non-IFRS measures is not meant to be considered in isolation or as a substitute for our consolidated financial results prepared in accordance with IFRS. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Non-IFRS Measures.”

INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refer to information and statistics regarding the travel service industry and our competitors from market research reports and other publicly available sources, including from PhoCusWright Inc., or PhoCusWright, an independent travel industry research company. We have supplemented such information where necessary with our own internal estimates and information obtained from discussions with our customers, taking into account publicly available information about other industry

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participants and our management’s best view as to information that is not publicly available. While we believe that all such information is reliable, we have not independently verified industry and market data from third party sources. In addition, while we believe that our internal company research is reliable and the definitions of our industry and market are appropriate, neither our research nor these definitions have been verified by any independent source. Further, while we believe the market opportunity information included in this prospectus is generally reliable, such information is inherently imprecise. Projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We operate under a number of trademarks and trade names, including, among others, “Yatra” and “Travelguru.” This prospectus contains references to our trademarks and trade names and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our ordinary shares. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

As used in this prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” “company” and “Yatra” refer to Yatra Online, Inc. and its consolidated subsidiaries and references to “Terrapin 3” refer to Terrapin 3 Acquisition Corporation, a Delaware corporation that we acquired in the Business Combination, on a stand-alone basis.

Our Company

We are the second largest online travel agent company in India (as per management estimates based upon publicly available company filings) and are committed to our mission of “creating happy travelers.” Through our website, www.yatra.com, our mobile applications, or apps, and our other associated platforms, leisure and business travelers can explore, research, compare prices and book a wide range of services catering to their travel needs. Since we commenced operations in 2006, over $222 million has been invested in our company and over 4.6 million customers have used one or more of our comprehensive travel-related services through September 30, 2016, which include domestic and international air ticketing, hotel bookings, homestays, holiday packages, bus ticketing, rail ticketing, activities and ancillary services.

Our customers can review and book flights on all major Indian and international airlines, and can book accommodations at more than 61,000 hotels in more than 1,100 cities and towns in India as well as more than half a million hotels around the world. To ensure that our service is truly a “one-stop shop” for travelers, we also provide our customers with access to over 1,000 holiday packages and more than 40,000 activities.

Based on our large and loyal existing customer base, our comprehensive service offerings, our experienced management team and our multi-channel strategy, we believe we are well-positioned to capitalize on the burgeoning Indian travel market. Our brand is among the most well recognized in not only the Indian online travel industry, but all of Indian Internet commerce, and we believe that this creates a significant competitive advantage. We intend to continue to expand and enhance our offerings through innovative travel solutions that will grow our business, improve our customer experience and meet the changing needs of leisure and business travelers. For example, we recently opened up our holidays booking platform to third party vendors enabling them to sell holiday products alongside those packaged by us on a marketplace platform, which provides our customers a wide selection of products and services.

In the fiscal year ended March 31, 2016, our website received 153 million visits, which was a 33% increase compared to the fiscal year ended March 31, 2015. We define a “visit” as a group of interactions on our platform that occur within a 30 minute time frame. A single visit can contain multiple screen or page views, events and transactions. We use “traffic” and “visits” interchangeably in this prospectus. In fiscal year 2016, 81% of our customers’ visits were from unpaid traffic, which includes direct, organic and referrals traffic, compared to 68% in fiscal year 2015. We believe this trend reflects the strength of our brand and the strong direct relationship we have with travel consumers.

We launched our eCash program in 2014 to reward our customers for repeat purchases. Customers accumulate eCash points on travel booked through us, and these points may be redeemed by customers for future bookings. We believe the eCash program has had a positive impact on our business. Adoption rates for our eCash program have increased and our cross-sell and customer retention rates have improved significantly this year. Our 90-day repeat rate increased from 40% in January 2015 to 50% in April 2016, and our cross-sell rate increased from 9% to 14% over the same period.

Our website is the main interface for our customers, but as smartphone penetration in India has increased, the importance of our mobile platform has also increased. To address strong customer demand for mobile solutions, we have developed multiple mobile applications for a variety of consumer segments and services. We have experienced rapid growth in traffic on our mobile platforms. In fiscal year 2016, mobile accounted for 50% of total consumer visits on the yatra.com platform and grew 131% compared to fiscal year 2015. In the three months ended March 31, 2016, mobile accounted for 59% of total consumer visits on the yatra.com platform. In 2016, mobile app traffic grew 3.2x with mobile app air bookings growing 3.0x and mobile app hotel bookings growing 2.8x, compared to 2015.

To further accelerate our mobile strategy, we have entered into a strategic relationship with Reliance Retail Ltd., an affiliate of Reliance Industries Limited which is one of India’s largest conglomerates, pursuant to which Reliance Jio has agreed to pre-install the Yatra mobile app on up to 35 million Reliance Jio LYF smartphones over the course of 36 months as it launches one of India’s largest 4G mobile networks. Reliance Jio commenced this activity in September 2016. Reliance Industries Limited, through one of its affiliates, is a strategic investor in our company.

Our revenue was INR 6,528 million in fiscal year 2015 and INR 8,338 million in fiscal year 2016, representing a compound annual growth rate, or CAGR, of 28% over that period. Our revenue less service cost was INR 3,372 million in fiscal year 2015 and INR 4,137 million in fiscal year 2016, representing an increase of 23%. In addition, our gross bookings increased from INR 48,271 million in fiscal year 2015 to INR 59,497 million in fiscal year 2016, representing an increase of 23%. Revenue less service cost is a non-IFRS measure. For more information about this non-IFRS measure and a reconciliation to the most comparable IFRS measure, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Operating Metrics.” We have invested significant capital in our technology platform and in sales and marketing efforts to build our brand and acquire customers. During fiscal years 2015 and 2016, our net losses were INR (948) million and INR (1,243) million, respectively.

Our Services

We offer comprehensive travel-related services, which include domestic and international air ticketing, hotel bookings, homestays, holiday packages, bus ticketing, rail ticketing, activities and ancillary services. With over one million travelers using our platform during fiscal year 2016, we have witnessed year-over-year growth of 28% in net transaction count, 26% in net transacting customers, 31% in gross air passenger count, 31% in gross holiday packages passengers traveled, 21% in standalone gross hotel room nights booked and 23% in gross bookings. During 2016, we have also witnessed year-over-year growth of 3.2x, 3.0x and 2.8x in mobile app traffic, mobile app air bookings and mobile app hotel bookings, respectively.

Our Strengths

We believe the following combination of attributes of our company distinguishes us from our competitors:

•	Trusted Online Travel Brand. “Yatra,” which is the Hindi word for “Journey,” is one of India’s most well-recognized brands. Our brand has received numerous awards and recognitions, including multiple awards from the Government of India’s Ministry of Tourism. The best evidence for the strength of our brand is the large and growing traffic to our website and the increase in our repeat transactions. We consider a transaction to be a “repeat transaction” if it is a transaction by a returning customer. Total consumer visits on our site have increased from 115 million in fiscal year 2015 to 153 million in fiscal year 2016, an increase of 33%. Significantly, the contribution of our unpaid traffic visits has increased from 68% to 81% during the same period. We expect to continue to invest in building our brand through a combination of traditional media such as television, print and radio, social media, viral marketing and search engine monetization to achieve a variety of objectives such as customer engagement, repeat purchases, cross-selling and brand awareness.
•	Our Multi-Channel Platform for Business and Leisure Travelers. We have designed a “Go-To-Market” strategy that has been a mix of B2C (business to consumer), B2E (business to enterprise) and B2B2C (business to business to consumer). Combining these offerings on a common technology platform provides us with multiple points of contact for marketing additional services to existing customers. We believe our broad and diverse offerings provide us with considerable cross-selling opportunities across business channels, each of which has experienced strong growth in gross bookings. Using our common technology platform, business customers are able to explore and book their leisure travels, and our eCash program rewards our business customers for doing so. We believe that these aspects of our platform and the high number of repeat visitors and repeat transactions provide us with a large growth opportunity. We also believe that our common technology platform will allow us to scale our operations into other geographies in the future.
•	Large and Loyal Customer Base. We are focused on meeting customer needs and improving the user experience for over 4.6 million cumulative travel customers as of September 30, 2016. In fiscal year 2016, repeat transactions accounted for 74% of all of the transactions on yatra.com. For our consumer-direct business, our customers made an average of 2.4 purchases per year. From 2007 to 2015, average transaction value increased INR 12,500 to INR 26,700, a CAGR of 10.1%. Our customer traction is also evidenced by high retention rates. Retention rate is defined as the percent of total transacting customers who return and complete another transaction within a specified time period. The loyal customer base is evidenced by our 90-day repeat rate, which increased from 40% in January 2015 to 50% in April 2016, and our cross-sell rate, which increased from 9% to 14% over the same period.
•	Comprehensive Selection of Service and Product Offerings. Our comprehensive travel-related offerings are customized to the unique needs of Indian and non-Indian customers traveling throughout India, and we also offer services for domestic customers traveling internationally. These services include domestic and international air ticketing, hotel booking, homestays, holiday packages, bus ticketing, rail ticketing, activities, attractions and ancillary services. As of March 31, 2016, we provided our customers with access to all major domestic and international airlines operating to and from India. Our hotel network includes over 61,000 hotels across 1,100 cities in India and is India’s largest online network. We believe this comprehensive selection of travel-related services makes us a “one-stop-shop” for our customers’ business and leisure travel needs, thereby driving greater usage and allowing us to up-sell and cross-sell multiple products to achieve a higher lifetime transaction value from our customers.

Our Platform

Our “Go-To-Market” strategy has been a mix of B2C (business to consumer), B2E (business to enterprise) and B2B2C (business to business to consumer). Our customer “touch-points” include our website, mobile platforms, retail stores, call centers, a network of over 14,000 agents across India addressing the needs of a large fragmented market of travel agents and a portfolio of B2E clients across India employing over 1.4 million people. We operate 12 retail stores in leased premises across 12 cities in India, with an average size of approximately 475 square feet.

Our Strategy

Our mission is to create happy travelers. Our goal is to be the leading online travel provider in the fast-growing Indian travel industry and over time expand our footprint into other emerging markets by leveraging our technology platform. To serve our mission and achieve our goals, we are following a multi-channel distribution strategy that is focused on utilizing our strong position in the air travel segment to attract new customers and cross-sell other products to this customer base such as hotels and holiday packages. Our strategy seeks to take advantage of the strong underlying growth rates across the travel sector and thereby to grow our revenue.

We will continue to invest in our brand, particularly in smaller regional Tier 2 and Tier 3 markets which, we believe, currently have lower online penetration levels for travel. According to the Indian government’s most recent census, more than 200 million people (representing 16% of India’s population) live in the 488 cities and towns comprising Tier 2 and 3 markets. We expect increased travel within and between Tier 2 and Tier 3 cities to drive growth in air and hotels. According to the Airports Authority of India, the growth rate in the number of air travel passengers year-over-year is higher in secondary airports located in smaller Tier 1 and larger Tier 2 cities and smaller regional airports in Tier 2 cities, at 24% and 20%, respectively, than it is in major metro airports located in the largest Tier 1 cities, at 16%.

Recent Developments

On December 16, 2016, we completed the Business Combination with Terrapin 3 pursuant to which Terrapin 3 became our partially owned subsidiary. Terrapin 3 was formed in Delaware in December 2013 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. In connection with the Business Combination, we received approximately $92.5 million in cash from Terrapin 3 and certain other investors.

In the Business Combination:

•	holders of shares of Terrapin 3’s Class A common stock who did not redeem their shares in connection with the stockholder vote to approve the Business Combination received ordinary shares of Yatra Online, Inc. in exchange for their shares of Terrapin 3’s Class A common stock on a one-for-one basis;
•	holders of shares of Terrapin 3’s Class F common stock retained their shares of Terrapin 3’s Class F common stock and received one Class F share of Yatra Online, Inc. for each share of Terrapin 3’s Class F common stock; and
•	holders of ordinary shares of Yatra Online, Inc. continued to hold one ordinary share of Yatra Online, Inc.

As a result of the Business Combination, each of Terrapin 3’s outstanding warrants ceased to represent a right to acquire shares of Terrapin 3’s Class A common stock and instead represent the right to acquire the same number of ordinary shares of Yatra Online, Inc., at the same exercise price and on the same terms as in effect immediately prior to the closing of the Business Combination.

Upon consummation of the Business Combination, Terrapin 3 changed its name to Yatra USA Corp.

On December 19, 2016, ordinary shares of Yatra Online, Inc. commenced trading on NASDAQ under the symbol “YTRA.” Immediately prior to the commencement of trading on NASDAQ, we converted our preference shares into ordinary shares and effectuated a reverse 5.4242194-for-one share split of our ordinary shares as well as a 5.4242194-for-one adjustment with respect to the number of ordinary shares underlying our share options and a corresponding adjustment to the exercise prices of such options. On December 30, 2016, our warrants commenced trading on the OTCQX® Market under the symbol “YTROF.”

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;
•	reduced disclosure obligations regarding executive compensation; and
•	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.0 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by our company of more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending after the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

We are also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
•	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

Summary Risk Factors

Investing in our ordinary shares entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus. You should carefully consider such risks before deciding to invest in our ordinary shares. These risks include, among others:

•	we have a history of operating losses;
•	the Indian travel industry is highly competitive and we may not be able to effectively compete in the future;
•	declines or disruptions in the Indian economy in general and travel industry in particular could adversely affect our business and financial performance;
•	our business and financial results are subject to fluctuations in currency exchange rates;
•	we have not previously operated as a public company, and fulfilling our obligations as a U.S. reporting company may be expensive and time consuming;
•	our business depends on our relationships with a broad range of travel suppliers, and any adverse changes in these relationships, or our inability to enter into new relationships, could negatively affect our business and results of operations;
•	any failure to maintain the quality of our brand and reputation could have a material adverse effect on our business;
•	we may not be successful in pursuing strategic partnerships and acquisitions, and future partnerships and acquisitions may not bring us anticipated benefits;
•	our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies in the future could reduce our ability to compete successfully and harm our results of operations;
•	any inability or failure to adapt to technological developments, the evolving competitive landscape or industry trends could harm our business and competitiveness;

•	our success depends on maintaining the integrity of our systems and infrastructures, which may suffer from failures, capacity constraints, business interruptions and forces outside of our control;
•	our large shareholders exercise significant influence over our company and may have interests that are different from those of our other shareholders;
•	the loss of one or more of our key personnel could harm our business; and
•	changing laws, rules and regulations and legal uncertainties in India, including adverse application of corporate and tax laws, may adversely affect our business and financial performance.

Corporate Structure

The following diagram depicts the organizational structure of Yatra Online, Inc. and its subsidiaries as of the date of this prospectus.

Yatra Online, Inc. Shareholders
Terrapin 3 Founder Stockholders*
Yatra Online, Inc. (Cayman)
Class A Common Stock
Class F Common Stock
96.91%
100%
Asia Consolidated DMC Pte. Ltd. (Singapore)
3.09%
THCL Travel Holding Cyprus Limited {f/k/a Yatra Online (Cyprus) Ltd.} (Cyprus)
Yatra USA Corp. (f/k/a Terrapin 3 Acquistion Corporation) (Delaware)
15.63%
82.22%
100%
Yatra Online Private Limited** (India)
Yatra USA, LLC (Nevada)

*	Terrapin 3’s founder stockholders own Class F shares in Yatra Online, Inc. and have an exchange right to acquire ordinary shares of Yatra Online, Inc.
**	Capital18 Fincap Private Limited holds 1.54% and Pandara Trust Scheme I holds 0.61% of Yatra Online Private Limited.

Corporate Information

We are a Cayman Islands exempted company with operations primarily in India. We were incorporated as a private exempted company with limited liability on December 15, 2005 and subsequently became a public company upon the consummation of the Business Combination. Our registered office is located at c/o Maples Corporate Services Limited, PO Box-309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands. Our principal executive office is located at 1101-03, 11th Floor, Tower-B, Unitech Cyber Park, Sector 39, Gurgaon, Haryana 122002, India, and our telephone number at this office is (+91-124) 339-5500. Our principal website address is www.yatra.com and our other website is www.travelguru.com. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, Delaware 19715.

Summary Terms of the Offering

The summary below describes the principal terms of this offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of our ordinary shares.

Shares Offered for Resale by Selling Shareholders
6,300,000 ordinary shares
Shares Outstanding
34,551,715 shares(1) (as of December 29, 2016)
Use of Proceeds
The selling shareholders will receive all of the proceeds from the sale of any ordinary shares sold by them pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” in this prospectus.
Voting Rights
Holders of our ordinary shares are entitled to one vote per ordinary share at all shareholder meetings. See “Description of Yatra Share Capital.”
Dividend Policy
Other than as disclosed elsewhere in this prospectus, we currently expect to retain all future earnings for use in the operation and expansion of our business and do not plan to pay any dividends on our ordinary shares in the near future. The declaration and payment of any dividends in the future will be determined by our board of directors in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. See “Dividend Policy.”
Market for our Ordinary Shares
The ordinary shares are currently traded on the NASDAQ under the symbol “YTRA.”
Risk Factors
Investing in our ordinary shares involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in our ordinary shares.

(1)	Includes (i) 6,865,676 Class A non-voting shares issued and outstanding, (ii) 3,159,375 Class F shares issued and outstanding and (iii) 742,402 ordinary shares that may be issuable upon the swap of 152,484 ordinary shares of Yatra Online Private Limited. Excludes (i) 17,383,958 ordinary shares issuable upon exercise or conversion of our warrants, (ii) 1,844 ordinary shares allocated but not yet issued, (iii) 734,150 options issued and outstanding to purchase our ordinary shares and (iv) 1,925,542 restricted shares issued and outstanding to purchase our ordinary shares.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF YATRA ONLINE, INC.

Our financial data set forth below should be read in conjunction with, and are qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with IFRS as issued by the IASB. Our historical results do not necessarily indicate results expected for any future period.

The selected consolidated statement of profit or loss and other comprehensive loss data for fiscal years 2015 and 2016 and the selected consolidated statement of financial position data as of March 31, 2015 and 2016 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected unaudited interim condensed consolidated statement of profit or loss and other comprehensive loss data for the six months ended September 30, 2015 and 2016 and the selected unaudited interim condensed consolidated statement of financial position data as of September 30, 2016 are derived from our unaudited interim condensed consolidated financial statements presented elsewhere in this prospectus. In the opinion of management, these unaudited interim condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of our financial position and operating results for these periods. Results for interim periods are not necessarily indicative of the results that may be expected for the entire year.

These are Yatra Online, Inc.’s first consolidated financial statements. Yatra Online, Inc. has adopted IFRS as issued by the IASB with a transition date of April 1, 2014 and has prepared consolidated financial statements with effect from that date.

Consolidated statement of profit or loss and other comprehensive loss (Amounts in thousands, except per share data and number of shares)	Fiscal Year Ended March 31,			Three Months Ended September 30,			Six Months Ended September 30,
	2016 INR	2016 USD	2015 INR	2016 INR	2016 USD	2015 INR	2016 INR	2016 USD	2015 INR
				Unaudited			Unaudited
Revenue:
Air Ticketing	2,876,909	43,373	2,331,028	854,532	12,826	731,753	1,701,994	25,547	1,382,967
Hotels and Packages	5,217,799	78,664	4,007,138	1,005,280	15,089	938,040	2,721,104	40,843	2,620,840
Other services	29,235	441	14,525	9,657	145	6,773	19,141	287	13,610
Other revenue	214,524	3,234	175,003	67,642	1,016	39,902	115,090	1,727	78,143
Total revenue	8,338,467	125,712	6,527,694	1,937,111	29,076	1,716,468	4,557,329	68,405	4,095,560
Other income	40,679	613	53,293	5,544	83	1,276	11,668	175	4,717
Service cost	(4,201,167)	(63,337)	(3,155,432)	(772,819)	(11,600)	(677,633)	(2,197,588)	(32,986)	(2,097,349)
Personnel expenses	(1,513,147)	(22,812)	(1,154,171)	(381,192)	(5,722)	(383,694)	(751,833)	(11,285)	(739,205)
Marketing and sales promotion expenses	(1,687,431)	(25,440)	(1,468,431)	(552,006)	(8,286)	(516,299)	(882,613)	(13,248)	(819,158)
Other operating expenses	(1,948,615)	(29,378)	(1,579,477)	(567,558)	(8,519)	(499,327)	(1,058,472)	(15,888)	(922,576)
Depreciation and amortization	(233,703)	(3,523)	(208,939)	(63,378)	(951)	(58,591)	(128,678)	(1,931)	(115,065)
Results from operations	(1,204,917)	(18,165)	(985,463)	(394,298)	(5,919)	(417,800)	(450,187)	(6,758)	(593,076)
Share of loss of joint venture	(11,802)	(178)	(11,005)	(1,472)	(22)	(2,800)	(4,042)	(61)	(5,695)
Finance income	95,072	1,433	93,559	29,898	449	26,768	55,153	828	48,019
Finance costs	(115,140)	(1,736)	(87,578)	(32,104)	(482)	(27,455)	(65,996)	(991)	(55,147)
Loss before income taxes	(1,236,787)	(18,646)	(990,487)	(397,976)	(5,974)	(421,287)	(465,072)	(6,982)	(605,899)
Income tax (expense)/ credits	(6,515)	(98)	42,720	(13,924)	(209)	621	(27,794)	(417)	(1,068)
Loss for the period	(1,243,302)	(18,744)	(947,767)	(411,900)	(6,183)	(420,666)	(492,866)	(7,399)	(606,967)
Loss attributable to:
Owners of the company	(1,218,824)	(18,375)	(936,504)	(404,915)	(6,078)	(412,047)	(483,964)	(7,265)	(596,764)
Non-controlling interest	(24,478)	(369)	(11,263)	(6,985)	(105)	(8,619)	(8,902)	(134)	(10,203)
Loss for the period	(1,243,302)	(18,744)	(947,767)	(411,900)	(6,183)	(420,666)	(492,866)	(7,399)	(606,967)

Consolidated statement of profit or loss and other comprehensive loss (Amounts in thousands, except per share data and number of shares)	Fiscal Year Ended March 31,			Three Months Ended September 30,			Six Months Ended September 30,
	2016 INR	2016 USD	2015 INR	2016 INR	2016 USD	2015 INR	2016 INR	2016 USD	2015 INR
				Unaudited			Unaudited
Loss per share (in INR)
Basic**	(143.36)	(2.17)	(115.54)	(47.15)	(0.71)	(48.53)	(56.35)	(0.85)	(70.93)
Diluted**	(143.36)	(2.17)	(115.54)	(47.15)	(0.71)	(48.53)	(56.35)	(0.85)	(70.93)
Weighted average number of ordinary shares outstanding used in computing basic/diluted earnings per share*	8,500,444 **		8,105,494 **	8,588,578 **		8,413,412 **	8,588,578 **		8,413,412 **

*	Includes ordinary equity shares and preference shares that will be issued upon the conversion of mandatorily convertible preference shares (Series A to F) which are included in the calculation of weighted average basic earnings per share. Loss attributable to shareholders is allocated equally for each class of share (ordinary and preference share (Series A to F)). For calculation of diluted earnings per share, since the exercise price of certain warrants is greater than fair market value, they are assumed out of money and considered not to be exercisable as on the balance sheet date. These potential ordinary shares are not considered for calculation of dilutive impact of earning per share.
**	On December 16, 2016, preference shares issued by Yatra Online, Inc. were converted into ordinary shares of Yatra Online, Inc. We thereafter effectuated a reverse 5.4242194-for-one share split of our ordinary shares as well as a 5.4242194-for-one adjustment with respect to the number of ordinary shares underlying our share options. Consequently, the basic and diluted earnings per share for all periods presented is adjusted retrospectively to reflect the share split.

The following table sets forth a summary of our consolidated statement of financial position as of 2015 and 2016:

	March 31,			September 30,
Consolidated statement of financial position data (Amounts in thousands)	2016 INR	2016 USD	2015 INR	2016 INR	2016 USD
				Unaudited
Trade and other receivables	1,513,307	22,815	1,537,691	1,898,273	28,493
Term deposits	1,024,890	15,451	777,405	1,001,548	15,033
Cash and cash equivalents	389,664	5,875	234,474	415,535	6,237
Total assets	5,354,027	80,718	4,680,673	5,955,107	89,386
Total equity attributable to equity holders of the company	429,472	6,475	728,206	(61,077)	(917)
Borrowings	469,433	7,077	235,985	606,232	9,099
Trade and other payables	2,266,145	34,165	2,350,338	3,224,097	48,393
Total liabilities	4,912,969	74,068	3,945,715	6,013,617	90,264
Total equity (deficit) and liabilities	5,354,027	80,718	4,680,673	5,955,107	89,386

Certain Non-IFRS Measures

As certain parts of our revenue are recognized on a “net” basis and other parts of our revenue are recognized on a “gross” basis, we evaluate our financial performance based on revenue less service cost, which is a non-IFRS measure. We believe that revenue less service cost provides investors with useful supplemental information about the financial performance of our business and more accurately reflects the value addition of the travel services that we provide to our customers. The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for our consolidated financial results prepared in accordance with IFRS as issued by the IASB. Our revenue less service cost may not be comparable to similarly titled measures reported by other companies due to potential differences in the method of calculation.

In addition to referring to revenue less service cost, we also refer to adjusted EBITDA (loss) which is a non-IFRS measure and most directly comparable to results from operations for the year. We use financial statements that exclude share-based payment expense, and depreciation and amortization for our internal management reporting, budgeting and decision making purposes, including comparing our operating results to that of our competitors. Because of varying available valuation methodologies and subjective assumptions that companies can use when adopting IFRS 2 “Share-based payment,” management believes that providing non-IFRS financial measures that exclude such expenses allows investors to make additional comparisons between our operating results and those of other companies. Accordingly, we believe that adjusted EBITDA (loss) is useful in measuring the results of our company and provides investors and analysts a more accurate representation of our operating results. However, the presentation of these non-IFRS measures are not meant to be considered in isolation or as a substitute for our consolidated financial results prepared in accordance with IFRS as issued by the IASB. These non-IFRS measures may not be comparable to similarly titled measures reported by other companies due to potential differences in the method of calculation. The IFRS measures most directly comparable to adjusted EBITDA (loss) are results from operations and loss for the year, respectively.

A limitation of using adjusted EBITDA (loss) calculated in accordance with IFRS is that this non-IFRS financial measure excludes a recurring cost, namely share-based payment expense. Management compensates for this limitation by providing specific information on the IFRS amounts excluded from adjusted operating loss and adjusted net loss.

The following table reconciles our results from operating activities (an IFRS measure) to adjusted EBITDA (loss) (a non-IFRS measure) for the periods indicated:

Reconciliation of Adjusted EBITDA (loss/gain)	Fiscal Year Ended March 31,		Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015	2016	2015
			Unaudited		Unaudited
	(in INR thousands)		(in INR thousands)		(in INR thousands)
Results from operations as per IFRS*	(1,204,917)	(985,463)	(394,298)	(417,800)	(450,187)	(593,076)
Depreciation and amortization	233,703	208,939	63,378	58,591	128,678	115,065
EBITDA	(971,214)	(776,524)	(330,920)	(359,209)	(321,509)	(478,011)
Share-based payment expense	19,370	31,741	2,703	5,341	6,300	10,373
Adjusted EBITDA (Loss)	(951,844)	(744,783)	(328,217)	(353,868)	(315,209)	(467,638)

*	Does not include “Share of loss of joint venture.”

Other Data:

The following table sets forth for the periods indicated certain selected consolidated financial and other data*:

	Fiscal Year Ended March 31,		Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015	2016	2015
			Unaudited		Unaudited
	(in thousands except percentages)		(in thousands except percentages)		(in thousands except percentages)
Quantitative Details
Air Passenger Count	5,526	4,207	1,660	1,443	3,294	2,793
Hotel Room Rights	1,139	944	300	313	576	550
Holiday Packages Passengers Traveled	130	100	26	21	73	63
(Amounts in INR)
Gross Bookings**
Air Ticketing	49,268,781	40,438,326	13,423,566	12,770,885	27,225,180	24,977,736
Hotels & Holiday Packages	9,614,004	7,368,475	2,195,750	2,079,055	5,092,211	4,640,423
Others	614,406	464,745	246,030	151,892	443,425	267,277
Total	59,497,191	48,271,546	15,865,346	15,001,832	32,760,816	29,885,436

	Fiscal Year Ended March 31,		Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015	2016	2015
			Unaudited		Unaudited
	(in thousands except percentages)		(in thousands except percentages)		(in thousands except percentages)
Revenue Less Service Cost***
Air Ticketing	2,876,909	2,331,028	854,532	731,753	1,701,994	1,382,967
Hotels & Holiday Packages	1,016,632	851,706	232,461	260,407	523,516	523,491
Others	284,438	242,821	82,843	47,951	145,899	96,470
Total	4,177,979	3,425,555	1,169,836	1,040,111	2,371,409	2,002,928
Net Revenue Margin %****
Air Ticketing	5.8%	5.8%	6.4%	5.7%	6.3%	5.5%
Hotels & Holiday Packages	10.6%	11.6%	10.6%	12.5%	10.3%	11.3%
Others	46.3%	52.2%	33.7%	31.6%	32.9%	36.1%
Total	7.0%	7.1%	7.4%	6.9%	7.2%	6.7%

*	The operating data is on a gross basis.
**	Gross bookings represent the total amount paid by our customers for the travel services and products booked through us, including fees and other charges, and are net of cancellations and refunds.
***	As certain parts of our revenue are recognized on a “net” basis and other parts of our revenue are recognized on a “gross” basis, we evaluate our financial performance based on revenue less service cost, which is a non-IFRS measure. We believe that revenue less service cost provides investors with useful supplemental information about the financial performance of our business and more accurately reflects the value addition of the travel services that we provides to our customers. The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for our consolidated financial results prepared in accordance with IFRS as issued by the IASB. Our revenue less service cost may not be comparable to similarly titled measures reported by other companies due to potential differences in the method of calculation.
****	Net revenue margins are defined as revenue less service cost as a percentage of gross bookings.

The following table reconciles our revenue, which is an IFRS measure, to revenue less service cost, which is a non-IFRS measure:

	Air Ticketing		Hotels and Packages		Others (Including Other Income)		Total
	Fiscal Year Ended March 31,
Amounts in INR thousands except %	2016	2015	2016	2015	2016	2015	2016	2015
Revenue	2,876,909	2,331,028	5,217,799	4,007,138	284,438	242,821	8,379,146	6,580,987
Service cost	—	—	(4,201,167)	(3,155,432)	—	—	(4,201,167)	(3,155,432)
Revenue less service cost	2,876,909	2,331,028	1,016,632	851,706	284,438	242,821	4,177,979	3,425,555
% of revenue	100.0%	100.0%	19.5%	21.3%	100.0%	100.0%	49.9%	52.1%

	Air Ticketing		Hotels and Packages		Others (Including Other Income)		Total
	Three Months Ended September 30,
Amounts in INR thousands except %	2016	2015	2016	2015	2016	2015	2016	2015
	Unaudited		Unaudited		Unaudited		Unaudited
Revenue	854,532	731,753	1,005,280	938,040	82,843	47,951	1,942,655	1,717,744
Service cost	—	—	(772,819)	(677,633)	—	—	(772,819)	(677,633)
Revenue less service cost	854,532	731,753	232,461	260,407	82,843	47,951	1,169,836	1,040,111
% of revenue	100.0%	100.0%	23.1%	27.8%	100.0%	100.0%	60.2%	60.6%

	Air Ticketing		Hotels and Packages		Others (Including Other Income)		Total
	Six Months Ended September 30,
Amounts in INR thousands except %	2016	2015	2016	2015	2016	2015	2016	2015
	Unaudited		Unaudited		Unaudited		Unaudited
Revenue	1,701,994	1,382,967	2,721,104	2,620,840	145,899	96,470	4,568,997	4,100,277
Service cost	—	—	(2,197,588)	(2,097,349)	—	—	(2,197,588)	(2,097,349)
Revenue less service cost	1,701,994	1,382,967	523,516	523,491	145,899	96,470	2,371,409	2,002,928
% of revenue	100.0%	100.0%	19.2%	20.0%	100.0%	100.0%	51.9%	48.8%

SELECTED HISTORICAL FINANCIAL DATA OF TERRAPIN 3 ACQUISITION CORPORATION

The following table sets forth selected historical financial information derived from Terrapin 3’s audited financial statements included elsewhere in this prospectus for the periods ended December 31, 2015 and 2014, and unaudited financial statements included elsewhere in this prospectus for the period ended September 30, 2016. You should read the following summary financial information in conjunction with Terrapin 3’s financial statements and the related notes appearing elsewhere in this prospectus. Since Terrapin 3 did not have any significant operations as of the periods presented, only balance sheet data are presented.

Balance Sheet Data:	As of September 30, 2016 (unaudited)(1)	As of December 31, 2015	As of December 31, 2014
Cash	$139,616	$496,021	$1,004,609
Cash and Investments held in Trust Account	$99,398,744	$212,751,267	$212,757,574
Total Assets	$99,560,630	$213,299,061	$213,838,334
Class A common stock subject to possible redemption; 8,798,016, 20,064,603 and 20,119,067 shares (at redemption value of $10.00 per share) at September 30, 2016, December 31, 2015, and December 31, 2014, respectively	$8,937,019	$200,646,033	$201,190,670
Total stockholders’ equity	$5,000,005	$5,000,005	$5,000,004

(1)	In connection with Terrapin 3’s special meeting held on July 19, 2016, stockholders holding shares of Terrapin 3’s Class A common stock were permitted to exercise their right to redeem their shares for a pro rata portion of the trust account at a redemption price of $10.00 per share. Stockholders holding 11,336,888 shares of Terrapin 3’s Class A common stock elected to have their shares redeemed. In connection with the Business Combination, stockholders holding an additional 5,143,697 shares of Terrapin 3’s Class A common stock elected to have their shares redeemed at Terrapin 3’s special meeting held on December 12, 2016.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statement of financial position as of September 30, 2016 was derived from Yatra’s unaudited interim condensed consolidated statement of financial position as of September 30, 2016 and Terrapin 3’s unaudited condensed balance sheet as of September 30, 2016. The unaudited pro forma condensed combined statement of financial position as of September 30, 2016 gives pro forma effect to the Business Combination as if it had occurred on September 30, 2016. The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2016 was derived from Yatra’s unaudited interim condensed consolidated statement of profit or loss and other comprehensive loss for the six months ended September 30, 2016 and Terrapin 3’s unaudited income statement for the three months and six months ended September 30, 2016. The unaudited pro forma condensed combined income statement for the year ended March 31, 2016 was derived from Yatra’s audited consolidated statement of profit or loss and other comprehensive loss for the year ended March 31, 2016 and Terrapin 3’s unaudited income statement for the year ended March 31, 2016. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2016 and six months ended September 30, 2016 give pro forma effect to the Business Combination as if it had occurred on April 1, 2015. The information below should be read in conjunction with the historical consolidated financial statements of Yatra and related notes and the historical financial statements of Terrapin 3 and related notes, which are included elsewhere in this prospectus.

The financial statements of Yatra have been prepared in accordance with IFRS as issued by the IASB. The unaudited financial statements of Terrapin 3 have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The unaudited pro forma condensed combined financial information has been prepared in accordance with the measurement principles of IFRS. No adjustments were required in Terrapin 3’s financial statements to convert from U.S. GAAP to IFRS for purposes of this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is for informational purposes only. It does not purport to indicate the results that would actually have been obtained had the Business Combination and the related financing transactions been completed on the assumed date or for the periods presented. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

As of September 30, 2016
Balance Sheet Data (amounts in INR thousands):
Total assets	9,255,900
Total liabilities	5,513,391
Stockholders’ equity	3,742,509

	For the Year Ended March 31, 2016	For the Six Months Ended September 30, 2016
Income Statement Data (amounts in INR thousands):
Total revenue	8,338,467	4,557,329
Results from operations	1,963,051	1,008,034
Total comprehensive loss	1,977,245	1,035,966
Basic loss per share (INR)	67.98	33.38

RISK FACTORS

An investment in our ordinary shares carries a significant degree of risk. You should carefully consider the following risks and other information in this prospectus, including our consolidated financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our ordinary shares. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of our ordinary shares could decline and you could lose part or all of your investment.

Risks Related to Our Business and Industry

We have a history of operating losses.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. Yatra’s loss for fiscal year 2016 was INR 1,243.3 million as compared to a loss of INR 947.8 million in fiscal year 2015, and we have experienced losses for all prior periods. If our revenues grow slower than anticipated, or if our operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress the price of our ordinary shares.

The Indian travel industry is highly competitive and we may not be able to effectively compete in the future.

The Indian travel industry is highly competitive. Our success depends upon our ability to compete effectively against numerous established and emerging competitors, including other online travel agencies, or OTAs, traditional offline travel companies, travel research companies, search engines and meta-search companies, both in India and abroad, such as Cleartrip Pvt. Ltd., Expedia Southeast Asia Pte. Ltd., Travelocity India Pvt. Ltd., MakeMyTrip (India) Pvt. Ltd., Ibibo Group Pvt. Ltd., Booking.com B.V., and Agoda Company Pte. Ltd. Our competitors may have significantly greater financial, marketing, personnel and other resources than we have. Factors affecting our competitive success include price, availability of travel products, ability to package travel products across multiple suppliers, brand recognition, customer service and customer care, fees charged to customers, ease of use, accessibility, reliability and innovation. If we are not able to compete effectively against our competitors, our business and results of operations may be adversely affected. In October 2016, MakeMyTrip and Ibibo Group agreed to pursue a transaction that will combine the two businesses under MakeMyTrip. The transaction is expected to close by the end of January 2017 and is subject to approval by MakeMyTrip shareholders and regulatory approvals. To the extent this merger enhances MakeMyTrip’s ability to compete with us, particularly in India, which is our company’s, MakeMyTrip’s and Ibibo Group’s largest market, our market share, business and results of operations could be adversely affected.

Large, established Internet search engines with a global presence and meta-search companies who can aggregate travel search results compete against us for customers. Certain of our competitors have launched brand marketing campaigns to increase their visibility with customers. Some of our competitors have significantly greater financial, marketing, personnel and other resources than we do and certain of our competitors have a longer history of established businesses and reputations in the Indian travel market (particularly in the hotels and packages business) as compared with us. Some meta-search sites, including TripAdvisor and Kayak, offer users the ability to make reservations directly on their websites, which may reduce the amount of traffic and transactions available to us through referrals from these sites. If additional meta-search sites begin to offer the ability to make reservations directly, that will further affect our ability to generate traffic to our sites. From time to time, we may be required to reduce service fees and net revenue margins in order to compete effectively and maintain or gain market share.

We may also face increased competition from new entrants in our industry. The travel industry is extremely dynamic and new channels of distribution in the travel industry may negatively affect our market share. Additional sources of competition include large companies that offer online travel services as one part of their business model, such as Amazon.com, Inc. and Alibaba Group Holding Ltd., as well as “daily deal” websites, such as Groupon, Inc.’s Getaways, or peer-to-peer inventory sources, such as Airbnb Inc., HomeAway.com, Inc. and Oravel Stays Pvt. Ltd., which provide home and apartment rentals as an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for our services in facilitating reservations at hotels. We cannot assure you that we will be able to successfully compete against existing or new competitors in our existing lines of business as well as new lines of business into which we may venture. If we are not able to compete effectively, our business and results of operations may be adversely affected.

In addition, many airlines, hotels, car rental companies and tour operators have call centers and have established their own travel distribution websites and mobile applications. Suppliers may offer advantages for customers to book directly, such as member-only fares, bonus miles or loyalty points, which could make their offerings more attractive to customers. Some low-cost airlines distribute their online supply exclusively through their own websites and other airlines have stopped providing inventory to certain online channels and attempt to drive customers to book directly on their websites by eliminating or limiting sales of certain airline tickets through third party distributors. Additionally, airline suppliers are increasingly promoting hotel supply on their websites in connection with airline tickets. If we are unable to compete effectively with travel supplier-related channels or other competitors, our business and results of operations may be adversely affected.

We also face increasing competition from search engines like Google, Bing and Yahoo!. Search engines have grown in popularity and may offer comprehensive travel planning or shopping capabilities, which may drive more traffic directly to the websites of our suppliers or competitors. Google has increased its focus on appealing to travel customers through its launches of Google Places, Google Flights and Google Hotel Price Ads. Google’s efforts around these products, as well as possible future developments, may change or undermine our ability to obtain prominent placement in paid or unpaid search results at a reasonable cost or at all.

There can be no assurance that we will be able to compete successfully against any current and future competitors or on emerging platforms, or provide differentiated products and services to our customer base. Increasing competition from current and emerging competitors, the introduction of new technologies and the continued expansion of existing technologies, such as meta-search and other search engine technologies, may force us to make changes to our business models, which could affect our financial condition and results of operations. Increased competition has resulted in and may continue to result in reduced margins, as well as loss of customers, transactions and brand recognition.

Declines or disruptions in the Indian economy in general and travel industry in particular could adversely affect our business and financial performance.

Substantially all of our operations are located in India and therefore our financial performance and growth are necessarily dependent on economic conditions prevalent in India. The Indian economy may be materially and adversely affected by political instability or regional conflicts, a general rise in interest rates, inflation, and adverse economic conditions occurring elsewhere in the world, such as a slowdown in economic growth in China, the repercussions from the June 2016 United Kingdom referendum to withdraw from the European Union and other matters. While the Indian economy has grown significantly in recent years, it has experienced economic slowdowns in the past. The Indian economy could be adversely impacted by inflationary pressures, any increase or volatility in oil prices, currency depreciation, the poor performance of its large agricultural and manufacturing sectors, trade deficits, recent initiatives by the Indian government towards demonetization of certain Indian currency and other factors. India also faces major challenges in sustaining its growth, which include the need for substantial infrastructure development and improving access to healthcare and education.

In the past, economic slowdowns in the Indian economy may have harmed the travel industry as customers had less disposable income for their travels, especially holiday travel. Any continued or future slowdown in the Indian economy could have a material adverse effect on the demand for the travel products we sell and, as a result, on our financial condition and results of operations. We do nearly all of our business with a wide variety of travel-related companies based in India, including airlines, large hotel chains and others. We are exposed to risks associated with these Indian businesses, including bankruptcies, restructurings, consolidations and alliances of its partners, the credit worthiness of these partners, and the possible obligation to make payments to our partners. For example, the Indian airline industry in recent years has experienced significant losses and has undergone bankruptcies, restructurings, consolidations and other similar events. Future bankruptcies and increasing consolidation could create challenges for our relationships with airlines, including by reducing the profitability of our airline ticketing business.

If the growth in the Indian travel industry or the Indian economy as a whole cannot be sustained or otherwise slows down significantly, our business and results of operations could be adversely affected.

The travel industry is particularly sensitive to safety concerns, and terrorist attacks, regional conflicts, health concerns, natural calamities or other catastrophic events could have a negative impact on the Indian travel industry and cause our business to suffer.

The travel industry is particularly sensitive to safety concerns, and our business has in the past declined and may in the future decline after incidents, such as those described below, that cause travelers to be concerned about their safety. Decreased travel expenditures could reduce the demand for our services, thereby causing a reduction in revenue.

India has experienced terror attacks in the past, including the coordinated attacks in 2008 in multiple locations in Mumbai, and may experience similar attacks in the future. In recent years, hotels, airlines, airports and cruises have been the targets of terrorist attacks, including in the Gulf of Aden, India, Spain, Egypt, Russia, Turkey, Sri Lanka, France and Belgium. As many terrorist attacks tend to be focused on tourists or tourist destinations, such acts, even those outside of India or other neighboring countries, may result in a decline in the travel industry and adversely impact our business and prospects.

In addition, South Asia has, from time to time, experienced instances of civil unrest and hostilities among neighboring countries, including between India and Pakistan. There have also been incidents in and near India such as troop mobilizations along the border. Such military activity or other adverse social and political events in India in the future could adversely affect the Indian economy by disrupting communications and making travel more difficult. Resulting political tensions could create a greater perception that investments in Indian companies involve a high degree of risk and could have an adverse impact on our business and the price of our ordinary shares. Furthermore, if India were to become engaged in armed hostilities, we may not be able to continue our operations. The occurrence of any of these events may result in a loss of business confidence and have an adverse effect on our business and results of operations.

The outbreak of severe illnesses, such as the Ebola virus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, malaria, H1N1 influenza virus, avian flu and the Zika virus, could materially affect the travel industry, reduce our revenues and adversely impact travel behavior, particularly if they were to persist for an extended period.

India has experienced natural calamities such as earthquakes, tsunamis, floods and drought in past years. For example, in September 2014, the state of Jammu and Kashmir in northern India, a popular tourism destination, experienced widespread floods and landslides, and in April 2015, an earthquake occurred in the Federal Democratic Republic of Nepal with aftershocks and landslides subsequently affecting the country. The extent and severity of these natural disasters determines their impact on the Indian economy. Substantially all of our operations and employees are located in India and there can be no assurance that we will not be affected by natural disasters in the future. Furthermore, if any of these natural disasters occur in tourist destinations in India, travel to and within India could be adversely affected, which could have an adverse impact on our business and results of operations.

The occurrence of any of these events could result in changes to customers’ travel plans and related costs and lost revenue for our company, as well as the risk of a prolonged and substantial decrease in travel volume, any of which could have a material adverse effect on our business, financial condition and results of operations.

Our business and financial results are subject to fluctuations in currency exchange rates.

Given the nature of our business, any fluctuation in the value of the Indian rupee against the U.S. dollar, Euro, British pound sterling or other major currencies will affect customers’ travel behavior and, therefore, will have an impact on our results of operations. For example, in fiscal year 2016, the drop in the average value of the Indian rupee as compared to the U.S. dollar adversely impacted the Indian travel industry as it made outbound travel for Indian consumers more expensive. In addition, our exposure to foreign currency risk also arises in respect of our non-Indian rupee-denominated trade and other receivables, trade and other payables, and cash and cash equivalents. We currently do not have any hedging agreements or similar arrangements with any counter-party to cover our exposure to any fluctuations in foreign exchange rates.

We have not previously operated as a public company, and fulfilling our obligations as a U.S. reporting company may be expensive and time consuming.

As a U.S. reporting company, we will incur significant legal, accounting and other expenses. For example, we have not previously been required to prepare or file periodic and other reports with the SEC or to comply with the other requirements of United States federal securities laws applicable to public companies, such as Section 404 of the Sarbanes-Oxley Act of 2002. We have not previously been required to establish and maintain disclosure controls and procedures and internal controls over financial reporting as will be required with respect to a public company with securities registered in the United States. Compliance with reporting and corporate governance obligations from which foreign private issuers are not exempt may require members of our management and our finance and accounting staff to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled and may increase our legal, insurance and financial compliance costs. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, if we fail to comply with any significant rule or requirement associated with being a public company, such failure could result in the loss of investor confidence and could harm our reputation and cause the market price of our ordinary shares to decline.

Our business depends on our relationships with a broad range of travel suppliers, and any adverse changes in these relationships, or our inability to enter into new relationships, could negatively affect our business and results of operations.

We rely significantly on our relationships with airlines, hotels, railways, bus lines, activity vendors, global distribution system, or GDS, service providers and other travel suppliers to enable us to offer our customers comprehensive access to travel services and products. Adverse changes in any of our relationships with travel suppliers, or the inability to enter into new relationships with travel suppliers, could reduce the amount of inventory that we may be able to offer. Our arrangements with travel suppliers are not typically subject to long-term commitments and may not remain in effect on current or similar terms, and the net impact of future pricing options may adversely impact our revenue. Travel suppliers are increasingly focused on driving online demand to their own websites and may cease to supply us with the same level of access to travel inventory in the future.

A significant change in our relationships with our major suppliers for a sustained period of time, including an inability by any travel supplier to fulfill their payment obligation to us in a timely manner or a supplier’s complete withdrawal of inventory, could have a material adverse effect on our business, financial condition or results of operations. Furthermore, no assurance can be given that our travel suppliers will not further reduce or eliminate fees or commissions or attempt to charge us for content, terminate our contracts, make their products or services unavailable to us as part of exclusive arrangements with our competitors or default on or dispute their payment or other obligations towards us, any of which could reduce our revenue and net revenue margins or may require us to initiate legal or arbitration proceedings to enforce their contractual payment obligations, which may adversely affect our business and results of operations.

Any disruption or adverse change in third parties on which we rely may have a material adverse effect on our business.

We currently rely on a variety of third parties to operate our business, including third-party computer systems, software and service providers, including the computerized reservation systems of accommodations, payment processors, call center services, airlines and third-party service providers such as the GDS as well as our distribution partners, to make reservations and confirmations, issue air, rail and bus tickets, book hotel rooms, arrange for car services, make deliveries, interact with customers and receive payments.

These third parties are subject to general business risks, including system downtime, hacker attack, fraudulent access, natural disaster, human error or other causes leading to unexpected business interruptions.

Any interruption in these or other third party services or deterioration in their performance could impair the quality of our service. For example, technical glitches in third party systems may result in the information provided by us to our customers, such as the availability of hotel rooms on a central reservations system of a hotel supplier, to not be accurate, and we may incur monetary and/or reputational loss as a result. Furthermore, if our arrangements with any of these third parties are suspended, terminated or no longer available on commercially acceptable terms, we may not be able to find an alternate source of support on a timely basis and on commercially reasonable terms, or at all.

As we increase the number of third party services available through our platform, we may not be able to adequately monitor or assure the quality of these services, and increases in customer dissatisfaction may adversely impact our business.

We have recently launched a marketplace platform that enables us to sell our own inventory and the inventory of third party vendors to provide travelers a wider selection of products and services on a single platform. This platform allows third party suppliers or travel services to manage and sell products and services on yatra.com directly to consumers. We may not be able to adequately monitor these third party vendors to ensure that they provide high-quality travel products and services to our customers on a consistent basis. Certain travel service providers may lack adequate quality control for their travel products and customer service. Similarly, we cannot ensure that every travel service provider has obtained, and duly maintained, all of the licenses and permits required for it to provide travel products to consumers. If our travelers are dissatisfied with the travel products and services provided by third party vendors they find through our marketplace platform, they may reduce their use of, or completely forgo, our marketplace platform as well as our core platform, including our mobile apps. Increases in customer dissatisfaction with third party vendors could damage our brand, reduce our traffic and materially and adversely affect our business and results of operations.

We depend on a small number of airline suppliers in India for a significant percentage of our air ticketing revenue.

Our growth strategy is heavily dependent on the continued expansion of our air ticketing business and our airline supplier relationships. We currently provide our customers with access to nine domestic airlines as well as over 275 international airlines; however, a substantial portion of our air ticketing revenue is represented by five domestic airlines. Our dependence on a limited number of domestic airlines means that a reduction or elimination in base commissions and incentive payments by one or more of these airlines could have a material adverse effect on our revenue. Furthermore, our reliance on these Indian airlines exposes us to the risks associated with the domestic airline industry, such as rising fuel costs, high taxes, currency depreciation and liquidity constraints. In addition, our reliance on these airlines increases their bargaining power in price and contract negotiations, and further consolidation of domestic airline suppliers may exacerbate these trends. If one or all of these domestic airlines exert significant price and margin pressure on us, it could materially and adversely affect our business, financial condition and results of operations.

Any failure to maintain the quality of our brand and reputation could have a material adverse effect on our business.

We have invested considerable time and resources in developing and promoting our “Yatra” brand. We expect to continue to spend on maintaining the high quality of our brand in order to compete against a large and growing number of competitors. We also believe that the strength of our brand is one of our key assets that will allow us to expand into new geographies, such as Tier 2 and Tier 3 cities in India, where our brand is not as well known. These efforts may not be successful and, even if we are successful in our branding efforts, such efforts may not be cost-effective. If we are unable to maintain or enhance consumer awareness of our brands or generate demand in a cost-effective manner, it could have a material adverse effect on our business and financial performance.

In addition, we receive significant media coverage in India and other geographic markets. Unfavorable publicity regarding, for example, our practices relating to privacy and data protection, product changes, competitive pressures, the accuracy of user-generated content, product quality, litigation or regulatory activity, could adversely affect our reputation with our users and advertisers. Such potential negative publicity also could have an adverse effect on the size, engagement and loyalty of our user base and result in decreased revenue, which could adversely affect our business and results of operations.

We rely on assumptions and estimates to calculate certain of our key metrics, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect its business.

We believe that certain metrics are key to our business, including travel expenditures, customers, repeat customers, total transaction volume, customer traffic, monthly visitors, app downloads, travel agents and bookings. As the industry in which we operate and our business continue to evolve, so too might the metrics by which we evaluate our business. While these numbers are based on what we believe to be reasonable estimates, our internal tools have a number of limitations and our methodologies for tracking these metrics may change over time. For example, a single person may have multiple accounts or browse the Internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, some mobile applications automatically contact our servers for regular updates with no user action, and we are not always able to capture user information on all of our platforms. As such, the calculations of our traffic and monthly visitors may not accurately reflect the number of people actually visiting our platforms. Also, if the internal tools we use to track these metrics under-count or over-count performance or contain algorithmic or other technical errors, the data and/or reports we generate may not be accurate. In addition, historically, certain metrics were calculated by independent third parties, and have not been verified by us. We calculate metrics using internal tools, which are not independently verified by a third party. In addition, we continue to improve upon our tools and methodologies to capture data and believe that our current metrics are more accurate; however, the improvement of these tools and methodologies could cause inconsistencies between current data and previously reported data, which could confuse investors or lead to questions about the integrity of the data.

The roll-out of new features and improvements may not meet our expectations.

We are constantly working to improve our websites and mobile applications and roll-out new features to improve our user experience, attract new users, expand our market reach and develop new sources of revenue. However, there is no guarantee that these initiatives will ultimately be successful and, if they are not, our business and results of operations may be materially adversely affected. For example, we launched our eCash program to reward customers for repeat purchases. Customers accumulate eCash points on travel booked through us, and these points work as a currency that can be redeemed by customers during future bookings. This program may not have the positive impact on total transaction volume and customer retention that we originally anticipated. For example, we currently expect that customers who book business travel through our corporate platform will receive the eCash points associated with that travel. However, if the eCash is held by the employer rather than the employee, the impact of this initiative may not be as significant as expected. With any new product roll out, there may be other challenges and setbacks that we do not anticipate. Our failure to address these challenges and effectively manage the roll out of new features could negatively impact our reputation, business and results of operations.

The online homestay market is rapidly evolving and if we fail to compete successfully, our business and results of operations may suffer.

We recently added homestays through our Yatra and Travelguru websites. The online homestay market is a rapidly evolving market. Since we began offering such services, there have been and continue to be significant business, marketing and regulatory developments. Operating in new and relatively untested markets requires significant management attention and financial resources. We cannot provide any assurance that our efforts to expand in this market will be successful, and the investment and additional resources required to establish operations and manage growth may not produce the desired financial results.

We may not be successful in pursuing strategic partnerships and acquisitions, and future partnerships and acquisitions may not bring us anticipated benefits.

Part of our growth strategy is the pursuit of strategic partnerships and acquisitions. There can be no assurance that we will succeed in implementing this strategy as we are subject to many factors which are beyond our control, including our ability to identify, attract and successfully execute suitable acquisition opportunities and partnerships. This strategy may also subject us to uncertainties and risks, including acquisition and financing costs, potential ongoing and unforeseen or hidden liabilities, diversion of management resources and the costs of integrating acquired businesses. We could face difficulties integrating the technology of acquired businesses with our existing technology, and employees of the acquired business into various departments and ranks in our company, and it could take substantial time and effort to integrate the business processes being used in the acquired businesses with our existing business processes. Moreover, there is no assurance that such partnerships or acquisitions will achieve our intended objectives or enhance our business. Any such failure could negatively impact our ability to compete in the travel industry and have a material adverse effect on our business or results of operations.

As we increase our sales efforts toward larger corporate customers, our sales cycle, customer support efforts and collection efforts may become more time consuming and expensive.

In recent years, we have increased our sales efforts toward larger corporate customers, including leading organizations from around India. As we increase our sales efforts targeted to large corporate customers, we expect to face greater costs, longer sales cycles and less predictability in completing some of our sales. A prospective corporate customer’s decision to use our travel services may be an enterprise-wide decision and, if so, these sales would require us to provide greater education to the prospective customer. Consequently, these customers may require us to devote greater sales, implementation and customer support resources to them. In addition, we typically extend credit periods to our corporate and retail customers. We may experience difficulty collecting payment fully and in a timely manner on our outstanding accounts receivable from our corporate travel service customers. As a result, we may face a greater risk of non-payment of our accounts receivable and, as our corporate travel business grows in scale, we may need to make increased provisions for doubtful accounts. We cannot provide any assurance that we will be able to increase our corporate customer base, and our sales efforts to obtain such customers may become time consuming, costly and harmful to our business and results of operations.

Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies in the future could reduce our ability to compete successfully and harm our results of operations.

We believe that our existing cash and cash equivalents will be sufficient to meet our anticipated cash requirements for at least the next 12 months. However, we may need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our shareholders may experience significant dilution of their ownership interests and the value of our ordinary shares could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. In addition, the availability of funds depends in significant measure on capital markets and liquidity factors over which we exert no control. In light of periodic uncertainty in the capital and credit markets, we can provide no assurance that sufficient financing will be available on desirable terms or at all to fund investments, acquisitions, stock repurchases, dividends, debt refinancing or other corporate needs, or that our counterparties in any such financings would honor their contractual commitments. If we need additional capital and cannot raise it on acceptable terms, or at all, we may not be able to execute on our growth strategy, which could reduce our ability to compete successfully and harm our business and results of operations.

We could be negatively affected by changes in Internet search engine algorithms and dynamics, or search engine disintermediation.

We rely heavily on Internet search engines, such as Google and Yahoo! India, to generate traffic to our websites, principally through the purchase of travel-related keywords. Search engines, including Google, frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to our websites can be negatively affected. In addition, a search engine could, for competitive or other purposes, alter its search algorithms or results, causing our websites to place lower in search query results. If a major search engine changes its algorithms in a manner that negatively affects the search engine ranking of our websites or those of our partners, or if competitive dynamics impact the cost or effectiveness of our search engine optimization or search engine monetization in a negative manner, our business and financial performance would be adversely affected, potentially to a material extent. Furthermore, our failure to successfully manage our search engine optimization and search engine monetization strategies could result in a substantial decrease in traffic to our websites, as well as increased costs if we were to replace free traffic with paid traffic. In addition, to the extent that Google, Yahoo! India or other leading search or metasearch engines in India disrupt the businesses of OTAs or travel content providers by offering comprehensive travel planning or shopping capabilities, or refer those leads to suppliers directly, or to other favored partners, there could be a material adverse impact on our business. To the extent these actions have a negative effect on our search traffic, whether on desktop, tablet or mobile devices, our business and results of operations could be adversely affected.

Any inability or failure to adapt to technological developments, the evolving competitive landscape or industry trends could harm our business and competitiveness.

We depend upon the use of sophisticated information technology and systems. Our competitiveness and future results depend on our ability to maintain and make timely and cost-effective enhancements, upgrades and additions to our products, services, technologies and systems in response to new technological developments, industry standards and trends and customer demands. Adapting to new technological and marketplace developments may require substantial expenditures and lead time and we cannot guarantee that projected benefits will actually materialize. We may experience difficulties that could delay or prevent the successful development, marketing and implementation of enhancements, upgrades and additions. Moreover, we may fail to maintain, upgrade or introduce new products, services, technologies and systems as quickly as our competitors or in a cost-effective manner. In addition, the travel industry is marked by continuous innovation and the development of new products, services and technologies. As a result, in order to maintain its competitiveness, we must continue to invest significant resources to continually improve the speed, accuracy and comprehensiveness of our travel offerings. Changes to our technology platforms or increases in our investments in technology could adversely affect our results of operations. If we face material delays in adapting to technological developments, our customers may forego the use of our services in favor of those of our competitors. Any of these events could have a material adverse effect on our business and results of operations.

Our success depends on maintaining the integrity of our systems and infrastructure, which may suffer from failures, capacity constraints, business interruptions and forces outside of our control.

Our business relies significantly on computer systems to facilitate and process transactions and we have experienced rapid growth in consumer traffic to our websites and through our mobile apps. However, we may not be able to maintain and improve the efficiency, reliability and integrity of our systems. Unexpected increases in the volume of our business could exceed system capacity, resulting in service interruptions, outages and delays. Such constraints can also lead to the deterioration of our services or impair our ability to process transactions. System interruptions may prevent us from efficiently providing services to our customers, travel suppliers or other third parties, which could cause damage to our reputation and result in us losing customers and revenues or cause us to incur litigation costs and liabilities. Although we contractually limit our liability for damages, we cannot guarantee that we will not be subject to lawsuits or other claims for compensation from our customers in connection with such outages for which we may not be indemnified or compensated.

Our systems may also be susceptible to external damage or disruption. Our systems could be damaged or disrupted by power, hardware, software or telecommunication failures, human errors, natural events including floods, hurricanes, fires, winter storms, earthquakes and tornadoes, terrorism, break-ins, hostilities, war or similar events. Computer viruses, denial of service attacks, physical or electronic break-ins and similar disruptions affecting the Internet, telecommunication services or our systems could cause service interruptions or the loss of critical data, and could prevent us from providing timely services. Failure to efficiently provide services to customers or other third parties could cause damage to our reputation and result in the loss of customers and revenues, significant recovery costs or litigation and liabilities. Moreover, such risks might increase as we expand our business and as the tools and techniques involved become more sophisticated. Disasters affecting our facilities, systems or personnel might be expensive to remedy and could significantly diminish our reputation and our brands, and we may not have adequate insurance to cover such costs.

We are exposed to risks associated with the payments business, including online security and credit card fraud.

The secure transmission of confidential information over the Internet is essential in maintaining customer and supplier confidence in us. Security breaches, whether instigated internally or externally on our system or other Internet-based systems, could significantly harm our business. We currently require customers to guarantee their transactions with their credit cards online. We rely on licensed encryption and authentication technology to effect secure transmission of confidential customer information, including credit card numbers, over the Internet. However, advances in technology or other developments could result in a compromise or breach of the technology that we use to protect customer and transaction data. We incur substantial expense to protect against and remedy security breaches and their consequences. However, our security measures may not prevent security breaches and we may be unsuccessful in or incur additional costs in connection with implementing a remediation plan to address these potential exposures.

We also have agreements with banks and certain companies that process customer credit card transactions for the facilitation of customer bookings of travel services from us. If any of these third parties experience business interruptions or otherwise are unable to provide the services we need, or if they increase the fees associated with those services, we will be adversely impacted. In addition, the online payment gateway for certain of our sales made through our mobile platform and through international credit and debit cards are secured by the respective card’s security features and we may be liable for credit card acceptance on our websites. We may also be subject to other payment disputes with our customers for such sales. If we are unable to combat the use of fraudulent credit cards, our revenue from such sales would be susceptible to demands from the relevant banks and credit card processing companies, and our results of operations and financial condition could be adversely affected.

Our processing, storage, use and disclosure of customer data of our customers or visitors to our website could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, differing views of personal privacy rights or data security breaches.

In the processing of our customer transactions, we receive and store a large volume of customer information. Such information is increasingly subject to legislation and regulations in various jurisdictions and governments are increasingly acting to protect the privacy and security of personal information that is collected, processed and transmitted in or from the governing jurisdiction. We could be adversely affected if legislation or regulations are expanded or amended to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business. As privacy and data protection become more sensitive issues in India, we may also become exposed to potential liabilities. For example, under the Indian Information Technology Act, 2000, as amended, we are subject to civil liability for wrongful loss or gain arising from any negligence by us in implementing and maintaining reasonable security practices and procedures with respect to sensitive personal data or information on our computer systems, networks, databases and software. India has also implemented privacy laws, including the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011, which impose limitations and restrictions on the collection, use and disclosure of personal information. Any liability we may incur for violation of such laws and regulations and related costs of compliance and other burdens may adversely affect our business and results of operations.

We cannot guarantee that our security measures will prevent data breaches. Companies that handle such information have also been subject to investigations, lawsuits and adverse publicity due to allegedly improper disclosure of personally identifiable information. Security breaches could damage our reputation, cause interruptions in our operations, expose us to a risk of loss or litigation and possible liability, and could also cause customers and potential customers to lose confidence in the security of our transactions, which would have a negative effect on the demand for our services and products. Moreover, public perception concerning security and privacy on the Internet could adversely affect customers’ willingness to use our websites or mobile applications. A publicized breach of security in India or in other countries in which we have operations, even if it only affects other companies conducting business over the Internet, could inhibit the growth of the Internet as a means of conducting commercial transactions, and, therefore, our business.

These and other privacy and security developments that are difficult to anticipate could adversely affect our business, financial condition and results of operations.

Intellectual property rights are important to our business and we cannot be sure that our intellectual property is protected from copying or use by others, and we may be subject to third party claims for intellectual property rights infringement.

Our intellectual property rights are important to our business. We rely on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our intellectual property. Our websites and mobile applications rely on content and in-house customizations and enhancements of third party technology, much of which is not subject to intellectual property protection. We protect our logos, brand name, websites’ domain names and, to a more limited extent, our content by relying on copyrights, trademarks, trade secret laws and confidentiality agreements. We have inter alia applied for trademark registration of our logos, and word marks for yatra.com in India and such applications are currently pending with the Registry of Trademarks. We have filed responses to objections raised by the Registry of Trademarks to certain of these applications. We have also filed oppositions with the Registry of Trademarks against certain trademarks in pursuance of the protection of our trademarks. Even with all of these precautions, there can be no assurance that our intellectual property will be protected. It is possible for someone else to copy or otherwise obtain and use our content, techniques and technology without our authorization or to develop similar technology. While our domain names cannot be copied, another party could create an alternative domain name resembling ours that could be passed off as our domain name.

Our efforts to protect our intellectual property may not be adequate. Unauthorized parties may infringe upon or misappropriate our services or proprietary information. In addition, the global nature of the Internet makes it difficult to control the ultimate destination of our services. The misappropriation or duplication of our intellectual property could disrupt our ongoing business, distract our management and employees, reduce our revenues and increase our expenses. In the future, litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation could be time consuming and costly.

We could be subject to intellectual property infringement claims as the number of our competitors grows and the content and functionality of our websites or other service offerings overlap with competitive offerings. As competition in our industry increases and the functionality of technology offerings further overlaps, such claims and counterclaims could increase. There can be no assurance that we have not or will not inadvertently infringe on the intellectual property rights of third parties. Our defenses against these claims, even if not meritorious, could be expensive and divert management’s attention from operating our business. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial award as damage and forced to develop non-infringing technology, obtain a license or cease selling the applications that contain the infringing technology. We may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms or at all.

Our quarterly results may fluctuate for a variety of reasons and may not fully reflect the underlying performance of our business.

Our quarterly operating results may vary significantly in the future, and period-to-period comparisons of its operating results may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of our control and, as a result, may not fully reflect the underlying performance of our business. For example, we tend to experience higher revenue from our hotels and packages business in the second and fourth calendar quarters of each year, which coincide with the summer holiday travel season and the year-end holiday travel season for our customers in India and other markets. In our air ticketing business, we may have higher revenues in a particular quarter arising out of periodic discounted sales of tickets by our suppliers. Other factors that may cause fluctuations in our quarterly financial results include, but are not limited to:

•	foreign exchange rates;
•	our ability to attract new customers and cross-sell to existing customers;

•	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;
•	general economic, industry and market conditions;
•	changes in our pricing policies or those of our competitors and suppliers; and
•	the timing and success of new services and service introductions by us and our competitors or any other change in the competitive dynamics of the Indian travel industry, including consolidation among competitors, customers or strategic partners.

Fluctuations in quarterly results may negatively impact the value of our ordinary shares and make quarter-to-quarter comparisons of our results less meaningful.

The unaudited pro forma condensed combined financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our financial position, operating results and other data would have been if the Business Combination and other events adjusted for therein had actually been completed on the dates indicated and is not intended to project such information for any future date or for any future period, as applicable.

The unaudited pro forma condensed combined financial information included in this prospectus is based on numerous assumptions and estimates underlying the adjustments described in the accompanying notes, which are based on available information and assumptions that our management considers reasonable. In addition, such unaudited pro forma condensed combined financial information does not reflect adjustments for other developments with our business after September 30, 2016. As a result, the unaudited pro forma condensed combined financial information does not purport to represent what our results of operations or financial position actually would have been had the Business Combination occurred on April 1, 2015 or September 30, 2016, or project our financial position or results of operations as of any future date or for any future period, as applicable.

We may need to make additional investments in the event of any slowdowns or disruptions in ongoing efforts to upgrade Internet infrastructure in India.

The majority of our bookings are made through our Indian website and mobile offerings. According to the Mobile Association of India’s forecasts, India is projected to have 236 million mobile Internet users by 2016 and 314 million by 2017. There can be no assurance that Internet penetration in India will increase in the future, as slowdowns or disruptions in upgrading efforts for infrastructure in India could reduce the rate of increase in the use of the Internet. As such, we may need to make additional investments in alternative distribution channels. Further, any slowdown or negative deviation in the anticipated increase in Internet penetration in India may adversely affect our business and results of operations.

Our large shareholders exercise significant influence over our company and may have interests that are different from those of our other shareholders.

As of the date of this prospectus, MIHI LLC, Macquarie Corporate Holdings Pty Limited, Valiant Capital Partners LP, Valiant Capital Master Fund LP and Apple Orange LLC, Noyac Path LLC, Periscope, LLC, Terrapin Partners Employee Partnership 3, LLC and Terrapin Partners Green Employee Partnership, LLC (collectively, the Terrapin Sponsors) and certain of their affiliated entities (including Nathan Leight), E-18 Limited, Capital18 Fincap Private Limited, Pandara Trust Scheme I, IDG Ventures India Fund II LLC, Intel Capital Corporation, Reliance Capital Limited, Vertex Asia Fund Pte. Ltd., Wortal, Inc., Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II and Fuh Hwa Securities Investment Trust Co., Ltd. beneficially own approximately 71.1% of the issued and outstanding shares of our company (or approximately 60.3% of the shares of our company, assuming the exercise or conversion of all of our outstanding warrants). By virtue of such significant shareholdings, these shareholders have the ability to exercise significant influence over our company and our affairs and business, including the election of directors, the timing and payment of dividends, the adoption and amendments to our memorandum and articles of association, the approval of a merger or sale of substantially all of our assets and the approval of most other actions requiring the approval of our shareholders. In addition, Norwest Venture Partners IX, LP and Norwest Venture Partners X, LP

collectively own 100% of our Class A shares, which shares have identical rights to our ordinary shares, except that holders of our Class A shares shall not have the right to receive notice of, attend or vote as a member at any general meeting of shareholders, but may vote at a separate Class A shareholders’ meeting convened in accordance with our memorandum and articles of association. The interests of these shareholders may be different from or conflict with the interests of our other shareholders and their influence may result in the delay or prevention of a change of management or control of our company, even if such a transaction may be beneficial to our other shareholders.

The loss of one or more of our key personnel could harm our business.

Our future success depends upon the continued contributions of our senior corporate management and other key employees. In particular, the contributions of Dhruv Shringi, our Chief Executive Officer, and Alok Vaish, our Chief Financial Officer, are critical to our overall management. We have entered into employment agreements with these individuals as well as other members of senior management, which contain non-compete provisions that extend for 18 months following the termination of such executive officer’s employment. However, if we cannot retain the services of these individuals, the loss of one or more of our key personnel could seriously harm our business.

Our ability to attract, train and retain qualified employees is critical to our business and results of operations.

Our business and future success depends, to a significant extent, on our ability to attract and train new employees and to retain and motivate our existing employees. Competition remains intense for well-qualified employees in certain aspects of our business, including software engineers, developers, product management and development personnel with expertise in the online travel or search industry. Our industry is characterized by high demand and intense competition for talent. We may be required to increase our levels of employee compensation more rapidly than in the past to remain competitive in attracting the quality of employees that our business requires. If we do not succeed in attracting well-qualified employees or retaining or motivating existing employees, our business and results of operations could be adversely affected.

Inaccurate information from suppliers of hotel room inventory may lead to customer complaints.

Our customers that purchase hotel room inventory online through our websites may rely on the description of the accommodation presented on such websites to ascertain the quality of amenities and services provided at the relevant accommodation. We receive information utilized in the accommodation description on our websites directly from the accommodation provider. To the extent that the information presented on our websites does not reflect the actual quality of amenities and services at the accommodation, we may face customer complaints that may have an adverse effect on our reputation and the likelihood of repeat customers, which in turn may adversely affect our business and results of operations.

We may fail to realize all of the anticipated benefits of the Business Combination.

The success of the Business Combination will depend, in part, on our ability to successfully manage and deploy the cash received upon the consummation of the Business Combination. Although we intend to use the cash received upon the consummation of the Business Combination to expand further our position in the Indian market and strengthen our leadership position in the markets for online travel services, there can be no assurance that we will be able to achieve our intended objectives or enhance our business.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

We may be required to take write-down or write-offs of assets, restructure our operations, or incur impairment or other charges that could result in reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that charges of this nature are reported could contribute to negative market perceptions about our company or our securities. In addition, charges of this nature may cause our company to violate net worth or other covenants to which we may become subject. Accordingly, our shareholders could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that this prospectus contained an actionable material misstatement or material omission.

The Internal Revenue Service, or the IRS, may not agree to treat us as a foreign corporation for U.S. federal income tax purposes.

Although we are incorporated in the Cayman Islands, the IRS may assert that we should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Internal Revenue Code of 1986, as amended, or the Code. For U.S. federal income tax purposes, a corporation generally is considered a tax resident in the jurisdiction of its organization or incorporation. Because we are a Cayman Islands incorporated entity, we would generally be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) under these rules. Section 7874 of the Code provides an exception under which a foreign incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

For our company to be treated as a foreign corporation for U.S. federal income tax purposes under Section 7874 of the Code, immediately after the Business Combination, either (i) the former stockholders of Terrapin 3 must have owned (within the meaning of Section 7874 of the Code) less than 80% (by both vote and value) of our ordinary shares by reason of holding shares in Terrapin 3 immediately prior to the Business Combination, or (ii) we must have substantial business activities in the Cayman Islands (taking into account the activities of our expanded affiliated group).

Based on the rules for determining share ownership under Section 7874 of the Code, we believe that the shareholders of Terrapin 3 should be treated as having owned less than 80% of our ordinary shares after the Business Combination and that, therefore, we should be treated as a foreign corporation for U.S. federal income tax purposes, although no assurances can be given in this regard. If we were to be treated as a U.S. corporation, income we earned would become subject to U.S. taxation, and the gross amount of any dividend payments to our non-U.S. shareholders could be subject to 30% U.S. withholding tax, depending on the application of any income tax treaty that might apply to reduce the withholding tax. For further discussion of the application of Section 7874 of the Code to the Business Combination, see “Material U.S. Federal Income Tax Consequences — Tax Residence of Yatra and Utilization of Terrapin 3’s Tax Attributes.”

Future changes to the tax laws under which we should be treated as a foreign corporation for U.S. federal income tax purposes and changes in other tax laws relating to multinational corporations could adversely affect us.

Under current law, as noted above, we should be treated as a foreign corporation for U.S. federal income tax purposes. Changes to Section 7874 of the Code or the U.S. Treasury regulations promulgated thereunder or future IRS guidance could affect our status as a foreign corporation for U.S. federal income tax purposes, and any such changes or future IRS guidance could have prospective or retroactive application. Any of these changes to such laws or regulations, or future IRS guidance, could adversely affect our company.

If we were treated as a passive foreign investment company for U.S. federal income tax purposes, U.S. investors in our ordinary shares could be subject to adverse U.S. federal income tax consequences.

For U.S. federal income tax purposes, a foreign corporation is classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of its gross income for such taxable year is “passive income” (as defined for such purposes) or (ii) 50% or more of the value of the assets held by such corporation (based on an average of the quarterly values of the assets) during such taxable year is attributable to assets that produce passive income or that are held for the production of passive income.

As discussed in “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of Yatra — U.S. Holders — Passive Foreign Investment Company Status,” it is not expected that we will be a PFIC for the current taxable year, and it is not anticipated that we will become a PFIC in the foreseeable future; however, no assurances can be offered in this regard. The tests for determining PFIC status are applied annually after the close of the taxable year. It is difficult to accurately predict future income and assets relevant to this determination and no ruling from the IRS or opinion of counsel has been or will be sought with respect to PFIC status. Whether we are a PFIC will depend on the particular facts and circumstances (such as the valuation of assets, including goodwill and other intangible assets) and may also be affected by differing interpretations of the PFIC rules. Accordingly, there can be no assurance that we are not a PFIC, or will not become a PFIC in the future.

The expansion of our business to new geographic markets may expose us to additional risks.

Our comprehensive travel-related offerings are customized to the Indian travel market. If in the future we determine to significantly expand outside of India, we will need to adjust our services and business model to the unique circumstances of those new geographic markets in order to succeed, including building new supplier relationships and customer preferences. Adapting our practices and models effectively to the supplier and customer preferences in new markets could be difficult and costly and could divert management and personnel resources. We cannot assure you that we will be able to efficiently or effectively manage the growth of our operations in new markets.

In addition, we may expose ourselves to new risks that may not exist in our Indian operations, including:

•	differences and unexpected changes in regulatory requirements and exposure to local economic conditions;
•	differences in consumer preferences in such markets;
•	increased risk to and limits on our ability to enforce our intellectual property rights;
•	competition from providers of travel services in such foreign countries;
•	restrictions on the repatriation of earnings from such foreign countries, including withholding taxes imposed by certain foreign jurisdictions; and
•	currency exchange rate fluctuations.

If we choose to enter new markets and are not able to effectively mitigate or eliminate these risks, our results of operations could be adversely affected.

Risks Related to Our Operations in India

Changing laws, rules and regulations and legal uncertainties in India, including adverse application of corporate and tax laws, may adversely affect our business and financial performance.

The regulatory and policy environment in which we operate is evolving and subject to change. Such changes, including the instances briefly mentioned below, may adversely affect our business, financial condition, results of operations and prospects, to the extent that we are unable to suitably respond to and comply with such changes in applicable law and policy.

The Companies Act contains significant changes to Indian company law, including in relation to the issue of capital by companies, related party transactions, corporate governance, audit matters, shareholder class actions and restrictions on the number of layers of subsidiaries. Moreover, companies exceeding certain net worth, revenue or profit thresholds are required to spend at least 2.0% of average net profits from the immediately preceding three financial years on corporate social responsibility projects, failing which an explanation is required to be provided in such companies’ annual reports. In addition, such companies are required to disclose their corporate social responsibility policies and activities on their websites, if any. While the majority of the provisions of the Companies Act, 2013, are currently effective, certain provisions of the Companies Act, 1956, remain in effect. The timeline for implementation of the remaining provisions of the Companies Act is unclear. We may incur increased costs and other burdens relating to compliance with these new requirements, which may also require significant management time and other resources, and any failure to comply may adversely affect our business and results of operations.

The Government of India has proposed a comprehensive national goods and services tax, or GST, regime that will combine taxes and levies by the central and state governments into a unified rate structure. Given that the provisions related to the GST law are still under evolutionary phase and the Indian government is still in the process of finalizing the tax structure under the GST regime, we are unable to provide any assurance as to the tax regime following implementation of the GST. Any such future amendments may affect the overall tax efficiency of any company operating in India, and may result in significant additional taxes becoming payable.

Place of effective management of our company as per Indian income tax laws

Per the IT Act persons resident in India are subject to taxation on their global income. Persons not resident in India are subject to taxes only on income received, accruing or arising in India or deemed to have been received, accrued or arisen in India.

Per the IT Act, a company is said to be a resident in India if it is incorporated in India or if the control and management of its affairs is situated wholly in India. Individuals and companies that do not fulfill the above criteria are treated as non-residents for purposes of the IT Act. The Finance Act, 2015, amended this definition and brought in the concept of Place of Effective Management, or PoEM, whereby a company would be considered a resident in India if its place of effective management in that year is in India. Thus, a foreign company will be resident in India if its PoEM in that year is in India. The definition of PoEM has been explained to mean a place where key management and commercial decisions that are necessary for the conduct of the business of an entity as a whole, are in substance made. PoEM is an internationally recognized concept and finds mention in several tax treaties.

The Finance Act, 2016, has deferred the applicability of PoEM as a test of residency from Financial Year 2017 – 18 onwards.

The Central Board of Direct Taxes has issued draft guiding principles, or Draft Guidelines, which seek to provide guidance on determination of PoEM for determining residence in India of foreign companies. It is to be noted that these guidelines are still in draft form and are subject to change based on public feedback. The Draft Guidelines lay emphasis on the fact that the concept of PoEM is one of substance over form and its determination is fact driven. An entity may have more than one place of management, however, it can only have one PoEM at any point in time. Determination of PoEM needs to be done on a year on year basis, and process of such determination would primarily be based on whether the company is engaged in ‘active business outside India’. In a scenario where the PoEM of a company is determined to be in India, then such company would be deemed to an Indian tax resident and accordingly subject to taxes on its global income.

The provisions of the IT Act provides for the taxation of persons resident in India on their global income and persons not resident in India on income received, accruing or arising in India or deemed to have been received, accrued or arisen in India.

General Anti Avoidance Rule

General Anti Avoidance Rules, or GAAR, which were to come into effect from April 1, 2015, have been deferred for two years to April 1, 2017. GAAR will come into force from April 1, 2017, and give tax authorities a wide range of powers while determining tax consequences of an arrangement, which is held to be an impressible avoidance arrangement as defined in the IT Act.

The tax consequences of the GAAR provisions being applied to an arrangement could result in denial of tax benefits, or tax treaty benefits, amongst other consequences. In the absence of any precedents on the subject, the application of these provisions is uncertain. If the GAAR provisions are made applicable to our company, it may have an adverse tax impact on us.

The impact of any or all of the above changes to Indian legislation on our business cannot be fully determined at this time. Additionally, our business and financial performance could be adversely affected by unfavorable changes in or interpretations of existing, or the promulgation of new, laws, rules and regulations applicable to us and our business, including those relating to the Internet and e-commerce, consumer protection and privacy. Such unfavorable changes could decrease demand for our services and products, increase costs and/or subject us to additional liabilities. For example, there may continue to be an increasing number of laws and regulations pertaining to the Internet and e-commerce, which may relate to liability for information retrieved from or transmitted over the Internet or mobile networks, user privacy, taxation and the quality of services provided through the Internet. Furthermore, the growth and development of e-commerce may result in more stringent consumer protection laws that may impose additional burdens on Internet businesses generally. Any such changes could have an adverse effect on our business and financial performance.

The application of various Indian and international sales, use, occupancy, value-added and other tax laws, rules and regulations to our services and products is subject to interpretation by the applicable taxing authorities, and changes in such laws, rules and regulations may adversely affect our business and financial performance.

Many of the statutes and regulations that impose these taxes were established before the growth of the Internet, mobile networks and e-commerce. If such tax laws, rules and regulations are amended, new adverse laws, rules or regulations are adopted or current laws are interpreted adversely to our interests, particularly with respect to occupancy or value-added or other taxes, the results could increase our tax payments (prospectively or retrospectively) and/or subject us to penalties and, if we pass on such costs to our customers, decrease the demand for our services and products. As a result, any such changes or interpretations could have an adverse effect on our business and financial performance. In recent years, we have received notices from the Indian tax regulatory authority for a demand of service tax on certain matters, some of which relate to the travel industry in India and involve complex interpretation of law. We have also received notices and various assessment orders from the Indian income tax authorities, to which we have responded. There can be no assurance what view the Indian tax authorities will take.

Restrictions on foreign investment in India may prevent us from making future acquisitions or investments in India and may require us to make changes to our business, which may adversely affect our results of operations, financial condition and financial performance.

India regulates ownership of Indian companies by foreigners, although some restrictions on foreign investment have been relaxed. These regulations and restrictions may apply to acquisitions by us or our affiliates, including Yatra Online Private Limited, or Yatra India, and affiliates which are not resident in India, of shares in Indian companies or the provision of funding by us or any other entity to Indian companies within our group. For example, under its consolidated foreign direct investment policy, or FDI policy, the Government of India has set out additional requirements for foreign investments in India, including requirements with respect to downstream investments by Indian companies, owned or controlled by foreign entities, and the transfer of ownership or control of Indian companies in sectors with caps on foreign investment from resident Indian persons or entities to foreigners. These requirements, which currently include restrictions on pricing, valuations of shares and sources of funding for such investments and may in certain cases include prior notice to or approval of the Government of India, may adversely affect our ability to make investments in India, including through Yatra India. Further, India’s Foreign Exchange Management Act, 1999, as amended, and the rules and regulations promulgated thereunder, or FEMA, restrict us from lending to or borrowing from our Indian subsidiary. There can be no assurance that we will be able to obtain any required approvals for future acquisitions or investments in India, or that we will be able to obtain such approvals on satisfactory terms. Further, the Government of India has recently made and may continue to make revisions to the FDI Policy on e-commerce in India (including in relation to business model and permitted services). Such changes may require us to make changes to our business in order to comply with Indian law.

A substantial portion of our business and operations are located in India and we are subject to regulatory, economic, social and political uncertainties in India.

A substantial portion of our business and most of our employees are located in India, and as a result, our financial performance and the market price of our ordinary shares will be affected by changes in government policies impacting exchange rates and controls, interest rates, taxes, policies to regulate inflation and other regulations impacting Indian businesses and the Indian economy as a whole. The Government of India has exercised and continues to exercise significant influence over many aspects of the Indian economy. Since 1991, successive Indian governments have generally pursued policies of economic liberalization and financial sector reforms, including by significantly relaxing restrictions on the private sector. Nevertheless, the role of the Indian central and state governments in the Indian economy as producers, consumers and regulators has remained significant, and we cannot assure you that such liberalization policies will continue. The rate of economic liberalization could change, and specific laws and policies affecting travel service companies, foreign investments, currency exchange rates and other matters affecting investments in India could change as well. A significant change in India’s policy of economic liberalization and deregulation or any social or political uncertainties could adversely affect business and economic conditions in India generally and our business and results of operations.

Our business and activities are regulated by the Competition Act, 2002, as amended.

The Competition Act, 2002, as amended, or the Competition Act, regulates practices that could have an appreciable adverse effect on competition in India. Under the Competition Act, any arrangement, understanding or action, whether formal or informal, which causes or is likely to cause an appreciable adverse effect on competition in India is void and may result in substantial penalties and compensation to be paid to persons shown to have suffered losses. Any agreement among competitors which directly or indirectly determines purchase or sale prices, results in bid rigging or collusive bidding, limits or controls production, supply, markets, technical development, investment or the provision of services, or shares the market or source of production or provision of services in any manner, including by way of allocation of geographical area or types of goods or services or number of customers in the market, is presumed to have an appreciable adverse effect on competition. Further, the Competition Act prohibits the abuse of a dominant position by any enterprise either directly or indirectly, including by way of unfair or discriminatory pricing or conditions in the sale of goods or services, using a dominant position in one relevant market to enter into, or protect, another relevant market, or to deny market access, and such practices are subject to substantial penalties and may also be subject to compensation for losses and orders to divide the enterprise. Further, the Competition Commission of India has extraterritorial powers and can investigate any agreements, abusive conduct or combination occurring outside India if such agreement, conduct or combination has an appreciable adverse effect on competition in India.

If we or any member of our group, including Yatra India, are affected, directly or indirectly, by the application or interpretation of any provision of the Competition Act or any proceedings initiated by the Competition Commission of India or any other relevant authority (or any other claim by any other party under the Competition Act) or any adverse publicity that may be generated due to scrutiny or prosecution under the Competition Act, including by way of financial penalties, our business, financial performance and reputation may be materially and adversely affected.

Acquisitions, mergers and amalgamations which exceed certain revenue and asset thresholds require prior approval by the Competition Commission of India. Any such acquisitions, mergers or amalgamations which have an appreciable adverse effect on competition in India are prohibited and void. There can be no assurance that we will be able to obtain approval for such future transactions on satisfactory terms, or at all.

On November 8, 2016, the government of India announced that its 500 and 1,000 rupee banknotes would be withdrawn and replaced.

The demonetized rupee banknotes represented approximately USD $214 billion, or 14% of India’s GDP, and accounted for approximately 86% of the value of currency then circulating in India. The primary objective of the demonetization was to rid the Indian economy of counterfeit money. However, India’s population is largely unbanked and reliant on cash transactions. Banks and ratings agencies have cut their annual growth estimates for India, but the long-term effects of the demonetization remain unclear. We are currently evaluating the impact that the demonetization may have on our business. However, early trends indicate that people have significantly cut back on spending and there is significant shortage of cash leading to people saving whatever cash they have. This could have a severe impact on the economy in general, travel business and our operations at least in the short term.

Risks Related to Our Ordinary Shares

We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, you could have less protection of your shareholder rights than you would under U.S. law.

Our corporate affairs are governed by our Sixth Amended and Restated Memorandum and Articles of Association, or the Articles of Association, the Cayman Islands Companies Law (2016 Revision), as amended, or the Companies Law, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by noncontrolling shareholders and the fiduciary responsibilities of our directors to our company under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws from the United States and may provide significantly less protection to investors. In addition, some U.S. states, such as Delaware, have different bodies of corporate law than the Cayman Islands.

We have been advised by our Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against our company judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any state and (ii) in original actions brought in the Cayman Islands, to impose liabilities against our company predicated upon the civil liability provisions of the securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

You will have limited ability to bring an action against our company or against our directors and officers, or to enforce a judgment against us or them, because we are incorporated in the Cayman Islands, because we conduct a majority of our operations in India and because a majority of our directors and officers reside outside the United States.

We are incorporated in the Cayman Islands and conduct our operations in India. All of our assets are located outside the United States. A majority of our officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against our company or against these individuals in the Cayman Islands or in India in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of India could render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Shareholders of Cayman Islands exempted companies such as our company have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders of these companies. Our directors have discretion under Cayman Islands law to determine whether or not, and under what conditions, our corporate records could be inspected by our shareholders, but are not obliged to make them available to our shareholders. This could make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders might have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and may follow certain home country corporate governance practices in lieu of certain NASDAQ requirements applicable to U.S. issuers.

We are considered a “foreign private issuer” under the Exchange Act and are therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. We currently prepare our financial statements in accordance with IFRS. We will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as our financial statements are prepared in accordance with IFRS as issued by the IASB. We are not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Furthermore, as a “foreign private issuer” whose ordinary shares are listed on the NASDAQ, we are permitted to follow certain home country corporate governance practices in lieu of certain NASDAQ Global Market requirements. A foreign private issuer must disclose in its Annual Reports filed with the SEC each NASDAQ requirement with which it does not comply followed by a description of its applicable home country practice.

We could lose our status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised accounting standard on the relevant date on which adoption of such standard is required by the IASB. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We have a staggered board of directors, which could impede an attempt to acquire our company or remove our management.

Our board of directors is divided into three classes, each of which serves for a staggered term of three years. The current terms of Promod Haque and Amit Bapna will expire at our annual shareholders’ meeting in 2017, the current terms of Murlidhara Lakshmikantha Kadaba and Sanjay Arora will expire at our annual shareholders’ meeting in 2018, and the current terms of Dhruv Shringi and Sudhir Sethi will expire at our annual shareholders’ meeting in 2019. A staggered board makes it more difficult for shareholders to change a majority of the directors since only approximately one-third of the existing board of directors may be replaced at any election of directors. This arrangement may have the effect of keeping the current members of our board of directors in control for a longer period of time than shareholders may desire, and may impede any attempts to take over our company or change or remove our management.

An active or liquid trading market for our ordinary shares may not be maintained and the trading price for our ordinary shares may fluctuate significantly.

An active, liquid trading market for our ordinary shares may not be maintained in the long term and we cannot be certain that any trading market for our ordinary shares will be sustained or that the present price will correspond to the future price at which our ordinary shares will trade. Loss of liquidity could increase the price volatility of our ordinary shares.

Any additional issuance of our ordinary shares would dilute the positions of existing investors in our ordinary shares and could adversely affect the market price of our ordinary shares. We cannot assure you that our ordinary shares will not decline below their prevailing market price. You may be unable to sell your ordinary shares at a price that is attractive to you.

The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

Sales of substantial amounts of our ordinary shares in the public market, or the perception that such sales could occur, could adversely affect the market price of our ordinary shares and could materially impair our future ability to raise capital through offerings of our ordinary shares.

As of the date of this prospectus, we have 23,784,262 ordinary shares issued and outstanding, 6,865,676 Class A non-voting shares and 3,159,375 Class F shares issued and outstanding. Subject to contractual lock-up agreements and applicable restrictions and limitations under Rule 144 of the Securities Act, all of our shares outstanding are expected to be eligible for sale in the public market. If these shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares could decline. We cannot predict what effect, if any, market sales of our ordinary shares held by our significant shareholders or any other shareholder or the availability of these ordinary shares for future sale will have on the market price of our ordinary shares.

Future issuances of any equity securities may dilute the interests of our shareholders and decrease the trading price of our ordinary shares.

Any future issuance of equity securities could dilute the interests of our shareholders and could substantially decrease the trading price of our ordinary shares. We may issue equity or equity-linked securities in the future, including pursuant to a private investment in public equity or other offering of equity securities, for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions and other transactions), to adjust our ratio of debt to equity, to satisfy its obligations upon the exercise of then-outstanding options or other equity-linked securities, if any, or for other reasons.

We will have to rely principally on dividends and other distributions on equity paid by our operating subsidiaries, and limitations on their ability to pay dividends to us could adversely impact shareholders’ ability to receive dividends on our ordinary shares.

Dividends and other distributions on equity paid by our operating subsidiaries will be our principal source for cash in order for us to be able to pay any dividends and other cash distributions to our shareholders. As of the date hereof, Yatra India or any other subsidiary has not paid any cash dividends on its equity shares. If our operating subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, as our key operating indirect subsidiary is established in India, it is subject to certain limitations with respect to dividend payments. Limitations on our subsidiaries’ ability to pay dividends to us could adversely impact our shareholders’ ability to receive dividends on our ordinary shares.

Outstanding warrants will become exercisable for our ordinary shares, which may increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

As of the date of this prospectus, there were outstanding warrants to purchase an aggregate of 17,383,958 ordinary shares. Outstanding warrants to purchase an aggregate of 17,337,500 ordinary shares became exercisable after January 15, 2017 and will expire at 5:00 p.m., New York time, on the earlier to occur of: (x) December 16, 2021, (y) the liquidation of our company or (z) the redemption date, which shall be a date fixed by us in the event that we elect to redeem all of these warrants. The exercise price of these warrants will be $5.75 per half-share, or approximately $199,381,250 in the aggregate for all shares underlying these warrants, assuming none of the warrants are exercised through “cashless” exercise. Outstanding warrants to purchase an aggregate of 46,458 ordinary shares became exercisable after December 16, 2016 and will expire on July 24, 2023 at 6:00 p.m., Pacific time. The exercise price of these warrants will be $26.9058 per share, assuming none of the warrants are exercised through “cashless” exercise. To the extent such warrants are exercised, additional shares of our ordinary shares will be issued, which will result in dilution to the holders of our ordinary shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our ordinary shares.

If securities or industry analysts do not publish or cease publishing research or reports about our company, our business, or our market, or if they change their recommendations regarding our ordinary shares adversely, the price and trading volume of our ordinary shares could decline.

The trading market for our ordinary shares will be influenced by the research and reports that industry or securities analysts may publish about our company, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover our company change their recommendation regarding our shares adversely, or provide more favorable relative recommendations about our competitors, the price of our ordinary shares would likely decline. If any analyst who may cover our company were to cease coverage of our company or fail to regularly publish reports on our company, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. Prior to the Business Combination, there has not been a public market for our securities. Accordingly, the valuation ascribed to Yatra’s ordinary shares and Terrapin 3’s common stock in the Business Combination may not be indicative of the actual price in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our periodic financial results or the financial results of companies perceived to be similar to ours;
•	changes in the market’s expectations about our operating results;
•	success of competitors;
•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;
•	changes in financial estimates and recommendations by securities analysts concerning our company or our industry in general;
•	operating and stock price performance of other companies that investors deem comparable to ours;
•	changes in laws and regulations affecting our business;
•	our ability to meet compliance requirements;
•	commencement of, or involvement in, litigation involving us;
•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
•	the volume of our ordinary shares available for public sale;
•	any major change in our board of directors or management;
•	sales of substantial amounts of our ordinary shares by our directors, executive officers or significant stockholders or the perception that such sales could occur; and
•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and NASDAQ in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for travel-related securities or the stocks of other companies which investors perceive to be similar to ours could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

There is no guarantee that our ordinary shares will continue to qualify for listing on NASDAQ for any period of time, or that our warrants will continue to qualify for listing on the OTCQX® Best Market for any period of time, and the failure to have our ordinary shares or warrants listed for any reason may negatively affect the value of our ordinary shares and/or warrants, as applicable.

Our ordinary shares began trading on NASDAQ on December 19, 2016. There are no guarantees that our ordinary shares will continue to qualify for listing on NASDAQ. In addition, our warrants began trading on the OTCQX® Best Market under the symbol “YTROF” on December 30, 2016. If our ordinary shares and/or warrants are ever in the future delisted, the holders could face significant consequences, including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our securities are a “penny stock,” which will require brokers trading in those securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for those securities;
•	limited amount of news and analyst coverage for our company in the United States; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our ordinary shares to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our ordinary shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our ordinary shares. As of the date of this prospectus, MIHI LLC, the Terrapin Sponsors, E-18 Limited, Capital18 Fincap Private Limited, Pandara Trust Scheme I, IDG Ventures India Fund II LLC, Intel Capital Corporation, Reliance Capital Limited, Vertex Asia Fund Pte. Ltd., Wortal, Inc., Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Macquarie Corporate Holdings Pty Limited, Valiant Capital Partners LP, Valiant Capital Master Fund LP, Norwest Venture Partners X, LP and Norwest Venture Partners IX, LP, subject to certain restrictions on the assignability of their shares, hold approximately 77.7% of the issued and outstanding shares of our company (or approximately 64.7% of the shares of our company, assuming the exercise or conversion of all of our outstanding warrants). MIHI LLC has agreed, with certain exceptions, not to transfer, assign or sell any of its shares of Terrapin’s Class F common stock issued by Terrapin 3 prior to its initial public offering, or the IPO, until the earlier of (i) December 16, 2017 or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and the Terrapin Sponsors have agreed not to transfer, assign or sell any of their shares of Terrapin’s Class F common stock issued by Terrapin 3 prior to its IPO until the earlier of (i) June 16, 2018 or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The other shareholders have agreed not to transfer, assign or sell any of their ordinary shares, or any options or warrants to purchase any ordinary shares, or any securities convertible into, exchangeable for or that represent the right to receive ordinary shares, until the date that is two days following the date on which we release our earnings for the quarter ended December 31, 2016. However, upon the respective expiration of these lock-ups, the shares of Terrapin’s Class F common stock held by MIHI LLC and the Terrapin Sponsors described above and the ordinary shares held by the other shareholders may be sold in the public market. The shares held by MIHI LLC and the Terrapin Sponsors may also be sold prior to the expiration of the applicable lock-up if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing May 15, 2017. In addition, commencing on November 16, 2017, shares of Terrapin 3’s Class F common stock may be exchanged for our ordinary shares (on a share for share basis) and an equal number of Class F shares converted into 0.00001 of our ordinary share for each Class F share. In addition, after we become eligible to use Form F-3 or its successor form, we will be obligated to file a shelf registration statement to register the resale of our ordinary shares issued in connection with the Business Combination. As restrictions on resale end, the market price of our ordinary shares could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them. See the sections entitled “Description of Yatra Share Capital—Investor Rights Agreement” and “Shares Eligible for Future Sale—Lock-up Agreements” for additional information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following:

•	our future financial performance, including our revenue, cost of revenue, operating expenses and our ability to achieve and maintain profitability;
•	our ability to generate positive cash flow and the sufficiency of our operating cash flow to meet our liquidity needs;
•	our expectations regarding the development of our industry and the competitive environment in which we operate;
•	our ability to realize the anticipated benefits of the Business Combination with Terrapin 3;
•	our ability to increase the number of visits to our search platform and referrals to our advertisers;
•	our ability to maintain and/or expand relationships with, and develop new relationships with, travel companies and travel research companies as well as OTAs;
•	the growth in the usage of mobile devices and our ability to successfully monetize this usage;
•	our ability to successfully implement our growth strategy;
•	our ability to maintain and increase our brand awareness;
•	our reliance on search engines, which may change their algorithms;
•	the ability to adapt services to changes in technology or the marketplace;
•	our ability to attract, train and retain executives and other qualified employees;
•	increasing competition in the Indian travel industry;
•	risks associated with online commerce security;
•	geopolitical risk and changes in applicable laws and regulations;
•	political and economic stability in and around India and other key travel destinations;
•	litigation and regulatory enforcement risks;
•	fluctuations in exchange rates between the Indian rupee and the U.S. dollar; and
•	the risk that compliance with rules and requirements applicable to public companies, including fulfilling our obligations as a foreign private issuer, will be expensive and time consuming.

These and other factors are more fully discussed in the “Risk Factors” section and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any ordinary shares by the selling shareholders.

The selling shareholders will receive all of the net proceeds from the sale of any ordinary shares offered by them under this prospectus. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax, legal services or any other expenses incurred by the selling shareholders in disposing of these ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus.

DIVIDEND POLICY

Other than as described below, we currently expect to retain all future earnings for use in the operation and expansion of our business and do not plan to pay any dividends on our ordinary shares in the near future. The declaration and payment of any dividends in the future will be determined by our board of directors in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. In addition, as a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under future indebtedness that we or they may incur.

On September 27, 2016, our board of directors declared a contingent dividend payable, at our sole discretion, in ordinary shares, cash or a combination of both to holders of record on September 27, 2016 of our outstanding preference shares and ordinary shares on an as-converted basis. Such contingent dividend is payable only upon the achievement by our company of certain net revenue and EBITDA metrics (defined below) in calendar year 2017 and during the period from January 1, 2018 through June 30, 2018. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Subsequent Events.”

CAPITALIZATION

The following table sets forth our total capitalization as of September 30, 2016. Our capitalization is presented:

•	on an actual basis; and
•	as adjusted for the Business Combination.

You should read the following table in conjunction with “Selected Consolidated Historical Financial Data of Yatra Online, Inc.,” “Selected Historical Financial Data of Terrapin 3 Acquisition Corporation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the consolidated financial statements and the related notes included elsewhere in this prospectus.

	As of September 30, 2016
(Amounts in thousands)	Actual Basis		As Adjusted to Reflect the Business Combination
	INR	USD	INR	USD
Total debt	606,232	9,099	223,549	3,355
Total equity	(58,510)	(878)	3,742,509	56,175
Total capitalization	547,722	8,221	3,966,058	59,530

CURRENCY AND EXCHANGE RATES

The following tables show, for the periods indicated, information concerning the exchange rate between the U.S. dollar and the Indian rupee. This information is provided solely for your convenience, and we do not represent that Indian rupees have been converted into U.S. dollars at these rates or at any other rate. These rates may differ from the rates used by us in the preparation of our consolidated financial statements or other financial information appearing in this prospectus.

The data provided in the following tables are expressed in Indian rupees per U.S. dollar and are based on the noon buying rate in The City of New York for cable transfers of Indian rupees as certified for customs purposes by the Federal Reserve Bank of New York.

On December 30, 2016, the exchange rate between the U.S. dollar and the Indian rupee expressed in Indian rupees per U.S. dollar was $1.00 = Rs. 67.92.

	High	Low	Average(1)	Period End
	(Indian rupees per U.S. dollar)
Annual Data (Year Ended March 31)
2011	47.49	43.90	45.49	44.54
2012	53.71	44.00	47.81	50.89
2013	57.13	50.64	54.36	54.52
2014	68.80	53.65	60.35	60.00
2015	63.67	58.30	61.34	62.31
2016	68.84	61.99	65.58	66.25

	High	Low	Average(1)	Period End
	(Indian rupees per U.S. dollar)
Interim Data (Six Months Ended September 30, 2016)	67.92	66.05	66.49	66.58

(1)	The average rates for the interim and annual periods were calculated by taking the simple average of the exchange rates on the last business day of each month during the relevant period.

	High	Low
	(Indian rupees per U.S. dollar)
Recent Monthly Data
December 2015	67.10	66.00
January 2016	68.08	66.49
February 2016	68.84	67.57
March 2016	67.75	66.25
April 2016	66.70	66.05
May 2016	67.59	66.36
June 2016	67.92	66.51
July 2016	67.49	66.77
August 2016	67.18	66.63
September 2016	66.28	67.10
October 2016	66.49	66.94
November 2016	66.39	66.86
December 2016(1)	68.29	67.38

(1)	Exchange rates as published by the Federal Reserve Bank.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Unless otherwise stated, references to “we,” “us,” “our” or “company” in this section refer to Yatra Online, Inc. and its subsidiaries at September 30, 2016. You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors.” Actual results could differ materially from those contained in any forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are the second largest online travel agent company in India (as per management estimates based upon publicly available company filings) and are committed to our mission of “creating happy travelers.” Through our website, www.yatra.com, our mobile apps and our other associated platforms, leisure and business travelers can explore, research, compare prices and book a wide range of services catering to their travel needs. As of September 30, 2016, more than 4.6 million customers have used our comprehensive travel-related services, which include domestic and international air ticketing, hotel bookings, homestays, holiday packages, bus ticketing, rail ticketing, activities and ancillary services, in our consumer-direct and corporate travel services businesses.

Our customers can review and book flights on all major Indian and international airlines, and can book accommodations at more than 61,000 hotels in more than 1,100 cities and towns in India as well as more than half a million hotels around the world. In late 2015, we added homestays through our Yatra and Travelguru brands, which includes a wide variety of accommodation options from homes, cottages, apartments, guest houses, villas, heritage properties, holiday homes, jungle stays, estate houses to farmhouses and more. To ensure that our service is truly a “one-stop-shop” for travelers, we also provide our customers with access to over 1,000 holiday packages and over 40,000 activities.

According to PhoCusWright, online gross bookings which include online leisure and unmanaged business travel were $8.9 billion in 2015 and are expected to grow to $17.3 billion by 2020 or 41% of overall travel market. Rail and air travel account for a significant portion of this market in India, with the two together accounting for 86% of the country’s online leisure and unmanaged business travel in 2015. Further, according to PhoCusWright, online travel penetration is expected to increase to 38% in 2017 from 35% in 2015.

Continued growth is expected in both online air and online hotel bookings, according to PhoCusWright. Online air gross bookings, which were approximately $4.5 billion in 2015, are expected to grow by 13% in 2016 and 16% in 2017, when they are estimated to reach $5.9 billion. In the online hotel segment, online hotel bookings grew by 33% to $1.2 billion in 2015, and are projected to grow a robust 58% between 2015 and 2017, when they are expected to reach $1.9 billion and make up 23% of all hotel bookings.

We generate revenue through two main lines of business: (1) Air Ticketing and (2) Hotels and Packages. Sales in our Air Ticketing business are primarily made through our websites, mobile applications, mobile web, B2B2C (business to business to consumer) travel agents and corporate client implants. Sales in our Hotels and Packages business are made through our websites, mobile applications, mobile web, B2B2C (business to business to consumer) travel agents, call centers, and at our own retail stores. We also generate revenue through the online sale of rail and bus tickets, advertising revenue from third party advertisements on our websites, by facilitating access to travel insurance and other ancillary travel services.

Income from the sale of airline tickets in our Air Ticketing business, including commission, incentives and fees, is recognized on a net basis. Incentives from airlines are recognized when the performance thresholds under the incentive schemes are, or are probable to being achieved at the end of periods.

In our Hotels and Packages business, income from hotel reservations, including commissions and incentives, is recognized on a net basis. Income from tours and packages, including income on airline tickets sold to customers as a part of tours and packages, is accounted for on a gross basis as we are determined to be the primary obligor in the arrangement as the risks and responsibilities are taken by us, including the responsibility for delivery of services. The cost of delivering such services includes the cost of hotel, airlines and package services and is disclosed as service cost.

Income from the sale of rail and bus tickets, including commissions, is recognized on a net basis.

Income from other sources primarily consists of advertising revenue, income from sale of rail and bus tickets and fees for facilitating website access to travel insurance companies. This income is recognized as the services are performed.

Key Operating Metrics

Our operating results are affected by certain key operating metrics that represent overall transaction activity and financial performance generated by our travel services and products. Three of the most important operating metrics, which are critical in determining the ongoing growth of our business, are gross bookings, revenue less service cost and net revenue margins.

Gross Bookings

Gross bookings represent the total amount paid by our customers for the travel services and products booked through us, including taxes, fees and other charges, and are net of cancellations and refunds.

	Fiscal Year Ended March 31,
(INR in thousands)	2016	2015
Gross Bookings
Air Ticketing	49,268,781	40,438,326
Hotels and Packages	9,614,004	7,368,475
Other	614,406	464,745
Total	59,497,191	48,271,546

	Three Months Ended September 30,
(INR in thousands)	2016	2015
	Unaudited
Gross Bookings
Air Ticketing	13,423,566	12,770,885
Hotels and Packages	2,195,750	2,079,055
Others	246,030	151,892
Total	15,865,346	15,001,832

	Six Months Ended September 30,
(INR in thousands)	2016	2015
	Unaudited
Gross Bookings
Air Ticketing	27,225,180	24,977,736
Hotels and Packages	5,092,211	4,640,423
Others	443,425	267,277
Total	32,760,816	29,885,436

Revenue Less Service Cost

As certain parts of our revenue are recognized on a “net” basis and other parts of our revenue are recognized on a “gross” basis, we evaluate our financial performance based on revenue less service cost, which is a non-IFRS measure. We believe that revenue less service cost provides investors with useful supplemental information about the financial performance of our business and more accurately reflects the value addition of the travel services that we provide to our customers. The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for our consolidated financial results prepared in accordance with IFRS as issued by the IASB. Our revenue less service cost may not be comparable to similarly titled measures reported by other companies due to potential differences in the method of calculation.

The following table reconciles our revenue, which is an IFRS measure, to revenue less service cost, which is a non-IFRS measure:

	Air Ticketing
	Fiscal Year Ended March 31,		Three Months Ended September 30,		Six Months Ended September 30,
Amount in INR thousands except %	2016	2015	2016	2015	2016	2015
			Unaudited		Unaudited
Revenue	2,876,909	2,331,028	854,532	731,753	1,701,994	1,382,967
Service cost	—	—	—	—	—	—
Revenue less service cost	2,876,909	2,331,028	854,532	731,753	1,701,994	1,382,967
% of revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Hotels and Packages
	Fiscal Year Ended March 31,		Three Months Ended September 30,		Six Months Ended September 30,
Amount in INR thousands except %	2016	2015	2016	2015	2016	2015
			Unaudited		Unaudited
Revenue	5,217,799	4,007,138	1,005,280	938,040	2,721,104	2,620,840
Service cost	(4,201,167)	(3,155,432)	(772,819)	(677,633)	(2,197,588)	(2,097,349)
Revenue less service cost	1,016,632	851,706	232,461	260,407	523,516	523,491
% of revenue	19.5%	21.3%	23.1%	27.8%	19.2%	20.0%

	Others (Including Other Income)
	Fiscal Year Ended March 31,		Three Months Ended September 30,		Six Months Ended September 30,
Amount in INR thousands except %	2016	2015	2016	2015	2016	2015
			Unaudited		Unaudited
Revenue	284,438	242,821	82,843	47,951	145,899	96,470
Service cost	—	—	—	—	—	—
Revenue less service cost	284,438	242,821	82,843	47,951	145,899	96,470
% of revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Total
	Fiscal Year Ended March 31,		Three Months Ended September 30,		Six Months Ended September 30,
Amount in INR thousands except %	2016	2015	2016	2015	2016	2015
			Unaudited		Unaudited
Revenue	8,379,146	6,580,987	1,942,655	1,717,744	4,568,997	4,100,277
Service cost	(4,201,167)	(3,155,432)	(772,819)	(677,633)	(2,197,588)	(2,097,349)
Revenue less service cost	4,177,979	3,425,555	1,169,836	1,040,111	2,371,409	2,002,928
% of revenue	49.9%	52.1%	60.2%	60.6%	51.9%	48.8%

Net Revenue Margins

Net revenue margins is defined as revenue less service cost as a percentage of gross bookings and represent the commissions, fees, incentive payments and other amounts earned in our business. We follow net revenue margin trends closely across our various lines of business to gain insight into the performance of our various businesses.

The following table sets forth the gross bookings, revenue less service cost and net revenue margins for our Air Ticketing business and our Hotels and Packages business for the periods indicated:

	Fiscal Year Ended March 31,
Amounts in INR thousands except %	2016	2015
Gross Bookings
Air Ticketing	49,268,781	40,438,326
Hotels and Packages	9,614,004	7,368,475
Other	914,406	464,745
Total	59,497,191	48,271,546
Revenue Less Service Cost
Air Ticketing	2,876,909	2,331,028
Hotels and Packages	1,016,632	851,706
Other	284,438	242,821
Total	4,177,979	3,425,555
Net Revenue Margin %
Air Ticketing	5.8%	5.8%
Hotels and Packages	10.6%	11.6%
Other	46.3%	52.2%
Total	7.0%	7.1%

	Three Months Ended September 30,
Amounts in INR thousands except %	2016	2015
	Unaudited
Gross Bookings
Air Ticketing	13,423,566	12,770,885
Hotels and Packages	2,195,750	2,079,055
Other	246,030	151,892
Total	15,865,346	15,001,832
Revenue Less Service Cost
Air Ticketing	854,532	731,753
Hotels and Packages	232,461	260,407
Other	82,843	47,951
Total	1,169,836	1,040,111
Net Revenue Margin %
Air Ticketing	6.4%	5.7%
Hotels and Packages	10.6%	12.5%
Other	33.7%	31.6%
Total	7.4%	6.9%

	Six Months Ended September 30,
Amounts in INR thousands except %	2016	2015
	Unaudited
Gross Bookings
Air Ticketing	27,225,180	24,977,736
Hotels and Packages	5,092,211	4,640,423
Other	443,425	267,277
Total	32,760,816	29,885,436
Revenue Less Service Cost
Air Ticketing	1,701,994	1,382,967
Hotels and Packages	523,516	523,491
Other	145,899	96,470
Total	2,371,409	2,002,928
Net Revenue Margin %
Air Ticketing	6.3%	5.5%
Hotels and Packages	10.3%	11.3%
Other	32.9%	36.1%
Total	7.2%	6.7%

Factors Affecting Our Results of Operations

Changes Impacting the Indian Air Travel Industry.  Changes in the Indian air travel industry have affected, and will continue to affect, the revenue per transaction for travel agents, including our company. In particular, volatility in global economic conditions and jet fuel prices in recent years, as well as liquidity constraints, have caused our airline partners to pursue cost reductions in their operations, including reducing distribution costs. Measures taken by airlines to reduce such costs have included reductions in travel agent commissions. Many of the international airlines that fly to India have also either significantly reduced or eliminated commissions to travel agents. Full-service airlines generally utilize GDSs, which are a primary reservation tool for travel agents, for their ticket inventory; however, low-cost airlines generally do not. As a result, travel agents selling airline tickets for low-cost airlines generally do not earn fees from GDSs.

During fiscal year 2013, Kingfisher Airlines, one of the major airlines in India and one of our airline suppliers, shut down its operations, which resulted in a decline in the total capacity in the airline industry in India. In addition, adverse changes to the overall business and financial climate for the airline industry in India due to various factors including, but not limited to, rising fuel costs, high taxes, significant depreciation of the Indian rupee as compared to the U.S. dollar making travel for Indian consumers outside India more expensive, and increased liquidity constraints, resulted in airlines in India reducing the base commissions paid to travel agencies. Any consolidation in the airline industry involving our suppliers may adversely affect our existing relationships and arrangements with such suppliers.

During fiscal year 2016, we made marginally higher investments in our customer acquisition programs, such as cash incentives and loyalty program incentive promotions in response to extremely aggressive competition in the domestic travel market in India. We decided not to match the promotions by our competitors as we believe that is not a sustainable level of investment to acquire customers. As a result, our net loss in fiscal year 2016 increased to INR 1,271 million.

Changes in Our Business Mix.  The Hotels and Packages business tends to yield higher margins than the Air Ticketing business, reflecting the greater value added in respect of the travel services that we provide in the Hotels and Packages segment as well as the diversity and more complex nature of hotels and packages services as compared with airline tickets. There is significantly larger fragmentation in the supplier base in the Hotels and Packages segment relative to the Air Ticketing segment. Further, due to capacity additions in the hotels business and lower level of average room occupancy rates, we are able to achieve relatively higher Hotels and Packages margins than Air Ticketing margins. However, given the intense competition for customer acquisition in this category by our competitors, our business will require a significant level of investment to seek to maintain and increase our share of the hotels business. To the extent we do not match competition in consumer promotions, we risk experiencing lower growth rates than those of our competitors.

In fiscal year 2016, our net revenue margin in the Air Ticketing business was 5.8%, which was the same in fiscal year 2015. Gross bookings growth in the Air Ticketing business in 2016 was largely driven by the expansion of the travel market in India due to increased domestic travel, new entrants in the air travel suppliers and the expansion of the Indian economy.

Our net revenue margins in the Hotels and Packages business decreased from 11.6% in fiscal year 2015 to 10.6% in fiscal year 2016. This decrease in net revenue margins was due to competitive pricing and price mix in this segment which pushed down the margins.

Seasonality in the Travel Industry.  We experience seasonal fluctuations in the demand for travel services and products offered by us. We tend to experience higher revenues from our Hotels and Packages business in the second and fourth calendar quarters of each year, which coincide with the summer holiday travel season and the year-end holiday travel season for our customers in India.

Marketing and Sales Promotion Expenses.  Competition in the Indian online travel industry is extremely intense and the industry is expected to remain highly competitive for the foreseeable future. Increased competition may cause us to increase our marketing and sales promotion expenses in the future in order to compete effectively with new entrants and existing players in the market. We also incur marketing and sales promotion expenses associated with customer inducement and acquisition programs, including cash incentives and loyalty program incentive promotions.

Trends and Changes in the Indian Economy.  Our financial results have been, and are expected to continue to be, affected by trends and changes in the Indian economy and travel industry, particularly the Indian online travel industry. These trends and changes include:

•	growth in the Indian economy and the middle class population in India, as well as increased tourism expenditure in India;
•	increase in discretionary expenditures among Indian households;
•	increased Internet penetration (particularly broadband penetration) in India;
•	increased use of the Internet for commerce in India;
•	increased use of smartphones and mobile devices in India;
•	intensive competition from new and existing market players, particularly in the Indian online travel industry;
•	consolidation among the existing market players in the Indian travel industry;
•	capacity and liquidity constraints in the airline industry in India; and
•	capacity additions and average occupancy rates among the hotel suppliers.

Risk Related to Operations in India.  A substantial portion of our business and most of our employees are located in India, and we intend to continue to develop and expand our business in India. Consequently, our financial performance and the market price of our ordinary shares will be affected by changes in exchange rates and controls, interest rates, changes in government policies, including taxation policies, social and civil unrest and other political, social and economic developments in or affecting India.

Impact of Changing Laws, Rules and Regulations in India.  The regulatory and policy environment in which we operate is evolving and subject to change. Such changes, including the instances briefly mentioned below, may adversely affect our business, financial condition and results of operations, to the extent that we are unable to suitably respond to and comply with such changes in applicable law and policy.

The Companies Act, 2013, together with the rules thereunder, or the Companies Act, contains significant changes to Indian company law, including in relation to the issue of capital by companies, related party transactions, corporate governance, audit matters, shareholder class actions and restrictions on the number of layers of subsidiaries. While the majority of the provisions of the Companies Act are currently effective, certain provisions of the Companies Act, 1956 remain in effect. The timeline for implementation of the remaining provisions of the Companies Act is unclear. We may incur increased costs and other burdens relating to compliance with these new requirements, which may also require significant management time and other resources, and any failure to comply may adversely affect our business and results of operations.

The Government of India has proposed a comprehensive national goods and services tax regime that will combine taxes and levies by the central and state governments into a unified rate structure in 2017. Given the limited availability of information in the public domain concerning the GST, we are unable to provide any assurance as to the tax regime following implementation of the GST. Based on information available in the public domain, The Constitution Amendment Bill for Goods and Services Tax has been approved by The President of India following its passage in the Parliament and ratification by more than 50 percent of state legislatures. The Government of India is committed to replace all the indirect taxes levied on goods and services by the central and state governments and implement GST by April 2017; however, due to disagreements among various state governments, this deadline has the potential to slip beyond April 2017. On the whole, GST is likely to eliminate multiplicity of taxes and lack of credits. However, it may also lead to increase in tax rates.

The application of various Indian and international sales, use, occupancy, value-added and other tax laws, rules and regulations to our services and products is subject to interpretation by the applicable taxing authorities.

Operating Segments

In accordance with IFRS 8 — Operating Segments, the operating segments used to present segment information are identified on the basis of internal reports used by our management to allocate resources to the segments and assess their performance. An operating segment is a component of our company that engages in business activities from which it earns revenues and incurs expenses, including revenues and expenses that relate to transactions with any of our other components.

Our reportable segments are: (1) Air Ticketing and (2) Hotels and Packages. Our operating segments are determined based on how our chief operating decision maker manages our business, regularly assesses information and evaluates performance for operating decision-making purposes, including allocation of resources. The chief operating decision maker for the company is our Chief Executive Officer.

For further description of our segments, see Note 5 to our consolidated financial statements included elsewhere in this prospectus.

Our Revenue, Service Cost and Other Revenue and Expenses

Revenue

We commenced our business in 2006 with sales of airline tickets in our Air Ticketing business and our Hotels and Packages business with a focus on retail customers through websites and call center sales. Over time, we have expanded our channels of sales to small travel agents (B2B2C) and corporate customers (B2E) as well as new non-air services and products such as the sale of rail and bus tickets, car transfers and facilitating access to travel insurance. We also generate advertising revenue from third party advertisements on our websites as well as sales of travel vouchers and coupons.

Air Ticketing.  We earn commissions from airlines for tickets booked by customers through our various channels of sales. We either deduct commissions at the time of payment of the fare to our airline suppliers or collect our commissions on a regular basis from our airline suppliers, whereas incentive payments, which are largely based on volume of business, are collected from our airline suppliers on a periodic basis. We charge our customers a service fee for booking airline tickets. We receive fees from our GDS service providers based on the volume of sales completed by us through the GDS. Revenue from airline tickets sold as part of packages is eliminated from our air ticketing revenues and added to our hotels and packages revenue.

Hotels and Packages.  Revenue from our Hotels and Packages business includes commissions and markups we earn for the sale of hotel rooms (without packages), which is recorded on a “net” basis. Revenue from packages, including hotel and airline tickets sold as part of packages, is accounted for on a “gross” basis.

Other Revenue.  Our other revenue primarily comprises of revenue from third party advertising on our websites, and commissions or fees from the Indian Railway Catering and Tourism Corporation, or IRCTC, for the sale of rail tickets, bus service aggregators for the sale of bus tickets, and car and taxi operators for transfer services, as well as travel insurance providers for our facilitation of the access to travel insurance.

Service Cost

Service cost primarily consists of costs paid to hotel and package suppliers and air suppliers for the acquisition of relevant services and products for sale to customers, and includes the procurement cost of hotel rooms, meals and other local services such as sightseeing costs for packages, entrance fees to museums and attractions and local transport costs.

The following table sets forth revenue less service cost as service costs within our Air Ticketing business, our Hotels and Packages business and our other revenue during our last two fiscal years:

	Air Ticketing		Hotels and Packages		Others (Including Other Income)		Total
	Fiscal Year Ended March 31,
Amounts in INR thousands except %	2016	2015	2016	2015	2016	2015	2016	2015
Revenue	2,876,909	2,331,028	5,217,799	4,007,138	284,438	242,821	8,379,146	6,580,987
Service cost	—	—	(4,201,167)	(3,155,432)	—	—	(4,201,167)	(3,155,432)
Revenue less service cost	2,876,909	2,331,028	1,016,632	851,706	284,438	242,821	4,177,979	3,425,555
% of total revenue less service cost	100.0%	100.0%	19.5%	21.3%	100.0%	100.0%	49.9%	52.1%

	Air Ticketing		Hotels and Packages		Others (Including Other Income)		Total
	Three Months Ended September 30,
Amount in INR thousands except %	2016	2015	2016	2015	2016	2015	2016	2015
	Unaudited		Unaudited		Unaudited		Unaudited
Revenue	854,532	731,753	1,005,280	938,040	82,843	47,951	1,942,655	1,717,744
Service cost	—	—	(772,819)	(677,633)	—	—	(772,819)	(677,633)
Revenue less service cost	854,532	731,753	232,461	260,407	82,843	47,951	1,169,836	1,040,111
% of revenue	100.0%	100.0%	23.1%	27.8%	100.0%	100.0%	60.2%	60.6%

	Air Ticketing		Hotels and Packages		Others (Including Other Income)		Total
	Six Months Ended September 30,
Amounts in INR thousands except %	2016	2015	2016	2015	2016	2015	2016	2015
	Unaudited		Unaudited		Unaudited		Unaudited
Revenue	1,701,994	1,382,967	2,721,104	2,620,840	145,899	96,470	4,568,997	4,100,277
Service cost	—	—	(2,197,588)	(2,097,349)	—	—	(2,197,588)	(2,097,349)
Revenue less service cost	1,701,994	1,382,967	523,516	523,491	145,899	96,470	2,371,409	2,002,928
% of total revenue less service cost	100.0%	100.0%	19.2%	20.0%	100.0%	100.0%	51.9%	48.8%

Personnel Expenses

Personnel expenses primarily consist of wages and salaries, employee welfare expenses, contributions to defined contribution and defined benefit plans and employee share-based compensation.

Marketing and Sales Promotion Expenses

Marketing and sales promotion expenses primarily comprise of online, television, radio and print media advertisement costs as well as event driven promotion cost for the company’s products and services. Such costs are the amount paid to or accrued towards advertising agencies or direct service providers for advertising on websites, television, print formats, search engine marketing and any other media. Advertising and business promotion costs are recognized when incurred. Additionally, the company also incurs customer inducement and acquisition costs for acquiring customers and promoting transactions across various booking platforms such as upfront cash incentives, which when incurred are recorded as marketing and sales promotion costs.

Other Operating Expenses

Other operating expenses primarily consist of, among other things, commission and distribution expenses, charges by payment gateway providers, rental costs and other utilities, legal and professional fees, traveling and conveyance, communication costs, and provision for bad and doubtful debts and other sundry expenses.

Depreciation and Amortization

Depreciation consists primarily of depreciation expense recorded on property and equipment, such as computers and peripherals, furniture and fixtures, leasehold improvements, office equipment and vehicles. Amortization expense consists primarily of amortization recorded on intangible assets such as computer software and websites and other acquired intangible assets such as agent/supplier relationships, trademarks, intellectual property rights and non-compete agreements.

Finance Income and Expense

Finance income comprises of interest income on term deposits and net gain on change in fair value of derivatives. Interest income is recognized as it accrues in profit or loss, using the effective interest method.

Finance expenses comprise of interest expense on borrowings, unwinding of the discount on provisions and impairment losses recognized on financial assets. Interest expense is recognized in profit or loss, using the effective interest method.

Foreign Currencies

Our reporting currency is the Indian rupee (INR). Our functional currency is the U.S. dollar (USD). The company’s operations are conducted through the subsidiaries and equity accounted investee where the local currency is the functional currency and the financial statements of such entities are translated from their respective functional currencies into INR. On consolidation, the assets and liabilities of foreign operations are translated into presentation currency at the rate of exchange prevailing at the reporting date and their statement of profit or loss and other comprehensive loss are translated at average exchange rates prevailing during the year. The exchange differences arising on translation for consolidation are recognized in other comprehensive income (OCI). On disposal of a foreign operation, the component of OCI relating to that particular foreign operation is recognized in profit or loss.

Critical Accounting Policies

Certain of our accounting policies require the application of judgment by our management in selecting appropriate assumptions for calculating financial estimates, which inherently contain some degree of uncertainty. Our management bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the reported carrying values of assets and liabilities and the reported amounts of revenues and expenses that may not be readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following are the critical accounting policies and related judgments and estimates used in the preparation of our consolidated financial statements. For more information on each of these policies, see “Note 2 — Significant accounting policies” to our consolidated financial statements.

Basis of Preparation

The consolidated financial statements have been prepared in accordance with IFRS as issued by the IASB. The accounting policies have been consistently applied by us.

These financial statements are our first IFRS financial statements and are covered by IFRS 1, “First-time Adoption of International Financial Reporting Standards.” First time adoption date is April 1, 2014, as defined in IFRS 1. For information on how we adopted IFRS, see “Note 43 — First-time adoption of IFRS” to our consolidated financial statements.

Revenue Recognition

Revenue is recognized to the extent that it is probable that economic benefits will flow to us and revenue can be reliably measured. Revenue is measured at the fair value of consideration received or receivable, taking into account contractually defined terms of payment. We assess our revenue arrangement against specific criteria in order to determine if we are acting as principal or agent. We have concluded that we are acting as agent in case of sale of airline tickets, hotel bookings, sale of rail and bus tickets and as principal in the case of sale of holiday packages.

We provide travel products and services to leisure travelers, corporate travelers and B2B2C (business to business to consumer) agents in India and abroad. The revenue from rendering these services is recognized in the statement of profit or loss once the services are rendered. This is generally the case (1) on the issuance of the ticket in the case of sale of airline tickets, (2) on the date of hotel bookings and (3) on the date of departure for outbound tours and packages and upon completion of tour for inbound tours.

Air Ticketing

Income from the sale of airline tickets is recognized as an agent on a net commission earned basis. Incomes from service fee are recognized on earned basis.

Incentives from airlines are recognized when the performance thresholds under the incentive schemes are achieved, or are probable to be achieved, at the end of the applicable periods.

Hotels and Packages

Income from hotel reservation is recognized as an agent on a net commission earned basis.

Income from packages are accounted for on a gross basis as we determined to be the primary obligor in the arrangement, that is the risks and responsibilities are taken by us, including the responsibility for delivery of services. Cost of delivering such services includes cost of hotel, airlines and package services and is disclosed as service cost.

Income from hotels and packages is disclosed together as income from Hotels and Packages.

Other Services

Income from other sources, primarily comprising advertising revenue, income from sale of rail and bus tickets, and fees for facilitating website access to travel insurance companies, are recognized as the services are being performed. Income from the sale of rail and bus tickets is recognized as an agent on a net commission earned basis.

Revenue is recognized net of cancellations received during the period, refunds and service taxes. Revenue is allocated between the loyalty program and the other components of the sale. The amount allocated to the loyalty program is deferred and is recognized as revenue when we fulfill our obligations to supply the products/services under the terms of the program or when it is no longer probable that the points under the program will be redeemed.

We receive upfront fees from GDS providers for facilitating the booking of airline tickets on our website or other distribution channels, which is recognized as revenue for actual airline tickets sold over the total number of airline tickets to be sold over the term of the applicable agreement, and the balance amount is recognized as deferred revenue.

Service Cost

Service cost primarily consists of costs paid to hotel and package suppliers and air suppliers for the acquisition of relevant services and products for sale to customers, and includes the procurement cost of hotel rooms, meals and other local services such as sightseeing costs for packages, entrance fees to museums and attractions, and local transport costs. Service costs are recognized when incurred, which coincides with the recognition of the corresponding revenue.

Marketing and Sales Promotion Expenses

Marketing and sales promotion expenses primarily comprise of online, television, radio and print media advertisement costs, as well as event-driven promotion cost for our products and services. Such costs are the amount paid to or accrued towards advertising agencies or direct service providers for advertising on websites, television, print formats, search engine marketing and any other media. Advertising and business promotion costs are recognized when incurred.

Additionally, we also incur customer inducement and acquisition costs for acquiring customers and promoting transactions across various booking platforms such as upfront cash incentives, which when incurred are recorded as marketing and sales promotion costs.

Significant Accounting Estimates and Assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, which have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. Actual results could differ from these estimates.

a) Impairment reviews

An impairment exists when the carrying value of an asset or cash generating unit, or CGU, exceeds its recoverable amount. Recoverable amount is the higher of its fair value less costs to sell and its value in use. The value in use calculation is based on a discounted cash flow model. In calculating the value in use, certain assumptions are required to be made in respect of highly uncertain matters, including management’s expectations of growth in earnings before interest, taxes depreciation and amortization, or EBITDA, long term growth rates, and the selection of discount rates to reflect the risks involved. Also, judgment is involved in determining the CGU and grouping of CGUs for goodwill allocation and impairment testing.

We prepare and internally approve formal five year plans, as applicable, for our businesses and use these as the basis for our impairment reviews. Since the value in use exceeds the carrying amount of the CGU, the fair value less costs to sell is not determined.

The key assumptions used to determine the recoverable amount for the CGUs, including sensitivity analysis, are disclosed and further explained in “Note 20 — Intangible assets and goodwill” to our consolidated financial statements.

We test goodwill for impairment annually on March 31 and whenever there are indicators of impairment.

b) Allowance for uncollectible trade receivables and advances

Trade receivables do not carry any interest and are stated at their nominal value as reduced by appropriate allowances for estimated irrecoverable amounts. Estimated irrecoverable amounts are based on the ageing of the receivable balances and historical experience. Additionally, a large number of minor receivables is grouped into homogeneous groups and assessed for impairment collectively. Individual trade receivables are written off when management deems them not to be collectible.

c) Loyalty programs

We estimate revenue allocation between the loyalty program and the other components of the sale with assumptions about the expected redemption rates. The amount allocated to the loyalty program is deferred and is recognized as revenue when we fulfil our obligations to supply the services under the terms of the program or when it is no longer probable that the points under the program will be redeemed.

d) Taxes

Deferred tax assets are recognized for all unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and the level of future taxable profits, future tax planning strategies and recent business performances and developments. We have not recognized deferred tax asset on unused tax losses and temporary differences in most of our subsidiaries.

e) Defined benefit plans

The costs of post-retirement benefit obligation under our gratuity plan are determined using actuarial valuations. An actuarial valuation involves making various assumptions that may differ from actual developments in the future. These include the determination of the discount rate, future salary increase, mortality rates and future pension increases. Due to the complexities involved in the valuation and its long term nature, a defined benefit obligation is highly sensitive to changes in these assumptions. All assumptions are reviewed at each reporting date.

Significant Judgments in Applying Accounting Policies

In the process of applying our accounting policies, management has made the following judgments, which have the most significant effect on the amounts recognized in our consolidated financial statements:

Determination of Functional Currency

Each of Yatra Online, Inc. and its subsidiaries, which we refer to herein as the Group, determines its own functional currency (the currency of the primary economic environment in which the entity operates) and items included in the financial statements of each entity are measured using that functional currency. International Accounting Standard, or IAS, 21, “The Effects of Changes in Foreign Exchange Rates,” prescribes the factors to be considered for the purpose of determining the functional currency. However, in respect of the parent company and certain intermediary foreign operations of the Group, the determination of functional currency might not be very obvious due to mixed indicators, such as the source of financing, the functional currency of the shareholders, the currency in which the borrowings have been raised and the extent of autonomy enjoyed by the foreign operation. In such cases, management uses its judgment to determine the functional currency that most faithfully represents the economic effects of the underlying transactions, events and conditions.

Results of Operations

Three Months Ended September 30, 2016 Compared to Three Months Ended September 30, 2015

The following table sets forth a summary of our unaudited interim condensed consolidated statement of comprehensive income (loss), both actual amounts and as a percentage of revenue, for the periods indicated.

	Three Months Ended September 30,
	2016		2015
	Unaudited		Unaudited
Amounts in INR thousands except %	Amount	%	Amount	%
Total revenue (including other income)	1,942,655	100	1,717,744	100
Service cost	(772,819)	(39.8)	(677,633)	(39.4)
Personnel expenses	(381,192)	(19.6)	(383,694)	(22.3)
Marketing and sales promotion expenses	(552,006)	(28.4)	(516,299)	(30.1)
Other operating expenses	(567,558)	(29.2)	(499,327)	(29.1)
Depreciation and amortization	(63,378)	(3.3)	(58,591)	(3.4)
Results from operations	(394,298)	(20.3)	(417,800)	(24.3)
Finance income	29,898	1.5	26,768	1.6
Finance costs	(32,104)	(1.7)	(27,455)	(1.6)
Share of loss of joint venture	(1,472)	(0.1)	(2,800)	(0.2)
Loss before income taxes	(397,976)	(20.5)	(421,287)	(24.5)
Income tax expense	(13,924)	(0.7)	621	0.0
Loss for the year	(411,900)	(21.2)	(420,666)	(24.5)

Revenue (including other income).  We generated revenue of INR 1,942.7 million in the quarter ended September 30, 2016, an increase of 13.1% over our revenue of INR 1,717.7 million for the quarter ended September 30, 2015.

Air Ticketing.  Revenue from our Air Ticketing business increased by 16.8% to INR 854.5 million in the quarter ended September 30, 2016 from INR 731.8 million in the quarter ended September 30, 2015. This growth was driven by an increase in gross bookings of 5.1% to INR 13.4 billion in the quarter ended September 30, 2016 from INR 12.8 billion in the quarter ended September 30, 2015, along with an increase in our net revenue margin to 6.4% for the quarter ended September 30, 2016 from 5.7% for the quarter ended September 30, 2015. We witnessed higher net revenue margins in this segment in the quarter ended September 30, 2016 compared to the quarter ended September 30, 2015 due to better volume based deals negotiated with the airlines and higher fixed fee on comparatively lower air ticket prices.

Hotels and Packages.  Revenue from our Hotels and Packages business increased by 7.2% to INR 1,005.3 million in the quarter ended September 30, 2016 from INR 938 million in the quarter ended September 30, 2015. Our revenue less service cost for this segment decreased by 10.7% to INR 232.5 million in the quarter ended September 30, 2016 from INR 260.4 million in the quarter ended September 30, 2015. This decline was due to a decrease in our net revenue margin to 10.6% in the quarter ended September 30, 2016 partially offset by an increase in our gross bookings by 5.6% to INR 2,195.7 million. The decrease in net revenue margin in the quarter ended September 30, 2016 was primarily due to a change in business mix in favor of B2E hotels and B2C holiday packages relative to B2C hotels in this segment as compared to that in the quarter ended September 30, 2015.

Other Revenue.  Our other revenue grew by 65.5% to INR 77.3 million in the quarter ended September 30, 2016 from INR 46.7 million in the quarter ended September 30, 2015. The growth in this segment was mainly due to an increase in advertisement revenue.

Other Income.  Our other income increased to INR 5.5 million in the quarter ended September 30, 2016 from INR 1.3 million in the quarter ended September 30, 2015. This increase was on account of write back of excess provisions made in prior years.

Service Cost.  Our service cost increased to INR 772.8 million in the quarter ended September 30, 2016 from INR 677.6 million in the quarter ended September 30, 2015 due to an increase in business volume.

Revenue Less Service Cost (including other income).  Our revenue less service cost increased by 12.5% to INR 1,169.8 million in the quarter ended September 30, 2016 from INR 1,040.1 million in the quarter ended September 30, 2015. This growth resulted mainly from an increase of 16.8% in our air ticketing revenue partially offset by a decrease of 10.7% in our hotels and packages revenue less service costs.

Personnel Expenses.  Our personnel expenses decreased marginally by 0.7% to INR 381.2 million in the quarter ended September 30, 2016 from INR 383.7 million in the quarter ended September 30, 2015. This decrease was mainly on account of a decrease in employee share-based payment expense to INR 2.7 million in the quarter ended September 30, 2016 from INR 5.3 million in the quarter ended September 30, 2015.

Marketing and Sales Promotion Expenses.  Marketing and sales promotion expenses increased by 6.9% to INR 552 million in the quarter ended September 30, 2016 from INR 516.3 million in the quarter ended September 30, 2015 primarily on account of increases in consumer promotion programs and loyalty incentive programs. The ratio of marketing and sales promotion expense to revenue less service cost decreased to 47.2% in the quarter ended September 30, 2016 from 49.6% in the quarter ended September 30, 2015.

Other Operating Expenses.  Other operating expenses increased by 13.7% to INR 567.6 million in the quarter ended September 30, 2016 from INR 499.3 million in the quarter ended September 30, 2015 primarily on account of increases in legal and professional expenses and commission expense. Increase in legal and professional expenses is on account of expenses accrued in relation to the listing of shares on NASDAQ in December 2016 aggregating to approximately INR 60.1 million. Commission expense increased due to an increase in business volume.

Depreciation and Amortization.  Our depreciation and amortization expenses increased by 8.2% to INR 63.4 million in the quarter ended September 30, 2016 from INR 58.6 million in the quarter ended September 30, 2015 primarily as a result of an increase in depreciation of our tangible assets.

Results from Operating Activities.  As a result of the foregoing factors, our results from operating activities was a loss of INR 394.3 million in the quarter ended September 30, 2016, lower than the loss of INR 417.8 million in the quarter ended September 30, 2015. Excluding the NASDAQ listing related legal and professional expenses, the loss from operating activities would have been INR 334.2 million.

Share of Loss of Joint Venture.  This loss pertains to a joint venture investment where we have a 50% stake. The joint venture operates in adventure travel activities. Our loss from this joint venture decreased to INR 1.5 million in the quarter ended September 30, 2016 from INR 2.8 million in the quarter ended September 30, 2015.

Finance Income.  Our finance income increased to INR 29.9 million in the quarter ended September 30, 2016 from INR 26.8 million in the quarter ended September 30, 2015 primarily as a result of a change in the fair value of warrants.

Finance Costs.  Our finance costs increased to INR 32.1 million in the quarter ended September 30, 2016 as compared to INR 27.5 million in the quarter ended September 30, 2015 primarily on account of an increase in foreign exchange loss and unwinding of discount on other financial liabilities.

Income Tax Expense.  The income tax expense during the quarter ended September 30, 2016 was INR 13.9 million compared to a gain of INR 0.6 million during the quarter ended September 30, 2015. This was primarily on account of higher taxable income in some of the company’s subsidiaries.

Loss for the Period.  As a result of the foregoing factors, our loss in the quarter ended September 30, 2016 was INR 411.9 million as compared to a loss of INR 420.7 million in the quarter ended September 30, 2015. Excluding the NASDAQ listing related legal and professional expenses, the loss for the quarter ended September 30, 2016 would have been INR 351.8 million.

Diluted Loss Per Share.  Diluted loss per share was INR 47.15 in the quarter ended September 30, 2016 as compared to diluted loss per share of INR 48.53 in the quarter ended September 30, 2015. Excluding the NASDAQ listing related legal and professional expenses, the diluted loss per share would have been INR 40.14 for the quarter ended September 30, 2016.

Six Months Ended September 30, 2016 Compared to Six Months Ended September 30, 2015

The following table sets forth a summary of our unaudited interim condensed consolidated statement of comprehensive income (loss), both actual amounts and as a percentage of revenue, for the periods indicated:

	Six Months Ended September 30,
	2016		2015
	Unaudited		Unaudited
Amounts in INR thousands except %	Amount	%	Amount	%
Total revenue (including other income)	4,568,997	100	4,100,277	100
Service cost	(2,197,588)	(48.1)	(2,097,349)	(51.2)
Personnel expenses	(751,833)	(16.5)	(739,205)	(18.0)
Marketing and sales promotion expenses	(882,613)	(19.3)	(819,158)	(20.0)
Other operating expenses	(1,058,472)	(23.2)	(922,576)	(22.5)
Depreciation and amortization	(128,678)	(2.8)	(115,065)	(2.8)
Results from operations	(450,187)	(9.9)	(593,076)	(14.5)
Share of loss of joint venture	(4,042)	(0.1)	(5,695)	(0.1)
Finance income	55,153	1.2	48,019	1.2
Finance costs	(65,996)	(1.4)	(55,147)	(1.3)
Loss before income taxes	(465,072)	(10.2)	(605,899)	(14.8)
Income tax expense	(27,794)	(0.6)	(1,068)	0.0
Loss for the year	(492,866)	(10.8)	(606,967)	(14.8)

Revenue (including other income).  We generated revenue of INR 4,569 million in the half year ended September 30, 2016, an increase of 11.4% over our revenue of INR 4,100.3 million for the half year ended September 30, 2015.

Air Ticketing.  Revenue from our Air Ticketing business increased by 23.1% to INR 1,702 million in the half year ended September 30, 2016 from INR 1,383 million in the half year ended September 30, 2015. This growth was driven by an increase in gross bookings of 9% to INR 27.2 billion in the half year ended September 30, 2016 from INR 25 billion in the half year ended September 30, 2015, along with an increase in our net revenue margin to 6.3% for the half year ended September 30, 2016 from 5.5% for the half year ended September 30, 2015. We witnessed higher net revenue margins in this segment in the half year ended September 30, 2016 compared to the half year ended September 30, 2015 due to better volume based deals negotiated with the airlines and higher fixed fee on comparatively lower air ticket prices.

Hotels and Packages.  Revenue from our Hotels and Packages business increased by 3.8% to INR 2,721.1 million in the half year ended September 30, 2016 from INR 2,620.8 million in the half year ended September 30, 2015. Our revenue less service cost for this segment remained flat at INR 523.5 million in the half year ended September 30, 2016. This was due to a decrease in our net revenue margin to 10.3% in the half year ended September 30, 2016, partially offset by an increase in our gross bookings by 9.7% to INR 5,092.2 million. The decrease in net revenue margin in the half year ended September 30, 2016 was primarily due to a change in business mix in favor of B2E hotels and B2C holiday packages relative to B2C hotels in this segment as compared to that in the half year ended September 30, 2015.

Other Revenue.  Our other revenue grew by 46.2% to INR 134.2 million in the half year ended September 30, 2016 from INR 91.8 million in the half year ended September 30, 2015. The growth in this segment was mainly due to an increase in advertisement revenue.

Other Income.  Our other income increased to INR 11.7 million in the half year ended September 30, 2016 from INR 4.7 million in the half year ended September 30, 2015. This increase was on account of write back of excess provisions made in prior years.

Service Cost.  Our service cost increased to INR 2,197.6 million in the half year ended September 30, 2016 from INR 2,097.3 million in the half year ended September 30, 2015 due to an increase in business volume.

Revenue Less Service Cost (including other income).  Our revenue less service cost increased by 18.4% to INR 2,371.4 million in the half year ended September 30, 2016 from INR 2,002.9 million in the half year ended September 30, 2015. This growth resulted mainly from an increase of 23.1% in our air ticketing revenue.

Personnel Expenses.  Our personnel expenses increased marginally by 1.7% to INR 751.8 million in the half year ended September 30, 2016 from INR 739.2 million in the half year ended September 30, 2015. This increase was on account of annual salary increases and increases in employee cost primarily in the technology and hotels and holidays segment partially offset by a decrease in employee share-based payment expense to INR 6.3 million in the half year ended September 30, 2016 from INR 10.4 million in the half year ended September 30, 2015.

Marketing and Sales Promotion Expenses.  Marketing and sales promotion expenses increased by 7.7% to INR 882.6 million in the half year ended September 30, 2016 from INR 819.2 million in the half year ended September 30, 2015 primarily on account of increases in consumer promotion programs and loyalty incentive programs. The ratio of marketing and sales promotion expense to revenue less service cost decreased to 37.2% in the half year ended September 30, 2016 from 40.9% in the half year ended September, 30 2015.

Other Operating Expenses.  Other operating expenses increased by 14.7% to INR 1,058.5 million in the half year ended September 30, 2016 from INR 922.6 million in the half year ended September 30, 2015 primarily on account of increases in legal and professional expenses and commission expense. Increase in legal and professional expenses is on account of expenses accrued in relation to the listing of shares on NASDAQ in December 2016 aggregating to approximately INR 60.1 million. Commission expense increased due to an increase in business volume.

Depreciation and Amortization.  Our depreciation and amortization expenses increased by 11.8% to INR 128.7 million in the half year ended September 30, 2016 from INR 115.1 million in the half year ended September 30, 2015 primarily as a result of an increase in depreciation of our tangible assets.

Results from Operating Activities.  As a result of the foregoing factors, our results from operating activities was a loss of INR 450.2 million in the half year ended September 30, 2016, lower than the loss of INR 593.1 million in the half year ended September 30, 2015. Excluding the NASDAQ listing related legal and professional expenses, the loss from operating activities would have been INR 390.1 million.

Share of Loss of Joint Venture.  This loss pertains to a joint venture investment where we have a 50% stake. The joint venture operates in adventure travel activities. Our loss from this joint venture decreased to INR 4 million in the half year ended September 30, 2016 from INR 5.7 million in the half year ended September 30, 2015.

Finance Income.  Our finance income increased to INR 55.2 million in the half year ended September 30, 2016 from INR 48 million in the half year ended September 30, 2015 primarily as a result of a change in the fair value of warrants.

Finance Costs.  Our finance costs increased to INR 66 million in the half year ended September 30, 2016 as compared to INR 55.1 million in the half year ended September 30, 2015 primarily on account of an increase in foreign exchange loss and unwinding of discount on other financial liabilities.

Income Tax Expense.  The income tax expense during the half year ended September 30, 2016 was INR 27.8 million compared to INR 1.1 million during the half year ended September 30, 2015. This was primarily on account of higher taxable income in some of the company’s subsidiaries.

Loss for the Period.  As a result of the foregoing factors, our loss in the half year ended September 30, 2016 was INR 492.9 million as compared to a loss of INR 607.0 million in the half year ended September 30, 2015. Excluding the NASDAQ listing related legal and professional expenses, the loss for the half year ended September 30, 2016 would have been INR 432.8 million.

Diluted Loss Per Share.  Diluted loss per share was INR 56.35 in the half year ended September 30, 2016 as compared to diluted loss per share of INR 70.93 in the half year ended September 30, 2015.

Excluding the NASDAQ listing related legal and professional expenses, the diluted loss per share would have been INR 49.36 for the half year ended September 30, 2016.

Fiscal Year 2016 Compared to Fiscal Year 2015

The following table sets forth a summary of our consolidated statement of comprehensive income (loss), both actual amounts and as a percentage of revenue, for the periods indicated:

	Fiscal Year Ended March 31,
	2016		2015
Amounts in INR thousands except %	Amount	%	Amount	%
Total revenue (including other income)	8,379,146	100	6,580,987	100
Service cost	(4,201,167)	(50.1)	(3,155,432)	(47.9)
Personnel expenses	(1,513,147)	(18.1)	(1,154,171)	(17.5)
Marketing and sales promotion expenses	(1,687,431)	(20.1)	(1,468,431)	(22.3)
Other operating expenses	(1,948,615)	(23.3)	(1,579,477)	(24.0)
Depreciation and amortization	(233,703)	(2.8)	(208,939)	(3.2)
Results from operations	(1,204,917)	(14.4)	(985,463)	(15.0)
Finance income	95,072	1.1	93,559	1.4
Finance costs	(115,140)	(1.4)	(87,578)	(1.3)
Share of loss of joint venture	(11,802)	(0.1)	(11,005)	(0.2)
Loss before income taxes	(1,236,787)	(14.8)	(990,487)	(15.1)
Income tax (expense)/credits	(6,515)	(0.1)	42,720	0.6
Loss for the year	(1,243,302)	(14.8)	(947,767)	(14.4)

Revenue (including other income).  We generated revenue of INR 8,379.1 million in fiscal year 2016, an increase of 27.3% over our revenue of INR 6,581 million for the fiscal year 2015.

Air Ticketing.  Revenue from our Air Ticketing business increased by 23.4% to INR 2,876.9 million in fiscal year 2016 from INR 2,331 million in fiscal year 2015. This growth was driven by an increase in gross bookings of 21.8% to INR 49.3 billion in fiscal year 2016 from INR 40.4 billion in fiscal year 2015. Our net revenue margin for fiscal year 2016 was 5.8%, which was the same for fiscal year 2015. The expansion of the travel market in India along with the increase in domestic travel sector were the major growth drivers of our Air Ticketing transactions and gross bookings in fiscal year 2016.

Hotels and Packages.  Revenue from our Hotels and Packages business increased by 30.2% to INR 5,217.8 million in fiscal year 2016 from INR 4,007.1 million in fiscal year 2015. Our revenue less service costs increased by 19.4% to INR 1,016.6 million in fiscal year 2016 from INR 851.7 million in fiscal year 2015. This growth was due to an increase in gross bookings by 3.5%, partially offset by a decrease in net revenue margin from 11.6% in fiscal year 2015 to 10.6% in fiscal year 2016. The decrease in net revenue margin in fiscal year 2016 was due to competitive pricing and price mix in this segment which pushed down the margins.

Other Revenue.  Our other revenue grew by 28.6% to INR 243.8 million in fiscal year 2016 from INR 189.5 million in fiscal year 2015. The growth in this segment was mainly due to increases in advertisement revenue and revenue from rail and car hire services.

Other Income.  Our other income decreased to INR 40.7 million in fiscal year 2016 from INR 53.3 million in fiscal year 2015, primarily on account of lower write backs.

Service Cost.  Our service cost increased to INR 4,201.2 million in fiscal year 2016 from INR 3,155.4 million in fiscal year 2015, primarily as a result of an increase in the transaction volume in our hotels and packages business in fiscal year 2016.

Revenue Less Service Cost (including other income).  Our revenue less service cost increased by 22% to INR 4,178 million in fiscal year 2016 from INR 3,425.6 million in fiscal year 2015. This growth resulted from an increase of 23.4% in our air ticketing revenue and an increase of 19.4% in our hotels and packages revenue less service costs. As we do not have any service cost in the Air Ticketing segment, the entire service cost was towards the Hotels and Packages segment. Revenue less service cost is a non-IFRS measure. See the section above titled “— Key Operating Metrics” for more information.

Personnel Expenses.  Our personnel expenses increased by 31.1% to INR 1,513.2 million in fiscal year 2016 from INR 1,154.2 million in fiscal year 2015. While the head count reduced in fiscal year 2016 on account of automation in the call centers, an increasing shift to “only online” sales for international flights and hotels and automation of certain aspects of the hotel sourcing and loading functions, this was offset by an increase in employee costs primarily in the product and technology segment and an increase in resources to ramp up the hotel supply content. Our employee stock-based compensation expense decreased by INR 12.4 million.

Marketing and Sales Promotion Expenses.  Marketing and sales promotion expenses increased by 14.9% to INR 1,687.4 million in fiscal year 2016 from INR 1,468.4 million in fiscal year 2015, mainly on account of the increase in our online consumer promotions and loyalty incentive program. However, the increase in this expense category was significantly lower than that of other large competitors who had adopted extremely aggressive consumer discounts and promotions.

Other Operating Expenses.  Other operating expenses increased by 23.4% to INR 1,948.6 million in fiscal year 2016 from INR 1,579.5 million in fiscal year 2015, primarily as a result of an increase in payment gateway charges of INR 131.9 million due to the growth in our gross bookings, legal and professional expenses of INR 105.6 million and commission expense of INR 82.8 million on account of growth in our gross bookings.

Depreciation and Amortization.  Our depreciation and amortization expenses increased by 11.9% to INR 233.7 million in fiscal year 2016 from INR 208.9 million in fiscal year 2015, primarily as a result of increases in depreciation and amortization of our tangible and intangible assets.

Results from Operating Activities.  As a result of the foregoing factors, our results from operating activities was a loss of INR 1,204.9 million in fiscal year 2016, compared to a loss of INR 985.5 million in fiscal year 2015.

Share of Loss of Joint Venture.  This loss pertains to a joint venture investment where we have a 50% stake. The joint venture operates in the adventure travel activities. Our loss from this joint venture increased by 7.2% in fiscal year 2016 to INR 11.8 million from INR 11 million in fiscal year 2015.

Finance Income.  Our finance income increased marginally by 1.6% to INR 95.1 million in fiscal year 2016 from INR 93.6 million in fiscal year 2015, primarily as a result of higher interest income and foreign exchange gains.

Finance Costs.  Our finance costs increased to INR 115.1 million in fiscal year 2016, compared to INR 87.6 million in fiscal year 2015. This was primarily on account of new term loans taken during the year.

Loss for the Year.  As a result of the foregoing factors, our loss in fiscal year 2016 was INR 1,243.3 million, compared to a loss of INR 947.8 million in fiscal year 2015.

Diluted Loss Per Share.  Diluted loss per share was INR 143.36 in fiscal year 2016, compared to diluted loss per share of INR 115.54 in fiscal year 2015.

Liquidity and Capital Resources

Our sources of liquidity have principally been proceeds from the sale of our convertible preferred shares and ordinary shares, bank overdrafts and working capital facilities and cash flows from operations. Our cash requirements have mainly been for funding operational losses, acquisitions, working capital as well as capital expenditures.

As of September 30, 2016, our primary sources of liquidity were INR 234.6 million of cash and cash equivalents and INR 1,001.5 million in term deposits pledged with various banks against bank guarantees, bank overdraft and credit card facilities.

As of March 31, 2016, our primary sources of liquidity were INR 389.7 million of cash and cash equivalents and INR 1,017.2 million in term deposits pledged with various banks against bank guarantees, bank overdraft and credit card facilities.

Our trade and other receivables primarily comprise of: (1) commissions, incentive or other payments owing to us from airlines, (2) receivables from our B2B travel agents, corporate and retail customers to whom we typically extend credit periods and (3) interest accrued but not due on our term deposits. Our trade and other receivables decreased by INR 24.4 million from INR 1,537.7 million as of March 31, 2015 to INR 1,513.3 million as of March 31, 2016, primarily on account of certain doubtful debts being assessed as uncollectible and written off.

Our other current assets primarily consist of current portion of prepayments made to and deposits placed with our suppliers. Our other current assets increased from INR 349.7 million as of March 31, 2015 to INR 438.8 million as of March 31, 2016, primarily due to increases in advances made to our airline and hotel suppliers in line with the growth of our business.

On July 28, 2015, we took a term loan of $5 million, or approximately INR 326.6 million, from Macquarie Corporate Holdings PTY Limited, an affiliate of MIHI LLC. The loan carries interest in two parts, cash interest rate at 5% per annum and payment in kind, or PIK, interest rate at 3.5% per annum. PIK interest rate is payable in kind through accretion to the aggregate outstanding principal amount of the loan; provided that, if the maturity date is extended beyond the first anniversary of the borrowing date, the PIK interest rate for each interest period starting after the first anniversary of the borrowing date shall increase to 5.0% per annum. The amount outstanding against this loan as of March 31, 2016 was INR 339.7 million. The loan is secured by the pledge of the entire shareholding in our main operating entity, Yatra India, which is held by intermediate subsidiaries. The loan was taken by the company for twelve months; provided that, if no default has been occurred and continuing, the maturity date shall automatically be extended to the date falling twenty-four months after the borrowing date. We may not make any voluntary prepayments in respect of the loan prior to the first anniversary of the borrowing date. We repaid the outstanding principal amount of the loan in full on December 29, 2016 and the balance interest payment on January 3, 2017.

Yatra India took a term loan from Innoven Capital India Private Limited (formerly SVB India Finance Private Limited) of an aggregate amount of INR 250 million, consisting of INR150 million in November 2013 and INR 100 million in March 2014, carrying an interest of 14.40% per annum. The loan is repayable in 31 and 30 monthly installments. The amount outstanding against this loan as of March 31, 2016 was INR 86.9 million. As of September 30, 2016, the amount outstanding against this loan was INR 37.85 million. The loan is secured by hypothecation of all existing and future, current and non-current fixed assets, including any intellectual property and intellectual property rights of the company.

As of March 31, 2016, Yatra India had the following facility available in India from HDFC Bank: an overdraft facility for up to INR 500 million, with interest payable at an average rate of 8.7% (weighted average fixed deposit rate plus 1.00%) per annum, secured by fixed deposits of Yatra India. As of March 31, 2016, no amount was outstanding under this facility.

Yatra India has taken vehicles on finance lease. The leased assets are pledged as security for the related finance lease. As of March 31, 2016, the outstanding balance of finance lease liability was INR 42.9 million.

From time to time, we are also required by certain international and Indian airlines, hotels and packages suppliers, as well as certain aggregators from whom we obtain hotel inventory and other travel suppliers, to obtain bank guarantees or letters of credit to secure our obligations to them. As of March 31, 2016, Yatra India had sanctioned bank guarantee limits of (i) INR 800 million from HDFC Bank against fixed deposits, and (ii) INR 10 million from HSBC Bank against fixed deposits. In addition, Yatra USA has placed certificates of deposit totaling US $0.3 million, or approximately INR 19.9 million, to provide guarantees to various international airlines.

Apart from the foregoing borrowings, we have no outstanding bank loans or financial guarantees or similar commitments to guarantee our payment obligations or those of third parties.

We believe that our current cash and cash equivalents and cash flow from operations will be sufficient to meet our anticipated regular working capital requirements, funding of operational losses and our needs for capital expenditures for at least the next 12 months. We may, however, require additional cash resources due to changing business conditions or other future developments, including any investments or acquisitions we may decide to pursue.

The following table sets forth the summary of our cash flows for the periods indicated:

	Fiscal Year Ended March 31,		Six Months Ended September 30,
Amounts in INR thousands	2016	2015	2016	2015
			Unaudited
Net cash from/(used in) operating activities	(459,903)	(382,982)	67,687	(716,686)
Net cash from/(used in) investing activities	(475,549)	320,181	(149,487)	(468,803)
Net cash from/(used in) financing activities	1,144,021	45,326	(61,636)	1,198,912
Net increase/(decrease) in cash and cash equivalents	208,569	(17,475)	(143,436)	13,423
Effect of exchange rate changes on cash and cash equivalents	(39,929)	21,658	(11,652)	(1,627)
Cash and cash equivalents at the beginning of the year	221,024	216,841	389,664	221,025
Closing cash and cash equivalents at the end of the year	389,664	221,024	234,576	232,821

Net cash from/(used in) operating activities

Our net cash from operating activities was INR 67.7 million in the six months ended September 30, 2016, as compared to net cash used in operating activities of INR 716.7 million in the six months ended September 30, 2015, a decrease in cash usage of INR 784.4 million in the six months ended September 30, 2016. Our net loss adjusted for interest, tax, amortization and depreciation and other non-cash items was INR 312.2 million in the six months ended September 30, 2016. Further, in the six months ended September 30, 2016, there was a decrease in our working capital of INR 384.9 million, as compared to an increase in working capital of INR 245.8 million in the six months ended September 30, 2015.

Our net cash used in operating activities was INR 459.9 million in fiscal year 2016, as compared to net cash used in operating activities of INR 382.9 million in fiscal year 2015, a decrease in cash usage of INR 76.9 million in fiscal year 2016. Our net loss adjusted for interest, tax, amortization and depreciation and other non-cash items was INR 992.5 million in fiscal year 2016. Further, in fiscal year 2016, there was a decrease in our working capital of INR 532.6 million, as compared to a decrease in working capital of INR 338.4 million in fiscal year 2015. The working capital decrease in fiscal year 2016 was primarily due to a INR 754.2 million increase in trade and other payables of which INR 703.9 million was on account of an advance received, after adjusting the utilization of previous advance received from another GDS vendor, from our GDS provider in connection with a new contract. The increase in trade payables was partially offset by an increase in trade and other receivable of INR 219 million due to an increase in the volume of our business.

Net cash from/(used in) investing activities.

In the six months ended September 30, 2016, cash used in investing activities was INR 149.5 million, as compared to cash used in investing activities of INR 468.8 million in the six months ended September 30, 2015. During the six months ended September 30, 2016, we invested an incremental INR 8.9 million in term deposits with banks, INR 22.8 million in property plant and equipment and INR 195.1 million in software and technology-related development projects. We also received interest on our term deposits of INR 45 million in the six months ended September 30, 2016, as compared to INR 36 million in the six months ended September 30, 2015.

During the six months ended September 30, 2015, we redeemed term deposits with banks amounting to INR 1.5 million and invested INR 29.5 million in property plant and equipment and INR 99.4 million in software and technology-related development projects.

In fiscal year 2016, cash used in investing activities was INR 475.5 million, as compared to cash generated from investing activities of INR 320.2 million in fiscal year 2015. During fiscal year 2016, we invested an incremental INR 246 million in term deposits with banks, INR 67.9 million in property plant and equipment and INR 239.1 million in software and technology-related development projects. We also received interest on our term deposits of INR 85.3 million in fiscal year 2016, as compared to INR 84.4 million in fiscal year 2015.

During fiscal year 2015, we redeemed term deposits with banks amounting to INR 464.4 million for funding operating loss and working capital purposes and invested INR 48.2 million in property plant and equipment and INR172.9 million in software and technology-related development projects.

Net cash from/(used in) financing activities.

In the six months ended September 30, 2016, cash used in financing activities was INR 61.6 million, primarily as a result of repayment of borrowings of INR 51.2 million. Further, we made payments of INR 19.9 million as interest on term loans, bank overdrafts, vehicle loans and our other finance charges.

In the six months ended September 30, 2015, cash generated from financing activities was INR 1,198.9 million, primarily as a result of proceeds from the issuance of convertible preference shares of INR 830 million, acquisition by non-controlling interest of INR 130.2 million and proceeds from borrowings (net of repayments) of INR 264.6 million. Further, we made payments of INR 25.9 million as interest on term loans, bank overdrafts, vehicle loans and our other finance charges.

In fiscal year 2016, cash generated from financing activities was INR 1144.0 million, primarily as a result of proceeds from the issuance of convertible preferred shares of INR 846.3 million, acquisition by non-controlling interest of INR 130.2 million and new borrowings, net of amounts repaid during the year, of INR 217.4 million. Further, we made payments of INR 49.9 million as interest on term loans, bank overdrafts, vehicle loans and our other finance charges.

In fiscal year 2015, cash generated from financing activities was INR 45.3 million, primarily as a result of acquisition by non-controlling interest of INR 149.1 million and new borrowings, net of amounts repaid during the year, of INR 61.9 million. Further, we made payments of INR 41.8 million as interest on term loans, bank overdrafts, vehicle loans and our other finance charges.

Capital Expenditures

We have historically financed our capital expenditure requirements with cash flows from operations, as well as through the sale of our convertible preferred shares.

We made capital expenditures of INR 466 million and INR 336.3 million in fiscal years 2016 and 2015, respectively. As of March 31, 2016, we had committed capital expenditures of INR 1.9 million. In addition, we expect to spend an additional approximately INR 350 million to INR 450 million on capital expenditures during fiscal year 2017. Our capital expenditures have principally consisted of purchases of servers, workstations, computers, computer software, leasehold improvements and other items related to our technology platform and infrastructure, upgrading of our websites and mobile platforms.

Off-Balance Sheet Arrangements

As of March 31, 2016, Yatra India had obtained INR 785.8 million in bank guarantees from HDFC Bank in favor of the International Air Transport Association, against any payment default by us to all airlines participating in the International Air Transport Association’s bill settlement plan, and Yatra USA had obtained certificates of deposit totaling US$0.3 million (or INR 19.9 million) for the purpose of providing guarantees to various international airlines. Additionally, Yatra India had obtained certificates of deposit totaling INR 24.2 million for the purpose of providing guarantees to various hotels and packages suppliers.

In July 2011, Yatra India issued warrants to Bennett Coleman & Co. Ltd. pursuant to a warrant subscription agreement, dated June 20, 2011, by and among Yatra Online, Inc., Yatra India, THCL Travel Holding Cyprus Limited and Bennett Coleman & Co. Ltd. Pursuant to the warrant subscription agreement, Bennett Coleman & Co. Ltd. has the right to purchase equity shares in Yatra India upon the occurrence of certain events. Subsequent to the exercise of these warrants and upon the allotment of the equity shares in

Yatra India, Bennett Coleman & Co. Ltd. will have the right to require THCL Travel Holding Cyprus Limited to purchase all such shares held by Bennett Coleman & Co. Ltd. in accordance with the terms of the said agreement. As per the terms of the warrant subscription agreement,Yatra Online, Inc. as guarantor has agreed to irrevocably and unconditionally guarantee the purchase by THCL Travel Holding Cyprus Limited of shares of Yatra India held by Bennett Coleman & Co. Ltd. The value of the warrants is INR 300,000. INR 30,000 was paid up-front by Bennett Coleman & Co. Ltd. and the balance will be payable at the time of the exercise of the warrants. The subscription price of the shares of Yatra India will be calculated in accordance with the terms of the warrant subscription agreement.

Apart from the foregoing, we do not have any outstanding off-balance sheet derivative financial instruments, guarantees, interest rate swap transactions or foreign currency forward contracts. We do not engage in trading activities involving non-exchange traded contracts.

Contractual Obligations

Our contractual obligations as of March 31, 2016 are summarized below:

	Payments due by period
	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Contractual obligations (amounts in INR thousands)
Capital expenditure*	1,921	1,921	—	—	—
Operating expenditures**	109,200	—	109,200	—	—
Term loan	440,185	93,166	347,019	—	—
Vehicle loan	50,279	16,719	33,560	—	—
Operating lease	274,628	111,131	125,606	26,117	11,774
Total	876,213	222,937	615,385	26,117	11,774

*	Contractual commitments for capital expenditure relate to acquisition of furniture and fixture and equipment.
**	Contractual commitments for operating expenditure relate to advertisement services.

Quantitative and Qualitative Disclosures about Market Risk

The company’s activities are exposed to variety of financial risk: credit risk, market risk and liquidity risk. The company’s senior management oversees the management of these risks. The company’s senior management ensures that the company’s financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with the company’s policies and risk objectives. The company reviews and agrees on policies for managing each of these risks which are summarized below:

Credit Risk.  Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The company is exposed to credit risk from its operating activities (primarily trade receivables), including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments. Our bank balances and term deposits are placed with banks with high investment grade credit ratings, and our term deposits may be withdrawn at any time prior to maturity except that this would result in a lower interest rate.

Trade and other receivables are typically unsecured and arise mainly from commissions, incentive payments and other payments owing to us from our suppliers, receivables from our suppliers which represent amounts owing to us from deposits we place with them or refunds for cancellations, and receivables from our B2B2C travel agents, corporate and retail customers to whom we typically extend credit periods. Customer credit risk is managed by each business unit subject to the company’s established policy, procedures and control relating to customer credit risk management. Credit quality of a customer is assessed based on an extensive credit rating scorecard and individual credit limits are defined in accordance with this assessment.

Market Risk:  Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk exposure to the company is in respect of foreign currency risk. Foreign currency risk is the risk that the fair value of assets or liabilities held in foreign currency or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The company’s exposure to the risk of changes in foreign exchange rates relates primarily to the company’s operating activities. On a consolidated basis, the company is not significantly exposed to foreign currency risk.

Liquidity Risk.  Prudent liquidity risk management implies maintaining sufficient cash and marketable securities, the availability of funding through an adequate amount of committed credit facilities and the ability to close out market positions. Due to the dynamic nature of the underlying businesses, we aim to maintain flexibility in funding by keeping committed credit lines available.

Based on our past performance and current expectations, we believe that the cash and cash equivalent and cash generated from operations will satisfy the working capital needs, funding of operational losses, capital expenditure, commitments and other liquidity requirements associated with our existing operations through at least the next 12 months. In addition, there are no transactions, arrangements and other relationships with any other person that are reasonably likely to materially affect the availability of the requirement of capital resources.

New Accounting Standards and Interpretations Not Yet Adopted

IFRS 9 — Financial Instruments

In July 2014, the IASB issued the final version of IFRS 9, “Financial Instruments,” which reflects all phases of the financial instruments project and replaces IAS 39, “Financial Instruments: Recognition and Measurement,” and all previous versions of IFRS 9. The standard introduces new requirements for classification and measurement, impairment, and hedge accounting.

The effective date of IFRS 9 is annual periods beginning on or after January 1, 2018, with early adoption permitted. Retrospective application is required, but comparative information is not compulsory. The company is required to adopt the standard by the financial year commencing April 1, 2018. The company is currently evaluating the requirements of IFRS 9, and has not yet determined the impact on its consolidated financial statements.

IFRS 15 — Revenue from Contracts with Customers

In May 2014, IASB issued IFRS 15, “Revenue from Contract with Customers.” IFRS 15 establishes a new five-step model that will apply to revenue arising from contracts with customers. Under IFRS 15, revenue is recognized at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer. The principles in IFRS 15 provide a more structured approach to measuring and recognizing revenue. The new revenue standard is applicable to all entities and will supersede all current revenue recognition requirements under IFRS.

The effective date of IFRS 15 is annual periods beginning on or after January 1, 2018, with early adoption permitted. The company is required to adopt the standard by the financial year commencing April 1, 2018. The company is currently evaluating the requirements of IFRS 15, and has not yet determined the impact on its consolidated financial statements.

IFRS 16 — Leases

In January 2016, IASB issued IFRS 16, “Leases.” IFRS 16 supersedes IAS 17, “Leases,” International Financial Reporting Interpretations Committee (IFRIC) 4, “Determining Whether an Arrangement Contains a Lease,” Standard Interpretations Committee (SIC) 15, “Operating Leases — Incentives” and SIC 27, “Evaluating the Substance of Transactions Involving the Legal Form of a Lease.” The previous accounting model for leases required lessees and lessors to classify their leases as either finance leases or operating leases and account for those two types of leases differently. IFRS 16 introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value.

The effective date of IFRS 16 is annual periods beginning on or after January 1, 2019. Earlier adoption of the standard is permitted if IFRS 15, Revenue from Contracts with Customers, is adopted at or before the date of initial application of IFRS 16. The company is required to adopt the standard by the financial year commencing April 1, 2019. The company is currently evaluating the requirements of IFRS 16, and has not yet determined the impact on its consolidated financial statements.

Certain Non-IFRS Measures

As certain parts of our revenue are recognized on a “net” basis and other parts of our revenue are recognized on a “gross” basis, we evaluate our financial performance based on revenue less service cost, which is a non-IFRS measure. We believe that revenue less service cost provides investors with useful supplemental information about the financial performance of our business and more accurately reflects the value addition of the travel services that we provide to our customers. The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for our consolidated financial results prepared in accordance with IFRS as issued by the IASB. Our revenue less service cost may not be comparable to similarly titled measures reported by other companies due to potential differences in the method of calculation.

The following table reconciles our revenue, which is an IFRS measure, to revenue less service cost, which is a non-IFRS measure:

	Air Ticketing
	Fiscal Year Ended March 31,		Three Months Ended September 30,		Six Months Ended September 30,
Amount in INR thousands except %	2016	2015	2016	2015	2016	2015
			Unaudited		Unaudited
Revenue	2,876,909	2,331,028	854,532	731,753	1,701,994	1,382,967
Service cost	—	—	—	—	—	—
Revenue less service cost	2,876,909	2,331,028	854,532	731,753	1,701,994	1,382,967
% of revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Hotels and Packages
	Fiscal Year Ended March 31,		Three Months Ended September 30,		Six Months Ended September 30,
Amount in INR thousands except %	2016	2015	2016	2015	2016	2015
			Unaudited		Unaudited
Revenue	5,217,799	4,007,138	1,005,280	938,040	2,721,104	2,620,840
Service cost	(4,201,167)	(3,155,432)	(772,819)	(677,633)	(2,197,588)	(2,097,349)
Revenue less service cost	1,016,632	851,706	232,461	260,407	523,516	523,491
% of revenue	19.5%	21.3%	23.1%	27.8%	19.2%	20.0%

	Others (Including Other Income)
	Fiscal Year Ended March 31,		Three Months Ended September 30,		Six Months Ended September 30,
Amount in INR thousands except %	2016	2015	2016	2015	2016	2015
			Unaudited		Unaudited
Revenue	284,438	242,821	82,843	47,951	145,899	96,470
Service cost	—	—	—	—	—	—
Revenue less service cost	284,438	242,821	82,843	47,951	145,899	96,470
% of revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Total
	Fiscal Year Ended March 31,		Three Months Ended September 30,		Six Months Ended September 30,
Amount in INR thousands except %	2016	2015	2016	2015	2016	2015
			Unaudited		Unaudited
Revenue	8,379,146	6,580,987	1,942,655	1,717,744	4,568,997	4,100,277
Service cost	(4,201,167)	(3,155,432)	(772,819)	(677,633)	(2,197,588)	(2,097,349)
Revenue less service cost	4,177,979	3,425,555	1,169,836	1,040,111	2,371,409	2,002,928
% of revenue	49.9%	52.1%	60.2%	60.6%	51.9%	48.8%

In addition to referring to revenue less service cost, we also refer to adjusted EBITDA (loss) which is a non-IFRS measure and most directly comparable to results from operations for the year. We use financial statements that exclude employee share-based payment expense, and depreciation and amortization for our internal management reporting, budgeting and decision making purposes, including comparing our operating results to that of our competitors. Because of varying available valuation methodologies and subjective assumptions that companies can use when adopting IFRS 2, “Share-based Payment,” management believes that providing non-IFRS financial measures that exclude such expenses allows investors to make additional comparisons between our operating results and those of other companies. Accordingly, we believe that adjusted EBITDA (loss) is useful in measuring the results of our company and provide investors and analysts a more accurate representation of our operating results. However, the presentation of these non-IFRS measures is not meant to be considered in isolation or as a substitute for our consolidated financial results prepared in accordance with IFRS as issued by the IASB. These non-IFRS measures may not be comparable to similarly titled measures reported by other companies due to potential differences in the method of calculation. The IFRS measures most directly comparable to adjusted EBITDA (loss) are results from operations and loss for the year, respectively.

A limitation of using adjusted EBITDA (loss) calculated in accordance with IFRS is that this non-IFRS financial measure excludes a recurring cost, namely employee share-based payment expense. Management compensates for this limitation by providing specific information on the IFRS amounts excluded from adjusted operating loss and adjusted net loss.

The following table reconciles our results from operating activities (an IFRS measure) to adjusted EBITDA (loss) (a non-IFRS measure) for the periods indicated:

Reconciliation of Adjusted EBITDA (loss/gain)	Fiscal Year Ended March 31,		Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015	2016	2015
			Unaudited		Unaudited
	(in INR thousands)		(in INR thousands)		(in INR thousands)
Results from operations as per IFRS*	(1,204,917)	(985,463)	(394,298)	(417,800)	(450,187)	(593,076)
Depreciation and amortization	233,703	208,939	63,378	58,591	128,678	115,065
EBITDA	(971,214)	(776,524)	(330,920)	(359,209)	(321,509)	(478,011)
Share-based payment expense	19,370	31,741	2,703	5,341	6,300	10,373
Adjusted EBITDA (Loss)	(951,844)	(744,783)	(328,217)	(353,868)	(315,209)	(467,638)

*	Does not include “Share of loss of joint ventures.”

Subsequent Events

Contingent Dividend

On September 27, 2016, our board of directors declared a contingent dividend payable, at our sole discretion, in ordinary shares, cash or a combination of both to holders of record on September 27, 2016, of our outstanding preference shares and ordinary shares on an as-converted basis. Such contingent dividend is payable only upon the achievement by us of certain net revenue and EBITDA metrics in calendar year 2017 and during the period from January 1, 2018 through June 30, 2018. For purposes of the contingent dividend:

•	Net revenue means, on a consolidated basis: (a) total revenue plus (b) other income less (b) service cost, provided that net revenue shall not include any amounts attributable to any third party entities or business lines acquired by us after July 13, 2016; and
•	EBITDA means, on a consolidated basis, (a) loss before income taxes plus (b) depreciation and amortization, in each case without taking into account gains or losses from any stock based compensation, non-cash changes in value of derivative instruments as well as any fair value adjustments on assets and liabilities, provided that EBITDA shall not include any amounts attributable to any entities, business lines, or assets acquired by us after July 13, 2016.

We have entered into a support agreement with each of our shareholders pursuant to which we have agreed to pay the amounts payable pursuant to the contingent dividend. If for any reason the contingent dividend becomes payable but we cannot or do not pay it to the entitled shareholders, including because we are prohibited from paying such dividend under Cayman Islands law, we are contractually obligated to pay such contingent dividend to our shareholders in cash, shares or a combination thereof, at our sole discretion; provided, however, that if such amounts cannot be paid because it would violate Cayman Islands law or our Articles of Association, then such amounts can be satisfied in full by our issuance of ordinary shares based upon a formula and on the terms set forth in the support agreement.

Holders of our warrants and holders of rights to swap ordinary shares of Yatra India for our ordinary shares will participate in the contingent dividend pursuant to the terms of such warrants and swap rights which provide for an adjustment to the consideration issuable upon exercise of such warrants or swap rights, as applicable, to take into account any dividend declared on our ordinary shares. We will also establish a performance bonus plan to provide similar economic rights to our option holders.

The contingent dividend and performance bonus will be allocated to our equityholders as follows:

Equityholder	Type	2017 Amount(1)	2018 Amount(2)(3)	Total Amount
Shareholders	Contingent Dividend	$22,104,156.73	$8,841,662.71	$30,945,819.44
Option holders	Bonus	$2,249,112.85	$899,645.14	$3,148,757.99
Warrant holders	Adjustment	$147,560.63	$59,024.25	$206,584.88
Swap holders	Adjustment	$499,169.78	$199,667.92	$698,837.70
		$24,999,999.99	$10,000,000.02	$35,000,000.01

(1)	Payable if 2017 net revenue is greater than or equal to INR 7,511,550,000 and 2017 EBITDA is no less than negative INR 316,000,000.
(2)	Payable if 2018 net revenue is greater than or equal to INR 4,637,730,000 and 2018 EBITDA is no less than INR 149,600,000. For purposes of this footnote, references to 2018 include the period from January 1, 2018 through June 30, 2018.
(3)	If for any reason we were not obligated to pay the 2017 amount, and the combined 2017 net revenue and 2018 net revenue is greater than or equal to INR 12,149,280,000, and the combined 2017 EBITDA and 2018 EBITDA is no less than negative INR 166,400,000, then, in addition to the payment to the 2018 amount, we shall also pay the 2017 amount.

Business Combination

On December 16, 2016, we completed the Business Combination with Terrapin 3 pursuant to which Terrapin 3 became our partially owned subsidiary. In the Business Combination, holders of shares of Terrapin 3’s Class A common stock who did not redeem their shares in connection with the stockholder vote to approve the Business Combination received ordinary shares of Yatra Online, Inc. in exchange for their shares of Terrapin 3’s Class A common stock on a one-for-one basis, and holders of shares of Terrapin 3’s Class F common stock retained their shares of Terrapin 3’s Class F common stock and received one Class F share of Yatra Online, Inc. for each share of Terrapin 3’s Class F common stock. Holders of ordinary shares of Yatra Online, Inc. continued to hold one ordinary share of Yatra Online, Inc. As a result of the Business Combination, each of Terrapin 3’s outstanding warrants ceased to represent a right to acquire shares of Terrapin 3’s Class A common stock and instead represent the right to acquire the same number of ordinary shares of Yatra Online, Inc. at the same exercise price and on the same terms as in effect immediately prior to the closing of the Business Combination. In connection with the Business Combination, we received approximately $92.5 million in cash from Terrapin 3 and certain other investors.

Upon consummation of the Business Combination, Terrapin 3 changed its name to Yatra USA Corp.

On December 19, 2016, ordinary shares of Yatra Online, Inc. commenced trading on NASDAQ under the symbol “YTRA.” Immediately prior to the commencement of trading on NASDAQ, we converted our preference shares into ordinary shares and effectuated a reverse 5.4242194-for-one share split of our ordinary shares as well as a 5.4242194-for-one adjustment with respect to the number of ordinary shares underlying our share options and a corresponding adjustment to the exercise prices of such options. On December 30, 2016, our warrants commenced trading on the OTCQX® Market under the symbol “YTROF.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements combine and adjust the historical financial statements of Terrapin 3 and the historical consolidated financial statements of Yatra to illustrate the effect of the Business Combination.

Subsequent to the Business Combination, Yatra will be maintaining its fiscal year end of March 31, as opposed to conforming to Terrapin 3’s fiscal year end of December 31.

The following unaudited pro forma condensed combined financial statements give effect to the Business Combination under the acquisition method of accounting in accordance with IFRS 3, “Business Combinations.” The Business Combination is accounted for as a “reverse acquisition” since the shareholders of Yatra Online, Inc. immediately prior to the Business Combination have effective control of Yatra immediately following the completion of the Business Combination through its 68.17% ownership interest in the combined entity and its selection of a majority of the board of directors and all of the senior executive positions. Such percentage does not include (i) any exercise or conversion of our warrants outstanding on the date of the Business Combination, (ii) any of our ordinary shares issuable upon exercise of rights to swap ordinary shares of Yatra India for our ordinary shares, (iii) options issued by us but not yet exercised or (iv) certain shares allocated but not yet issued by us. For accounting purposes, Yatra is deemed to be the accounting acquirer in the Business Combination and consequently, the Business Combination is treated as a recapitalization of Yatra (i.e., a capital transaction involving the issuance of Yatra shares).

The historical consolidated financial information has been adjusted in these unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination and the related financing transactions, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined company.

The unaudited pro forma condensed combined financial statements were based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;
•	Terrapin 3’s audited financial statements for the year ended December 31, 2015 and the unaudited interim condensed financial statements for the six months ended September 30, 2016 and the notes relating thereto;
•	Yatra’s audited consolidated financial statements for the year ended March 31, 2016 and the notes relating thereto and the unaudited interim condensed consolidated financial statements for the three months and six months ended September 30, 2016 and the notes relating thereto, each included elsewhere in this prospectus; and
•	the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The financial statements of Yatra have been prepared in accordance with IFRS as issued by the IASB and in its reporting currency of Indian rupees. The unaudited financial statements of Terrapin 3 have been prepared in accordance with U.S. GAAP in its reporting currency of U.S. dollars.

The financial statements of Terrapin 3 have been translated into INR for the purposes of presentation in the unaudited pro forma condensed combined financial information using the following exchange rates:

•	at the period end exchange rate as of September 30, 2016 of 1 USD to 66.62 INR for the statement of financial position;
•	the average exchange rate for the twelve-month period ended March 31, 2016 of 1 USD to 65.36 INR for the statement of operations for the period ending on that date; and
•	the average exchange rate for the six-month period ended September 30, 2016 of 1 USD to 66.85 INR for the statement of operations for the period ending on that date.

No adjustment was required in Terrapin 3’s financial statements to convert from U.S. GAAP to IFRS for purposes of this unaudited pro forma condensed combined financial information.

The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

In connection with the Business Combination, Yatra expects to make certain contingent payments in subsequent periods that include:

•	Restricted ordinary shares. The company’s management team and certain employees will be granted two million restricted ordinary shares, subject to a two year repurchase right in favor of the company such that the company will be able to acquire any unvested shares for a nominal amount.
•	Contingent dividend and performance bonus payments. The company will pay its shareholders and holders of certain options, warrants and swaps contingent dividend and performance bonus payments aggregating up to $35 million upon the achievement by the company of certain financial metrics in calendar year 2017 and during the period from January 1, 2018 through June 30, 2018.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. The Business Combination has been consummated as of the date of the preparation of these unaudited pro forma condensed combined financial statements. See “Risk Factors” for a discussion of risk factors associated with the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF FINANCIAL POSITION

(Amounts in INR thousands, except per share data and number of shares)

	Yatra September 30, 2016	Terrapin 3 September 30, 2016	Pro Forma Adjustments	Note	Pro Forma as Adjusted
Assets
Non-current assets
Property, plant and equipment	126,670	—			126,670
Intangible assets and goodwill	1,503,621	—			1,503,621
Investment in joint venture	—	—			—
Other financial assets	95,714	—			95,714
Other non financial assets	41,015	—			41,015
Deferred tax asset	32,992	—			32,992
Trust Account	—	6,622,230	(3,426,872)	1	—
			(3,194,159)	2
			(1,199)	3
Total non current assets	1,800,012	6,622,230	(6,622,230)		1,800,012
Current assets
Inventories	6,436	—	—		6,436
Trade and other receivables	1,898,273	—	—		1,898,273
Prepayments and other assets	570,298	1,466	—		607,443
			70,645	16
			(57)	17
			(34,909)	18
Income tax receivable	251,505	—	—		251,505
Other financial assets	1,013,048	—	—		1,013,048
Cash and cash equivalents	415,535	9,327	3,194,159	2	3,679,183
			1,199	3
			1,332,454	4
			(201,800)	5
			3,331	10
			67	11
			(344,075)	12
			(348,165)	15
			(345,000)	16
			(37,849)	17
Total current assets	4,155,095	10,793	3,290,000		7,455,888
Total assets	5,955,107	6,633,023	(3,332,230)		9,255,900
Equity and liabilities
Equity
Class F common stock, $.0001 par value, 10,000,000 shares authorized; 5,318,750 shares issued and outstanding	—	67	(67)	6	—

The accompanying notes are an integral part of the financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF FINANCIAL POSITION – (continued)

(Amounts in INR thousands, except per share data and number of shares)

	Yatra September 30, 2016	Terrapin 3 September 30, 2016	Pro Forma Adjustments	Note	Pro Forma as Adjusted
Class A common stock, $.0001 par value, 90,000,000 shares authorized; 1,140,096 and 1,210,397 shares issued and outstanding (excluding 8,798,016 and 20,064,603 shares subject to possible redemption) at September 30, 2016 and December 31, 2015, respectively	—	—	(34)	1	—
	—	—	66	7
	—	—	13	4
			(45)	14
Additional paid-in-capital		595,407	(3,426,838)	1	—
			1,332,441	4
			46,436	5
			67	6
			5,861,399	7
			(262,360)	8
			(528,658)	9
			67	11
			(153,867)	12
			(3,464,094)	14
Share capital	27	—	142	13	214
			45	14
Class F share capital	—	—	21	14	21
Share premium	121,203	—	6,179,622	13	14,241,886
			8,033,717	14
			(57,747)	18
			(34,909)	18
Preference share
Share capital	196	—	(196)	13	—
Share premium	6,179,568	—	(6,179,568)	13	—
Other capital reserve	175,978	—	110,450	22	286,428
Accumulated deficit	(6,510,632)	(262,360)	262,360	8	(11,289,848)
			(4,569,644)	14
			(57)	17
			(110,450)	22
			(99,065)	18
Foreign currency translation reserve	(36,888)	—	—		(36,888)
Advances against equity	9,471				9,471
Total equity attributable to equity holders of the company	(61,077)	333,114	2,939,247		3,211,284

The accompanying notes are an integral part of the financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF FINANCIAL POSITION – (continued)

(Amounts in INR thousands, except per share data and number of shares)

	Yatra September 30, 2016	Terrapin 3 September 30, 2016	Pro Forma Adjustments	Note	Pro Forma as Adjusted
Total Non Controlling Interest	2,567	—	528,658	9	531,225
Total Equity	(58,510)	333,114	3,467,905		3,742,509
Non current liabilities
Borrowings	19,082	—	—		19,082
Trade and other payables	244,182	—	(244,182)	16	—
Employee benefits	53,189	—	—		53,189
Deferred revenue	579,164	—	—		579,164
Other financial liabilities	33,057	—	—		33,057
			—		—
Other non financial liabilities	32,670	—	(30,173)	16	2,497
Deferred underwriting compensation	—	248,236	(248,236)	5	—
Total Non current liabilities	961,344	248,236	(522,591)		686,989
Current liabilities
Borrowings	587,150	—	(37,849)	17	204,467
		—	(348,165)	15
			3,331	10
Trade and other payables	2,979,915	190,208	(190,208)	12	3,136,727
			156,812	18
Employee benefits	41,207	—	—		41,207
Deferred revenue	622,189	—	—		622,189
Other financial liabilities	128,074	—	—		128,074
Other current liabilities	693,738	—	—		693,738
Total current liabilities	5,052,273	190,208	(416,079)		4,826,402
Total liabilities	6,013,617	438,444	(938,670)		5,513,391
Class A common stock subject to possible redemption; 8,798,016 and 20,064,603 shares (at redemption value of $10.00 per share) at September 30, 2016 and December 31, 2015, respectively	—	5,861,465	(5,861,465)	7	—
Total equity and liabilities	5,955,107	6,633,023	(3,332,230)		9,255,900

The accompanying notes are an integral part of the financial statements.

YATRA ONLINE, INC. AND TERRAPIN 3 ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

	Yatra Six Months Ended September 30, 2016	Terrapin 3 Six Months Ended September 30, 2016	Pro Forma Adjustments	Note	Pro Forma as Adjusted
Revenue:
Rendering of services	4,442,239	—	—		4,442,239
Other revenue	115,090	—	—		115,090
Total revenue	4,557,329	—	—		4,557,329
Other Income	11,668				11,668
Service cost	2,197,588	—	—		2,197,588
Personnel expenses	751,833	—	333,114	21	1,085,012
			65	22
Marketing and sales promotion expenses	882,613	—	17,282	23	899,895
General and administrative expenses	—	202,405	—		202,405
State franchise tax	—	6,016	—		6,016
Other operating expenses	1,058,472	—	(847)	20	1,057,437
			(188)	24
Depreciation and amortization	128,678	—	—		128,678
Result from operations	(450,187)	(208,421)	(349,426)		(1,008,034)
Share of loss of joint venture	(4,042)	—	—		(4,042)
Finance income	55,153	—	—		55,153
Finance costs	(65,996)	—	15,732	20	(28,776)
			17,282	23
			4,206	24
Interest income	—	12,553	(12,553)	19	—
Loss before income taxes	(465,072)	(195,868)	(324,759)		(985,699)
Income tax expense	(27,794)	—	—		(27,794)
Loss for the year	(492,866)	(195,868)	(324,759)		(1,013,493)
Other comprehensive loss
Items to be reclassified to profit or loss in subsequent periods (net of taxes)
Foreign currency translation differences	(14,236)	—	—		(14,236)
Items not to be reclassified to profit or loss in subsequent periods (net of taxes)
Remeasurement of defined benefit (asset)/liability	(8,237)	—	—		(8,237)
Other comprehensive loss for the year, net of taxes	(22,473)	—	—		(22,473)
Total comprehensive loss for the year, net of taxes	(515,339)	(195,868)	(324,759)		(1,035,966)

The accompanying notes are an integral part of the financial statements.

YATRA ONLINE, INC. AND TERRAPIN 3 ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS – (continued)
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

	Yatra Six Months Ended September 30, 2016	Terrapin 3 Six Months Ended September 30, 2016	Pro Forma Adjustments	Note	Pro Forma as Adjusted
Loss attributable to:
Owners of the Company	(483,964)	(195,868)	(258,699)		(938,531)
Non-Controlling interest	(8,902)		(62,169)	9	(71,071)
Non-Controlling interest			(3,891)	9	(3,891)
Loss for the year	(492,866)	(195,868)	(324,759)		(1,013,493)
Total comprehensive loss attributable to:
Owners of the Company	(506,257)	(195,868)	(258,699)		(960,824)
Non-Controlling interest	(9,082)		(62,169)	9	(71,251)
Non-Controlling interest			(3,891)	9	(3,891)
Total comprehensive loss for the year	(515,339)	(195,868)	(324,759)		(1,035,966)
Shares outstanding	8,589				28,117
Loss per share (in INR)
Basic	(56.35)				(33.38)
Diluted	(56.35)				(33.38)

The accompanying notes are an integral part of the financial statements.

YATRA ONLINE, INC. AND TERRAPIN 3 ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
(Amounts in INR thousands, except per share data and number of shares)

	Year Ended Yatra March 31, 2016	Four Quarters Ended Terrapin 3 March 31, 2016	Pro Forma Adjustments	Note	Pro Forma as Adjusted
Revenue:
Rendering of services	8,123,943	—	—		8,123,943
Other revenue	214,524	—	—		214,524
Total revenue	8,338,467	—	—		8,338,467
Other Income	40,679				40,679
Service cost	4,201,167	—	—		4,201,167
Personnel expenses	1,513,147	—	663,300	21	2,208,510
			32,063	22
Marketing and sales promotion expenses	1,687,431	—	25,347	23	1,712,778
General and administrative expenses	—	28,889	—		28,889
State franchise tax	—	11,765	—		11,765
Other operating expenses	1,948,615	—	(2,439)	20	1,945,385
			(791)	24
Depreciation and amortization	233,703	—	—		233,703
Result from operations	(1,204,917)	(40,654)	(717,480)		(1,963,051)
Share of loss of joint venture	(11,802)	—	—		(11,802)
Finance income	95,072	—	—		95,072
Finance costs	(115,140)	—	—		(62,931)
			19,250	20
			22,826	23
			10,133	24
Interest income	—	6,471	(6,471)	19	—
Loss before income taxes	(1,236,787)	(34,183)	(671,742)		(1,942,712)
Income tax expense	(6,515)	—	—		(6,515)
Loss for the year	(1,243,302)	(34,183)	(671,742)		(1,949,227)
Other comprehensive loss
Items to be reclassified to profit or loss in subsequent periods (net of taxes)
Foreign currency translation expenses	(18,615)	—	—		(18,615)
Items not to be reclassified to profit or loss in subsequent periods (net of taxes)
Remeasurement of defined benefit (asset)	(9,403)	—	—		(9,403)
Other comprehensive loss for the year, net of taxes	(28,018)	—	—		(28,018)
Total comprehensive loss for the year, net of taxes	(1,271,320)	(34,183)	(671,742)		(1,977,245)

The accompanying notes are an integral part of the financial statements.

YATRA ONLINE, INC. AND TERRAPIN 3 ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT – (continued)
(Amounts in INR thousands, except per share data and number of shares)

	Year Ended Yatra March 31, 2016	Four Quarters Ended Terrapin 3 March 31, 2016	Pro Forma Adjustments	Note	Pro Forma as Adjusted
Loss attributable to:
Owners of the Company	(1,218,824)	(34,183)	(658,329)		(1,911,336)
Non-Controlling interest	(24,478)		(10,850)	9	(35,238)
Non-Controlling interest			(2,563)	9	(2,563)
Loss for the year	(1,243,302)	(34,183)	(671,742)		(1,949,227)
Total comprehensive loss attributable to:
Owners of the Company	(1,246,632)	(34,183)	(658,329)		(1,939,144)
Non-Controlling interest	(24,688)		(10,850)	9	(35,538)
Non-Controlling interest			(2,563)	9	(2,563)
Total Comprehensive loss for the year	(1,271,320)	(34,183)	(671,742)		(1,977,245)
Shares outstanding	46,108				28,055
Loss per share (in INR)
Basic	(26.43)				(67.98)
Diluted	(26.43)				(67.98)

The accompanying notes are an integral part of the financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Business Combination

Pursuant to the Business Combination Agreement, (i) Terrapin Merger Sub merged with and into Terrapin 3, with Terrapin 3 surviving the merger as a partially owned subsidiary of T3 Parent Corp., a Delaware corporation; and (ii) immediately following the consummation of that merger, T3 Parent Corp. merged with and into Yatra Online, Inc., with Yatra Online, Inc. surviving the second merger. As a result of the mergers, Terrapin 3 became a partially owned subsidiary of Yatra Online, Inc.

Pursuant to the mergers, each share of Terrapin 3’s Class A common stock issued and outstanding immediately prior to the effective time of the mergers (other than redeemed shares) automatically converted into one ordinary share of Yatra Online, Inc. Holders of Terrapin 3’s Class F common stock forfeited one-half of the shares of Terrapin 3’s Class F common stock held by them, effective as of immediately prior to the consummation of the Business Combination (except that, because MIHI LLC agreed to forego its right to acquire 1,000,000 shares of Terrapin 3’s Class F common stock pursuant to the Forward Purchase Contract, it forfeited 105,781 of its 1,166,562 shares of Terrapin 3’s Class F common stock, resulting in an aggregate forfeiture of one-half of the shares of Terrapin 3’s Class F common stock which they otherwise would have been entitled to receive). Following such forfeiture, 3,159,375 shares of Terrapin 3’s Class F common stock remained outstanding. Each share of Terrapin 3’s Class F common stock issued and outstanding immediately prior to the effective time of the mergers remained outstanding as a share of Terrapin 3’s Class F common stock and, pursuant to the mergers, each holder of Terrapin3’s Class F common stock also received one Class F share of Yatra Online, Inc. for each share of Terrapin 3’s Class F common stock held by such holder. The Class F shares are voting shares only and have no economic rights. Commencing November 16, 2017, holders of Terrapin 3’s Class F common stock, subject to contractual lock-up agreements and applicable restrictions, will be entitled to exchange their shares of Terrapin 3’s Class F common stock for ordinary shares of Yatra Online, Inc. (on a share for share basis) and, upon such exchange, an equal number of Class F shares held by the exchanging shareholder will be converted by us into 0.00001 of an ordinary share of Yatra Online, Inc. for each Class F share converted. The right to make such exchange will expire on December 16, 2021.

Each ordinary share of Yatra Online, Inc. issued and outstanding immediately prior to the effective time of the second merger automatically became substituted by one registered ordinary share of Yatra Online, Inc.

2. Basis of Presentation

The Business Combination is accounted for as a “reverse acquisition” since the shareholders of Yatra Online, Inc. immediately prior to the Business Combination have effective control of Yatra immediately following the completion of the Business Combination through its 68.17% ownership interest in the combined entity and its selection of a majority of the board of directors and all of the senior executive positions. Such percentage does not include (i) any exercise or conversion of our warrants outstanding on the date of the Business Combination, (ii) any of our ordinary shares issuable upon exercise of rights to swap ordinary shares of Yatra India for our ordinary shares, (iii) options issued by us but not yet exercised or (iv) certain shares allocated but not yet issued by us. For accounting purposes, Yatra is deemed to be the accounting acquirer in the Business Combination and consequently, the Business Combination is treated as a recapitalization of Yatra (i.e., a capital transaction involving the issuance of Yatra shares). Accordingly, the consolidated assets, liabilities and results of operations of Yatra will become the historical financial statements of Yatra, and Terrapin 3’s assets, liabilities and results of operations will become consolidated with Yatra beginning on the acquisition date. No step-up in basis or intangible assets or goodwill was recorded in connection with the Business Combination.

Subsequent to the Business Combination, Yatra will be maintaining its fiscal year end of March 31, as opposed to conforming to Terrapin 3’s fiscal year end of December 31. Presentation of information for Terrapin 3 in the tables below represents consolidated information for Terrapin 3 and any subsidiaries or affiliates that were formed for the purpose of consummating the Business Combination.

The unaudited pro forma condensed combined statement of financial position as of September 30, 2016 was derived from Yatra’s unaudited interim condensed consolidated statement of financial position as of September 30, 2016 and Terrapin 3’s unaudited condensed balance sheet as of September 30, 2016. The

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

2. Basis of Presentation  – (continued)

unaudited pro forma condensed combined statement of financial position as of September 30, 2016 gives pro forma effect to the Business Combination as if it had occurred on September 30, 2016.

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2016 was derived from Yatra’s unaudited interim condensed consolidated statement of profit or loss and other comprehensive loss for the three months and six months ended September 30, 2016 and Terrapin 3’s unaudited income statement for the six months ended September 30, 2016. The unaudited pro forma condensed combined income statement for the year ended March 31, 2016 was derived from Yatra’s audited consolidated statement of profit or loss and other comprehensive loss for the year ended March 31, 2016 and Terrapin 3’s unaudited income statement for the year ended March 31, 2016. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2016 and six months ended September 30, 2016 give pro forma effect to the Business Combination as if it had occurred on April 1, 2015.

3. Unaudited Pro Forma Condensed Combined Statement of Financial Position Adjustments

The pro forma adjustments to the unaudited pro forma condensed combined statement of financial position consist of the following (in thousand INR).

(1)	To reflect approximately 5.14 million shares redeemed by Terrapin 3’s stockholders on December 12, 2016 in connection with a special meeting of stockholders to approve the Business Combination.
(2)	To reflect the transfer of approximately INR 3,194,159 from Terrapin 3’s trust account in accordance with the Business Combination Agreement.
(3)	To reflect the transfer to working capital of approximately INR 1,199 of interest income earned by investment in the Terrapin 3 trust, as permitted by Terrapin 3’s trust agreement, for use on transaction research and due diligence, assuming the transfer would have occurred prior to the September 30, 2016 pro forma closing of the Business Combination.
(4)	Represents the issuance of Terrapin 3’s Class A common stock to MIHI LLC in accordance with the Forward Purchase Contract.
(5)	To reflect the payment of deferred underwriting commissions and other transaction expenses of approximately INR 201,800 relative to projected amounts of INR 248,236 with the difference recognized as an increase in additional paid-in-capital of approximately INR 46,436.
(6)	To reflect reduction in equity due to the forfeiture of 50% of the total shares of Terrapin 3’s Class F common stock held by Terrapin 3 founders prior to, and to be held in connection with, the Business Combination.
(7)	Elimination of Terrapin 3’s Class A common stock subject to redemption as it was recorded on Terrapin 3’s financial statement as of September 30, 2016.
(8)	Adjustment to eliminate Terrapin 3’s accumulated deficit.
(9)	To reflect the non-controlling interest held by current holders of Terrapin 3’s Class F common stock of approximately 31.74% in a subsidiary of Yatra established as part of the Business Combination.
(10)	To reflect funds to prepay certain transaction expenses advanced in the form of a promissory note from an affiliate of Terrapin 3 in the amount of INR 3,331.
(11)	To reflect interest earned by Terrapin 3 in the trust account until the date of the Business Combination.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

3. Unaudited Pro Forma Condensed Combined Statement of Financial Position Adjustments  – (continued)

(12)	To reflect the payment of certain transaction expenses payable as at September 30, 2016 of INR 190,208 and additional transaction expenses of INR 153,867 related to the Business Combination.
(13)	To reflect that immediately prior to the commencement of trading of Yatra Online, Inc.’s ordinary shares on NASDAQ, preference shares converted to ordinary shares of Yatra Online, Inc. after effecting a reverse share split on a 5.4242194 for one basis with respect to ordinary shares of Yatra Online, Inc. held by each Yatra shareholder as reflected in Yatra’s registry of members as a result of the letter agreement entered into by and among Yatra and each of its shareholders, with fractional shares rounded to the nearest whole share after aggregating all fractional shares held by the applicable shareholder.
(14)	To reflect the issuance of 6.794 million ordinary shares of Yatra Online, Inc. to holders of Terrapin 3’s Class A common stock in exchange for their shares of Terrapin 3’s Class A common stock on a one-for-one basis, the issuance of 34.675 million warrants issued to Terrapin 3’s warrant holders and the issuance of 3.159 million Class F shares of Yatra Online, Inc. having only voting rights to Terrapin 3’s Class F stockholders. Terrapin 3’s net assets of INR 3,464,139 were combined with Yatra and the issuance of ordinary shares and warrants of Yatra Online, Inc. was recorded at the fair value of INR 8,033,783 with the resulting difference amounting to INR 4,569,644, representing the listing expense reflected in the unaudited pro forma condensed combined statement of financial position. The expense has not been reflected in the unaudited pro forma combined statement of operations as being a non-recurring expense.
(15)	To reflect proceeds to be received by Yatra that are intended to be applied towards repayment of loans taken from Macquarie Corporation Holdings PTY Limited. The adjustment reflects repayment of such loans outstanding as of September 30, 2016 of INR 348,165.
(16)	To reflect proceeds to be received by Yatra that are intended to be applied toward repayment of amounts due to/prepayments to Bennett Coleman & Co. Ltd. The adjustment reflects repayment of such dues of INR 274,355 and prepayments of INR 70,645.
(17)	To reflect proceeds to be received by Yatra that are intended to be applied towards repayment of loans from Innoven Capital India Private Limited (formerly SVB India Finance Private Limited). The adjustment reflects repayment of such loans outstanding as of September 30, 2016 of INR 37,849 and INR 57, respectively.
(18)	To reflect the impact of additional legal expenses to be incurred by Yatra until the date of the Business Combination.

4. Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(19)	To reflect the elimination of interest income from the Terrapin 3 trust account.
(20)	To reflect reversal of interest and related expenses of INR 21,689 for the year ended March 31, 2016 and INR 16,579 for the six months ended September 30, 2016 arising due to repayment of a loan from Macquarie Corporation Holdings PTY Limited (refer to Note 15 to the unaudited pro forma condensed combined financial statements above).
(21)	Yatra’s management team and certain employees will be granted two million restricted ordinary shares of Yatra Online, Inc. These restricted Yatra ordinary shares will be subject to a two year repurchase right in favor of Yatra such that Yatra will be able to acquire any unvested shares for a nominal amount. The adjustment reflects expense for two million restricted ordinary shares valued at USD $10 per share being the fair value of ordinary shares of Yatra Online, Inc. The total expense will be recognized over the two year vesting period and accordingly has been considered to have a continuing impact.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

4. Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations  – (continued)

(22)	Immediately prior to the commencement of trading of Yatra Online, Inc.’s ordinary shares on NASDAQ, preference shares were converted into ordinary shares of Yatra Online, Inc. after effecting a reverse share split on a 5.4242194 for one basis. Consequent to this reverse split, to give effect to the reverse split on the employee share options, the employee stock ownership plan (ESOP) was modified to decrease the number of shares to which such ESOP was entitled and correspondingly increase the exercise price. The ESOPs were fair valued post this modification to give effect to these changes as well as the change in the underlying ordinary share value assumption to a transaction price of USD 10 per share. The change in the fair valuation of ESOP from the grant date fair valuation has been reflected as an additional expense for ESOPs remaining unvested as of the date of the unaudited pro forma condensed combined statement of financial position. The accelerated expense of INR 110,450 pertaining to ESOPs vested as of the date of the unaudited pro forma condensed combined balance sheet has been recorded in the unaudited pro forma condensed combined statement of financial position. This has not been adjusted in the unaudited pro forma condensed combined statement of operations as it was not deemed to have a continuing impact.
(23)	To reflect the consequent impact of payments to Bennett Coleman & Co. Ltd. (Refer to Note 16 to the unaudited pro forma condensed combined financial statements above).
(24)	To reflect reversal of interest and related expenses of INR 10,924 for the year ended March 31, 2016 and INR 4,394 for the quarter ended September 30, 2016 arising due to repayment of a loan from Innoven Capital India Private Limited (formerly SVB India Finance Private Limited).

Further explanatory note:

The company has declared contingent dividend and performance bonus payments payable to Yatra’s shareholders and holders of certain options, warrants and swaps, subject to Yatra’s achievement of EBITDA/revenue targets for the calendar year ending December 31, 2017 and six months ending June 30, 2018. In accordance with the approval of Yatra’s board of directors and a support agreement that the company entered into with each of its shareholders, contingent dividends amounting up to USD 35.0 million is payable only if certain EBITDA/revenue targets are met. The dividend to be paid is contingent on future performance of the company and has not been recorded in the unaudited pro forma condensed combined statement of financial position.

5. Pro Forma Earnings per Share

a. For the Six Months Ended September 30, 2016

Pro forma earnings per share for the six months ended September 30, 2016 has been calculated based on the estimated average number of equity shares outstanding on a pro forma basis, as described below.

Pro forma for the Business Combination, Yatra’s shareholders will hold 21,322,565 shares and Terrapin 3’s stockholders will hold 6,794,415 shares. These shares have been considered as the base and weighted average computed to derive the number of shares included in the table below. For the purpose of computing weighted average, shares to be issued to Terrapin 3’s stockholders have been considered to be issued at April 1, 2015.

All preference shares were converted to ordinary shares as part of the Business Combination and have therefore been considered for the purpose of computing both basic and diluted pro forma earnings per share.

The pro forma weighted average number of shares outstanding for the six months ended September 30, 2016 was 28,116,980 shares. No potentially dilutive shares were identified in the unaudited pro forma condensed combined financial information.

The tables below present the share reconciliation and pro forma earnings per share. Basic and diluted earnings per share are the same as no potential dilutive effects were identified.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

5. Pro Forma Earnings per Share  – (continued)

	Common share equivalent	% ownership
September 30, 2016 Pro Forma Share Reconciliation
Weighted average shares of existing Yatra investors	21,322,565	76%
Equivalent shares issued to Terrapin 3 shareholders	6,794,415	24%
Shares outstanding of Yatra after the Business Combination – basic and diluted	28,116,980	100%
September 30, 2016 Pro Forma Earnings per Share
Net loss attributable to Yatra (INR ‘000)	(938,531)
Weighted average shares outstanding	28,116,980
Basic loss per share (no dilution due to net loss) (INR per share)	(33.38)

b. For the Year Ended March 31, 2016

Pro forma earnings per share for the year ended March 31, 2016 has been calculated based on the estimated average number of equity shares outstanding on a pro forma basis, as described below. The historical weighted average number of shares of Yatra Online, Inc. outstanding was 46,108,273, basic and diluted, for the year ended March 31, 2016. No potentially dilutive shares were identified in the historical financial information of Yatra or Terrapin 3, including warrants.

Pro forma for the Business Combination, Yatra’s shareholders will hold 21,322,565 shares and Terrapin 3’s stockholders will hold 6,794,415 shares. These shares have been considered as the base and weighted average computed to derive the number of shares included in the table below. For the purpose of computing weighted average, shares to be issued to Terrapin 3’s stockholders have been considered to be issued at April 1, 2015.

All preference shares were converted to ordinary shares as part of the Business Combination and have therefore been considered for the purpose of computing both basic and diluted pro forma earnings per share.

The pro forma weighted average number of shares outstanding for the year ended March 31, 2016 was 28,116,980 shares. No potentially dilutive shares were identified in the unaudited pro forma condensed combined financial information.

The tables below present the share reconciliation and pro forma earnings per share. Basic and diluted earnings per share are the same as no potential dilutive effects were identified.

	Common share equivalent	% ownership
March 31, 2016 Pro Forma Share Reconciliation
Weighted average shares of existing Yatra investors	21,322,565	76%
Equivalent shares issued to Terrapin 3 shareholders	6,794,415	24%
Shares outstanding of Yatra after the Business Combination – basic and diluted	28,116,980	100%
March 31, 2016 Pro Forma Earnings per Share
Net loss attributable to Yatra (INR ‘000)	(1,911,336)
Weighted average shares outstanding	28,116,980
Basic loss per share (no dilution due to net loss) (INR per share)	(67.98)

INDUSTRY OVERVIEW

Certain of the information in this prospectus on the Indian market is from independent market research carried out by PhoCusWright Inc. and other third party sources.

General

India is one of the world’s largest economies, with a large middle class and a rapidly growing “online” consumer segment. Coupling that with rapid growth in smartphone penetration and more widespread Internet usage provides, what we believe, a sizable, sustainable and exciting opportunity for growth in the Indian travel industry. According to PhoCusWright, the growth of the online travel bookings industry is significantly outpacing the growth of the overall travel market in India, leading to a projected increase in the contribution of the online segment from 35% in 2015 to 41% in 2020, representing a CAGR of 14.6%, in an overall travel market estimated to reach $42.4 billion in 2020.

Overview of the Indian Economy

According to the World Bank, India has the second largest population in the world, which was estimated to be over 1.3 billion as of 2015. India’s gross domestic product, or GDP, on a purchasing power parity basis, which is the sum value of all goods and services produced valued at prices prevailing in the United States, was $8.0 trillion in 2015, making it the third largest national economy in the world after China and the United States. India is expected to experience sustained GDP growth of 7.5% to 7.7% from 2016 to 2020, according to PhoCusWright.

According to the CIA World Factbook, economic liberalization measures that began in the early 1990s have served to accelerate the country’s growth and have transformed Indian demographics through rising income levels and changing consumption patterns. Since 2011, India’s year-over-year GDP growth rate has ranged between 5.6% and 7.6%. As reported by The Economic Times in 2011, India’s middle class (defined as households with annual income of approximately between INR 340,000 to INR 1,700,000, or $5,200 to $26,000, assuming 67 INR per USD) is expected to grow by over three times, from 160 million people in 2011 to 267 million people by 2015-2016 and to 547 million people by 2025-2026. With a growing population, rising incomes and the creation of a large middle class, we believe the percentage of spending on discretionary items in India, including travel, will continue to increase.

Second Largest Population in the World (2015, m)	Third Largest Global Economy (2015 GDP PPP, $T)

Source: World Bank.

Accelerating Indian GDP Growth (YoY growth rate)	Growing Indian Middle Class (m)

Source: World Bank.	Source: Economic Times.

Indian GDP Growth Tops Other Economies (GDP annual % change)

Source: World Bank, PhoCusWright.

The Indian Travel and Tourism Industry

We believe the Indian travel and tourism industry is large and growing rapidly. According to PhoCusWright, gross bookings for Indian hotel and air travel (which include online leisure and unmanaged business travel), are estimated to grow from $14.7 billion in 2014 to $28.0 billion in 2020, representing a CAGR of 11.44% over that time period. The online leisure and unmanaged business travel refers to business travel in firms that do not have travel policies dictating channel, type of travel, supplier or fare/rate uses and excludes corporate online booking system. Travel expenditures are forecasted to grow significantly faster than the economy.

Airline spending (2013 USD per capita)	Hotel spending (2013 USD per capita)

Source: PhoCusWright, World Bank.	Source: PhoCusWright, World Bank.

According to PhoCusWright, online Indian hotel and air travel gross bookings (which include online leisure and unmanaged business travel) were $4.5 billion in 2014 and are expected to grow to $11.4 billion by 2020 or 41% of the overall travel market.

Business travel is a significant segment of the Indian travel industry. According to the Global Business Travel Association, India was ranked as the tenth largest corporate travel market globally by spending in 2015 and it grew by 11.0% over the year in 2015.

Indian Hotel and Air Travel Gross Bookings

Source: PhoCusWright; online refers to online leisure and unmanaged business travel; assumes 67 INR per USD for all periods.

The Indian Air Travel Industry

The Indian air travel industry is a large and growing market. We believe the Indian government has been an active supporter of growth in air travel in India, making policies designed to encourage infrastructure development, investing in airlines and encouraging air travel. These factors have contributed to the rapid growth and development of the Indian airline industry, with a number of independent and low-cost carriers having entered the market contributing to the growth in the total capacity available. This trend is expected to continue, with a number of airlines expected to add to their existing capacity. We believe these trends will continue to support a favorable environment for OTAs in India as OTAs represent an important distribution and marketing channel as these airlines continue to grow.

Indian Air Travel Gross Bookings (USD millions)

Source: PhoCusWright; assumes 67 INR per USD.

According to PhoCusWright, the Indian air travel market had gross bookings of $9.7 billion in 2015, and is expected to increase at a 12% CAGR to $17.1 billion by 2020. The online leisure and unmanaged business segment was $4.3 billion in 2015 or 44% of total air travel and is expected to increase penetration to 49%, or $8.4 billion, by 2020.

Indian Air Travel Passengers on Domestic Airlines (millions, data for calendar years)

Source: Directorate General of Civil Aviation in India.

According to the Directorate General of Civil Aviation in India, in 2015, Indian domestic airlines transported 81.1 million domestic passengers, an increase of 20% from 2014. This growth was the highest worldwide, according to PhoCusWright. From January through July 2016, there were 56.1 million domestic passengers and 11.5 million on international airlines, an increase of 23% and 7%, respectively, over the same period in 2015.

This growth has been assisted by the entry of several new carriers to the Indian market during the period from 2013 through 2015, including AirAsia, Air Costa, Air Pegasus and Vistara, as well as the rapid expansion of the country’s fleet by incumbent airlines. These airlines have broadened access to cities that were previously underserved and have helped keep ticket prices low.

Government policies and continued liberalization have also helped foster this growth and are expected to contribute significantly in the future. In June 2016, India’s Ministry of Civil Aviation issued a new National Civil Aviation Policy, which introduced a number of specific policy proposals (including the planned development of 350 under-utilized airstrips as “no-frills airports”), with the goal of enabling 300 million domestic airline tickets by 2022. We believe that these new government policies will facilitate the continued growth of the air travel market in India, particularly in smaller regional markets, which are currently underserved.

We believe airline capacity in India will need to grow to meet increasing demand. According to aircraft manufacturing and order data from Airbus and Boeing as well as various press articles, many Indian carriers are expanding their fleets, including IndiGo, which is increasing the size of its fleet from 116 planes to 538 planes, and SpiceJet, which, according to the Wall Street Journal, is reported to be contemplating an order of up to 250 new planes in addition to their current fleet of 40 and 42 planes currently on order. Boeing forecasts a demand for 1,850 new airplanes over the next 20 years or nearly 8 new aircraft per month. According to Airbus, India is expected to have a 10.9% CAGR in domestic passenger traffic from 2015 to 2025.

Current Airline Fleet Orders (as of September 2016)	Airline supply YoY growth rates

Source: Company reports and press articles.	Source: PhoCusWright.

OTAs represent a major demand generator and distribution channel for airlines. OTA gross air bookings reached $2.7 billion in 2015, representing 64% of the Indian online air market. According to PhoCusWright, OTA gross air bookings will reach $5.2 billion by 2020, up 92% over 2015. In 2015, OTAs represented 84% of mobile gross bookings compared to 16% for suppliers. Mobile transactions represent a 22% share of gross bookings in 2015 and are expected to grow to 39% by 2020.

The Indian Hotel and Lodging Industry

The hotel market in India continues to expand. With a significantly lower penetration of online bookings in a fragmented market, growth in both income and leisure and recreation spending, higher Internet and smartphone penetration and the emergence of “private rentals” make the Indian lodging and hotel industry a significant market opportunity for OTAs like our company.

Indian Hotel Travel Market Gross Bookings (USD million)

Source: PhoCusWright; assumes 67 INR per USD.

According to PhoCusWright, the Indian hotel travel market had gross bookings of $6.6 billion in 2015, and is expected to increase at an 11% CAGR to $10.9 billion by 2020. The online leisure and unmanaged business segment of that market represented $1.1 billion in 2015, or 17%, and is expected to increase penetration to 27%, or $3.0 billion, by 2020. With a low penetration rate for online bookings of hotels providing significant room for growth, the Indian online hotel travel Market is projected to grow at twice the rate of growth of the offline market.

According to PhoCusWright, online penetration of hotels bookings is currently at 20% with ~75% of those transacted on OTA websites. We do not believe deep discounting and subsidies create long-term customers. When e-commerce companies in India have scaled back their discounting, we believe there has been a significant slowdown in their growth rates. Given the long-term value creation opportunity in hotels, we will continue to invest in building our supply and technology that will enable budget hotels to manage their inventory and pricing on our marketplace platform, providing these hotels with superior distribution.

Estimated Hotel Market Opportunity in India for OTAs

Source: PhoCusWright; assumes 67 INR per USD for all periods. OTA revenue pool based on management assumption of 18% projected OTA commissions as percentage of gross bookings.

Key Drivers of Growth in the Indian Online Travel Industry

We believe that the online travel industry in India is underserved and will continue to grow faster than the overall Indian travel industry, primarily due to increasing Internet and smartphone penetration.

Increasing Internet Penetration

India has approximately 462 million Internet users, which suggests a penetration of approximately 37% and a growth of over 91x since 2000 according to Internet World Stats as of June 30, 2016. By comparison, the United States had 287 million Internet users and an Internet penetration of 89% at that time. According to Internet World Stats, India now has the world’s second largest population of Internet users after China. Therefore, we believe that the Indian online travel industry is well-positioned for long-term growth and we expect that increased Internet usage as well as the growing breadth of travel products offered online will further drive this growth.

The table below provides the number of Internet users and penetration percentage in the United States, China and India as of June 30, 2016.

Internet Users and Penetration as of June 30, 2016

	China	India	United States
Internet users	721 million	462 million	287 million
Internet penetration	52%	37%	89%

Source: Internet World Stats.

Increasing Smartphone Penetration

According to PhoCusWright, mobile transactions represent a significant opportunity for customer connection and booking. Smartphone penetration in India is currently low compared to other countries. As of April 2015, only 17% of India’s population reported owning a smartphone, compared to a global median of 43%, according to the Pew Research Center. By comparison, in China and the United States, the percentage of the population reporting smartphone ownership was 58% and 72%, respectively. Smartphone adoption is expected to increase significantly in India.

According to PhoCusWright, mobile travel gross bookings increased 103% from $764 million in 2014 to $1,550 million in 2015, and as more individuals in India become comfortable with mobile transactions and take advantage of mobile-only rates, mobile travel gross bookings are expected to reach $6.2 billion and to make up 36% of the online market by 2020.

The vast majority of mobile travel bookings currently come from air travel, which accounted for 64% of 2015’s gross mobile travel bookings. We expect that other non-air segments, particularly hotels, are gaining traction online, but we believe users will gradually become more comfortable using smartphones to book hotels and other travel related offerings. We believe mobile commerce in India is in the early stages and represents a significant growth opportunity.

BUSINESS

Overview

Founded by Dhruv Shringi, Manish Amin, and Sabina Chopra, we commenced operations with the launch of our Indian website in August 2006 and are now the second largest online travel agent company in India (as per management estimates based upon publicly available company filings). Through our website, www.yatra.com, our mobile applications and our other associated platforms, leisure and business travelers can explore, research, compare prices and book a wide range of services catering to their travel needs. Since we commenced operations in 2006, over $222 million has been invested in our company and over 4.6 million customers have used one or more of our comprehensive travel-related services through September 30, 2016, which include domestic and international air ticketing, hotel bookings, homestays, holiday packages, bus ticketing, rail ticketing, activities and ancillary services.

Our customers can review and book flights on all major Indian and international airlines, and can book accommodations at more than 61,000 hotels in more than 1,100 cities and towns in India as well as more than half a million hotels around the world. To ensure that our service is truly a “one-stop shop” for travelers, we also provide our customers with access to over 1,000 holiday packages and more than 40,000 activities.

Based on our large and loyal existing customer base, our comprehensive service offerings, our experienced management team and our multi-channel strategy, we believe we are well-positioned to capitalize on the burgeoning Indian travel market. Our brand is among the most well recognized in not only the Indian online travel industry, but all of Indian Internet commerce, and we believe that this creates a significant competitive advantage. We intend to continue to expand and enhance our offerings through innovative travel solutions that will grow our business, improve our customer experience and meet the changing needs of leisure and business travelers. For example, we recently opened up our holidays booking platform to third party vendors enabling them to sell holiday products alongside those packaged by us on a marketplace platform, which provides our customers a wide selection of products and services.

In the fiscal year ended March 31, 2016, our website received 153 million visits, which was a 33% increase compared to the fiscal year ended March 31, 2015. We define a “visit” as a group of interactions on our platform that occur within a 30 minute time frame. A single visit can contain multiple screen or page views, events and transactions. We use “traffic” and “visits” interchangeably in this prospectus. In fiscal year 2016, 81% of our customers’ visits were from unpaid traffic, which includes direct, organic and referrals traffic, compared to 68% in fiscal year 2015. We believe this trend reflects the strength of our brand and the strong direct relationship we have with travel consumers.

We launched our eCash program in 2014 to reward our customers for repeat purchases. Customers accumulate eCash points on travel booked through us, and these points may be redeemed by customers for future bookings. We believe the eCash program has had a positive impact on our business. Adoption rates for our eCash program have increased and our cross-sell and customer retention rates have improved significantly this year. Our 90-day repeat rate increased from 40% in January 2015 to 50% in April 2016, and our cross-sell rate increased from 9% to 14% over the same period.

Our website is the main interface for our customers, but as smartphone penetration in India has increased, the importance of our mobile platform has also increased. To address strong customer demand for mobile solutions, we have developed multiple mobile applications for a variety of consumer segments and services, including:

•	Yatra: Our primary mobile interface to our core platform, which has been downloaded more than 7 million times.
•	Yatra Mini: A multilingual, mass-market Android application providing customers with ready access to rail and bus bookings as well as budget hotels.
•	Yatra Web Check-In: An application designed to ease the flight check-in process for travelers.
•	Yatra Corporate: A self-booking application for our business customers.

•	Travelguru HomeStay: An application that connects homeowners and travelers to facilitate homestay bookings.
•	Yatra Hoteliers DESTranet: An application for hotel owners and operators to update and manage their inventories, rates and check-in process.

We have experienced rapid growth in traffic on our mobile platforms. In fiscal year 2016, mobile accounted for 50% of total consumer visits on the yatra.com platform and grew 131% compared to fiscal year 2015. In the three months ended March 31, 2016, mobile accounted for 59% of total consumer visits on the yatra.com platform. In 2016, mobile app traffic grew 3.2x with mobile app air bookings growing 3.0x and mobile app hotel bookings growing 2.8x, compared to 2015.

To further accelerate our mobile strategy, we have entered into a strategic relationship with Reliance Retail Ltd., an affiliate of Reliance Industries Limited which is one of India’s largest conglomerates, pursuant to which Reliance Jio has agreed to pre-install the Yatra mobile app on up to 35 million Reliance Jio LYF smartphones over the course of 36 months as it launches one of India’s largest 4G mobile networks. Reliance Jio commenced this activity in September 2016. Reliance Industries Limited, through one of its affiliates, is a strategic investor in our company.

Our revenue was INR 6,528 million in fiscal year 2015 and INR 8,338 million in fiscal year 2016, representing a CAGR of 28% over that period. Our revenue less service cost was INR 3,372 million in fiscal year 2015 and INR 4,137 million in fiscal year 2016, representing an increase of 23%. In addition, our gross bookings increased from INR 48,271 million in fiscal year 2015 to INR 59,497 million in fiscal year 2016, representing an increase of 23%. Revenue less service cost is a non-IFRS measure. For more information about this non-IFRS measure and a reconciliation to the most comparable IFRS measure, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Operating Metrics.” We have invested significant capital in our technology platform and in sales and marketing efforts to build our brand and acquire customers. During fiscal years 2015 and 2016, our net losses were INR (948) million and INR (1,243) million, respectively.

Our Services

We offer comprehensive travel-related services, which include domestic and international air ticketing, hotel bookings, homestays, holiday packages, bus ticketing, rail ticketing, activities and ancillary services. With over one million travelers using our platform during fiscal year 2016, we have witnessed year-over-year growth of 28% in net transaction count, 26% in net transacting customers, 31% in gross air passenger count, 31% in gross holiday packages passengers traveled, 21% in standalone gross hotel room nights booked and 23% in gross bookings. During 2016, we have also witnessed year-over-year growth of 3.2x, 3.0x and 2.8x in mobile app traffic, mobile app air bookings and mobile app hotel bookings, respectively.

Air Ticketing

We provide our customers with access to nine domestic airlines, including Indigo, SpiceJet, Jet Airways, Air India and GoAir, as well as over 275 airlines for international travel, including Air India, Jet Airways, Emirates, Etihad and Lufthansa.

Our airline ticketing business provides comprehensive information and options to consumers. Based on the search criteria and filters available, consumers are able to quickly and conveniently evaluate options, make selections and execute transactions. Customers can search and sort by date, airline, class of travel, fare price, origin, destination, and number of stops, and our search results can be enhanced by our customers’ recent searches, history and preferences.

We earn commissions and incentives from airlines for tickets booked by customers through our various sales channels. We either deduct commissions at the time of payment of the fare to our airline suppliers or we collect our commissions from our airline suppliers. Incentive payments, which are largely based on volume of business, are collected from our airline suppliers on a periodic basis. We charge our customers a service fee for booking airline tickets and receive fees from our GDS service providers based on the volume of sales completed by us through GDS. Revenue from airline tickets sold as part of packages is eliminated from our air ticketing revenues and added to our hotels and packages revenue.

We have experienced a CAGR of 27% in our air passenger count from fiscal year 2014 to fiscal year 2016 and a steady air net revenue margin of 5.8% in fiscal year 2015 and fiscal year 2016.

Yatra Air Ticketing Gross Bookings (INR million)	Yatra Air Passenger Count (‘000, gross basis)

Hotels and Packages

Hotels

With over 61,000 hotels contracted in over 1,100 cities across India, we are India’s largest platform for domestic hotels. In fiscal year 2016, more than one million hotel room-nights were booked through our platforms. Due largely to our rapid growth in this segment, our gross bookings has grown by more than 60% over the last three years. Contracting with hotels is done by a dedicated team that is responsible for onboarding listed properties as well as negotiating the rates and promotions. Hotels can also self-manage their rates, inventories, promotions and margins using our extranet (mobile and web versions). Hoteliers also have an option to access the extranet via a Channel Manager API, an interface that lets hoteliers connect their software application to our extranet.

Revenue from our hotels and packages business includes commissions and markups we earn for the sale of hotel rooms (without packages), which is recorded on a “net” basis. Revenue from packages, including hotel and airline tickets sold as part of packages, is accounted for on a “gross” basis. From fiscal year 2015 to fiscal year 2016, our hotels and holiday packages’ gross bookings grew by 30.5% with consistent growth in hotel room-nights and holiday packages passengers.

In late 2015, we added homestays through our Yatra and Travelguru brands, which includes a wide variety of accommodation options from homes, cottages, apartments, guest houses, villas, heritage properties, holiday homes, jungle stays, estate houses to farmhouses and more. As of August 2016, we had listed approximately 3,400 properties across the various brands and platforms. In addition, in June 2016, we launched our Travelguru HomeStay App, which allows homeowners to list their property as a homestay and travelers to search, browse and book the properties, all at the “click of a button”.

Holiday Packages

Our holiday packages offerings consist of both fixed departure and customized holiday packages. Given our focus on the Indian middle-class consumer, many of whom are not seasoned travelers, our customers typically prefer booking holiday packages where most elements of their travel, including flights, hotels, sightseeing, transport, visa and insurance, are all taken care of. We have expanded our portfolio to include more than 1,000 holiday packages to destinations within India, Asia, Middle East and Europe and have established ground handling operations and partnerships in Dubai, Singapore, Thailand and Malaysia. Recently, we have also opened up our platform to third-party holiday packages sellers who can now sell alongside our own products through our platform, thereby offering our customers a wider choice of products. In the last three years, we have nearly doubled our holiday packages passengers.

Yatra Hotels & Holiday Packages Gross Bookings (INR million)

Yatra Hotel Room Nights (‘000, gross basis)	Yatra Holiday Packages Passengers Traveled (‘000)

Yatra’s 61k+ Units by Market Segment

Other Services

Rail Ticketing

According to PhoCusWright, the rail travel market in India has been estimated to be approximately $6.7 billion in gross bookings in 2015 and expected to grow at a CAGR of 7.0% from 2015 to 2020.

PhoCusWright also estimates that 49% of rail gross bookings were done online. To leverage the convenience of online bookings, we entered the rail travel market in September 2007 with our inventory accessed from the IRCTC. IRCTC is a subsidiary of Indian Railways that handles the catering, tourism and online ticketing operations of Indian Railways. Since we launched this service, over 2.2 million passengers have traveled with tickets booked on our rail platforms.

Bus Ticketing

To leverage the convenience of online bookings, we entered the bus travel market in September 2014. Over 349,000 passengers have traveled with tickets booked on our bus platform since we launched this service. To ensure consistency of supply, we source our tickets from a combination of suppliers.

Activities

Launched in July 2016, we currently list over 40,000 activities inside and outside India. We offer a broad range of activities to our customers at multiple price points, including tours, historical and contemporary sightseeing, luxury experiences, romantic trips, events, shows, food tours, cooking classes and others, each ranging from a few hours to a full day.

Our Strengths

We believe the following combination of attributes of our company distinguishes us from our competitors:

Trusted Online Travel Brand

“Yatra,” which is the Hindi word for “Journey,” is one of India’s most well-recognized brands. Our brand has received numerous awards and recognitions, including multiple awards from the Government of India’s Ministry of Tourism. These Ministry of Tourism awards include the National Tourism Award for “Outstanding Performance as a Domestic Tour Operator” in Category I (Rest of India) for the assessment year 2014-15, three India Tourism Awards for “Outstanding performance as a Domestic Tour Operator (Rest of India),” “Outstanding performance as a Domestic Tour Operator in Jammu and Kashmir” and “Outstanding performance as an Inbound Tour Operator-Cat C” in 2013 and the “Best Domestic Tour Operator” award to yatra.com in 2010. Other industry awards include being ranked by The Economic Times, Brand Equity’s Most Trusted Brand Survey 2015, being named as Travel and Hospitality’s Most Outstanding Travel Company — B2C (business to consumer) in 2015 and yatra.com winning the CNBC Awaaz Travel Award in 2014. In 2013, we were recognized by MatrixLab as the Most Popular Brand in the Travel & Leisure Category and in 2012, yatra.com won the award for the “Best Travel Website” in Internet and Mobile Association of India’s Annual India Digital Awards.

Our marketing and brand building activities are a mix of online, offline, social media and other initiatives. A significant and continuous focus of our online marketing includes driving acquisitions through search engine marketing or search engine monetization with targeted and cost effective conversions using a range of online platforms such as Google, Facebook, Affiliates and other advertising networks, including mobile advertising partners. Another focus of our online marketing is search engine optimization with a regular focus on increasing organic traffic and ranking of relevant keywords associated with travel. We also market our offerings on offline mediums such as print, television, radio and out-of-home at regular intervals to promote our brand and increase brand visibility. We use these media in conjunction with online marketing initiatives to maximize results and target specific markets. Social media marketing incudes continuous engagement on all social media platforms. Our social media presence includes 1.6 million followers on Facebook and 24,000 followers on Twitter. We also continuously generate new content through posts, gifs and video listicles. Our social media content has been featured multiple times on “Lighthouse Insights” as the most innovative content on social media.

We seek to consistently leverage our relationships with different banks, digital wallets, e-commerce portals, and corporations to facilitate significant increases in the acquisition of new customers and brand salience. Promotional activities are also run with leading e-commerce partners for brand visibility. We also create alliances and promotions with international tourism boards for targeted destinations including in Dubai, Hong Kong, Singapore and Australia.

We believe customer relationship management, or CRM, initiatives with segmented targeting campaigns to drive retention and reengage and reinvigorate inactive customers are critical activities. For example, our cross-sell engine makes personalized hotel recommendations to customers. We also have a robust communication plan in place to engage customers through our eCash program. As a result, we have seen our customer retention and repeat customer rates rise significantly.

The best evidence for the strength of our brand is the large and growing traffic to our website and the increase in our repeat transactions. We consider a transaction to be a “repeat transaction” if it is a transaction by a returning customer. Total consumer visits on our site have increased from 115 million in fiscal year 2015 to 153 million in fiscal year 2016, an increase of 33%. Significantly, the contribution of our unpaid traffic visits has increased from 68% to 81% during the same period. We expect to continue to invest in building our brand through a combination of traditional media such as television, print and radio, social media, viral marketing and search engine monetization to achieve a variety of objectives such as customer engagement, repeat purchases, cross-selling and brand awareness.

Our Multi-Channel Platform for Business and Leisure Travelers

We have designed a “Go-To-Market” strategy that has been a mix of B2C (business to consumer), B2E (business to enterprise) and B2B2C (business to business to consumer). Combining these offerings on a common technology platform provides us with multiple points of contact for marketing additional services to existing customers.

•	Our consumer, or B2C, offerings include an extensive range of travel-related services, including domestic and international air ticketing, hotel bookings, homestays, holiday packages, bus ticketing, rail ticketing, and activities.
•	Our corporate, or B2E, offerings include an extensive range of travel-related services, including domestic and international air ticketing, hotel bookings, homestays, holiday packages, ground and land transportation solutions provided to our customers through a self-booking tool as well as site support with staff for query handling and execution along with supporting services such as “meet and greet” and passport management. Our portfolio of business customers includes leading organizations from India and around the world that employ over 1.4 million people.
•	Our trade, or B2B2C, offerings address the needs of a large and fragmented market of travel agents providing access to over 14,000 registered agents across India as of March 31, 2016. We processed more than 1.2 million transactions in fiscal year 2016. This channel is particularly important for us to reach customers in smaller markets (Tier 2 and Tier 3 cities) where Internet penetration has traditionally been lower and where cash payments are still the predominant form of travel purchasing.

We believe our broad and diverse offerings provide us with considerable cross-selling opportunities across business channels, each of which has experienced strong growth in gross bookings. Using our common technology platform, business customers are able to explore and book their leisure travels, and our eCash program rewards our business customers for doing so. We believe that these aspects of our platform and the high number of repeat visitors and repeat transactions provide us with a large growth opportunity. We also believe that our common technology platform will allow us to scale our operations into other geographies in the future.

Large and Loyal Customer Base

We are focused on meeting customer needs and improving the user experience for over 4.6 million cumulative travel customers as of September 30, 2016. In fiscal year 2016, repeat transactions accounted for 74% of all of the transactions on yatra.com. For our consumer-direct business, our customers made an average of 2.4 purchases per year. From 2007 to 2015, average transaction value increased INR 12,500 to INR 26,700, a CAGR of 10.1%. Our customer traction is also evidenced by high retention rates. Retention rate is defined as the percent of total transacting customers who return and complete another transaction within a specified time period. The loyal customer base is evidenced by our 90-day repeat rate, which increased from 40% in January 2015 to 50% in April 2016, and our cross-sell rate, which increased from 9% to 14% over the same period.

Total Customers Transacting (‘000, FY14-16, growth in %)	Transactions Per Customer (FY14-16, growth in %)

Note: Data for flagship brand yatra.com only and excludes data from B2E and B2B2C businesses.

Comprehensive Selection of Service and Product Offerings

Our comprehensive travel-related offerings are customized to the unique needs of Indian and non-Indian customers traveling throughout India, and we also offer services for domestic customers traveling internationally. These services include domestic and international air ticketing, hotel booking, homestays, holiday packages, bus ticketing, rail ticketing, activities, attractions and ancillary services. As of March 31, 2016, we provided our customers with access to all major domestic and international airlines operating to and from India. Our hotel network includes over 61,000 hotels across 1,100 cities in India and is India’s largest online network.

We believe this comprehensive selection of travel-related services makes us a “one-stop-shop” for our customers’ business and leisure travel needs, thereby driving greater usage and allowing us to up-sell and cross-sell multiple products to achieve a higher lifetime transaction value from our customers.

Our Platform

Our “Go-To-Market” strategy has been a mix of B2C (business to consumer), B2E (business to enterprise) and B2B2C (business to business to consumer). Our customer “touch-points” include our website, mobile platforms, retail stores, call centers, a network of over 14,000 agents across India addressing the needs of a large fragmented market of travel agents and a portfolio of B2E clients across India employing over 1.4 million people. We operate 12 retail stores in leased premises across 12 cities in India, with an average size of approximately 475 square feet.

Yatra.com

Our website, www.yatra.com, is a single platform to explore, shortlist and book airline tickets, hotels, homestays, holiday packages, bus and rail tickets and activities in customers’ home cities and travel destinations. Our website and mobile applications offer a convenient process for:

•	Exploring & Searching: Our website and mobile app enables customers to explore and search flights, hotels, holiday packages, buses, trains and activities. We use a Natural Language Processing (“NLP”)/Machine Learning (“ML”) based text/voice search engine on the website and on Facebook Bot in order to optimize search results. We also have a NLP/ML based customer support knowledge engine to allow users’ queries to be addressed without dialing the call center, thereby reducing the servicing cost and increasing customer satisfaction levels. To further engage consumers, we have a number of features such as “Lowest Fare Finder,” “Super Saver,” “Things To Do” and notifications.
•	Quickly Comparing Options: A feature has been provided to indicate the lowest prices available on the various dates to make a choice easy for the passenger. Various features have been provided to facilitate convenience, including identifying dates with public holidays and widely celebrated events, providing additional information such as tripadvisor.com reviews and filtering for refundable or non-refundable fares, number of stops on airline bookings, and hotel and room amenities.

•	Safely Booking: Once a customer has decided to book travel, we offer our customers a range of payment options. In addition, for international transactions, we use a “Dynamic Currency Converter,” which supports 27 currencies and is used to convert prices from INR to another currency so that international credit cards can be charged.

Mobile Applications

As smartphone penetration increases in India, we expect our mobile apps to become more and more critical. We have multiple applications for a variety of consumer segments and services including:

•	Yatra: Our primary mobile interface to our core platform, which has been downloaded more than 7 million times.
•	Yatra Mini: A multilingual, mass-market Android application providing consumers with ready access to rail and bus bookings as well as budget hotels.
•	Yatra Web Check-In: An application designed to ease the flight check-in process for travelers.
•	Yatra Corporate: A self-booking application for our business customers.
•	Travelguru HomeStay: An application that connects homeowners and travelers to facilitate homestay bookings.
•	Yatra Hoteliers DESTranet: An application for hotel owners and operators to update and manage their inventories, rates and check-in process.

Since the launch of our mobile apps, we have experienced rapid growth in the traffic on our mobile platforms and in fiscal year 2016, our mobile platforms accounted for 50% of our total consumer visits and grew at 131% over fiscal year 2015, with our mobile platforms accounting for 59% of our total customer visits in the fourth quarter of 2016.

Mobile Traffic Now Greater Share of Overall Traffic (% of Yatra traffic)	Mobile Bookings are Increasing Steadily in Air and Hotel (% of Yatra bookings)

Note: Data for flagship brand yatra.com only and excludes data from B2E and B2B2C businesses.

To further accelerate our mobile strategy, we have entered into a strategic relationship with Reliance Retail Ltd., an affiliate of Reliance Industries Limited which is one of India’s largest conglomerates, pursuant to which Reliance Jio has agreed to pre-install the Yatra mobile app on up to 35 million Reliance Jio LYF smartphones over the course of 36 months as it launches one of India’s largest 4G mobile networks. Reliance Jio commenced this activity in September 2016. Reliance Industries Limited, through one of its affiliates, is a strategic investor in our company.

Leading Technology Platform

Our technology platform has been designed to deliver a high level of reliability, security, scalability, integration and innovation. We have developed a common technology platform approach that enables a consistent user experience across multiple channels and different products. This approach has enabled us to reduce development costs and accelerate “speed-to-market” as new features and services can be launched simultaneously across channels. Our technology also contributes to the conversion of our business travelers to leisure travelers using our self-booking tool by creating a single and familiar platform and permitting the use of eCash across business and leisure travel.

Integrated technology platform to innovate and deploy faster
yatra.com
Multi-channel customer access
Direct-to-consumer
"B2C"
153m visits[1] in FY 2016; 4.4m customers[2]
Corporate travelers
"B2E"
Corporate customers have 1.4m+ employees
Travel agents
"B2B2C"
14,000+ registered agents across India[3]
Complete offerings
Air
9 Domestic carriers
275+ International carriers
Hotels & Lodging
61,000+ Indian properties plus growing homestays
Holiday packages
Rail, bus, activities, others
Multi-channel marketplace designed to build customer and vendor loyalty

1. Data for flagship brand Yatra.com only and excludes data from B2E and B2B2C businesses
2. Cumulative as of June 30, 2016; does not include data for B2B2C businesses
3. As of March 31, 2016

Seasoned Management Team with Track Record of Success

Our senior management team is comprised of industry executives with deep roots in the travel industry in India and abroad. With over 70 years of accumulated experience in the travel industry, mostly focused on the OTA segment, our management team previously worked with companies such as Ebookers.com, Tripadvisor.com, Yahoo, Travel Boutique Online and Carlson Wagonlit. We believe that our management’s expertise, industry relationships, and experience in identifying, evaluating and completing acquisitions provide us with opportunities to grow organically and through strategic acquisitions that complement or expand our existing operations.

Our Strategy

Our mission is to create happy travelers. Our goal is to be the leading online travel provider in the fast-growing Indian travel industry and over time expand our footprint into other emerging markets by leveraging our technology platform. To serve our mission and achieve our goals, we are following a multi-channel distribution strategy that is focused on utilizing our strong position in the air travel segment to attract new customers and cross-sell other products to this customer base such as hotels and holiday packages. Our strategy seeks to take advantage of the strong underlying growth rates across the travel sector and thereby to grow our revenue.

We will continue to invest in our brand, particularly in smaller regional Tier 2 and Tier 3 markets which, we believe, currently have lower online penetration levels for travel. According to the Indian government’s most recent census, more than 200 million people (representing 16% of India’s population) live in the 488 cities and towns comprising Tier 2 and 3 markets. We expect increased travel within and between Tier 2 and Tier 3 cities to drive growth in air and hotels. According to the Airports Authority of India, the growth rate in the number of air travel passengers year-over-year is higher in secondary airports located in smaller Tier 1 and larger Tier 2 cities and smaller regional airports in Tier 2 cities, at 24% and 20%, respectively, than it is in major metro airports located in the largest Tier 1 cities, at 16%.

Indian Metropolitan Area Population Tiers

Category	Number of Cities in India	Average Population Per City (million)	US Cities of Similar Size
Tier 1	7	10.0	New York
Tier 2	88	1.2	San Francisco/Boston
Tier 3	400	0.25	Cleveland/Pittsburgh

Source: Indian government census, 2011; tiers based on Indian Government House Rent Allowance (HRA) categories.

Indian Airport Classification by Annual Passenger Traffic

Category	Number of Airports in India	Annual Airport Traffic	US Airports of Similar Size
Major Metro Airports	6	> 10m	New York JFK
Secondary Airports	4	5m – 10m	Dallas
Smaller Regional Airports	40	200k – 5m	Cleveland

Source: Airports Authority of India.

The Number of Air Passengers through Secondary and Regional Airports has Grown Significantly (m)

Source: Airports Authority of India.

We also intend to continue to invest in our common technology platform to ensure that we can introduce new product offerings efficiently and quickly. We are focused on profitable growth, which means that we do not intend to rely on aggressive discounts to grow our business but instead on finding innovative ways, such as our marketplace platform, to lower customer acquisition costs and scale rapidly. We intend to target a mix of revenue growth and profitability to ensure that we remain a leading OTA in the Indian sector and grow at a pace that reflects the strong underlying growth of the Indian travel market.

Expand our Services to Continue to be a “One-Stop Shop” with a Unified Technology Platform for Travelers

With our large inventory of traditional travel products such as flights, hotels, holiday packages, buses and rail in our portfolio, we are constantly working to deepen and strengthen our core businesses, and widening our portfolio to cater to all of the travel needs of our customers. Our goal is to be a “one-stop shop” for travel and we will continue to develop new value-added services and programs to grow our businesses.

We have developed a common user interface platform that ensures a single-user view across B2C, B2E and B2B2C channels and a single customer interface on both our website and mobile applications so that users have a consistent user experience.

In order to ensure smooth integration of our inventory, we have also launched a marketplace platform that enables us to sell our own inventory and the inventory of third party vendors to provide travelers a wider selection of products and services on a single platform.

Introduce New Programs to Maximize Traveler’s “Share Of Wallet” Opportunity Presented by Our Multi-Channel Distribution Platforms

Our “Go-To-Market” strategy has been a mix of B2C, B2E and B2B2C. Our customer “touch-points” include our website, mobile platforms, retail stores, call centers, a network of over 14,000 agents across India addressing the needs of a large, fragmented market of travel agents and a portfolio of B2E clients across India employing over 1.4 million people.

We have developed a number of initiatives to continue to drive and reward customer loyalty across platforms. For example, our eCash program was launched in 2014 to reward customers for repeat purchases. Customers accumulate such eCash points on travel booked through us, and these points work as a currency that can be redeemed by customers during future bookings. Our eCash program is supported by a strong technology architecture and operates seamlessly with minimal human intervention. Since the eCash program was launched, we have seen a significant impact of this program on our business. Adoption rates have been increasing at a steady rate and our cross-sell and customer retention rates have increased significantly. In addition, we recently launched a marketplace platform that enables us to sell our own inventory and the inventory of third party vendors on the same platform, thereby giving our customers a wider selection of products and services. We expect that our marketplace platform will complement and strengthen the impact of our eCash program and accelerate our growth. With these two initiatives, customers will be able to earn and redeem eCash across multiple products on the Yatra platform.

Create a Robust Mobile Ecosystem

To further accelerate our mobile strategy, we have entered into a strategic relationship with Reliance Retail Ltd., an affiliate of Reliance Industries Limited which is one of India’s largest conglomerates, pursuant to which Reliance Jio has agreed to pre-install the Yatra mobile app on up to 35 million Reliance Jio LYF smartphones over the course of 36 months as it launches one of India’s largest 4G mobile networks. Reliance Jio commenced this activity in September 2016. Reliance Industries Limited, through one of its affiliates, is a strategic investor in our company. To capitalize on this distribution network, we have created a portfolio of mobile applications that will serve different users depending on the consumer segment of a particular device. For example, our Yatra mini app, which is focused on the budget travelers for rail, bus and budget hotel bookings, will be preloaded on less expensive mobile devices while our Yatra app will be preloaded on mid- to high-end devices. In addition, the use of any of our applications will allow the users to earn eCash that they can use to buy other products on our platform.

Fuel Growth Through Innovative Acquisition Strategies

The acquisition of companies, intellectual property and talented individuals has been central to our growth strategy. In 2010, we acquired TSI and its subsidiaries in order to expand our B2B business, particularly our international air ticketing for small and medium scale enterprises. In 2012, we acquired Travelguru B2B and B2C entities from Travelocity, which remains well-established hotel aggregators in India. Through this acquisition, we expanded our hotel business by establishing more direct hotel relationships in India and improved our inventory of affordable travel options. We have also leveraged our leading position in the Indian travel ecosystem to make several “acqui-hires,” including the teams from mGaadi and dudegenie, in order to grow our business. We expect to continue to pursue acquisitions that we believe will provide services, technologies or people that complement or expand our current offerings.

Multi-Brand Strategy

Our portfolio includes the Yatra, Travelguru and TSI Yatra brands. While Yatra has been the dominant brand in the B2C segment, Travelguru as a second brand significantly increases the opportunity to bring consumers into our franchise. The Travelguru brand has historically enjoyed strong brand awareness and increases the opportunity for conversion through online searches, such as search engine monetization, search engine optimization and Tripadvisor.com, by presenting more options to travelers. This approach also leverages the existing technology platform and makes customer acquisition more cost-effective. Our recently launched Travelguru Homestays initiative presents an opportunity to build a unique proposition around “affordable lodging.” The “TSI Yatra” brand in the B2B2C segment has traditionally enjoyed strong brand awareness which presents us with the opportunity to leverage travel agency relationships as we build our business in the Tier 2 and Tier 3 cities where Internet penetration has traditionally been lower and where cash payments are still the predominant form of travel purchasing.

Supplier Relationships

We believe that we have built and continue to maintain strong relationships across our portfolio of suppliers for airlines, hotels and holiday packages. We have teams managing our existing airline relationships, hotel relationships, and holiday packages. These teams also work to expand our offerings and network. A selective mix of negotiated rates, payment terms and co-participation promotions has resulted in a compelling consumer portfolio offering with an opportunity to leverage our large customer base and cross-sell effectively.

Airlines

The airline ticketing business is primarily targeted to domestic air passengers and international travel from India. We have access to real-time inventory either via GDS service providers such as Amadeus and Galileo or through a “direct-connect” to the airlines. We have relationships with all major airlines operating in India, domestic and international. The fares paid by our customers include a transaction fee and this, along with the “per-segment” earnings from the GDS providers, the commissions and volume-linked incentives from the airlines, forms the revenue accrued to us. Our relationships include all major full-service carriers and low-cost carriers. These include domestic carriers such as Air Asia, Air Costa, Air India, Air India Express, Go Air, IndiGo, Jet Airways, SpiceJet, Vistara, and international airlines such as Air France-KLM, British Airways, Emirates, Etihad Airways, Jet Airways, Lufthansa, Malaysia Airlines, Singapore Airlines, Thai Airways and Qatar Airways.

Hotels

We have India’s largest hotel network of 61,000 hotels and in fiscal year 2016, more than 1 million hotel room-nights were booked through our platforms. We have a team responsible for supply side contracting, onboarding listed properties, and demand generation. We also have an extranet portal that hoteliers use to access and manage their inventory, rates and promotions. Hoteliers also have an option to access the extranet via a Channel Manager API, an interface that lets hoteliers connect their software application to our extranet.

Customer Service

We are dedicated to ensuring a superior user experience on our platform and a critical component of that is customer service. We provide customer support in all stages of our customer’s trips — before, during and after. Our “chat” system is an important means of communication between buyers and sellers, buyers and our customer service and sellers and our seller support. We monitor feedback from our customers using an in-house CRM system that helps to provide simple, tailor-made tools to provide rapid and effective support. We have over 450 employees in customer service, including supervisors, sales representatives, quality assurance and process control teams. There is a four week induction and training program for our employees, which is managed by our in-house training team.

Our customer contact centers are located in Gurgaon, India. Central to the customer experience, our customer contact centers are closely aligned to the business and are equipped to meet all customer needs. These centers are open seven days per week with emergency numbers that are available for any customers who might need assistance during non-business hours. This enables us to provide a seamless customer experience across all channels. To improve flexibility and cost efficiency, we also utilize third-party customer service providers. Our staff is stationed in third-party customer contact centers to ensure that the customer experience is maintained to our unified corporate standards.

Technology

Our common technology platform has been designed to deliver a high level of reliability, security, scalability, integration and innovation. We utilize a single data center with an active backup in another data center and also utilize Amazon Cloud services with an ability to restore all site operations within 48 hours in case of a complete shut-down. This infrastructure is certified to support a 4.5x traffic spike across the flights, hotels, holidays, bus and rail platforms.

The technology stack includes Java, MySQL, MongoDB, Redis, Memcache, jQuery with a 3-tier service-oriented architecture for horizontal scale, performance and flexibility. We leverage and contribute to open source technologies, leading to faster innovation, development and cost-efficiencies.

We use an integration layer for high-scale, fault tolerance and configurability with connectivity to multiple GDS and hosting systems for low cost carriers. This provides auto switching capabilities and redundancy between suppliers so that we may provide the same airline inventory even if a supplier is experiencing connectivity or performance issues.

We have also developed a common user interface platform that ensures a single common user view across B2C, B2E and B2B2C channels and a single customer/client interface on both the web and mobile interfaces so that users have a consistent experience irrespective of the channel via which they come to us.

In order to ensure smooth integration of our inventory, we have launched a marketplace platform that enables us to sell our own inventory and the inventory of third party vendors to provide travelers a wider selection of products and services on a single platform. This platform presents a set of reusable services that allow third party suppliers or travel services to manage and sell those services on yatra.com directly to consumers. This platform includes vendor management, seller-buyer-user communication service, provision of content, inventory and pricing management and product life cycle management services.

Security

We accept all major credit, debit cards and other payment instruments, including mobile wallets. PaySwift is a homegrown payment engine to ensure payments are safe and secure. We are PCI-DSS 3.2 compliant with VeriSign secure certification. We follow a two-factor authentication mechanism with the security features of the applicable card. Our critical data security practices include credit card data protection in a separate VLAN accessible only through authenticated APIs and are in an encrypted storage with the key broken into two different systems. We also use a risk engine, which is a third party service, to validate and fraud check international credit cards.

Our 24x7 monitoring and alerting security infrastructure is provided by an outsourced company from multiple locations. Continuous scanning, penetration testing and threat elimination, including ransomware protection, is undertaken by third party security experts assisted by in-house security consultants. A distributed denial of service (DDoS) protection service has been instituted, which works at the perimeter level with protection up to one GBPS, to provide comprehensive solutions for all application (layer 7) and network (layer 3) DDoS attacks. Web application firewalls have also been placed for network and application security apart from a network firewall.

Competition

The Indian travel industry is highly competitive. Our success depends upon our ability to compete effectively against numerous established and emerging competitors, including other OTAs, traditional offline travel companies, travel research companies, search engines and meta-search companies, both in India and abroad, such as Cleartrip Pvt. Ltd., Expedia Southeast Asia Pte. Ltd., Travelocity India Pvt. Ltd., MakeMyTrip (India) Pvt. Ltd., Ibibo Group Pvt. Ltd., Booking.com B.V., and Agoda Company Pte. Ltd. Factors affecting our competitive success include price, availability of travel products, ability to package travel products across multiple suppliers, brand recognition, customer service and customer care, fees charged to customers, ease of use, accessibility, reliability and innovation. If we are not able to compete effectively against our competitors, our business and results of operations may be adversely affected.

In October 2016, MakeMyTrip and Ibibo Group agreed to pursue a transaction that will combine the two businesses under MakeMyTrip. The transaction is expected to close by the end of January 2017 and is subject to approval by MakeMyTrip shareholders and regulatory approvals. To the extent this merger enhances MakeMyTrip’s ability to compete with us, in particular in India, which is our, MakeMyTrip’s and Ibibo Group’s largest market, our market share, business and results of operations could be adversely affected.

Large, established Internet search engines with a global presence and meta-search companies who can aggregate travel search results compete against us for customers. Certain of our competitors have launched brand marketing campaigns to increase their visibility with customers. Some of our competitors have significantly greater financial, marketing, personnel and other resources than we do and certain of our competitors have a longer history of established businesses and reputations in the Indian travel market (particularly in the hotels and packages business) as compared with us. Some meta-search sites, including TripAdvisor and Kayak, offer users the ability to make reservations directly on their websites, which may reduce the amount of traffic and transactions available to us through referrals from these sites. If additional meta-search sites begin to offer the ability to make reservations directly, that will further affect our ability to generate traffic to our sites. From time to time, we may be required to reduce service fees and net revenue margins in order to compete effectively and maintain or gain market share.

We may also face increased competition from new entrants in our industry. The travel industry is extremely dynamic and new channels of distribution in the travel industry may negatively affect our market share. Additional sources of competition include large companies that offer online travel services as one part of their business model, such as Amazon.com, Inc. and Alibaba Group Holding Ltd., as well as “daily deal” websites, such as Groupon, Inc.’s Getaways, or peer-to-peer inventory sources, such as Airbnb Inc., HomeAway.com, Inc. and Oravel Stays Pvt. Ltd., which provide home and apartment rentals as an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for our services in facilitating reservations at hotels. We cannot assure you that we will be able to successfully compete against existing or new competitors in our existing lines of business as well as new lines of business into which we may venture. If we are not able to compete effectively, our business and results of operations may be adversely affected.

In addition, many airlines, hotels, car rental companies and tour operators have call centers and have established their own travel distribution websites and mobile applications. Suppliers may offer advantages for customers to book directly, such as member-only fares, bonus miles or loyalty points, which could make their offerings more attractive to customers. Some low-cost airlines distribute their online supply exclusively through their own websites and other airlines have stopped providing inventory to certain online channels and attempt to drive customers to book directly on their websites by eliminating or limiting sales of certain airline tickets through third party distributors. Additionally, airline suppliers are increasingly promoting hotel supply on their websites in connection with airline tickets. If we are unable to compete effectively with travel supplier-related channels or other competitors, our business and results of operations may be adversely affected.

We also face increasing competition from search engines like Google, Bing and Yahoo!. Search engines have grown in popularity and may offer comprehensive travel planning or shopping capabilities, which may drive more traffic directly to the websites of suppliers or competitors. Google has increased its focus on appealing to travel customers through its launches of Google Places, Google Flights and Google Hotel Price Ads. Google’s efforts around these products, as well as possible future developments, may change or undermine our ability to obtain prominent placement in paid or unpaid search results at a reasonable cost or at all.

There can be no assurance that we will be able to compete successfully against any current and future competitors or on emerging platforms, or provide differentiated products and services to our customer base. Increasing competition from current and emerging competitors, the introduction of new technologies and the continued expansion of existing technologies, such as meta-search and other search engine technologies, may force us to make changes to our business models, which could affect our financial condition and results of operations. Increased competition has resulted in and may continue to result in reduced margins, as well as loss of customers, transactions and brand recognition.

Intellectual Property

Our intellectual property rights include trademarks and domain names associated with the name “Yatra,” and “Travelguru” primarily, as well as copyrights and rights arising from confidentiality agreements relating to our website content and technology. We regard our intellectual property as a factor contributing to our success. We rely on trademark law, trade secret protection, non-competition and confidentiality agreements with our employees and some of our partners and vendors to protect our intellectual property rights. We require our employees to enter into agreements to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us. Our employees are required to acknowledge and recognize that all inventions, trade secrets, works of authorship, developments and other processes made by them during their employment are our property.

Yatra India and its subsidiaries have registered the primary domain names, namely www.yatra.com, www.yatra.in, www.tsi-yatra.com and www.travelguru.com, and have full legal rights over these domain names for the period for which such domain names are registered. We conduct our business primarily under the “Yatra” brand name and logo and have registered the trademarks under a couple of classes mainly in India. We have inter alia applied for trademark registration of the logos, and word marks for yatra.com in India and such applications are currently pending with the Registry of Trademarks. We have filed responses to objections raised by the Registry of Trademarks to certain of these applications. We have also filed oppositions with the Registry of Trademarks against certain trademarks in pursuance of the protection of our trademarks.

Employees

As of September 30, 2016, we had 2,158 employees. The following tables show a breakdown of our employees as of the end of the past fiscal year by category of activity and geographic location.

	Number of Employees as of September 30,
Division/Function	2014	2015	2016
Executive Management	6	7	7
Product development	70	95	119
Sales and marketing	623	734	561
Technology development and technology support	213	246	298
Others (including operations, business development, administration, finance and accounting, legal and human resources)	1,075	1,398	1,173
Total	1,987	2,480	2,158

	Number of Employees as of September 30,
Location	2014	2015	2016
India	1,973	2,463	2,140
United States	1	1	1
Singapore	13	16	17
Total	1,987	2,480	2,158

None of our employees are represented by a labor union. We believe that our relations with our employees are good. As of September 30, 2016, we employed 177 temporary and contractual employees.

Insurance

We maintain and annually renew insurance for losses (but not business interruption) arising from fire, burglary as well as terrorist activities for our corporate office at Gurgaon, India, as well as for our various company-owned travel stores and offices in 14 cities in India. In addition, we and Yatra India have insurance policies of approximately US$15 million and INR 270 million, respectively, to insure our directors and officers from various liabilities arising out of the general performance of their duties. We have also purchased public liability insurance, fidelity insurance and work injury compensation insurance for Yatra India.

In addition to the above, we have taken standard medical policies for all the companies in the Group and group term insurance policies and group personal accident policies in Yatra India and some of its subsidiaries and affiliates (besides a cash insurance policy in one of our subsidiaries).

Regulations

We are subject to various laws and regulations in India arising from our operations in India, including travel agent requirements and the operation of our website, call centers and company-owned travel stores.

Yatra India has obtained registration from Ministry of Tourism to act as Domestic Tour Operator and Inbound Tour Operator which are valid until January 28, 2019 and January 26, 2019, respectively. Yatra India is also accredited with the International Air Transport Registration which was valid for 2016. Yatra India has applied for a renewal of its registration with the International Air Transport Association for 2017.

Under the Indian Information Technology Act, 2000, as amended, we are subject to certain liabilities pertaining to the implementation and maintenance of reasonable security practices and procedures with respect to sensitive personal data or information that we possess, deal with or handle in our computer systems, networks, databases and software. India has also implemented privacy laws, including the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011, which impose limitations and restrictions on the collection, use and disclosure of personal information.

We have obtained approvals to operate our domestic and international call centers in India as “Other Service Providers” (OSP) from the Department of Telecommunications, Ministry of Communications and

Information Technology, Government of India. Our approval in respect of Domestic OSP and International OSP is valid for 20 years from October 18, 2013 and September 26, 2012, respectively.

We also obtain and maintain registrations under the Shops and Establishments Act and Rules of each state where our offices are located.

Our operations in India currently do not benefit from tax holidays under any applicable laws or regulations.

The consolidated foreign direct investment policy, or the FDI Policy, issued by the Department of Industrial Policy and Promotion, Ministry of Commerce and Industry, Government of India and the Foreign Exchange Management Act, 1999, as amended, and the regulations framed thereunder, or the FEMA, have certain requirements with respect to downstream investments by Indian companies that are owned or controlled by foreign entities and with respect to the transfer of ownership or control of Indian companies in sectors with caps on foreign investment from resident Indian persons or entities to foreigners. These requirements currently include restrictions on pricing, valuation of shares and sources of funding for such investments, which may, in certain cases, require prior notice to or approval of the Government of India. India’s Foreign Exchange Management Act, 1999, as amended, and the rules and regulations promulgated thereunder, restrict us from lending to or borrowing from our Indian subsidiaries. Further the Government of India has recently made and may continue to make revisions to the FDI policy on e-commerce in India (including in relation to business model and permitted services). Such changes may require us to make changes to our business in order to comply with Indian law.

The Companies Act contains significant changes to Indian company law, including in relation to the issuance of capital by companies, related party transactions, corporate governance, audit matters, shareholder class actions and restrictions on the number of layers of subsidiaries and corporate social responsibility spending. While the majority of the provisions of the Companies Act are currently effective, certain provisions of the Companies Act, 1956 remain in effect.

Litigation

From time to time we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business and the results of litigation and claims cannot be predicted with certainty.

Except for the tax proceedings described below, there are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened, of which we are aware) that we believe could reasonably be expected to have a material adverse effect on our results of operations or financial position.

Tax Matters Relating to Yatra Online Private Limited

Assessment Year 2008 – 09

In December 2010, we received a demand notice from the Indian income tax authorities for the assessment year 2008 – 09, disallowing a deduction of INR 18.9 million. In January 2011 we filed an appeal with the Commissioner of Income Tax (Appeals). The appeal was decided in our favor in March 2012 and we received partial relief except for some disallowance amounting to INR 1.6 million. The Revenue has filed an appeal against the order of the Commissioner of Income Tax (Appeals) with the Income Tax Tribunal. Further, in March 2014, we received a demand notice for payment of tax on disallowed expenses of INR 1.6 million. The tax amount was paid in April 2014. In March 2016, the Income Tax Tribunal remanded the matter to the file of the assessing officer who will decide these issues afresh and give us an opportunity to present the case before him. The matter has not yet been scheduled by the assessing officer.

Assessment Year 2012 – 13

In April 2016, we received a demand notice order from the Indian income tax authorities for the assessment year 2012 – 13, disallowing a deduction of INR 8.2 million for expenditure relatable to exempt income and security deposit written off. We have further filed the appeal before the Commissioner of Income Tax (Appeals) in July 2016. Subsequently, we have been issued a notice of demand for INR 0.5 million towards penalty. We filed an appeal before the Commissioner of Income Tax (Appeals) in November 2016.

Assessment Year 2013 – 14

In November 2014, we were issued a notice by the Indian income tax authorities for scrutiny assessment for the assessment year 2013 – 14. A scrutiny assessment refers to the examination of a return of income by giving an opportunity to the tax payer to substantiate the income declared and the expenses, deductions, losses, exemptions, etc., claimed in the return with the help of evidence. We have submitted the required information to the concerned authorities. Assessment orders dated December 22, 2016 were issued, disallowing a deduction of INR 11.8 million and determining the sum of INR Nil payable by us. We are in the process of reviewing the orders.

Assessment Year 2014 – 15

In March 2016, we were issued a notice by the Indian income tax authorities for scrutiny assessment for the assessment year 2014 – 15. We have submitted the required information to the concerned authorities and the matter is still pending with the income tax authorities. In December 2016, we were issued a notice towards Transfer Pricing proceedings under Section 92CA of the Income Tax Act requisitioning information. We are in the process of collecting the information.

Service Tax Show Cause and Demand Notice — Fiscal Years 2007 – 15

In June 2012, pursuant to an audit conducted by the service tax authorities, we received a notice from the service tax authorities for fiscal years 2007 – 11 in respect of certain matters which relate to the travel industry and involve a complex interpretation of Indian law. We received similar notices for fiscal years 2011 – 12, 2012 – 13, 2013 – 14 and 2014 – 15 in December 2012, May 2014, April 2015 and April 2016, respectively. In November 2012, we filed a reply with the Commissioner of Service Tax for fiscal years 2007 – 11 and similarly filed an objection in April 2013 for fiscal year 2012, in February 2015 for fiscal year 2013, in May 2015 for fiscal year 2014 and in May 2016 for fiscal year 2015. We attended a personal hearing before the Commissioner of Central Excise in November 2015 for fiscal years 2007 – 13 and September 2015 for fiscal year 2014. The aggregate value of demand for the show cause notice above is approximately INR 1,000 million (excluding interest and penalties if finally determined to be payable). The matter is currently pending and we believe the likelihood of the claims being upheld by the relevant authorities to be remote. If in the event an unfavorable order is issued by the adjudicating authority, then we will need to deposit 7.5 percent of the amount involved as pre-deposit under the service tax laws in order to pursue the case further before the Customs, Excise and Service Tax Appellate Tribunal (CESTAT).

Service Tax Show Cause and Demand Notice — Fiscal Years 2010 – 15

In October 2015, pursuant to an industry wide inquiry on compliance with service tax rules and regulations by various travel agencies in India initiated by the Mumbai Zonal Unit of Directorate General of Excise Intelligence and Customs, an excise and customs tax regulatory authority in India, we received a notice from the tax authorities for fiscal years 2010 to 2015, demanding payment of service tax in respect of certain matters, some of which relate to the travel industry in India and involve a complex interpretation of Indian law. In March 2016, we filed a reply with the Commissioner of Service Tax for fiscal years 2010 – 15. The aggregate value of demand for the show cause notice above is approximately INR 240.7 million (excluding interest and penalties if finally determined to be payable). Further to such proceedings, the demand of service tax of INR 240.7 million has been raised by the Commissioner of Service Tax along with a penalty of INR 240.7 million and interest at an appropriate rate in December 2016. We are in the process of reviewing the order.

Investigation by Directorate General of Central Excise Intelligence

An investigation has been initiated by the Directorate General of Central Excise Intelligence, or DGCEI, for the period from October 2010 to September 2015 for service tax on certain matters relating to service tax for hotel reservations. The matters are industry wide and involve a complex interpretation of law. We have made a pre-deposit of INR 25 million under protest but we have not received any show cause notice in this respect. A reply to the notice was filed in January 2016. The investigation is ongoing. We believe that we have strong grounds to defend our position on these matters.

Tax Matters Relating to Yatra TG Stays Private Limited (formerly known as D. V. Travels Guru Pvt. Ltd)

Assessment Year 2014 – 15

In April 2016, we were issued a notice by the Indian income tax authorities for scrutiny assessment for the assessment year 2014 – 15. We have submitted the required information to the concerned authorities. Assessment order dated December 26, 2016 was issued determining the sum of INR 1.6 million refundable to us. This also contained disallowance of deduction of INR 4.5 million in respect of which show cause notice was served as to why penalty for furnishing of inaccurate particulars of income should not be levied. We are in the process of reviewing the orders.

Assessment Year 2015 – 16

In April 2016, we were issued a notice by the Indian income tax authorities for scrutiny assessment for the assessment year 2015 – 16. We have submitted the required information to the concerned authorities and the matter is still pending with the income tax authorities.

Service Tax Show Cause and Demand Notice — November 2005 to October 2006

In April 2011, we received a notice from the service tax authorities on the basis of investigation carried out by the DGCEI for the period November 2005 to October 2006 in respect of admissibility of input credit. In November 2012, we filed a reply with the Commissioner of Service Tax. The value of demand for the show cause notice above is approximately INR 3.7 million (excluding interest and penalties if finally determined to be payable). A personal hearing on the matter was held on July 27, 2016 and we reiterated the submissions in the ground of appeal and also made additional written submissions. In August 2016, we received orders wherein the demand was confirmed by the Commissioner (Appeals). We have filed an appeal against the order with the Customs, Excise and Service Tax Appellate Tribunal (CESTAT) in November 2016.

Service Tax Show Cause and Demand Notice — Fiscal Years 2007 – 11

In August 2011, pursuant to an audit conducted by the service tax authorities, we received a notice from the service tax authorities for fiscal years 2007 – 11 in respect of certain matters which relate to the travel industry and involve a complex interpretation of Indian law. In April 2012, we filed a reply with the Commissioner of Service Tax for fiscal years 2007 – 11 and an additional submission was made in July 2014. Further to such proceedings, the demand of service tax of INR 237.6 million has been raised by the Commissioner of Service Tax along with a penalty of INR 237.6 million and interest at an appropriate interest rate. We have filed an appeal against the said order.

Tax Matters Relating to Yatra Hotel Solutions Private Limited (formerly known as Desiya Online Travel Distribution Pvt. Ltd.)

Assessment Year 2014 – 15

In July 2016, we were issued a notice by the Indian income tax authorities for scrutiny assessment for the assessment year 2014 – 15. We have submitted the required information to the concerned authorities. Assessment orders dated December 26, 2016 were issued determining the sum of INR 0.01 million payable by us.

Assessment Year 2015 – 16

In July 2016, we were issued a notice by the Indian income tax authorities for scrutiny assessment for the assessment year 2015 – 16. We have submitted the required information to the concerned authorities and the matter is still pending with the income tax authorities.

Service Tax Show Cause and Demand Notice — October 2012 to October 2013

We have filed a refund claim application with the service tax authorities in January 2014, seeking a refund of an amount of INR 8.5 million. In March 2014, we received notice from the service tax department for rejection of refund claim for service tax. In July 2014, we filed a reply with the Assistant Commissioner of Service Tax. In February 2015, the Office of the Assistant Commissioner of Service Tax asked for submission of self-certified copies of audited balance sheet and returns. In March 2015, the Office of the Assistant

Commissioner of Service Tax sought certain clarification in this regard. We made our submission in February 2016. The matter is currently pending with the department.

Tax Matters Relating to TSI Yatra Private Limited

Assessment Year 2013 – 14

In February 2016, we received a demand notice order from the Indian income tax authorities for the assessment year 2013 – 14, disallowing a deduction of INR 8.15 million for expenditure relatable to exempt income. This has been accepted by us and the assessment has accordingly been closed. Income tax authorities subsequently have imposed a penalty of INR 1.89 million. We filed an appeal with the Commissioner of Income Tax (Appeals) in November 2016.

Assessment Year 2014 – 15

In July 2016, we were issued a notice by the Indian income tax authorities for scrutiny assessment for the assessment year 2014 – 15. We have submitted the required information to the concerned authorities and the matter is still pending with the income tax authorities.

Service Tax Show Cause and Demand Notice — Fiscal Years 2007 – 12

In October 2013, pursuant to an audit conducted by the service tax authorities, we received a notice from the service tax authorities for fiscal years 2007 – 12 in respect of certain matters which relate to the travel industry and involve a complex interpretation of Indian law. In March 2014, we filed a reply with the Commissioner of Service Tax. Further to such proceedings, the demand of service tax of Rs 19.94 million has been raised by the Commissioner of Service Tax along with a penalty of INR 19.94 million and interest at an appropriate interest rate. In December 2016, we filed an appeal against the order with the Customs, Excise and Service Tax Appellate Tribunal (CESTAT) along with a payment of 7.5% of the duty demanded.

Service Tax Show Cause and Demand Notice — Fiscal Years 2010 – 14

In October 2015, we received a notice from the service tax authorities for fiscal years 2010 – 14 in respect of certain matters which relate to the travel industry and involve a complex interpretation of Indian law. In March 2016, we filed a reply with the Commissioner of Service Tax. We attended a personal hearing before the Commissioner of Central Excise. The aggregate value of demand for the show cause notice above is approximately INR 231.6 million (excluding interest and penalties if finally determined to be payable). The matter is currently pending and we believe the likelihood of the claims being upheld by the relevant authorities to be remote. If in the event an unfavorable order is issued by the adjudicating authority, then we will need to deposit 7.5 percent of the amount involved as pre-deposit under the service tax laws in order to pursue the case further before the Customs, Excise and Service Tax Appellate Tribunal (CESTAT). A personal hearing of the said matter was held on January 13, 2017 before the Additional Director General. We are required to submit the required additional information within 15 days with the Customs, Excise and Service Tax Appellate Tribunal (CESTAT) and the matter is still pending with the applicable authority.

Tax Matters Relating to Yatra Corporate Hotel Solutions Private Limited (formerly known as Intech Hotel Solutions Private Limited)

Assessment Year 2014 – 15

In July 2016, we were issued a notice by the Indian income tax authorities for scrutiny assessment for the assessment year 2014 – 15. We have submitted the required information to the concerned authorities. An assessment order was subsequently issued in December 2016 adding income of INR 5.3 million and raising demand of INR 0.9 million. We further filed an appeal before the Commissioner of Income Tax (Appeals) in December 2016.

Historical Revenue Less Service Cost Information

Prior to April 1, 2014, Yatra Online, Inc. did not prepare consolidated financial statements in accordance with IFRS. Yatra’s India-incorporated and Singapore-incorporated operating subsidiaries prepared financial statements in accordance with generally accepted accounting principles in India, or Indian GAAP, and Singapore Financial Reporting Standards, or SFRS, respectively.

The following table provides information relating to revenue less service cost for the fiscal year ended March 31, 2014. This financial information was prepared in accordance with the accounting principles indicated below and were not audited. Historical results do not necessarily indicate results expected for any future period.

	Yatra India Group(1) (Unaudited)	ACD(2) (Unaudited)	Yatra US LLC(3) (Unaudited)
	INR in thousands
Rendering of services
Air Ticketing	1,876,435		48,550
Hotels & Packages	2,738,057	404,766
Other services	8,283	—	—
Total	4,622,775	404,766	48,550
Other operating income
Marketing revenue(4)	154,747	—	—
Other Income	5,263	2,612	—
Total	160,011	2,612	—
Service cost(5)	(2,172,003)	(360,957)	—
Revenue less service cost(6)	2,610,783	46,421	48,550

Fiscal year 2014 gross bookings for air ticketing, hotels & packages and other services was INR 34,894 million, INR 5,670 million and INR 272 million, respectively. Fiscal year 2014 revenue less service cost amounts have been derived from unaudited financials of various subsidiaries prepared in accordance with local GAAPs (i.e., Indian GAAP as well as SFRS) and aggregated together.

(1)	Yatra India Group includes Yatra Online Private Limited and all its operating subsidiaries and this information was prepared in accordance with Indian GAAP.
(2)	ACD refers to Asia Consolidated DMC Pte Limited and this information was prepared in accordance with SFRS.
(3)	Information for Yatra US LLC was prepared in accordance with Indian GAAP as there are no local statutory requirements to prepare financial statements.
(4)	Primarily comprising advertising revenue and fees for facilitating website access to a travel insurance company.
(5)	Service cost representing cost of service including cost of hotel, airlines and other services for packages.
(6)	Revenue includes inter-company transactions of INR 45,376 (corresponding service cost of INR 51,593) between Yatra India Group and ACD; and INR 34,209 between Yatra India Group and Yatra US LLC, respectively.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information of our executive officers and directors, and their ages as of the date of this prospectus. Unless otherwise stated, the address for our directors and officers is 1101-03, 11th Floor, Tower-B, Unitech Cyber Park, Sector 39, Gurgaon, Haryana 122002, India.

Name	Age	Position
Dhruv Shringi	43	Chief Executive Officer and Class III Director
Alok Vaish	47	Chief Financial Officer
Manish Amin	51	Chief Information Officer
Sharat Dhall	48	Chief Operating Officer, B2C
Himanshu Verma	42	Chief Technology Officer
Akash Poddar	49	Chief Operating Officer, B2B
Satvinder Sodhi	40	Chief Operating Officer, Corporate Travel, and Head of Industry Relations
Promod Haque	68	Non-Executive Class I Director
Amit Bapna(1)	41	Non-Executive Class I Director
Sanjay Arora(1)(2)(3)	49	Non-Executive Class II Director
Murlidhara Lakshmikantha Kadaba(1)(2)(3)	55	Non-Executive Class II Director
Sudhir Kumar Sethi(2)(3)	58	Non-Executive Class III Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of nominating and corporate governance committee.

Executive Officers

Dhruv Shringi.  Mr. Shringi is our co-founder and has served as our Chief Executive Officer since June 2008 and as a member of our board of directors since December 2005. Prior to joining our company, Mr. Shringi was Director of Group Operations and Technology of the Ebookers Group in London from October 2003 to June 2005. From February 2002 to September 2003 Mr. Shringi served in the Strategy and Business Development team at Ford Motor Company in the UK, and from May 1994 to October 2000, he worked in the Audit & Business Consulting team of Arthur Anderson in their offices in India and London. He holds a B.Com (Hons.) degree from Delhi University, a Master of Business Administration degree from INSEAD and is also a qualified chartered accountant. We believe Mr. Shringi is qualified to serve on our board of directors because of his extensive knowledge of the travel industry and his experience as our Chief Executive Officer.

Alok Vaish.  Mr. Vaish has served as our Chief Financial Officer since December 2007. Prior to joining our company, Mr. Vaish was the Chief Financial Officer of HSIL Limited from April 2005 to November 2007. Prior to that, he worked as Vice President in Ambit Corporate Finance Pte. from September 2004 to March 2005. From July 1997 to September 2004 he worked in the Mergers and Acquisitions Department of the Investment Banking Group of Deutsche Bank, New York. Mr. Vaish holds a Master of Business Administration degree from The Darden School of Business, University of Virginia and also holds B.Com (Hons.) from Delhi University. He is also a national merit rank holder chartered accountant.

Manish Amin.  Mr. Amin is our co-founder and has served as our Chief Technology Officer/Chief Information Officer since January 2006. Prior to joining our company, Mr. Amin worked at Ebookers from June 1990 to November 2005 where his last role was Head of Technology Infrastructure. He holds a BTEC Higher National Diploma from South Thames College, London.

Sharat Dhall.  Mr. Dhall has served as our President (B2C) since May 2011. Prior to joining our company, Mr. Dhall was the Managing Director of TripAdvisor India from May 2008 to April 2011, and the Managing Director of Expedia India from May 2007 to April 2008. Prior to that, he worked in sales and marketing at Hindustan Unilever from 1996 to 2005 and as Director, ecommerce, at Indiatimes.com from

October 2005 to April 2007. Mr. Dhall holds a Master of Management Studies degree from B.I.T.S. Pilani and a Master of Business Administration degree from X.L.R.I. Jamshedpur.

Himanshu Verma.  Mr. Verma has served as our Chief Technology Officer since April 2015. Prior to joining our company, Mr. Verma worked at Flipkart as Director of Engineering from April 2012 to March 2015 and at Yahoo! Inc. as Director of Engineering from November 2006 to April 2012. He holds a B.Tech. degree in computer science from Institute of Engineering & Technology, Lucknow, India.

Akash Poddar.  Mr. Poddar has served as our Chief Operating Officer — B2B business since September 2010. Prior to joining our company, Mr. Poddar served as COO at Travel Boutique Online from December 2007 to August 2010. Prior to that, he worked at Indorama Synthetic limited as General Manager, Sales from January 1999 to August 2005. He holds a Bachelor of Arts in Economics from St. Stephen’s College, Delhi University and a Master of Business Administration degree from the American Graduate School of International Management, Thunderbird, Glendale, Arizona.

Satvinder Sodhi.  Mr. Sodhi has served as our Chief Operating Officer since November 1, 2010. Prior to joining our company, Mr. Sodhi served as Sr. Vice President — SBU North and South and Head Sales at Kuoni India from September 2002 to August 2010, as Account Manager for GE India at Carlson Wagonlit Travel from December 1992 to August 2002 and as Team leader Operations at PL Worldways from April 1996 to November 1996. He holds a B.Com degree from Delhi University. He also has a Diploma in Hotel and Tourism Management from Skyline College Sharjah (UAE).

Non-Executive Directors

Promod Haque.  Mr. Haque has served as a non-executive member of our board of directors since July 2006. He has been a senior managing partner of Norwest Venture Partners, a venture capital firm, since January 2013 and had previously served as a managing partner since 1990. He currently serves on the board of directors of Apigee Corporation and as a director of several privately held companies, including Appnomic Systems Pvt. Ltd., Brite Semiconductor Corp, CareCloud Corporation, Cognitive Scale, Inc., Dtex Systems, Inc., Health Catalyst, LLC, Palerra, Inc., PCH International, Simpplr Inc. and Sulekha.com, and previously served on the board of directors of Cyan, Inc. and FireEye, Inc. He holds a B.S.E.E. degree from the University of Delhi and a Ph.D.E.E. degree and a Master of Business Administration degree from Northwestern University. Mr. Haque is well qualified to serve as a director due to his extensive experience in venture capital and his roles serving on the board of directors of other companies.

Amit Bapna.  Mr. Bapna has served as a non-executive member of our board of directors since November 2013. He currently serves as the chief financial officer at Reliance Capital Limited, where he has worked since 2004. Prior to that he served as chief financial officer of Reliance Capital Asset Management Ltd and Reliance Consumer Finance and prior to that he worked in the corporate treasury of Reliance Industries Ltd. Mr. Bapna holds a BCOM degree from Nagpur University and is a Chartered Accountant by qualification. Mr. Bapna is well qualified to serve as a director due to his over 11 years of experience in varied business environments.

Murlidhara Lakshmikantha Kadaba.  Mr. Kadaba has served as a non-executive member of our board of directors since December 2016. Mr. Kadaba is the Chairman and Managing Director of Moonbeam Capital, a proprietary venture capital firm focused on luxury, real estate and e-commerce ventures. Mr. Kadaba has over 25 years of banking experience, with proven expertise in general management, marketing and product development across consumer banking, wealth management, consumer lending and payment products. Before becoming an entrepreneur, he served as the Group President and Chief Executive Officer of Financial Services at Reliance Payments Solutions Limited. Prior to this, Mr. Kadaba worked for American Express for eight years where he was the country manager for India and area countries. He was responsible for launching Amex’s Consumer banking franchise and several credit cards in India. Earlier, Mr. Kadaba was VP and Head of Investment Products at Citibank-India. Mr. Kadaba has served on the boards of Amcham and Financial Planning Standards Board. He is a member of the Advisory Board of Indian Institute of Learning Management (IILM), is an active member of YPO and a charter member of TIE. Amongst others, Mr. Kadaba is currently serving as a Board Member of Big Tree (bookmyshow.com), yatra.com and HomeShop18. Mr. Kadaba is an alumnus of Xavier School of Management, Jamshedpur and is a graduate in Mechanical Engineering from

Sri Jayachamarajendra, Mysore. Mr. Kadaba is well qualified to serve as a director given the breadth and depth of his experience as well as his capital markets expertise.

Sanjay Arora.  Mr. Arora has served as a non-executive member of our board of directors since December 2016. Mr. Arora is a managing director at Terrapin Partners, LLC and was Terrapin 3’s Chief Executive Officer from its inception until December 2016. Mr. Arora joined Terrapin Partners in 2007 to focus on Terrapin Partners’ private equity, debt investing and special purpose acquisition company activities. From 2012 to present, Mr. Arora has been the Portfolio Manager of TICO Management Company, LP (d/b/a Terrapin Lending Company), a direct lending fund. Prior to Terrapin Partners, Mr. Arora was a Managing Director at Deutsche Bank AG in Hong Kong, where he ran the equity-linked origination team for Asia-Pacific from 2003 to 2005. Prior to this, from 1989 to 2003, Mr. Arora held a variety of positions in leveraged finance, derivatives, and equity capital markets at Bankers Trust and Deutsche Bank. Mr. Arora received a Master of Business Administration degree in finance from the University of Chicago and a BSc in economics from The London School of Economics. Mr. Arora is well qualified to serve as director due to his experience in capital markets, and portfolio management.

Sudhir Kumar Sethi.  Mr. Sethi has served as a non-executive member of our board of directors since March 2014. He is founder and chairman of IDG Ventures India Advisors, in which role he has advised on investments in numerous companies the across digital consumer, enterprise software and healthcare sectors since 1998. In addition to leading IDG Ventures India Advisors, Mr. Sethi serves on the Asia Advisory Board of EMPEA (Emerging Markets Private Equity Association) and as Advisor on the Technology Innovation and Productivity Council of the GMR Group. He also served on the Executive Committee of Indian Venture Capital Association (IVCA), Investment Committee of UTI Ventures, on the Board of Ascent Capital, Advisory Board of Westbridge Capital and on the Board of Advisors at N.S. Raghavan Centre for Entrepreneurship, IIM Bangalore. He currently serves on the board of directors of several companies, including Perfint Healthcare, Newgen Software and FirstCry and previously served on the board of directors of Myntra, which was acquired by Flipkart, and Manthan Systems. Mr. Sethi a B.Tech degree in engineering from IETE, Delhi and a Master of Business Administration degree from Faculty of Management Studies University, Delhi. Mr. Sethi is well qualified to serve as a director due to his extensive investment experience and his roles serving on the board of directors of other company.

Employment Agreements

We have entered into employment agreements with certain of our key employees.

Mr. Shringi entered into an employment agreement with us on January 1, 2006. The agreement contains customary provisions regarding non-competition, non-solicitation, confidentiality of information and assignment of inventions. We and Mr. Shringi are each obligated to provide the other party with three months’ written notice to terminate the employment relationship. Alternatively, in lieu of providing three months’ notice, we may elect to pay Mr. Shringi a lump sum equal to his base salary for the notice period. Such notice period and termination benefits do not apply in the event that Mr. Shringi is terminated by us for any one of the reasons enumerated in the agreement.

Messrs. Vaish, Amin, Dhall, Verma, Poddar and Sodhi have also entered into employment agreements with us, which agreements contain customary provisions regarding non-competition, non-solicitation, confidentiality of information and assignment of inventions. We and each of these executives are obligated to provide the other party with three months’ written notice to terminate the employment relationship. Alternatively, in lieu of providing three months’ notice, we may elect to pay the executive a lump sum equal to his base salary for the notice period. Such notice period and termination benefits do not apply in the event that such executive is terminated by us for any one of the reasons enumerated in the agreement.

Board of Directors

Our board of directors is comprised of six directors, at least a majority of whom qualify as “independent” directors under the listing standards for independence of NASDAQ and Rule 10A-3 under the Exchange Act. Our board of directors has determined that the following directors are independent: Promod Haque, Amit Bapna, Sanjay Arora, Murlidhara Lakshmikantha Kadaba and Sudhir Kumar Sethi. Upon consummation of the Business Combination, Mr. Arora was designated to serve as a member of our board of directors by the Terrapin Sponsors.

Our Articles of Association provide for a board of directors consisting of no less than one director, with all directors divided into three classes with staggered three-year terms. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election. Each director so elected will hold office until the annual general meeting of our shareholders for the year in which his or her term expires, unless the tenure of such director expires earlier pursuant to the Companies Law or unless he or she is removed from office as described below.

•	Our board of directors will be divided among the three staggered classes of directors: the Class I directors will be Promod Haque and Amit Bapna, and their terms will expire at our annual meeting of shareholders to be held in 2017;
•	the Class II directors, will be Sanjay Arora and Murlidhara Lakshmikantha Kadaba, and their terms will expire at our annual meeting of shareholders to be held in 2018; and
•	the Class III directors will be Dhruv Shringi and Sudhir Kumar Sethi, and their terms will expire at our annual meeting of shareholders to be held in 2019.

A director may be re-elected to serve for an unlimited number of terms. As a result of the staggered terms, not all of our directors will be elected in any given year.

The directors are appointed by the general meeting of shareholders. A director may be removed for cause by a resolution passed by a majority of the votes cast by those present in person or by proxy at a meeting and who are entitled to vote. Our board of directors may also, in certain circumstances, appoint additional directors. In addition, the Terrapin Sponsors and certain of our investors and executive officers, in certain circumstances, will have the right to designate individuals to be nominated for election to serve as our directors and to appoint at least one director to serve on each committee of our board of directors. Each of MIHI LLC and the Terrapin Sponsors shall also have the right to designate one representative to attend our board meeting in a nonvoting observer capacity. MIHI LLC and the Terrapin Sponsors shall cease to have board observation rights when they no longer own at least 5% of our outstanding ordinary shares. See “Description of Yatra Share Capital — Investor Rights Agreement.”

The primary responsibility of the executive director, Dhruv Shringi, is to manage our company. The primary responsibility of the non-executive directors is to supervise the policies of the executive director and senior management and the affairs of our company and our affiliated enterprises. In addition, the non-executive directors assist the executive director and senior management by providing advice.

Committees of the Board of Directors

We have an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The current members of our audit committee are Sanjay Arora, Amit Bapna and Murlidhara Kadaba, with Mr. Bapna serving as its chairman. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board of directors has determined that Amit Bapna is an “audit committee financial expert” as defined under the applicable rules of the SEC. The SEC and NASDAQ rules require that our audit committee be composed of at least three members, subject to certain permitted phase-in rules for newly public companies. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. Our audit committee’s responsibilities include:

•	overseeing our corporate accounting and financial reporting process;
•	evaluating the independent auditors’ qualifications, independence and performance;
•	determining the engagement of the independent auditors;
•	reviewing and approving the scope of the annual audit and the audit fee;

•	discussing with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;
•	approving the retention of the independent auditors to perform any proposed permissible non-audit services;
•	monitoring the rotation of partners of the independent auditors on our engagement team as required by law;
•	reviewing our critical accounting policies and estimates;
•	overseeing our internal audit function; and
•	annually reviewing the audit committee charter and the audit committee’s performance.

The audit committee operates under a written charter adopted by our board of directors, a current copy of which is available on our website at www.yatra.com.

Compensation Committee

The current members of our compensation committee are Sudhir Kumar Sethi, Murlidhara Kadaba and Sanjay Arora, with Mr. Sethi serving as its chairman. Our board of directors has determined that all members of our Compensation Committee are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Code. Our compensation committee reviews and recommends policies relating to compensation and benefits of its officers and employees. The compensation committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•	evaluating the performance of these officers in light of those goals and objectives;
•	setting the compensation of these officers based on such evaluations;
•	administering the issuance of share options and other awards under our share plans; and
•	reviewing and evaluating, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.

The compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available on our website at www.yatra.com.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Sanjay Arora, Sudhir Kumar Sethi and Murlidhara Kadaba, with Mr. Kadaba serving as its chairman. The nominating and corporate governance committee’s responsibilities include:

•	making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors;
•	overseeing our corporate governance guidelines; and
•	reporting and making recommendations to our board of directors concerning governance matters.

The nominating and corporate governance committee operates under a written charter adopted by our board of directors, a current copy of which is available on our website at www.yatra.com.

Foreign Private Issuer Exemptions

We are a “foreign private issuer” under the securities laws of the United States and the rules of the NASDAQ. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled registrants. We intend to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and NASDAQ’s listing standards. Under the

NASDAQ rules, a “foreign private issuer” is subject to less stringent corporate governance requirements. Subject to certain exceptions, the rules of the NASDAQ permit a “foreign private issuer” to follow its home country practice in lieu of the listing requirements of NASDAQ. Accordingly, in the future you may not have the same protections afforded to shareholders of companies that are subject to all of the NASDAQ corporate governance requirements.

Corporate Governance

Corporate Governance Guidelines

Our board of directors has approved a set of general guidelines that provide the framework for our corporate governance. The board will review these guidelines and other aspects of our corporate governance periodically, as necessary. Our Corporate Governance Guidelines can be found on our website at www.yatra.com.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, or the Code of Conduct. Our Code of Conduct documents the principles of conduct and ethics to be followed by our directors, officers and employees when conducting our business and performing their day-to-day duties. The purpose of our Code of Conduct is to promote honest and ethical conduct, compliance with applicable governmental rules and regulations, prompt internal reporting of violations of the Code of Conduct and a culture of honesty and accountability. A copy of the Code of Conduct has been provided to each of our directors, officers and employees who are required to acknowledge that they have received and will comply with the Code of Conduct. We intend to disclose any material amendments to the code, or any waivers of its requirements, in our public SEC filings and/or on our website in accordance with applicable SEC and NASDAQ rules and regulations. Our Code of Conduct can be found on our website at www.yatra.com.

Disclosure Committee

We maintain a disclosure committee consisting of members of our executive management. The purpose of the disclosure committee is to oversee our system of disclosure controls and assist and advise the Chief Executive Officer and Chief Financial Officer in making the required certifications in SEC reports. The disclosure committee was established to bring together on a regular basis representatives from our key business units and employees involved in the preparation of our financial statements to discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings and review our draft periodic SEC reports prior to filing. The disclosure committee reports to our Chief Executive Officer and Chief Financial Officer.

Compensation

Non-Executive Director Compensation

We will pay the reasonable costs and expenses incurred in connection with attending meetings of our board of directors and our committees. In 2015 and 2016, we paid no cash compensation to our non-executive directors. Starting in January 2017, we will pay a $15,000 annual base director’s fee to each of our non-executive directors. Our non-executive directors who serve on our audit committee, compensation committee, and nominating and corporate governance committee will receive an additional cash retainer of $10,000 per year. We do not have service contracts with any of our non-executive directors that provide for benefits upon termination.

Executive Director and Other Senior Management Compensation

The aggregate compensation, including benefits in kind, paid to our executive director and senior management for the year ended 2015, including benefits in kind but excluding any equity compensation, was INR 95,815,072. We have not set aside or accrued any amounts to provide pension, retirement or similar benefits for our executive directors or other senior management. We have employment agreements with our senior management and executive directors that provide for benefits upon termination. We have also granted share options to our executive directors. For option grants to senior management, see “— Share Options” below.

Share Options

The two equity incentive plans described in this section are the Yatra Online, Inc. 2006 Share Plan, or the 2006 Plan, and the 2016 Share Option and Incentive Plan, or the 2016 Plan. We expect to grant awards to eligible participants only under the 2016 Plan.

2006 Plan

Our board of directors adopted the 2006 Plan to attract and retain appropriate personnel in our employment, to incentive our employees and consultants and to promote the success of our business.

The 2006 Plan is administered by the compensation committee of our board of directors. Among other things, our compensation committee determines the terms and conditions of each option grant, including, but not limited to, the number of options, exercise price, vesting period, exercise period, the fair market value of ordinary shares, forfeiture provisions, adjustments to be made to the number of options and exercise price in the event of a change in capital structure or other corporate action, and satisfaction of any performance conditions.

We may grant awards to any of our employees, consultants or directors. The plan administrator determines the individuals eligible to participate in the 2006 Plan in accordance with criteria laid down by our board of directors from time to time. Under the 2006 Plan, we have granted 6,046,059 options to purchase our ordinary shares.

Upon the occurrence of a change of control of our company, the 2006 Plan provides that each outstanding option or share purchase right will be assumed, or an equivalent option or right will be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the award or to substitute an equivalent option or right, in which case such option or share purchase right will terminate upon the consummation of the change of control transaction.

Our board of directors may at any time amend, alter, suspend or discontinue the 2006 Plan, but no amendment, alteration, suspension or discontinuation, other than certain adjustments upon changes in our capitalization or in connection with a change of control of our company, may be made that would materially and adversely affect the rights of any optionee or holder of share purchase rights under any outstanding grant, without the recipient’s consent

2016 Plan

On December 13, 2016, our board of directors approved the 2016 Plan and on December 15, 2016, our shareholders approved the 2016 Plan. The 2016 Plan enables our company to make equity based awards to its officers, employees, non-employee directors and consultants. The 2016 Plan provides for the grant of incentive share options, non-qualified share options, share appreciation rights, restricted share awards, restricted share units, unrestricted share awards, cash-based awards, performance share awards and dividend equivalent rights. We have reserved for issuance 5,567,304 authorized but unissued ordinary shares under the 2016 Plan, which shares are subject to an annual increase on January 1 of each year equal to three percent of the number of shares issued and outstanding on the immediately preceding December 31 or such lesser number of shares as determined by the administrator of the 2016 Plan. The 2016 Plan limits the number or value of shares that may be granted to any participant in any one calendar year, among other limits.

Cash Incentive Bonus Plan

On December 13, 2016, our board of directors adopted the Senior Executive Cash Incentive Bonus Plan, or the Bonus Plan. The Bonus Plan provides for cash bonus payments based upon the attainment of performance targets established by the compensation committee. The payment targets will be related to financial and operational measures or objectives with respect to our company, which we refer to as corporate performance goals, as well as individual performance objectives.

The compensation committee may select corporate performance goals from among the following: total shareholder return; gross booking value; revenue less service cost; EBITDA; share compensation expense; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of our ordinary shares; economic value added; funds from operations or similar measure; sales, revenue or market share; acquisitions or strategic transactions; operating income (loss); cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets, equity or investment; return on sales, gross or net profit levels; productivity; expense margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share; and the number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Each executive officer who is selected to participate in the Bonus Plan will have a target bonus opportunity set for each performance period. The Bonus Plan also permits the compensation committee to approve additional bonuses to executive officers in its sole discretion.

Employee Benefit Plans

We maintain employee benefit plans in the form of certain statutory and incentive plans covering substantially all of our employees. For fiscal years 2015 and 2016, the aggregate amount set aside or accrued by us to provide for pension or retirement benefits for all of our employees (including our directors and executive officers), which amount consists of the Provident Fund and gratuity disclosed below, was INR 60.9 million and INR 81.2 million, respectively.

Provident Fund

In accordance with Indian law, all of our employees in India are entitled to receive benefits under the Employees’ Provident Fund Scheme, 1952, as amended, a retirement benefit scheme under which an amount equal to 12% of the basic salary of an employee is contributed both by the employer and the employee in a government fund. We make a monthly deposit to a government fund and have contributed an aggregate of INR 52.6 million and INR 70.7 million in fiscal years 2015 and 2016, respectively.

Gratuity

In accordance with Indian law, we pay gratuity to our eligible employees in India. Under our gratuity plan, an employee is entitled to receive a gratuity payment on the termination of his or her employment if the employee has rendered continuous service to our company for not less than five years, or if the termination of employment is due to death or disability. The amount of gratuity payable to an eligible employee is equal to 15 days’ salary for every year of employment (or any portion of a year exceeding six months), and currently as per the Payment of Gratuity Act of 1972, the maximum amount of gratuity payable is INR 1 million. We have paid gratuity to our employees in the aggregate amount of INR 8.3 million and INR 10.5 million in fiscal years 2015 and 2016, respectively.

DESCRIPTION OF YATRA SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands with limited liability. Our affairs are governed by our Articles of Association, the Companies Law, and other applicable laws of the Cayman Islands and any rules or regulations made thereunder. As of the date of this prospectus, our authorized share capital is 523,159,375, consisting of 500,000,000 ordinary shares of a par value of $0.0001 each, 10,000,000 Class A Non-Voting Shares of a par value $0.0001 each, 3,159,375 Class F shares of a par value of $0.0001 each and 10,000,000 preference shares of a par value of $0.0001 each.

The following are summaries of certain provisions of our Articles of Association and the Companies Law insofar as they relate to the material terms of our ordinary shares. The term “shareholders” as used in these summaries in relation to our company refers to persons whose names are entered into the register of members of our company as the current holder of one or more shares of our company. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of our Articles of Association and the Companies Law.

Ordinary Shares

General

All of our ordinary shares issued prior to the completion of this offering are fully paid, and all of our ordinary shares to be issued in this offering will be issued as fully paid. Share certificates representing our ordinary shares (to the extent any are issued) are not definitive evidence as to share ownership under the laws of the Cayman Islands; instead, it is the register of members which is prima facie evidence of the legal title to shares under Cayman Islands law. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Register of Members

We must keep a register of members in accordance with the Companies Law, and there shall be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;
•	the date on which the name of any person was entered on the register as a member; and
•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once the register of members has been updated, the shareholders recorded in the register of members should be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from the register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of the company, the person or member aggrieved (or any member of the company or the company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Transfer of Shares

Subject to the restrictions of our Articles of Association, the holders of ordinary shares may transfer all or any of their ordinary shares by an instrument of transfer, provided that such transfer complies with applicable rules of the SEC, federal and state securities laws of the United States and all other applicable laws and regulations. The instrument of transfer shall be in writing in the usual or common form or in a form prescribed by the applicable stock exchange or in any other form approved by our board of directors. The transferor shall be deemed to remain the holder of such ordinary shares until the name of the transferee is entered in the register of members.

Redemption of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by a special resolution of our shareholders. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or are otherwise authorized by our Articles of Association. Under the Companies Law, the redemption or repurchase of any share may be paid out of a company’s profits or a share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or, if so authorized by its articles of association, out of capital if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law, no such share may be redeemed or repurchased (i) unless it is fully paid-up, (ii) if such redemption or repurchase would result in there being no shares outstanding, or (iii) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variation of Rights of Shares

All or any of the rights attached to any class of shares of our company (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Call on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Changes in Capital

We may from time to time by ordinary resolution:

•	increase the share capital by such sum as the resolution prescribes;
•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;
•	convert all or any of our paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;
•	sub-divide our existing shares into shares of a smaller amount than that fixed by our Articles of Association or into shares without par value; and
•	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Companies Law and our Articles of Association, our shareholders may by special resolution reduce our share capital and any capital redemption reserve.

Voting Rights

At any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote, and on a poll every shareholder present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly appointed representative) shall have one vote for each fully paid ordinary share which such shareholder is registered as the holder. No person shall be entitled to vote at any general meeting unless such person is registered as a shareholder at the applicable record date for that meeting and all calls or other monies then due by such person in respect of such shares have been paid.

A quorum required for a general meeting of shareholders consists of one or more shareholders who hold in aggregate a majority of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. No business shall be transacted at any general meeting unless a quorum is present.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting.

While there is nothing under the laws of the Cayman Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, it is not a concept that is generally accepted as a common practice in the Cayman Islands, and we have made no provisions in our Articles of Association to allow cumulative voting for such elections.

Inspection of Books and Records

Holders of our ordinary shares have no general right under the Companies Law to inspect or obtain copies of our list of shareholders or our corporate records.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law and to our Articles of Association. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or share premium account, and provided further that a dividend may not be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.

Liquidation Rights

On a winding up of our company, if the assets available for distribution among our shareholders shall be insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them. If the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

Class A Shares

All of our Class A shares have identical rights to our ordinary shares, except holders of our Class A shares shall not (in respect of such Class A shares) have the right to receive notice of, attend or vote as a member at any general meeting of shareholders, but may vote at a separate Class A shareholders’ meeting convened in accordance with our Articles of Association. Holders of our Class A shares shall hold such Class A shares subject to transfer restrictions imposed on the holder thereof pursuant to an agreement between such holder and our company. Pursuant to such agreement, when any Class A shares are transferred, the recipient will receive ordinary shares and the Class A shares so transferred will be cancelled.

Class F Shares

Holders of our Class F shares shall (in respect of such Class F shares) have the right to receive notice of, attend at and vote as a member at any general meeting of shareholders, but shall have no other rights in respect of such Class F shares. If holders of Terrapin 3’s Class F common stock exercise their right to exchange their shares of Terrapin 3’s Class F common stock, on a one-for-one basis, for our ordinary shares, for each share exchanged, one Class F share will be converted by us into 0.00001 of an ordinary share for each Class F share converted.

Commencing on November 16, 2017, holders of Terrapin 3’s Class F common stock will have the right to exchange any or all of their shares of Terrapin 3’s Class F common stock for ordinary shares of Yatra Online, Inc. (on a share for share basis) and, upon such exchange, an equal number of Class F shares held by the exchanging shareholder will be converted by us into 0.00001 of our ordinary share for each Class F share converted. The right to make such exchange will expire on December 16, 2021.

Investor Rights Agreement

On December 16, 2016, we entered into the Investor Rights Agreement, or the Investor Rights Agreement, with MIHI LLC, the Terrapin Sponsors and certain other Terrapin 3 stockholders and Yatra shareholders who will own our ordinary shares upon consummation of the Business Combination. Pursuant to the terms of the Investor Rights Agreement, we are obligated to file, after we become eligible to use Form F-3 or its successor form, a shelf registration statement to register the resale by such shareholders of ordinary shares issuable in connection with the Business Combination. The Investor Rights Agreement also provide such shareholders with demand, “piggy-back” and Form F-3 registration rights, subject to certain minimum requirements and customary conditions. Shareholders will be entitled to make one demand for registration of ordinary shares, except for certain Yatra shareholders will be entitled to make three demands.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Services Agreement with Appnomic Systems Pvt. Ltd.

Pursuant to a technology management services with Appnomic Systems Pvt. Ltd., or Appnomic, a company under common management with Yatra India, our subsidiary, we utilized application infrastructure monitoring services from Appnomic for an aggregate price of INR 5,561,820 and INR 5,947,516 in fiscal years 2015 and 2016, respectively.

Loan Agreement with Reliance Capital Ltd.

On January 22, 2015, March 13, 2015, April 2, 2015, and December 22, 2015, we, through Yatra India, entered into inter corporate deposit (ICD) facility agreements with Reliance Capital Ltd., one of our shareholders. Pursuant to the terms of these ICD facility agreements, we borrowed an aggregate of INR 570,000,000 advances under these ICD facility agreements, which bear interest at a rate of 13% per annum and must be repaid within 30 days of the date of disbursement. The ICD facility agreements contain certain negative covenants restricting our ability to change our status to a private borrower, undertake any merger, consolidation or reorganization, or liquidate or dissolve. During the fiscal years 2015 and 2016, we borrowed INR 170,000,000 and INR 400,000,000, respectively, under these ICD facility agreements, all of which amounts have been repaid. We paid an aggregate of INR 423,826 and INR 2,617,808 in interest on these advances in fiscal years 2015 and 2016, respectively.

Letter Agreement with Macquarie Capital (USA) Inc.

On July 13, 2016, we entered into a letter agreement with Macquarie Capital (USA) Inc., an affiliate of one of our shareholders, pursuant to which we agreed that prior to July 16, 2017 we will engage Macquarie Capital (USA) Inc., or an affiliate of Macquarie Capital (USA) Inc. designated by it, to act on any and all transactions with a value greater than $30 million as:

•	a bookrunning managing underwriter, a bookrunning managing placement agent, or a bookrunning managing initial purchaser, as the case may be, in connection with any offering or placement of securities (including, but not limited to, debt, equity, preferred and other hybrid equity securities or equity linked securities) by us or any of our subsidiaries, in each case with Macquarie Capital (USA) Inc. receiving total compensation in respect of any such transaction that is equal to or better than 40% of the total compensation received by all underwriters, placement agents, and initial purchasers, as the case may be, in connection with such transaction and not less than the compensation received by any one individual underwriter, placement agent or initial purchaser, as the case may be; and
•	a financial advisor in connection with any (x) restructuring (through a recapitalization, extraordinary dividend, stock repurchase, spin-off, joint venture or otherwise) by us or any of our subsidiaries, (y) acquisition or disposition of a business, asset or voting securities by us or any of our subsidiaries or (z) debt or equity financing or any refinancing of any portion of any financing by us or any of our subsidiaries, in each case with Macquarie Capital (USA) Inc. receiving total compensation in respect of any such transaction that is equal to or greater than 40% of the total compensation received by all financial advisors in connection with such transaction (50% in the case of the initial business combination), and not less than the compensation received by any individual financial advisor.

Macquarie Capital (USA) Inc. has the right to decline any such engagement in its sole and absolute discretion.

Preload Agreement with Reliance Retail Ltd.

On September 26, 2016, we, through Yatra India, entered into a preload agreement with Reliance Retail Ltd., an affiliate of one of our shareholders. Pursuant to the preload agreement, Reliance Retail Ltd. has agreed to pre-install the Yatra mobile applications on up to 35 million Reliance Jio LYF smartphones over the course of 36 months. As consideration, we have agreed to issue a number of ordinary shares of Yatra India to Reliance Retail Ltd. under the agreement. Any invoiced amounts will bear interest at a rate of 15% per year from the date of invoice until the date of allotment of ordinary shares as payment. The agreement remains in effect until the earlier of completion of 35 million preloads or September 5, 2019. Either party may terminate the agreement in the event of an uncured breach of a material term of the agreement. We have the right to cease preloads following the earlier of completion of 10 million preloads and September 5, 2017.

Investor Rights Agreement

On December 16, 2016, we entered into the Investor Rights Agreement with MIHI LLC, the Terrapin Sponsors and certain other Terrapin 3 stockholders and Yatra shareholders who will own our ordinary shares upon consummation of the Business Combination. Pursuant to the terms of the Investor Rights Agreement, we are obligated to file, after we become eligible to use Form F-3 or its successor form, a shelf registration statement to register the resale by such shareholders of ordinary shares issuable in connection with the Business Combination. The Investor Rights Agreement also provide such shareholders with demand, “piggy-back” and Form F-3 registration rights, subject to certain minimum requirements and customary conditions. Shareholders will be entitled to make one demand for registration of ordinary shares, except for certain Yatra shareholders will be entitled to make three demands.

The Investor Rights Agreement also provides the Terrapin Sponsors the right to nominate an individual for election to our board of directors upon the resignation, removal, death or disability of the director initially designated by them pursuant to the terms of the Business Combination Agreement, as well as the right to re-nominate such director two successive times. The Investor Rights Agreement also provides certain of our investors and our executive officers, Dhruv Shringi, Alok Vaish and Manish Amin, the right to nominate an individual for election to our board upon the resignation, removal, death or disability of any of the directors initially designated by our company pursuant to the terms of the Business Combination Agreement, as well as the right to re-nominate any of such directors who are Class I or Class II directors two successive times and the right to re-nominate any of such directors who are Class III directors one time or to designate a replacement for any such director. Subject to applicable law and applicable stock exchange rules, until such time as there is no director designated by the Terrapin Sponsors or no director designated by our company pursuant to the terms of the Business Combination, we are required to take all necessary action to cause at least one director nominated by the Terrapin Sponsors and at least one director nominated by our investors to be appointed to each committee of our board of directors. The Investor Rights Agreement also provides each of MIHI LLC and the Terrapin Sponsors the right to designate one representative to attend our board meeting in a nonvoting observer capacity. MIHI LLC and the Terrapin Sponsors shall cease to have board observation rights when they no longer own at least 5% of our outstanding ordinary shares.

Exchange and Support Agreement

On December 16, 2016, we entered into an exchange and support agreement with Terrapin 3 and holders of Terrapin 3’s Class F common stock. Pursuant to the agreement, commencing on November 16, 2017, holders of Terrapin 3’s Class F common stock have the right from time to time to exchange any or all of their shares of Class F common stock for the same amount of our ordinary shares. Upon any such exchange, an equal number of our Class F shares held by such exchanging shareholders will be converted by us into 0.00001 of our ordinary share for each Class F share converted. The right to make such exchange will expire on December 16, 2021.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of:

•	each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding share capital;
•	each of our present directors;
•	each of our executive officers serving during the 2016 fiscal year; and
•	all of our current directors and executive officers as a group.

Beneficial ownership has been determined as of December 29, 2016. Except as otherwise indicated, each person or entity named in the table is expected to have sole voting and investment power with respect to all shares attributable to such person. Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we included shares issuable pursuant to options and/or warrants held by that person that are currently exercisable or that are exercisable within 60 days. These shares, however, were not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in the table below is based on 34,551,715 of our ordinary shares issued and outstanding on December 29, 2016 and assumes the exchange of 100% of Terrapin 3’s Class F common stock for our ordinary shares.

Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
5% Stockholders:
Entities Affiliated with Nathan Leight(2)	7,784,885	20.28%
Entities Affiliated with Norwest Venture Partners(3)	6,865,676	19.87%
Macquarie Group Limited(4)	6,076,594	16.32%
Entities Affiliated with Valiant Capital Master Fund LP(5)	4,372,582	12.66%
Reliance Capital Ltd.(6)	3,023,771	8.75%
Fuh Hwa Securities Investment Trust Co., Ltd.(7)	2,939,000	8.51%
E-18 Limited & Capital18 Fincap Private Limited(8)	2,496,165	7.22%
Intel Capital Corporation(9)	2,177,327	6.30%
Executive Officers and Directors:
Dhruv Shringi(10)	664,729	1.90%
Alok Vaish(11)	125,281	*
Manish Amin(12)	294,004	*
Sharat Dhall(13)	58,917	*
Himanshu Verma	—	—
Akash Poddar(14)	15,411	*
Satvinder Singh Sodhi(15)	14,346	*
Promod Haque(16)	6,896,648	19.96%
Amit Bapna(17)	3,023,771	8.75%
Sudhir Kumar Sethi(18)	—	—
Murlidhara Lakshmikantha Kadaba	—	—
Sanjay Arora(19)	194,526	*
All directors and officers as a group (12 persons)	11,287,633	32.00%

*	Less than 1 percent.

(1)	Unless otherwise noted, the business address of each of the persons and entities listed above is c/o Yatra Online, Inc., 1101-03, 11th Floor, Tower-B, Unitech Cyber Park, Sector 39, Gurgaon, Haryana 122002, India.
(2)	Based on the Schedule 13G and the Schedule 13G/A filed with the SEC by Apple Orange LLC, Leight Family 1998 Irrevocable Trust, Argyle investors LLC, Candlemaker Partners LLLP, We Deserve Better, LLC and Nathan Leight on December 27, 2016 and January 11, 2017, respectively. Consists of (i) 404,000 ordinary shares, warrants to purchase 3,828,946 ordinary shares and 1,955,939 Class F shares held by Apple Orange LLC, Terrapin Partners Employee Partnership 3, LLC and Terrapin Partners Green Employee Partnership LLC; (ii) 550,000 ordinary shares held by Argyle Investors LLC; (iii) 327,000 ordinary shares held by Candlemaker Partners, LLLP; (iv) 557,500 ordinary shares held by the Leight Family 1998 Irrevocable Trust; (v) 158,500 ordinary shares held by We Deserve Better, LLC; and (vi) 3,000 ordinary shares held by Nathan Leight. Mr. Leight is the sole managing member of Apple Orange LLC, Candlemaker Management LLC, which is the general partner of Candlemaker LLLP, and We Deserve Better, LLC and has sole voting and dispositive control over securities held by Apple Orange LLC, Candlemaker LLLP and We Deserve Better, LLC. Mr. Leight’s children are the beneficiaries of the Leight Family 1998 Irrevocable Trust and his wife is the trustee. The Leight Family 1998 Irrevocable Trust is the sole managing member of Argyle Investors LLC and has sole voting and dispositive control over the securities held by Argyle Investors LLC. The business address for each of these entities and Mr. Leight is 60 Edgewater Drive, Unit TSK, Coral Gables, Florida 33133.
(3)	Consists of (i) 3,432,838 shares held of record by Norwest Venture Partners IX, LP (Partners IX) and (ii) 3,432,838 shares held of record by Norwest Venture Partners X, LP (Partners X and together with Partners IX, Norwest Venture Partners). NVP Associates, LLC (NVP) is the managing member of the general partners of Norwest Venture Partners, and shares voting and dispositive power over the shares held by Norwest Venture Partners. Promod Haque, Jeffrey Crowe and Matthew Howard, as co-chief executive officers of NVP and members of the general partners, may be deemed to share voting and dispositive power with respect to the shares held of record by Norwest Venture Partners. The business address for each of these entities is c/o Promod Haque, 525 University Ave, Ste 800, Palo Alto, California 94301-1922.
(4)	Consists of (i) 324,355 ordinary shares and warrants to purchase 46,458 ordinary shares held by Macquarie Corporate Holdings Pty Limited and (ii) 2,000,000 ordinary shares, 1,060,781 Class F shares and warrants to purchase 2,645,000 ordinary shares held by MIHI LLC. MIHI LLC is an affiliate of Macquarie and Macquarie Capital. Macquarie Group Limited is the ultimate indirect parent of each of Macquarie Corporate Holdings Pty. Limited and MIHI LLC and may be deemed to beneficially own the company’s shares held by them. The business address of Macquarie Group Limited is 50 Martin Place Sydney, New South Wales, Australia. The business address of Macquarie Corporate Holdings Pty. Limited is Level 6, 50 Martin Place, Sydney NSW 2000, Australia. The business address of MIHI LLC is 125 West 55th Street, L-22, New York, New York 10019.
(5)	Consists of 2,296,433 ordinary shares held of record by Valiant Capital Master Fund, L.P. and 2,076,149 ordinary shares held of record by Valiant Capital Partners, L.P. (together with Valiant Capital Master Fund, L.P., the “Valiant Funds”). Valiant Capital GP, LLC is the general partner of Valiant Capital Master Fund LP. Valiant Capital Management, L.P. is the investment adviser of Valiant Capital Master Fund, L.P., the manager of Valiant Capital GP, LLC, and the general partner of Valiant Capital Partners LP. Valiant Capital Management, LLC is the general partner of Valiant Capital Management, L.P. Christopher R. Hansen is the controlling owner of Valiant Capital Management, LLC. In such capacities, such entities and individual may be deemed to beneficially own the ordinary shares held by each Valiant Fund. Each such entity (other than the Valiant Funds) and such individual disclaims beneficial ownership of such ordinary shares. All of the entities and the individual identified in this footnote disclaim group attribution. The address for each of these entities and individual is c/o Valiant Capital Management, L.P., 1 Market Street, Steuart Tower, Suite 2625, San Francisco, CA 94105.
(6)	Consists of 3,023,771 ordinary shares held by Reliance Capital Limited. The business address of Reliance Capital Limited is Reliance Centre, 6th Floor, North Wing, Off Western Express Highway, Santa Cruz East, Mumbai, Maharashtra 400055, India.

(7)	Based on the Schedule 13G filed with the SEC by Fuh Hwa Securities Investment Trust Co., Ltd. on December 29, 2016. Includes 2,300,000 held by Fuh Hwa Oriental Fund. Fuh Hwa Securities Investment Trust Co., Ltd., in its capacity as adviser to Fuh Hwa Oriental Fund and certain other mutual funds and managed accounts (directly or indirectly through its subsidiaries), may be deemed to beneficially own the company’s shares held by them. The business address of Fuh Hwa Securities Investment Trust Co., Ltd. and Fuh Hwa Oriental Fund is 8F, No. 308, Bade Rd., Taipei 10492, Taiwan.
(8)	Consists of 1,926,397 ordinary shares held by E-18 Limited and 569,768 ordinary shares issuable upon swap of ordinary shares of Yatra Online Private Limited held by Capital18 Fincap Private Limited (together, the “E-18 Entities”). Network18 Media & Investments Limited, a company registered in India is the holding company of the E-18 Entities. The business addresses for E-18 Limited and Capital18 Fincap Private Limited are Ebene Esplanade, 24 Bank Street, Cybercity, Ebene, Mauritius and First Floor, Empire Complex, 414, Senapati Bapat Marg, Lower Parel, Mumbai 400 013, Maharashtra, India, respectively.
(9)	Consists of 2,177,327 ordinary shares held by Intel Capital Corporation. The business address of Intel Capital Corporation is 2200 Mission College Blvd, Santa Clara, CA 95054.
(10)	Consists of 292,008 ordinary shares and options to purchase 372,721 ordinary shares that are exercisable within 60 days of December 29, 2016.
(11)	Consists of 4,295 ordinary shares and options to purchase 120,986 ordinary shares that are exercisable within 60 days of December 29, 2016.
(12)	Consists of 279,961 ordinary shares and options to purchase 14,043 ordinary shares that are exercisable within 60 days of December 29, 2016.
(13)	Consists of 3,177 ordinary shares and options to purchase 55,740 ordinary shares that are exercisable within 60 days of December 29, 2016.
(14)	Consists of 2,362 ordinary shares and options to purchase 13,049 ordinary shares that are exercisable within 60 days of December 29, 2016.
(15)	Consists of 2,219 ordinary shares and options to purchase 12,127 ordinary shares that are exercisable within 60 days of December 29, 2016.
(16)	Consists of the shares listed in footnote (3) above, which are held by entities affiliated with Norwest Venture Partners and 30,972 ordinary shares held by Mr. Haque. Mr. Haque is a member of the general partners of Norwest Venture Partners. Mr. Haque is also an officer of NVP Associates, LLC, the managing member of the general partner of Norwest Venture Partners and a limited partner of such funds, and as such may be deemed to share voting and dispositive power with respect to all shares held by such entities.
(17)	Consists of 3,023,771 ordinary shares held by Reliance Capital Limited. Amit Bapna disclaims beneficial ownership of the ordinary shares held by Reliance Capital Limited. The business address of Reliance Capital Limited is Reliance Centre, North Wing, 6th Floor, Off Western Express Highway, Santacruz — East, Mumbai, India — 400055.
(18)	Sudhir Kumar Sethi is the founder and chairman of IDG Ventures India Advisors and may be deemed to beneficially own the shares held by the IDG Ventures India Fund II LLC. Mr. Sethi disclaims beneficial ownership of the shares owned by IDG Ventures India Fund II LLC as the voting and investment power for such shares is held by the board of directors of IDG Ventures India Fund II LLC. The address of Mr. Sethi is 7B, 7th floor, Sobha Pearl, #1 Commissariat Road, Bangalore, Karnataka 560025, India.
(19)	Consists of 100 ordinary shares held by Mr. Arora, 100 ordinary shares held by Mr. Arora’s wife and 58,693 ordinary shares and warrants to purchase 135,633 ordinary shares held by Noyac Path LLC. 100 ordinary shares held by Mr. Arora, 100 ordinary shares held by Mr. Arora’s wife and 100 ordinary shares held by Noyac Path LLC are held in brokerage accounts for which margins are available. The sole member of Noyac Path LLC is a trust of which Mr. Arora is settlor and a beneficiary. Mr. Arora disclaims beneficial ownership over any securities owned by his wife and Noyac Path LLC in which he does not have any pecuniary interest.

On January 9, 2017, Norwest Venture Partners X, LP and Norwest Venture Partners XI, LP exchanged all of their ordinary shares in the company for the same number of Class A non-voting shares, which have substantially the same rights as our ordinary shares but have no voting rights. See “Description of Yatra Share Capital — Class A Shares.”

SELLING SHAREHOLDERS

This prospectus covers the public resale of our ordinary shares owned by the selling shareholders named below. Such selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the ordinary shares owned by them. The selling shareholders, however, make no representations that the ordinary shares will be offered for sale. The table below presents information regarding the selling shareholders and the ordinary shares that each may offer and sell from time to time under this prospectus.

The following table sets forth:

•	the name of each selling shareholder;
•	the number of ordinary shares beneficially owned by each selling shareholder prior to the sale of the ordinary shares covered by this prospectus;
•	the number of ordinary shares that may be offered by each selling shareholder pursuant to this prospectus;
•	the number of ordinary shares to be beneficially owned by each selling shareholder following the sale of any ordinary shares covered by this prospectus; and
•	the percentage of our issued and outstanding ordinary shares to be owned by each selling shareholder before and after the sale of the ordinary shares covered by this prospectus (based on 34,551,715 ordinary shares issued and outstanding as of December 29, 2016).

All information with respect to ownership of our ordinary shares of the selling shareholders has been furnished by or on behalf of the selling shareholders and, unless otherwise indicated, is as of December 29, 2016. Based on information supplied by the selling shareholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the selling shareholders have sole voting and dispositive power with respect to the ordinary shares reported as beneficially owned by them. Unless otherwise indicated in the footnotes, shares in the table refer to our ordinary shares.

Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the ordinary shares covered by this prospectus, we cannot determine the number of such ordinary shares that will be sold, transferred or otherwise disposed of by the selling shareholders, or the amount or percentage of ordinary shares that will be held by the selling shareholders upon termination of any particular offering or sale, if any. The selling shareholders make no representations, however, that they will sell, transfer or otherwise dispose any ordinary shares in any particular offering or sale. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Solely for purposes of the requirements applicable to the registration statement of which this prospectus forms a part, the following table assumes that the selling shareholders will sell all of the ordinary shares owned beneficially by them that are covered by this prospectus, but will not sell any other ordinary shares that they presently own.

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to this Offering	Number of Ordinary Shares Offered for Resale Pursuant to this Offering	Percentage of Outstanding Shares Beneficially Owned Before Sale of Ordinary Shares	Number of Shares Beneficially Owned After Sale of Ordinary Shares	Percentage of Outstanding Shares Beneficially Owned After Sale of Ordinary Shares
MIHI LLC(1)	4,645,000	2,000,000	13.44%	2,645,000	7.66%
Fuh Hwa Oriental Fund(2)	2,300,000	2,300,000	6.66%	0	—
We Deserve Better, LLC(3)	158,500	158,500	*	0	—
Apple Orange LLC(4)	4,232,946	404,000	12.25%	3,828,946	11.08%
Argyle Investors LLC(5)	550,000	550,000	1.59%	0	—

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to this Offering	Number of Ordinary Shares Offered for Resale Pursuant to this Offering	Percentage of Outstanding Shares Beneficially Owned Before Sale of Ordinary Shares	Number of Shares Beneficially Owned After Sale of Ordinary Shares	Percentage of Outstanding Shares Beneficially Owned After Sale of Ordinary Shares
Candlemaker Partners, LLLP(6)	327,000	327,000	*	0	—
Leight Family 1998 Irrevocable Trust(7)	1,107,500	557,500	3.21%	0	—
Nathan Leight(8)	5,828,946	3,000	16.87%	3,828,946	11.08%

*	Less than 1 percent.
(1)	Represents (i) 2,000,000 ordinary shares and (ii) warrants to purchase 2,645,000 ordinary shares which are exercisable as of January 15, 2017 and expire on December 16, 2021. We engaged Macquarie Capital (USA) Inc., a registered broker-dealer and affiliate of MIHI LLC, to act as our financial advisor in connection with the Business Combination. In addition, until July 16, 2017, we have agreed to engage Macquarie Capital (USA) Inc. to act as investment banker on certain potential future transactions. MIHI LLC has certified that it purchased the ordinary shares in the ordinary course of business and, at the time of the purchase of the ordinary shares, it had no agreements or understandings, directly or indirectly, with any person to distribute such ordinary shares. The business address of MIHI LLC is 125 West 55th Street, L-22, New York, New York 10019.
(2)	Information as of January 11, 2017. Fuh Hwa Securities Investment Trust Co., Ltd., in its capacity as adviser to the Fuh Hwa Oriental Fund and certain other mutual funds and managed accounts (directly or indirectly through its subsidiaries), may be deemed to beneficially own 2,938,850 ordinary shares, including the 2,300,000 ordinary shares owned by the Fuh Hwa Oriental Fund. The business address of Fuh Hwa Securities Investment Trust Co., Ltd. and Fuh Hwa Oriental Fund is 8F, No. 308, Bade Rd., Taipei 10492, Taiwan.
(3)	Nathan Leight, the chairman of Terrapin 3, is the managing member of We Deserve Better, LLC, and has voting and investment control over the 158,000 ordinary shares. Mr. Leight may be deemed the beneficial owner of the securities held by We Deserve Better, LLC. Mr. Leight disclaims beneficial ownership over any securities owned by We Deserve Better, LLC in which he does not have any pecuniary interest. The business address of We Deserve Better, LLC is 60 Edgewater Drive, Unit TSK, Coral Gables, Florida 33133.
(4)	Represents (i) 404,000 ordinary shares and (ii) warrants to purchase 3,828,946 ordinary shares which are exercisable as of January 15, 2017 and expire on December 16, 2021. Nathan Leight, the chairman of Terrapin 3, is the sole managing member of Apple Orange LLC. Mr. Leight may be deemed the beneficial owner of the securities held by Apple Orange LLC and has sole voting and dispositive control over such securities. Mr. Leight disclaims beneficial ownership over any securities owned by Apple Orange LLC in which he does not have any pecuniary interest. The business address of Apple Orange LLC is 60 Edgewater Drive, Unit TSK, Coral Gables, Florida 33133.
(5)	The Leight Family 1998 Irrevocable Trust is the sole managing member of Argyle Investors LLC. The Leight Family 1998 Irrevocable Trust disclaims beneficial ownership of such securities except to the extent of its respective pecuniary interest therein. The business address of Argyle Investors LLC is 60 Edgewater Drive, Unit TSK, Coral Gables, Florida 33133.
(6)	Nathan Leight, the chairman of Terrapin 3, is the managing member of the general partner of Candlemaker Partners, LLLP, and has voting and investment control over the 327,000 ordinary shares. Mr. Leight may be deemed the beneficial owner of the securities held by Candlemaker Partners, LLLP. Mr. Leight disclaims beneficial ownership over any securities owned by Candlemaker Partners, LLLP in which he does not have any pecuniary interest. The business address of Candlemaker Partners, LLLP is 60 Edgewater Drive, Unit TSK, Coral Gables, Florida 33133.

(7)	Represents (i) 557,500 ordinary shares held by the Leight Family 1998 Irrevocable Trust and (ii) 550,000 ordinary shares held by Argyle Investors LLC. The Leight Family 1998 Irrevocable Trust is the sole managing member of Argyle Investors LLC and has sole voting and dispositive control over the securities held by Argyle Investors LLC. The Leight Family 1998 Irrevocable Trust disclaims beneficial ownership of such securities except to the extent of its respective pecuniary interest therein. The spouse of Nathan Leight, the chairman of Terrapin 3, is the trustee of the Leight Family 1998 Irrevocable Trust and Mr. Leight’s children are the beneficiaries of the Leight Family 1998 Irrevocable Trust. The business address of the Leight Family 1998 Irrevocable Trust is 60 Edgewater Drive, Unit TSK, Coral Gables, Florida 33133.
(8)	Represents (i) 404,000 ordinary shares held by Apple Orange LLC; (ii) warrants to purchase 3,828,946 ordinary shares, which are exercisable as of January 15, 2017 and expire on December 16, 2021; (iii) 557,500 ordinary shares held by the Leight Family 1998 Irrevocable Trust; (iv) 550,000 ordinary shares held by Argyle Investors LLC; (v) 327,000 ordinary shares held by Candlemaker Partners LLLP; (vi) 158,500 ordinary shares held by We Deserve Better, LLC; and (vii) 3,000 ordinary shares held directly by Nathan Leight. Mr. Leight has sole voting and dispositive power with respect to 3,000 ordinary shares held directly by him and shared voting and dispositive power with respect to 5,825,946 ordinary shares. Mr. Leight may be deemed to be the beneficial owner of the following securities: (i) as the sole managing member of Apple Orange LLC, 404,000 ordinary shares; (ii) as the sole managing member of We Deserve Better, LLC, 158,500 ordinary shares; (iii) as the sole managing member of the general partner of Candlemaker Partners, LLLP, 327,000 ordinary shares; (iv) as the spouse of Elizabeth Leight, who is the trustee of the Leight Family 1998 Irrevocable Trust, 557,500 ordinary shares; and (v) as the spouse of Elizabeth Leight, who serves as the managing member of Argyle Investors, LLC, 550,000 ordinary shares. Mr. Leight disclaims beneficial ownership over any such securities in which he does not have any pecuniary interest.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The selling shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the ordinary shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling shareholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its ordinary shares from holders named in this prospectus after the effective date of this prospectus.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares or interests in ordinary shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of ordinary shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such ordinary shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of their ordinary shares or interests therein, the selling shareholders may enter into derivative transactions with broker-dealers or other financial institutions or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivative transactions, the broker-dealers or other financial institutions or third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the broker-dealer or other financial institution or third party may use securities pledged by the applicable selling shareholder or borrowed from such selling shareholder or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from such selling shareholder in settlement of those derivative transactions to close out any related open borrowings of ordinary shares. The selling shareholders may also sell their ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers or other financial institutions that in turn may sell these securities.

SHARES ELIGIBLE FOR FUTURE SALE

We have 500,000,000 ordinary shares authorized and 23,784,262 ordinary shares, 6,865,676 Class A non-voting shares and 3,159,375 Class F shares issued and outstanding. All of the ordinary shares issued in connection with the Business Combination will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. We cannot make any prediction as to the effect, if any, that sales of our shares or the availability of our shares for sale will have on the market price of our ordinary shares. Sales of substantial amounts of our ordinary shares in the public market could adversely affect prevailing market prices of the ordinary shares.

Rule 144

The ordinary shares being sold in this offering will generally be freely tradeable without restriction or further registration under the Securities Act, except that any shares held by an “affiliate” of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits ordinary shares that have been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

•	1% of the total number of our outstanding ordinary shares; or
•	the average weekly trading volume of Yatra’s equity shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Such sales are also subject to specific manner-of-sale provisions, a six-month holding period requirement for restricted securities, notice requirements and the availability of current public information about us. An “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with an issuer.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned ordinary shares that are restricted securities (including the holding period of any prior owner other than an affiliate), will be entitled to freely sell such shares subject only to the availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least one year beneficially owned our ordinary shares that are restricted securities (including the holding period of any prior owner other than an affiliate), will be entitled to freely sell such shares under Rule 144 without regard to the public information requirements of Rule 144. To the extent that any of our affiliates sell their ordinary shares, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of the transfer from the affiliate.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of Yatra’s employees, consultants or advisors who purchases equity shares from Yatra in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Lock-up Agreements

MIHI LLC has agreed, with certain exceptions, not to transfer, assign or sell any of its shares of Terrapin’s Class F common stock issued by Terrapin 3 prior to IPO until the earlier of (i) December 16, 2017 or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and the Terrapin Sponsors have agreed not to transfer, assign or sell any of their shares of Terrapin 3’s Class F common stock issued by Terrapin 3 prior to its IPO until the earlier of (i) June 16, 2018 or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided that the foregoing restrictions would terminate if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing May 15, 2017.

Our executive officers, Dhruv Shringi, Alok Vaish and Manish Amin, and certain of our shareholders have agreed not to transfer, assign or sell any of their ordinary shares, or any options or warrants to purchase any ordinary shares, or any securities convertible into, exchangeable for or that represent the right to receive ordinary shares, until the date that is two days following the date on which we release our earnings for the quarter ended December 31, 2016.

Registration Rights

On December 16, 2016, we and certain shareholders, including MIHI LLC and the Terrapin Sponsors, entered into the Investor Rights Agreement. Pursuant to the terms of the Investor Rights Agreement, we are obligated to file, after we become eligible to use Form F-3 or its successor form, a shelf registration statement to register the resale by such shareholders of ordinary shares issuable in connection with the Business Combination. The Investor Rights Agreement also provide such shareholders with demand, “piggy-back” and Form F-3 registration rights, subject to certain minimum requirements and customary conditions. See “Description of Share Capital — Investor Rights Agreement.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences of the ownership and disposition of our ordinary shares to U.S. holders and non-U.S. holders. This discussion is based on provisions of the Code, the Treasury regulations promulgated thereunder (whether final, temporary or proposed), administrative rulings of the IRS, judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. This discussion is for general purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to holders as a result of the ownership and disposition of our shares. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders, nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, it is not intended to be, and should not be construed as, tax advice. This discussion does not address any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith) or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S., tax laws. Holders should consult their tax advisors regarding such tax consequences in light of their particular circumstances. No ruling has been requested or will be obtained from the IRS regarding the statements made and the conclusions reached in the following discussion and there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This discussion is limited to U.S. federal income tax considerations relevant to U.S. holders and non-U.S. holders that hold our ordinary shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•	banks, thrifts, mutual funds or other financial institutions, underwriters, or insurance companies;
•	traders in securities who elect to apply a mark-to-market method of accounting;
•	real estate investment trusts and regulated investment companies;
•	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;
•	expatriates or former long-term residents of the United States;
•	partnerships or other pass-through entities (or arrangements treated as such) or investors therein;
•	dealers or traders in securities, commodities or currencies;
•	grantor trusts;
•	persons subject to the alternative minimum tax;
•	U.S. persons whose “functional currency” is not the U.S. dollar;
•	persons who received our ordinary shares through the exercise of incentive stock options or through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;
•	persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding our ordinary shares;
•	the initial stockholders and their affiliates; or
•	holders holding our ordinary shares as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

For the purposes of this discussion, the term “U.S. holder” means a beneficial owner of our ordinary shares, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our ordinary shares that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our ordinary shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of our ordinary shares.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF YATRA ORDINARY SHARES. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF YATRA ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

Tax Residence of Yatra and Utilization of Terrapin 3’s Tax Attributes

Tax Residence of Yatra for U.S. Federal Income Tax Purposes

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, Yatra Online, Inc., which is incorporated under the laws of the Cayman Islands, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule (more fully discussed below), under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are relatively new and complex and there is limited guidance regarding their application.

Under Section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation); (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities; and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of Section 7874 (this test is referred to as the “80% ownership test”).

For purposes of Section 7874, the first two conditions described above will be met with respect to the mergers with Terrapin 3, because we acquired indirectly all of the assets of Terrapin 3 through the mergers with Terrapin 3, and Yatra Online, Inc., including its “expanded affiliated group,” did not have “substantial business activities” in the Cayman Islands within the meaning of Section 7874 upon consummation of the mergers with Terrapin 3. As a result, whether Section 7874 will apply to cause us to be treated as a U.S. corporation for U.S. federal income tax purposes following the mergers with Terrapin 3 should depend on the satisfaction of the 80% ownership test.

Based on the terms of the mergers with Terrapin 3, the rules for determining share ownership under Section 7874 and the Treasury regulations promulgated thereunder (including the Temporary Section 7874 Regulations) and based upon certain factual assumptions, we believe that the Section 7874 ownership percentage of the former Terrapin 3 stockholders in our company should be less than 80% and accordingly we are not expected to be treated as a U.S. corporation for U.S. federal income tax purposes. Further, for purposes of determining the ownership percentage of former Terrapin 3 stockholders for purposes of Section 7874, former Terrapin 3 stockholders will be deemed to own an amount of our ordinary shares in respect to certain redemptions by Terrapin 3 prior to the closing of the mergers with Terrapin 3. In addition, as discussed above, the rules for determining ownership under Section 7874 are complex, unclear and the subject of ongoing regulatory change. Many of these rules are contained in the Temporary Regulations under Section 7874 which have only recently been issued, and there is no guidance as to their application. Accordingly, there can be no assurance that the IRS would not assert that the 80% ownership test is met with respect to the mergers with Terrapin 3 and that accordingly we should be treated as a U.S. corporation for U.S. federal income tax purposes or that such an assertion would not be sustained by a court.

There has been discussion of additional changes to Section 7874. Any changes to the rules of Section 7874 or the Treasury regulations promulgated thereunder, or other changes of law, which could be made retroactively effective, could adversely affect our status as a non-U.S. corporation for U.S. federal income tax purposes.

If we were to be treated as a U.S. corporation for U.S. federal income tax purposes, we could be subject to substantial liability for additional U.S. income taxes, and the gross amount of any dividend payments to our non-U.S. shareholders could be subject to 30% U.S. withholding tax, depending on the application of any income tax treaty that might apply to reduce the withholding tax.

The remainder of this discussion assumes that we will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874.

Utilization of Terrapin 3’s Tax Attributes

Following the acquisition of a U.S. corporation by a non-U.S. corporation, Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to utilize certain U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. These limitations will potentially apply if: (i) the non-U.S. corporation acquires, directly or indirectly, substantially all of the properties held, directly or indirectly, by the U.S. corporation (including through the direct or indirect acquisition of all of the outstanding shares of the U.S. corporation); (ii) after the acquisition, the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business” activities in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities (as determined under the Treasury regulations); and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold less than 80% but at least 60% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) (this test is referred to as the “60% ownership test”). If each of these conditions is met, then the taxable income of the U.S. corporation (and any U.S. person related to the U.S. corporation) for any given year, within a period beginning on the first date the U.S. corporation’s properties were acquired directly or indirectly by the non-U.S. acquiring corporation and ending 10 years after the last date the U.S. corporation’s properties were acquired, will be no less than that person’s “inversion gain” for that taxable year. A person’s inversion gain includes gain from the transfer of shares or any other property (other than property held for sale to customers) and income from the license of any property that is either transferred or licensed as part of the acquisition or after the acquisition to a non-U.S. related person. In general, the effect of this provision is to deny the use of net operating losses, foreign tax credits or other tax attributes to offset the inversion gain.

Based on the terms of the mergers with Terrapin 3, the rules for determining share ownership under Section 7874 and the Treasury regulations promulgated thereunder (including the Temporary Section 7874 Regulations) and based upon certain factual assumptions, we believe that the Section 7874 ownership percentage of the former Terrapin 3 stockholders in our company should be less than 60% and accordingly the limitations and other rules described above are not expected to apply to Terrapin 3 after the mergers with Terrapin 3. In addition, as discussed above under “— Tax Residence of Yatra for U.S. Federal Income Tax Purposes,” the rules for determining ownership under Section 7874 are complex, unclear and the subject of recent and ongoing regulatory change and there can be no assurance that the IRS would not assert that the 60% ownership test is met with respect to the mergers with Terrapin 3 and that accordingly the foregoing limitations and rules would apply or that such an assertion would not be sustained by a court.

If the IRS were to successfully assert that the 60% ownership test has been met, the ability of Terrapin 3 and its U.S. affiliates to utilize certain U.S. tax attributes against income or gain recognized pursuant to certain transactions may be limited. However, as a blank check company, whose assets are primarily comprised of cash and cash equivalents, it is not expected that Terrapin 3 will have a significant amount of inversion gain. Accordingly, even if the 60% ownership test were satisfied, the effect of the resulting limitations on the use of net operating losses and tax attributes would not be expected to be material.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares of Yatra

U.S. Holders

Distributions on our Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Status,” the gross amount of any distribution on our ordinary shares that is made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in our ordinary shares, and thereafter as capital gain recognized on a sale or exchange.

Dividends received by non-corporate U.S. holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on the NASDAQ (where our ordinary shares are currently listed) will be considered readily tradable on an established securities market in the United States. There can be no assurance that our ordinary shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. We will not constitute a qualified foreign corporation for purposes of these rules if we are a passive foreign investment company (a “PFIC”) for the taxable year in which we pay a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Status.”

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by us may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on our ordinary shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Our Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of our ordinary shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such shares. Any gain or loss recognized by a U.S. holder on a taxable disposition of our ordinary shares generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of our ordinary shares generally will be treated as U.S. source gain or loss.

It is possible that India may impose an income tax upon sale of our ordinary shares. Because gains generally will be treated as U.S. source gain, as a result of the U.S. foreign tax credit limitation, any Indian income tax imposed upon capital gains in respect of our ordinary shares may not be currently creditable unless a U.S. Holder has other foreign source income for the year in the appropriate U.S. foreign tax credit limitation basket. U.S. Holders should consult their tax advisors regarding the application of Indian taxes to a disposition of our ordinary shares and their ability to credit an Indian tax against their U.S. federal income tax liability.

Characterization as a “Controlled Foreign Corporation” for U.S. Federal Income Tax Purposes

There is a possibility that we will be classified as a “controlled foreign corporation” (a “CFC”), for U.S. federal income tax purposes. We will generally be classified as a CFC if more than 50% of our outstanding shares, measured by reference to voting power or value, are owned (directly, indirectly or by attribution) by “10% U.S. Shareholders.” For this purpose, a “10% U.S. Shareholder” is any U.S. person that owns directly, indirectly or by attribution, 10% or more of the voting power of our outstanding ordinary shares. If we were to be classified as a CFC, a 10% U.S. Shareholder may be subject to U.S. federal income taxation at ordinary income tax rates on all or a portion of our undistributed earnings and profits attributable to certain categories of passive income and certain other income described in Subpart F of the Code, and may also be subject to U.S. federal income taxation at ordinary income tax rates on any gain realized on a sale of ordinary shares, to the extent of the current and accumulated earnings and profits of our company attributable to such shares. The CFC rules are complex and U.S. holders that are, or may be, 10% U.S. Shareholders are urged to consult their own tax advisors regarding the possible application of the CFC rules to them in their particular circumstances. It is not expected that we will be classified as a CFC, and the remainder of this discussion assumes that we will not be classified as a CFC for U.S. federal income tax purposes but no assurances can be offered in this regard.

Passive Foreign Investment Company Status

The treatment of U.S. holders of our ordinary shares could be materially different from that described above, if we are treated as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes.

A non-U.S. corporation, such as Yatra Online, Inc., will be a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules either: (i) 75% or more of its gross income for such taxable year is passive income, or (ii) 50% or more of the total value of its assets (based on an average of the quarterly values of the assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether we are a PFIC is based upon the composition of our income and assets, (including, among others, corporations in which we own at least a 25% interest), and the nature of our activities.

Based on the projected composition of its income and assets, including goodwill, it is not expected that we will be a PFIC for this taxable year or in the foreseeable future. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of our company is expected to depend, in part, upon (a) the market value of our ordinary shares, and (b) the composition of our assets and income. A decrease in the market value of our ordinary shares and/or an increase in cash or other passive assets would increase the relative percentage of its passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, the IRS may assert that, contrary to expectations, we are a PFIC for this taxable year or in a future year. Accordingly, there can no assurance that we will not be a PFIC for this taxable year or any future taxable year.

If we are or become a PFIC during any year in which a U.S. holder holds our ordinary shares, unless the U.S. holder makes a qualified electing fund (QEF) election or mark-to-market election with respect to the shares, as described below, a U.S. holder generally would be subject to additional taxes (including taxation at ordinary income rates and an interest charge) on any gain realized from a sale or other disposition of our ordinary shares and on any “excess distributions” received from us, regardless of whether we qualify as a PFIC in the year in which such distribution is received or gain is realized. For this purpose, a pledge of our ordinary shares as security for a loan may be treated as a disposition. The U.S. holder would be treated as receiving an excess distribution in a taxable year to the extent that distributions on the shares during that year exceed 125% of the average amount of distributions received during the three preceding taxable years (or, if shorter, the U.S. holder’s holding period). To compute the tax on excess distributions or on any gain, (i) the excess distribution or gain would be allocated ratably over the U.S. holder’s holding period, (ii) the amount allocated to the current taxable year and any year before the first taxable year for which we were a PFIC would be taxed as ordinary income in the current year, and (iii) the amount allocated to other taxable years would be taxed at the highest applicable marginal rate in effect for each such year (i.e., at ordinary income tax rates) and an interest charge would be imposed to recover the deemed benefit from the deferred payment of the tax attributable to each such prior year.

If we were to be treated as a PFIC, a U.S. holder may avoid the excess distribution rules described above by electing to treat our company (for the first taxable year in which the U.S. holder owns any shares) and any lower-tier PFIC (for the first taxable year in which the U.S. holder is treated as owning an equity interest in such lower-tier PFIC) as a QEF. If a U.S. holder makes an effective QEF election with respect to our company (and any lower-tier PFIC), the U.S. holder will be required to include in gross income each year, whether or not we make distributions, as capital gains, our pro rata share’s (and such lower-tier PFIC’s) net capital gains and, as ordinary income, our pro rata share’s (and such lower-tier PFIC’s) net earnings in excess of its net capital gains. U.S. holders can make a QEF election only if we (and each lower-tier PFIC) provide certain information, including the amount of its ordinary earnings and net capital gains determined under U.S. tax principles. We will make commercially reasonable efforts to provide U.S. holders with this information if we determine that we are a PFIC.

As an alternative to making a QEF election, a U.S. holder may also be able to avoid some of the adverse U.S. tax consequences of PFIC status by making an election to mark the ordinary shares to market annually. A U.S. holder may elect to mark-to-market the ordinary shares only if they are “marketable stock.” The ordinary shares will be treated as “marketable stock” if they are regularly traded on a “qualified exchange.” The ordinary shares are expected to be listed on the NASDAQ, which should be a qualified exchange for this purpose. The ordinary shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on at least 15 days during each calendar quarter. There can be no certainly that the ordinary shares will be sufficiently traded such as to be treated as regularly traded.

U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of the PFIC rules. If we are treated as a PFIC, each U.S. holder generally will be required to file a separate annual information return with the IRS with respect to our company and any lower-tier PFICs.

Medicare Surtax on Net Investment Income

Non-corporate U.S. holders whose income exceeds certain thresholds generally will be subject to 3.8% surtax on their “net investment income” (which generally includes, among other things, dividends on, and capital gain from the sale or other taxable disposition of, our ordinary shares). Non-corporate U.S. holders should consult their own tax advisors regarding the possible effect of such tax on their ownership and disposition of our ordinary shares.

Additional Reporting Requirements

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to our ordinary shares, subject to certain exceptions (including an exception for our ordinary shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold our ordinary shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of our ordinary shares.

Non-U.S. Holders

In general, a non-U.S. holder of our ordinary shares will not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on our ordinary shares or any gain recognized on a sale or other disposition of our ordinary shares (including, any distribution to the extent it exceeds the adjusted basis in the non-U.S. holder’s ordinary shares) unless:

•	the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or
•	in the case of gain only, the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends received by U.S. holders of our ordinary shares, and the proceeds received on the disposition of our ordinary shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 28%) may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder’s broker) or is otherwise subject to backup withholding. proceeds from the sale, exchange, redemption or other disposition of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and non-U.S. holders may be subject to backup withholding on amounts received in respect of their ordinary shares, unless the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. holder otherwise establishes an exemption. Dividends paid with respect to our ordinary shares and proceeds from the sale of other disposition of our ordinary shares received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. holder’s U.S. federal income tax liability, and a U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

The preceding discussion is not tax advice. Each prospective investor should consult the prospective investor’s own tax advisor regarding the particular U.S. federal, state, and local and non-U.S. tax consequences of the ownership and disposition of our ordinary shares, including the consequences of any proposed change in applicable laws.

MATERIAL INDIAN TAX CONSEQUENCES

The following is a general discussion of material Indian tax consequences of ownership and disposition of our registered ordinary shares for investors who are not residents in India as per the (Indian) Income Tax Act, 1961, as amended, or the IT Act. This discussion is based on the provisions of the IT Act as are in force as of the date of this prospectus and interpretations thereof as pronounced in judicial precedents and is subject to change.

Also, as mentioned above, the Indian tax consequences summarized below are from the perspective of investors who are non-residents in Indian per the provisions of IT Act. Investors who qualify as residents in India shall remain liable for Indian taxes in respect of their global income.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL INDIAN TAX CONSEQUENCES IN RELATION TO THE OWNERSHIP AND DISPOSAL OF OUR ORDINARY SHARES. FURTHER, THE DISCUSSION BELOW PROVIDES A SUMMARY OF THE TAX CONSEQUENCES UNDER THE IT ACT, AND INVESTORS MAY BE ENTITLED TO A MORE BENEFICIAL TAX TREATMENT UNDER TAX TREATIES THAT INDIA MAY HAVE ENTERED INTO WITH COUNTRIES OF RESIDENCE OF INDIVIDUAL INVESTORS.

WHILST IT IS BELIEVED THAT THE DISCUSSION BELOW REPRESENTS A REASONABLE INTERPRETATION OF THE RELEVANT PROVISIONS OF THE IT ACT, THERE CAN BE NO ASSURANCE (ESPECIALLY IN VIEW OF FACTS SPECIFIC TO A PARTICULAR INVESTOR) THAT THE REVENUE AUTHORITIES MAY AGREE WITH SUCH INTERPRETATIONS.

INVESTORS SHOULD THEREFORE CONSULT THEIR OWN TAX ADVISORS ON THE INDIAN TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSAL OF OUR ORDINARY SHARES UNDER INDIAN LAW, INCLUDING SPECIFICALLY CONSIDERING THE PROVISIONS OF TAX TREATY BETWEEN INDIA AND THEIR COUNTRY OF RESIDENCE.

Investors May be Subject to Indian Taxes on Income Arising Through the Sale of Our Ordinary Shares

Amendments introduced in 2012 to the IT Act, provided that income arising directly or indirectly through the sale of a capital asset being any share or interest in a company incorporated outside of India, will be subject to tax in India if such share or interest directly or indirectly derives its value substantially from assets located in India, irrespective of whether the seller of such shares has a residence, place of business, business connection, or any other presence in India (see Explanation 5 to section 9(1)(i) of the IT Act). Through amendments introduced in 2015, it has been provided that a share or an interest in an entity is said to derive its value substantially from assets located in India when the following two conditions are satisfied: (i) the value of the assets located in India owned directly or indirectly by an entity whose shares or interest are transferred exceeds INR 100 million and (ii) the value of assets located in India is at least 50% of the value of all assets owned by the entity whose shares or interest are the subject matter of transfer (see Explanation 6 to section 9(1)(i) of the IT Act). The value of the assets is computed on a fair value basis as per a specific method prescribed under the Income Tax Rules, 1962 (Rule 11UB). In case taxability is triggered under the aforesaid provisions, capital gains proportionate to the fair value of the Indian assets contributing in the value of the foreign entity whose shares are transferred are regarded as taxable in India. The manner of computing capital gains in such a scenario has been prescribed in the Income Tax Rules, 1962 (Rule 11UC).

As of the date of this prospectus, our ordinary shares and warrants derive their value substantially from assets located in India, as defined under the IT Act. Hence, investors may be subject to Indian taxes on the income arising from the transfer of our ordinary shares/warrants subject to the provisions of respective tax treaties that India has entered into with their country of residence. The income shall be taxable as capital gains, which shall be computed as per the provisions of the IT Act.

However, the IT Act also contains an exemption with respect to alienation of shares by a transferor-investor, whose voting rights or share capital, either individually or along with its Associated Enterprises (as defined in the IT Act) at any time during the 12-month period preceding the date of sale does not exceed five percent of the total voting rights or share capital in the company, provided such transferor-investor is not vested with rights of management or control in any other form.

Provisions Relating to Long Term Capital Gains and Short Term Capital Gains

Gains arising from transfer of capital asset are charged to tax under the heading “capital gains.” A capital asset may either be a short-term or long-term capital asset, depending on the period of its holding.

Gains arising from a short-term capital asset are short-term capital gains and gains arising from long-term capital asset are long-term capital gains.

Short-term capital gains:

Shares which are not listed on a recognized stock exchange in India are regarded as short-term capital assets, if such shares are held for not more than two years immediately preceding the date of transfer (see section 2(42A) of the IT Act). Gains arising from the transfer of a short-term capital asset are taxed as short-term capital gains.

The rate of tax for short-term capital gains for a foreign company is 40% (plus applicable surcharge and cess) subject to the applicable tax treaty benefit.

For assessees other than foreign companies, the short-term capital gains are taxable at applicable slab rates as prescribed for the financial year.

Long-term capital gains:

Shares which are not listed on a recognized stock exchange in India are regarded as long-term capital assets, if such shares are held for more than two years immediately preceding the date of transfer (see section 2(29A) of the IT Act). Gains arising from the transfer of a long-term capital asset are taxed as long-term capital gains.

The rate of tax for long-term capital gains as per section 112(1)(c)(iii) of the IT Act is 10% (plus applicable surcharge and cess) subject to the applicable tax treaty benefit.

Carry Forward and Set Off Capital Loss

The losses arising from a transfer of a capital asset in India can only be set off against capital gains and not against any other income in accordance with the IT Act.

A long-term capital loss may be set off only against a long-term capital gain. A short-term capital loss may be set off against a short-term capital gain or long-term capital gain (see section 74 of the IT Act).

To the extent that the losses are not absorbed in the year of transfer, they may be carried forward for a period of eight years immediately succeeding the year for which the loss was first computed and may be set off against the capital gains assessable for such subsequent years (see section 74 of the IT Act).

In order to get the benefit of set-off of the capital losses in this manner, the non-resident investor must file appropriate and timely tax returns in India and undergo the usual assessment procedures.

Withholding Tax Obligation on the Purchaser of Our Securities

As per section 195 of the IT Act, every person making any payment to a non-resident, which is chargeable to tax in India is required to deduct tax at the appropriate rates at the time of payment or at the time of credit, whichever is earlier. Therefore, a payer would be required to deduct tax on payments at the rates in force in India or as per the applicable tax treaty, if the said sum is chargeable to tax in India.

Accordingly, any person responsible for making payment on purchase of our ordinary shares/warrants from an existing non-resident investor shall be liable to withhold taxes at source if the transferor is liable for Indian taxes on account of the transfer. It is pertinent to note that the payer has an obligation to withhold taxes only when the capital gains arising on transfer of our ordinary shares/warrants is chargeable to tax in India. Further, in case benefit of a tax treaty is taken into account by the non-resident transferor, then the Indian law prescribes documentation which the payer should maintain while withholding taxes.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the offer and sale of our ordinary shares by our selling shareholders. With the exception of the SEC registration fee, all amounts are estimates.

	USD	INR*
SEC registration fee	7,002.33	447,278.81
Legal fees and expenses	80,000.00	5,452,800.00
Accounting fees and expenses	50,000.00	3,408,000.00
Printing expenses	5,000.00	340,800.00
Miscellaneous expenses	1,000.00	68,160.00
Total	143,053.44	9,750,522.47

*	Conversion of USD into INR was made using an exchange rate of 1 USD = 68.160 INR, the noon buying rate of the Federal Reserve Bank of New York as of January 13, 2017.

SERVICE OF PROCESS AND ENFORCEMENT OF
CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. A majority of our directors and executive officers, and certain of the experts named in this prospectus, are residents of non-United States jurisdictions and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them, in original actions or in actions for enforcement of judgments of United States courts, liabilities predicated upon the United States federal securities laws.

We have been advised by our Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court) has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

LEGAL MATTERS

The validity of the ordinary shares offered by this prospectus and certain legal matters as to Cayman Islands law will be passed upon by Maples and Calder, Cayman Islands. We have been advised on U.S. securities matters by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Yatra Online, Inc. at March 31, 2016 and 2015 and April 1, 2014 and for each of the two years in the period ended March 31, 2016, appearing in this registration statement have been audited by Ernst & Young Associates LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements as of and for the year ended December 31, 2015 and 2014 of Terrapin 3 Acquisition Corporation appearing in this registration statement have been audited by WithumSmith+Brown, PC, independent registered certified public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares offered under this prospectus. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information set forth in the registration statement we filed. For further information regarding us and the ordinary shares offered in this prospectus, you may desire to review the full registration statement, including the exhibits. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1-202-551-8909. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

Upon the closing of the Business Combination, we became subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short-swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares.

INDEX TO FINANCIAL STATEMENTS

YATRA ONLINE, INC.
For the Three and Six Months Ended September 30, 2016 (Unaudited)
Unaudited Interim Condensed Consolidated Statement of Profit or Loss and Other Comprehensive Loss for the Three Months and Six Months Ended September 30, 2016	F-2
Unaudited Interim Condensed Consolidated Statement of Financial Position as at September 30, 2016	F-3
Unaudited Interim Condensed Consolidated Statement of Changes in Equity for the Six Months Ended September 30, 2016	F-5
Unaudited Interim Condensed Consolidated Statement of Cash Flows for the Six Months Ended September 30, 2016	F-6
Notes to Unaudited Interim Condensed Consolidated Financial Statements for the Three Months and Six Months Ended September 30, 2016	F-8
For the Year Ended March 31, 2016
Report of Independent Registered Public Accounting Firm	F-28
Consolidated Statement of Profit or Loss and Other Comprehensive Loss for the Year Ended March 31, 2016	F-29
Consolidated Statement of Financial Position for the Year Ended March 31, 2016	F-30
Consolidated Statement of Changes in Equity for the Year Ended March 31, 2016	F-32
Consolidated Statement of Cash Flows for the Year Ended March 31, 2016	F-33
Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016	F-35
TERRAPIN 3 ACQUISITION CORPORATION
For the Three and Nine Months Ended September 30, 2016 (Unaudited)
Condensed Balance Sheets as of September 30, 2016 and December 31, 2015	F-84
Condensed Statements of Operations for the Three and Nine Months Ended September 30, 2016 and September 30, 2015	F-85
Condensed Statement of Stockholders’ Equity for the Nine Months Ended September 30, 2016	F-86
Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2016 and September 30, 2015	F-87
Notes to Condensed Financial Statements	F-88
For the Years Ended December 31, 2015 and December 31, 2014
Report of Independent Registered Public Accounting Firm	F-100
Balance Sheets as of December 31, 2015 and December 31, 2014	F-101
Statements of Operations for the Years Ended December 31, 2015 and December 31, 2014	F-102
Statement of Changes in Stockholders’ Equity for the Years Ended December 31, 2015 and December 31, 2014	F-103
Statements of Cash Flows for the Years Ended December 31, 2015 and December 31, 2014	F-104
Notes to Financial Statements	F-105

Yatra Online, Inc.

Unaudited Interim Condensed Consolidated Statement of
Profit or Loss and Other Comprehensive Loss
for Three Months and Six Months Ended September 30, 2016
(Amounts in thousands, except per share data and number of shares)

	Three Months Ended September 30,			Six Months Ended September 30,
	2016	2016	2015	2016	2016	2015
	Unaudited			Unaudited
	INR	USD	INR	INR	USD	INR
	(refer to Note 2.3)			(refer to Note 2.3)
Revenue
Rendering of services	1,869,469	28,061	1,676,566	4,442,239	66,678	4,017,417
Other revenue	67,642	1,015	39,902	115,090	1,727	78,143
Total revenue	1,937,111	29,076	1,716,468	4,557,329	68,405	4,095,560
Other income	5,544	83	1,276	11,668	175	4,717
Service cost	772,819	11,600	677,633	2,197,588	32,986	2,097,349
Personnel expenses	381,192	5,722	383,694	751,833	11,285	739,205
Marketing and sales promotion expenses	552,006	8,286	516,299	882,613	13,248	819,158
Other operating expenses	567,558	8,519	499,327	1,058,472	15,888	922,576
Depreciation and amortisation	63,378	951	58,591	128,678	1,931	115,065
Results from operations	(394,298)	(5,919)	(417,800)	(450,187)	(6,758)	(593,076)
Share of loss of joint venture	(1,472)	(22)	(2,800)	(4,042)	(61)	(5,695)
Finance income	29,898	449	26,768	55,153	828	48,019
Finance costs	(32,104)	(482)	(27,455)	(65,996)	(991)	(55,147)
Loss before income taxes	(397,976)	(5,974)	(421,287)	(465,072)	(6,982)	(605,899)
Income tax expense	(13,924)	(209)	621	(27,794)	(417)	(1,068)
Loss for the period	(411,900)	(6,183)	(420,666)	(492,866)	(7,399)	(606,967)
Other comprehensive loss
Items to be reclassified to profit or loss in subsequent periods (net of taxes)
Foreign currency translation differences	5,728	86	(14,437)	(14,236)	(214)	(11,129)
Items not to be reclassified to profit or loss in subsequent periods (net of taxes)
Remeasurement of defined benefit (asset) liability	(2,307)	(35)	(5,166)	(8,237)	(124)	(7,600)
Other comprehensive loss for the period, net of tax	3,421	51	(19,603)	(22,473)	(338)	(18,729)
Total comprehensive loss for the period, net of tax	(408,479)	(6,132)	(440,269)	(515,339)	(7,737)	(625,696)
Loss attributable to:
Owners of the Parent Company	(404,915)	(6,078)	(412,047)	(483,964)	(7,265)	(596,764)
Non-controlling interest	(6,985)	(105)	(8,619)	(8,902)	(134)	(10,203)
Loss for the period	(411,900)	(6,183)	(420,666)	(492,866)	(7,399)	(606,967)
Total comprehensive loss attributable to:
Owners of the Parent Company	(401,445)	(6,026)	(431,583)	(506,257)	(7,600)	(615,394)
Non-controlling interest	(7,034)	(106)	(8,686)	(9,082)	(137)	(10,302)
Total comprehensive loss for the period	(408,479)	(6,132)	(440,269)	(515,339)	(7,737)	(625,696)
Loss per share*
Basic	(47.15)	(0.71)	(48.53)	(56.35)	(0.85)	(70.93)
Diluted	(47.15)	(0.71)	(48.53)	(56.35)	(0.85)	(70.93)

*	Refer to Note 10, “Subsequent Event.”

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

Yatra Online, Inc.

Unaudited Interim Condensed Consolidated Statement of
Financial Position as at September 30, 2016
(Amounts in thousands, except per share data and number of shares)

	September 30, 2016	September 30, 2016	March 31, 2016
	Unaudited		Audited
	INR	USD	INR
	(refer to Note 2.3)
Assets
Non-current assets
Property, plant and equipment	126,670	1,901	126,563
Intangible assets and goodwill	1,503,621	22,569	1,411,104
Other financial assets	95,714	1,437	110,558
Other non financial assets	41,015	616	43,783
Deferred tax asset	32,992	495	40,443
Total non-current assets	1,800,012	27,018	1,732,451
Current assets
Inventories	6,436	97	11,933
Trade and other receivables	1,898,273	28,493	1,513,307
Prepayments and other assets	570,298	8,560	409,224
Income tax receivable	251,505	3,775	266,879
Other financial assets	1,013,048	15,206	1,030,569
Cash and cash equivalents	415,535	6,237	389,664
Total current assets	4,155,095	62,368	3,621,576
Total assets	5,955,107	89,386	5,354,027
Equity and liabilities
Equity
Share capital	27	1	27
Share premium	121,203	1,819	121,203
Preference Share
Share capital	196	3	196
Share premium	6,179,568	92,755	6,179,568
Other capital reserve	175,978	2,641	174,820
Accumulated deficit	(6,510,632)	(97,724)	(6,023,690)
Advances against equity	9,471	142	—
Foreign currency translation reserve	(36,888)	(554)	(22,652)
Total equity attributable to equity holders of the company	(61,077)	(917)	429,472
Total Non-controlling Interest	2,567	39	11,586
Total equity	(58,510)	(878)	441,058
Non current liabilities
Borrowings	19,082	286	368,859
Trade and other payables	244,182	3,665	214,606
Employee benefits	53,189	798	42,605
Deferred revenue	579,164	8,695	711,329
Other financial liabilities	33,057	496	36,997
Other non financial liabilities	32,670	490	49,504
Total non-current liabilities	961,344	14,430	1,423,900

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

Yatra Online, Inc.

Unaudited Interim Condensed Consolidated Statement of
Financial Position as at September 30, 2016 – (continued)
(Amounts in thousands, except per share data and number of shares)

	September 30, 2016	September 30, 2016	March 31, 2016
	Unaudited		Audited
	INR	USD	INR
	(refer to Note 2.3)
Current liabilities
Borrowings	587,150	8,813	100,574
Trade and other payables	2,979,915	44,728	2,051,539
Employee benefits	41,207	619	33,416
Deferred revenue	622,189	9,339	647,518
Other financial liabilities	128,074	1,922	123,248
Other current liabilities	693,738	10,413	532,774
Total current liabilities	5,052,273	75,834	3,489,069
Total liabilities	6,013,617	90,264	4,912,969
Total equity and liabilities	5,955,107	89,386	5,354,027

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

Yatra Online, Inc.

Unaudited Interim Condensed Consolidated Statement of
Changes in Equity for the Six Months Ended September 30, 2016
(Amounts in thousands, except per share data and number of shares)

	Attributable to shareholders of the Parent Company
	Equity share capital	Equity share premium	Preference share capital	Preference share premium	Accumulated Deficit	Other capital reserve	Foreign Currency Translation Reserve	Advances against equity	Total	Non Controlling Interest	Total Equity
Balance as at April 1, 2016	27	121,203	196	6,179,568	(6,023,690)	174,820	(22,652)	—	429,472	11,586	441,058
Loss for the period	—	—	—	—	(483,964)	—	—	—	(483,964)	(8,902)	(492,866)
Other comprehensive loss
Foreign currency translation differences	—	—	—	—	—	—	(14,236)	—	(14,236)	—	(14,236)
Remeasurement of defined benefit (asset) liability	—	—	—	—	(8,057)	—	—	—	(8,057)	(180)	(8,237)
Total other comprehensive loss	—	—	—	—	(8,057)	—	(14,236)	—	(22,293)	(180)	(22,473)
Total comprehensive loss	—	—	—	—	(492,021)	—	(14,236)	—	(506,257)	(9,082)	(515,339)
Share based payments	—	—	—	—	5,079	1,158	—	—	6,237	63	6,300
Issuance of shares	—	—	—	—	—	—	—	9,471	9,471	—	9,471
Balance as at September 30, 2016	27	121,203	196	6,179,568	(6,510,632)	175,978	(36,888)	9,471	(61,077)	2,567	(58,510)

	Attributable to shareholders of the Parent Company
	Equity share capital	Equity share premium	Preference share capital	Preference share premium	Accumulated Deficit	Other capital reserve	Foreign Currency Translation Reserve	Advances against equity	Total	Non Controlling Interest	Total Equity
Balance as at April 1, 2015	27	121,203	179	5,351,710	(4,896,326)	155,450	(4,037)	—	728,206	6,752	734,958
Loss for the period	—	—	—	—	(596,764)	—	—	—	(596,764)	(10,203)	(606,967)
Other comprehensive loss
Foreign currency translation differences	—	—	—	—	—	—	(11,129)	—	(11,129)	—	(11,129)
Remeasurement of defined benefit (asset) liability	—	—	—	—	(7,501)	—	—	—	(7,501)	(99)	(7,600)
Total other comprehensive loss	—	—	—	—	(7,501)	—	(11,129)	—	(18,630)	(99)	(18,729)
Total comprehensive loss	—	—	—	—	(604,265)	—	(11,129)	—	(615,394)	(10,302)	(625,696)
Share based payments	—	—	—	—	—	10,373	—	—	10,373	—	10,373
Issuance of shares	—	—	17	827,858	—	—	—	—	827,875	—	827,875
Transaction with non controlling interest	—	—	—	—	109,336	—	—	—	109,336	20,840	130,175
Balance as at September 30, 2015	27	121,203	196	6,179,568	(5,391,255)	165,823	(15,166)	—	1,060,396	17,290	1,077,686

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

Yatra Online, Inc.

Unaudited Interim Condensed Consolidated Statement of
Cash Flows for the Six Months Ended September 30, 2016
(Amounts in thousands, except per share data and number of shares)

	Six Months Ended September 30,
	2016	2016	2015
	Unaudited
	INR	USD	INR
	(refer to Note 2.3)
Cash flows from operating activities
Loss before tax	(465,072)	(7,460)	(605,899)
Adjustment to reconcile loss before tax to net cash flows:
Depreciation and amortization	128,678	1,931	115,065
Finance income	(46,119)	(692)	(45,684)
Finance costs	45,644	685	37,274
Unrealized foreign exchange (gain)	(143)	(2)	(3,022)
Loss on disposal of property, plant and equipment	—	—	35
Change in fair value of warrants	(3,984)	(60)	—
Excess provision written back	(10,212)	(153)	(2,721)
Trade and other receivables written-off	28,626	430	52,868
Share of loss of a joint venture	4,042	61	5,695
Share-based payment expense	6,300	95	10,373
Working capital changes:
(Increase) in trade and other receivables	(563,262)	(8,734)	(364,727)
Decrease in inventories	5,503	83	4,292
Increase in trade and other payables	942,656	14,908	114,637
Direct taxes paid (net of refunds)	(4,970)	(75)	(34,872)
Net cash from/(used in) operating activities	67,687	1,017	(716,686)
Cash flows from investing activities:
Investment in joint venture	—	—	(4,500)
Purchase of property, plant and equipment	(22,805)	(342)	(29,539)
Proceeds from sale of property, plant and equipment	—	—	13
(Increase) in intangible assets	(195,115)	(2,929)	(99,366)
Investment in term deposits	(8,940)	(134)	(372,922)
Proceeds from term deposits	32,371	486	1,500
Interest received	45,002	675	36,011
Net cash used in investing activities	(149,487)	(2,244)	(468,803)
Cash flows from financing activities:
Proceeds from issue of equity shares	9,510	143	—
Proceeds from issue of preference shares	—	—	830,042
Acquisition by non controlling interest	—	—	130,175
Proceeds from borrowings	—	—	322,378
Repayment of borrowings	(49,032)	(736)	(49,032)
Repayment of vehicle loan	(2,153)	(32)	(8,790)
Interest paid on term loan	(11,536)	(173)	(18,913)
Interest paid on vehicle loan	(1,701)	(26)	(975)
Interest paid on bank overdraft	(6,724)	(101)	(5,973)
Net cash (used in)/from financing activities	(61,636)	(925)	1,198,912

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

Yatra Online, Inc.

Unaudited Interim Condensed Consolidated Statement of
Cash Flows for the Six Months Ended September 30, 2016 – (continued)
(Amounts in thousands, except per share data and number of shares)

	Six Months Ended September 30,
	2016	2016	2015
	Unaudited
	INR	USD	INR
	(refer to Note 2.3)
Net decrease in cash and cash equivalents	(143,436)	(2,153)	13,423
Effect of exchange differences on cash & cash equivalents	(11,652)	(175)	(1,627)
Cash and cash equivalents at the beginning of the year	389,664	5,849	221,025
Closing Cash and cash equivalents at the end of the period	234,576	3,521	232,821
Components of cash and cash equivalents:
Cash on hand	3,339	50	10,610
Balances with banks
On current account	269,302	4,042	188,320
Credit card collection in hand	142,894	2,145	118,325
Cash and bank balances as per consolidate statement of financial position	415,535	6,237	317,255
Less: Bank overdrafts	(180,959)	(2,716)	(84,434)
Total cash and cash equivalents	234,576	3,521	232,821

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

1. Corporate information

Yatra Online, Inc. (the “Parent Company”) together with its subsidiaries (collectively, “the Company” or the “Group”) and equity accounted investee is primarily engaged in the business of selling travel products and solutions in India, the United States and Singapore. The Group offers its customers the entire range of travel services including ticketing, tours and packages and reservations for hotels. The Parent Company is incorporated in Cayman Islands; the registered office is located at Maples Corporate Services Limited, PO Box-309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands.

2. Significant accounting policies

2.1 Basis of preparation

The interim condensed consolidated financial statements for September 30, 2016 have been prepared in accordance with IAS 34 Interim Financial Reporting.

The interim condensed consolidated financial statements of “the Company” for three months and six months ended September 30, 2016 were authorized for issuance by the Group’s Board of Directors on January 12, 2017.

The interim condensed consolidated financial statements do not include all the information and disclosure required in the annual financial statements, and should be read in conjunction with the Group’s annual financial statement as at March 31, 2016, except for the adoption of new standard and interpretation effective as of April 1, 2016 as under.

2.2 New standards, interpretations and amendments adopted by the Group

Amendments to IAS 1: Amendments Resulting from the Disclosure Initiative

In December 2014, IASB issued Amendments to IAS 1 Presentation of Financial Statements with respect to disclosure requirements. The amendments aim at clarifying IAS 1 to address perceived impediments to preparers exercising their judgment in presenting their financial reports.

The Group has evaluated and the adoption of the amendments does not have any significant impact on the interim condensed consolidated financial statements.

IAS 34 Interim Financial Reporting

The amendment clarifies that the required interim disclosures must either be in the interim financial statements or incorporated by cross-reference between the interim financial statements and wherever they are included within the interim financial report (e.g., in the management commentary or risk report). The other information within the interim financial report must be available to users on the same terms as the interim financial statements and at the same time. The amendment does not have any impact on the Company’s interim condensed financial statements.

2.3 Basis of consolidation

The interim condensed consolidated financial statements comprise the financial statements of the Parent Company and its subsidiaries.

A subsidiary is an entity controlled by the Group. Control exists when the parent has power over the entity, is exposed, or has rights to variable returns from its involvement with the entity and has the ability to affect those returns by using its power over the entity. Power is demonstrated through existing rights that give the ability to direct relevant activities, those which significantly affect the entity’s returns.

Subsidiaries are fully consolidated from the date on which the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Where necessary, adjustments are made to the

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

financial statements of subsidiaries to bring their accounting policies and accounting period in line with those used by the Group. All intra-group transactions, balances, income and expenses and cash flows are eliminated on consolidation.

Non-controlling interests is the equity in a subsidiary not attributable, directly or indirectly, to a parent. Non-controlling interests in the net assets of consolidated subsidiaries are identified separately from the Group’s equity therein. Non-controlling interests consist of the amount of those interests at the date of the business combination and the non-controlling interests’ share of changes in equity since that date.

Profit or loss and each component of Other Comprehensive Income (OCI) are attributed to the equity holders of the parent of the Group and to the non-controlling interests, even if this results in the non-controlling interests having a deficit balance.

A change in the ownership interest of a subsidiary, without a change of control, is accounted for as an equity transaction.

2.4 Foreign currencies

The Group’s reporting currency is Indian national rupee (INR). The Parent Company’s functional currency is United States dollar (USD). The company’s operations are conducted through the subsidiaries and equity accounted investee where the local currency is the functional currency and the financial statements of such entities are translated from their respective functional currencies into INR.

Group companies

On consolidation, the assets and liabilities of foreign operations are translated into presentation currency at the rate of exchange prevailing at the reporting date and their statement of profit or loss and other comprehensive loss are translated at average exchange rates prevailing during three months and six months period ended September 30, 2016. The exchange differences arising on translation for consolidation are recognised in OCI. On disposal of a foreign operation, the component of OCI relating to that particular foreign operation is recognised in the statement of profit or loss.

Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition are treated as assets and liabilities of the foreign operation and translated at the spot rate of exchange at the reporting date.

Transactions and balances

Transactions in foreign currencies are initially recorded by the Group’s entities at their respective functional currency spot rates at the date the transaction first qualifies for recognition.

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date. Differences arising on settlement or translation of monetary items are recognised in the statement of profit or loss.

Convenience Translation

The interim condensed consolidated financial statements are stated in thousands of INR. However, solely for the convenience of the readers, the interim condensed consolidated statement of financial position as at September 30, 2016, the interim condensed consolidated statement of profit or loss and other comprehensive loss for the three months and six months ended September 30, 2016, and consolidated statement of cash flows for six months ended September 30, 2016 were converted into U.S. dollars at the exchange rate of 66.6227 INR per USD. This arithmetic conversion should not be construed as representation that the amounts expressed in INR may be converted into USD at that or any other exchange rate as well as that such numbers are in compliance as per the requirements of IFRS.

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

2.5 Summary of significant accounting policies

Joint ventures

The Group’s investment in its joint venture is accounted for using the equity method.

Under the equity method, the investment in the joint venture is initially recognised at cost. The carrying amount of the investment is adjusted to recognise changes in the Group’s share of net assets of the joint venture since the acquisition date. The statement of profit or loss and other comprehensive loss reflects the Group’s share of the results of operations of the joint venture. In addition, when there has been a change recognised directly in the equity of the joint venture, the Group recognises its share of any changes, when applicable, in the statement of changes in equity. Unrealised gains and losses resulting from transactions between the Group and the joint venture are eliminated to the extent of the interest in the joint venture.

The financial statements of the joint venture are prepared for the same reporting period as the Group.

At each reporting date, the Group determines whether there is objective evidence that the investment in the joint venture is impaired. If there is such evidence, the Group calculates the amount of impairment as the difference between the recoverable amount of the joint venture and its carrying value, then recognises the loss as ‘Share of loss of a joint venture’ in the statement of profit or loss.

Business combinations and goodwill

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred, measured at acquisition date fair value. Acquisition-related costs are expensed as incurred in statement of profit or loss.

When the Group acquires a business, it assesses the assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date.

Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred and the amount recognised for Non Controlling Interest over the fair value of the identifiable net assets acquired and liabilities assumed. If the fair value of the identifiable net assets acquired is in excess of the aggregate consideration transferred, the Group reassesses whether it has correctly identified all of the assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognised at the acquisition date. If the reassessment still results in an excess of the fair value of net assets acquired over the aggregate consideration transferred, then the gain is recognised in the statement of profit or loss.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s Cash Generating Units (CGUs) that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.

Revenue recognition

Revenue is recognized to the extent that it is probable that economic benefits will flow to the Group and revenue can be reliably measured. Revenue is measured at the fair value of consideration received or receivable, taking into account contractually defined terms of payment. The Group assesses its revenue arrangement against specific criteria in order to determine if it is acting as principal or agent. The Group has concluded that it is acting as agent in case of sale of airline tickets, hotel bookings, sale of rail and bus tickets and as principal in case of sale of holiday packages.

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

The Group provides travel products and services to leisure, corporate travelers and B2B2C (Business to Business to Consumer) agents in India and abroad. The revenue from rendering these services is recognized in the statement of profit or loss once the services are rendered. This is generally the case 1) on the issuance of the ticket in the case of sale of airline tickets 2) on date of hotel booking and 3) on the date of departure for outbound tours and packages and on completion of tour for inbound tours.

Air ticketing

Income from the sale of airline tickets is recognized as an agent on a net commission earned basis. Incomes from service fee are recognized on earned basis.

Incentives from airlines are recognized when the performance thresholds under the incentive schemes are achieved or are probable to be achieved at the end of periods.

Hotels and Packages

Income from hotel reservation is recognized as an agent on a net commission earned basis. Income from packages are accounted for on a gross basis as the Group is determined to be the primary obligor in the arrangement, that is the risks and responsibilities are taken by the Group including the responsibility for delivery of services. Cost of delivering such services includes cost of hotel, airlines and package services and is disclosed as service cost.

Income from hotels and packages is disclosed together as Income from Hotel and packages.

Other Services

Income from other sources, primarily comprising advertising revenue, income from sale of rail and bus tickets and fees for facilitating website access to travel insurance companies are being recognized as the services are being performed. Income from the sale of rail and bus tickets is recognized as an agent on a net commission earned basis.

Revenue is recognized net of cancellations received during the period, refunds, and service taxes.

Revenue is allocated between the loyalty programme and the other components of the sale. The amount allocated to the loyalty programme is deferred, and is recognized as revenue when the Group fulfills its obligations to supply the products/services under the terms of the programme or when it is no longer probable that the points under the programme will be redeemed.

The Group receives upfront fee from Global Distribution System (“GDS”) provider for facilitating the booking of airline tickets on its Website or other distribution channels to travel agents for using their system which is recognized as revenue for actual airline tickets sold over the total number of airline tickets to be sold over the term of the agreement and the balance amount is recognized as deferred revenue.

Marketing and sales promotion expenses

Marketing and sales promotion expenses primarily comprise of online, television, radio and print media advertisement costs as well as event driven promotion cost for the Group’s products and services. Such costs are the amount paid to or accrued towards advertising agencies or direct service providers for advertising on websites, television, print formats, search engine marketing and any other media. Advertising and business promotion costs are recognized when incurred.

Additionally, the Group also incurs customer inducement and acquisition costs for acquiring customers and promoting transactions across various booking platforms such as upfront cash incentives, which when incurred are recorded as marketing and sales promotion costs.

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

Finance income and expenses

Finance income comprises interest income on term deposits and net gain on change in fair value of derivatives. Interest income is recognized as it accrues in the statement of profit or loss, using the effective interest rate method (EIR).

Finance expenses comprise interest expense on borrowings, unwinding of the discount on provisions, and impairment losses recognized on financial assets. Interest expense is recognized in the statement of profit or loss using EIR.

Taxes

Current tax

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date in the countries where the Group operates and generate taxable income.

Current income tax relating to items recognised directly in equity is recognised in equity and not in statement of profit or loss and other comprehensive loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax

Deferred tax is provided using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date. Deferred tax liabilities are recognised for all taxable temporary differences.

Deferred tax assets are recognised for all deductible temporary differences, carry forward of unused tax credits and any unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilised.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised. Unrecognised deferred tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax relating to items recognised outside profit or loss is recognised outside profit or loss. Deferred tax items are recognised in correlation to the underlying transaction either in other comprehensive income or directly in equity.

Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxation authority.

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

Property, plant and equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. All repair and maintenance costs are recognised in the statement of profit or loss as incurred.

An item of property, plant and equipment and any significant part initially recognised is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the statement of profit or loss and other comprehensive loss when the asset is derecognised.

Depreciation is calculated on straight line basis using the rates arrived at based on the estimated useful lives of the assets as follows:

Computer and Peripherals	3 years
Furniture and fixtures	5 years
Office equipment	5 years
Vehicles	Term of lease or useful life (5 – 7 years as applicable) whichever is shorter

Leasehold improvements are amortised over the lower of primary lease period or economic useful life.

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation (calculated on a straight-line basis over their useful lives) and accumulated impairment losses, if any.

Technology related development costs incurred by the Group are measured at cost less accumulated amortisation and accumulated impairment losses. Cost includes expenses incurred during the application development stage. The costs related to planning and post implementation phases of development are expensed as incurred.

Internally generated intangibles, excluding capitalised development costs, are not capitalised. Instead, the related expenditure is recognised in the statement of profit or loss and other comprehensive income in the period in which the expenditure is incurred.

Goodwill is initially recognised at cost and is subsequently measured at cost less any accumulated impairment losses.

On disposal of a subsidiary, the attributable amount of goodwill is included in the determination of the profit or loss recognised in the statement of profit or loss and other comprehensive loss on disposal.

Intangible assets are amortised over the useful economic life on straight line basis and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortisation period or method, as appropriate, and are treated as changes in accounting estimates. The amortisation expense on intangible assets is recognized in the statement of profit or loss.

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

Intangible assets are amortised as below:

Agent/Supplier Relationship	2.5 – 10 years
Non compete agreement	6.5 years
Trademarks	10 – 20 years
Intellectual property rights	3 years
Computer software and Websites	3 to 10 years or license period, whichever is shorter

Leases

Group as a lessee

A lease is classified at the inception date as a finance lease or an operating lease. A lease that transfers substantially all the risks and rewards incidental to ownership by the Group is classified as a finance lease.

Finance leases are capitalised at the commencement of the lease at the inception date fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognised in finance costs in the statement of profit or loss.

A leased asset is depreciated over the shorter of the estimated useful life of the asset and the lease term.

An operating lease is a lease other than a finance lease. Operating lease payments are recognised as an operating expense in the statement of profit or loss on a straight-line basis over the lease term.

Financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

(i) Financial assets

Initial recognition and measurement

Financial assets are classified at initial recognition, as financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments or available-for-sale (AFS), as appropriate.

All financial assets are recognised initially at fair value plus, in the case of financial assets not recorded at fair value through profit or loss, transaction costs that are attributable to the acquisition of the financial asset.

Subsequent measurement

Financial assets measured at amortised cost

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial measurement, such financial assets are subsequently measured at amortised cost using the effective interest rate (EIR) method, less impairment. Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortisation is included in finance income in the statement of profit or loss. The losses arising from impairment are recognised in the statement of profit or loss

This category applies to trade and other receivables, term deposits, security deposits and employee loans.

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

Impairment of financial assets

The Group assesses, at each reporting date, whether there is objective evidence that a financial asset or a group of financial assets is impaired. An impairment exists if one or more events has occurred since the initial recognition of the asset (an incurred ‘loss event’), that has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated. Evidence of impairment may include indications that the debtors or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and observable data indicating that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Financial assets carried at amortised cost

For financial assets carried at amortised cost, the Group first assesses whether impairment exists individually for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the Group determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognised are not included in a collective assessment of impairment.

The amount of any impairment loss identified is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future expected credit losses that have not yet been incurred). The present value of the estimated future cash flows is discounted at the financial asset’s original EIR.

The carrying amount of the asset is reduced through the use of an allowance account and the loss is recognised in the statement of profit or loss. Interest income (recorded as finance income in the statement of profit or loss) continues to be accrued on the reduced carrying amount using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognised, the previously recognised impairment loss is increased or reduced by adjusting the allowance account. If a write-off is later recovered, the recovery is credited to finance costs in the statement of profit or loss.

(ii) Financial liabilities

Initial recognition and measurement

Financial liabilities are classified, at initial recognition, as financial liabilities at fair value through profit or loss, loans and borrowings or payables, as appropriate. All financial liabilities are recognised initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs.

The Group’s financial liabilities include trade and other payables, interest-bearing borrowings including bank overdrafts and share warrants.

Subsequent measurement

The measurement of financial liabilities depends on their classification, as described below:

Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include share warrants for which fair value is routed through profit or loss.

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

Loans and borrowing

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost using the EIR method. The EIR amortisation is included as finance costs in the statement of profit or loss. This category applies to interest-bearing borrowings, trade and other payables.

Cash and cash equivalents

Cash and short-term deposits in the statement of financial position comprise cash at banks, payment gateways and on hand and short-term deposits with a maturity of three months or less, which are subject to an insignificant risk of changes in value.

For the purpose of the consolidated statement of cash flows, cash and cash equivalents consist of cash and short-term deposits, as defined above, net of outstanding bank overdrafts as they are considered an integral part of the Group’s cash management.

Inventories

Inventories are valued at the lower of cost and net realisable value. Cost is determine on FIFO (First in First out) basis and net realisable value is the estimated selling price in the ordinary course of business, less estimated costs necessary to make the sale. Inventories include tickets for amusement parks.

Impairment of non-financial assets

Assets that have an indefinite useful life, for example goodwill, are not subject to amortisation and are tested at least annually or when there are indicators that an asset may be impaired, for impairment. Assets that are subject to depreciation and amortisation are reviewed for impairment, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or when annual impairment testing for an asset is required. Such circumstances include, though are not limited to, significant or sustained decline in revenues or earnings and material adverse changes in the economic environment.

Impairment test for goodwill is performed at the level of each CGU or groups of CGUs expected to benefit from acquisition-related synergies and represent the lowest level within the entity at which the goodwill is monitored for internal management purposes. A CGU is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or group of assets.

An impairment loss is recognised whenever the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. The recoverable amount of an asset is the greater of its fair value less costs to sell and value in use. To calculate value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market rates and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs. Fair value less costs to sell is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, less the costs of disposal. Impairment losses, if any, are recognised in the statement of profit or loss as a component of depreciation and amortisation expense.

An impairment loss in respect of goodwill is not reversed. Other impairment losses are only reversed to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined if no impairment loss had previously been recognised.

Compound instruments

Compound financial instruments issued by the Group comprise of non redeemable convertible preference share that can be converted to equity shares at the option of the holder.

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

The Group classifies financial instrument as equity if the instrument includes no contractual obligation to deliver cash or other financial asset to the holder and will be settled in the Parent Company’s own equity instruments.

Provisions and contingencies

Provisions are recognised when the Group has a present obligation (legal or constructive), as a result of a past event, that is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The expense relating to any provision is presented in the statement of profit or loss.

Contingent liabilities are recognised at their fair value only, if they were assumed as part of a business combination. Contingent assets are not recognised. However, when the realization of income is virtually certain, then the related asset is no longer a contingent asset, and is recognised as an asset. Information on contingent liabilities is disclosed in the notes to the interim condensed consolidated financial statements, unless the possibility of an outflow of resources embodying economic benefits is remote.

Employment benefit plan

The Group’s post-employment benefits include defined benefits plan and defined contribution plans. The Group also provides other benefits in the form of deferred compensation and compensated absences.

Under the defined benefit retirement plan, the Group provides obligation in the form of Gratuity under the Indian Payment of Gratuity Act 1972. Under the plan, a lump sum payment is made to eligible employees at retirement or termination of employment based on respective employee’s salary and years of service with the Group.

For defined benefit retirement plans, the difference between the fair value of the plan assets and the present value of the plan liabilities is recognised as an asset or liability in the statement of financial position. Scheme liabilities are calculated using the projected unit credit method and applying the principal actuarial assumptions as at the date of statement of financial position. Plan assets are assets that are qualifying insurance policies.

All expenses excluding remeasurements of the net defined benefit liability (asset), in respect of defined benefit plans are recognised in the statement of profit or loss as incurred. Remeasurement, comprising actuarial gains and losses and the return on the plan assets (excluding amounts included in net interest on the net defined benefit liability (asset)), are recognised immediately in the statement of financial position with a corresponding debit or credit to retained earnings through OCI (Other comprehensive income) in the period in which they occurred. The remeasument are not re-classified to profit or loss in subsequent years. The amount charged to the statement of profit or loss and other comprehensive loss in respect of these plans is included within personnel expenses.

The Group’s contributions to defined contribution plans are recognised in profit & loss as and when the services are rendered by employees. The Group has no further obligations under these plans beyond its periodic contributions.

The employees of the Group are entitled to compensated absences. The employees can carry forward up to the specified portion of the unutilized accumulated compensated absences and utilize it in future periods or receive cash at retirement or termination of employment. The Group records an obligation for compensated absences in the period in which the employee renders the services that increases this entitlement. The Group measures the expected cost of compensated absences as the additional amount that the Group expects to pay as a result of the unused entitlement that has accumulated at the end of the reporting period. The Group recognizes accumulated compensated absences based on actuarial valuation. Non-accumulating compensated

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

absences are recognized in the period in which the absences occur. The Group recognizes actuarial gains and losses arising from liability for compensated absence are immediately recorded in the statement of profit or loss.

Share-based payments

Employees (including senior executives) of the Group receive part of their remuneration in the form of share-based payments, whereby employees render services as consideration for equity instruments (equity-settled transactions)

The cost of equity-settled transactions is determined by the fair value at the date when the grant is made using black-scholes valuation model.

That cost is recognised in employee benefits expense, together with a corresponding increase in equity (other capital reserves), over the period in which the service and, where applicable, the performance conditions are fulfilled (the vesting period). The cumulative expense recognised for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The expense or credit in the statement of profit or loss for a period represents the movement in cumulative expense recognised as at the beginning and end of that period.

Service conditions are not taken into account when determining the grant date fair value of awards, but the likelihood of the conditions being met is assessed as part of the Group’s best estimate of the number of equity instruments that will ultimately vest.

No expense is recognised for awards that do not ultimately vest because service conditions have not been met.

Earnings (loss) per share

The Group’s Earnings (Loss) per Share (‘EPS’) is determined based on the net profit attributable to the shareholders’ of the Parent Company. Basic EPS is computed using the weighted average number of shares outstanding during the year.

Diluted EPS is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the year including convertible preference shares, share options and warrants (using the treasury stock method for options), except where the result would be anti-dilutive.

If the number of ordinary or potential ordinary shares outstanding increases as a result of a capitalisation, bonus issue or share split, or decreases as a result of a reverse share split, the calculation of basic and diluted earnings per share for all periods presented is adjusted retrospectively.

3. Standards and interpretations issued but not effective

The new standards, interpretations and amendments to Standards that are issued to the extent relevant to the Group, but not yet effective, up to the date of issuance of the Group’s financial statements are disclosed below. The Group intends to adopt these Standards, if applicable, when they become effective.

IFRS 9 Financial Instruments

In July 2014, the IASB issued the final version of IFRS 9 Financial Instruments which reflects all phases of the financial instruments project and replaces IAS 39 Financial Instruments: Recognition and Measurement and all previous versions of IFRS 9. The standard introduces new requirements for classification and measurement, impairment, and hedge accounting.

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

3. Standards and interpretations issued but not effective  – (continued)

The effective date of IFRS 9 is annual periods beginning on or after January 1, 2018, with early adoption permitted. Retrospective application is required, but comparative information is not compulsory. The Group is required to adopt the standard by the financial year commencing April 1, 2018. The Group is currently evaluating the requirements of IFRS 9, and has not yet determined the impact on the interim condensed consolidated financial statements.

IFRS 15 Revenue from Contracts with Customers

In May 2014, IASB issued standard, IFRS 15 Revenue from Contracts with Customers. The Standard establishes a new five-step model that will apply to revenue arising from contracts with customers. Under IFRS 15, revenue is recognised at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer. The principles in IFRS 15 provide a more structured approach to measuring and recognising revenue. The new revenue standard is applicable to all entities and will supersede all current revenue recognition requirements under IFRS.

The effective date of IFRS 15 is annual periods beginning on or after January 1, 2018, with early adoption permitted. The Group is required to adopt the standard by the financial year commencing April 1, 2018. The Group is currently evaluating the requirements of IFRS 15, and has not yet determined the impact on the interim condensed consolidated financial statements.

IFRS 16 Leases

In January 2016, IASB issued standard, IFRS 16 Leases. IFRS 16 supersedes IAS 17 Leases; IFRIC 4 Determining whether an Arrangement contains a Lease; SIC-15 Operating Leases — Incentives; and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease. The previous accounting model for leases required lessees and lessors to classify their leases as either finance leases or operating leases and account for those two types of leases differently. IFRS 16 introduces a single lessee accounting model and requires a lessee to recognise assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value.

The effective date of IFRS 16 is annual periods beginning on or after January 1, 2019. Earlier adoption of the Standard is permitted if IFRS 15 Revenue from Contracts with Customers is adopted at or before the date of initial application of IFRS 16. The Group is required to adopt the standard by the financial year commencing April 1, 2019. The Group is currently evaluating the requirements of IFRS 16, and has not yet determined the impact on the interim condensed consolidated financial statements.

4. Significant accounting judgments, estimates and assumptions

The preparation of the Group’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the end of the reporting period. However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the assets or liabilities in future periods.

4.1 Significant judgments in applying the Group’s accounting policies

In the process of applying the Group’s accounting policies, management has made the following judgments, which have the most significant effect on the amounts recognised in the interim condensed consolidated financial statements:

Determination of functional currency

Each entity in the Group determines its own functional currency (the currency of the primary economic environment in which the entity operates) and items included in the financial statements of each entity are

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

4. Significant accounting judgments, estimates and assumptions  – (continued)

measured using that functional currency. IAS 21,  — “The Effects of Changes in Foreign Exchange Rates”  —  prescribes the factors to be considered for the purpose of determination of functional currency. However, in respect of the Parent Company and certain intermediary foreign operations of the Group, the determination of functional currency might not be very obvious due to mixed indicators like the source of financing, the functional currency of the shareholders, the currency in which the borrowings have been raised and the extent of autonomy enjoyed by the foreign operation. In such cases management uses its judgment to determine the functional currency that most faithfully represents the economic effects of the underlying transactions, events and conditions.

4.2 Significant accounting estimates and assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. Actual results could differ from these estimates.

a) Impairment reviews

An impairment exists when the carrying value of an asset or CGU exceeds its recoverable amount. Recoverable amount is the higher of its fair value less costs to sell and its value in use. The value in use calculation is based on a discounted cash flow model. In calculating the value in use, certain assumptions are required to be made in respect of highly uncertain matters, including management’s expectations of growth in EBITDA (Earnings before interest, taxes depreciation and amortisation), long term growth rates; and the selection of discount rates to reflect risks involved. Also, judgment is involved in determining the CGU and grouping of CGUs for goodwill allocation and impairment testing.

The Group prepares and internally approves formal five year plans, as applicable, for its businesses and uses these as the basis for its impairment reviews. The consistent use of such robust five year information for management reporting purpose, the Group uses five year plans for the purpose of impairment testing. Since the value in use exceeds the carrying amount of CGU, the fair value less costs to sell is not determined.

The Group tests goodwill for impairment annually on March 31 and whenever there are indicators of impairment.

b) Allowance for uncollectible trade receivables and advances

Trade receivables do not carry any interest and are stated at their nominal value as reduced by appropriate allowances for estimated irrecoverable amounts. Estimated irrecoverable amounts are based on the ageing of the receivable balances and historical experience. Additionally, a large number of minor receivables is grouped into homogeneous groups and assessed for impairment collectively. Individual trade receivables are written off when management deems them not to be collectible.

c) Loyalty Programs

The Group estimates revenue allocation between the loyalty programme and the other components of the sale with assumptions about the expected redemption rates. The amount allocated to the loyalty programme is deferred, and is recognized as revenue when the Group fulfills its obligations to supply the services under the terms of the programme or when it is no longer probable that the points under the programme will be redeemed.

d) Taxes

Deferred tax assets are recognised for all unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilised. Significant management judgment is required

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

4. Significant accounting judgments, estimates and assumptions  – (continued)

to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and the level of future taxable profits, future tax planning strategies and recent business performances and developments. The Group has not recognized deferred tax asset on unused tax losses and temporary differences in most of the subsidiaries of the Group.

e) Defined benefit plans

The costs of post retirement benefit obligation under the Gratuity plan are determined using actuarial valuations. An actuarial valuation involves making various assumptions that may differ from actual developments in the future. These include the determination of the discount rate, future salary increase, mortality rates and future pension increases. Due to the complexities involved in the valuation and its long term nature, a defined benefit obligation is highly sensitive to changes in these assumptions. All assumptions are reviewed at each reporting date.

5. Segment information

For management purposes, the Group is organised into Lines of Business (LOBs) based on its products and services and has following reportable segments. The LOBs offer different products and services, and are managed separately because the nature of products and methods used to distribute the services are different. For each of these LOBs, Chief Executive Officer (CEO) reviews internal management reports. Accordingly, the Chief Executive Officer (CEO) is construed to be the Chief Operating Decision Maker (CODM). Segment revenue less service cost from each LOB’s are reported and reviewed by the CODM on a monthly basis.

1. Air ticketing:  Through internet and mobile based platform and call-centers, the Group provides the facility to book and service international and domestic air tickets to ultimate customer through B2C (Business to Consumer) and B2B2C (Business to Business to Consumer) channel. Both these channels share similar characteristics as they are engaged in facilitation of air tickets. Management believes that it is appropriate to aggregate these two channels as one reporting segment due to the similarities in the nature of business.

2. Hotels and packages:  Through an internet and mobile based platform, call-centers and branch offices, the company provides holiday packages and hotel reservations. For internal reporting purposes, the revenue related to airline tickets issued as a component of a group developed tour and package is assigned to the hotels and packages segment and is recorded on a gross basis. The hotel reservations form integral part of the holiday packages and accordingly management believes that it is appropriate to aggregate these services as one reporting segment due to the similarities in the nature of services.

3. Other operations primarily include the advertisement income from hosting advertisements on its internet web-sites, income from sale of rail and bus tickets and income from facilitating website access to a travel insurance companies. The operations do not meet any of the quantitative thresholds to be a reportable segment for any of the periods presented in these consolidated financial statements.

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

5. Segment information  – (continued)

Information about Reportable Segments: for the six months ended September 30, 2016 and 2015.

	Air ticketing		Hotels and packages		Others		Total
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenue	1,701,994	1,382,967	2,721,104	2,620,840	134,231	91,753	4,557,329	4,095,560
Service cost	—	—	(2,197,588)	(2,097,349)	—	—	(2,197,588)	(2,097,349)
Segment results	1,701,994	1,382,967	523,516	523,491	134,231	91,753	2,359,741	1,998,211
Other Income							11,668	4,717
Unallocated expenses							(2,692,918)	(2,480,939)
Operating loss (before depreciation and amortisation)							(321,509)	(478,010)
Finance costs							(65,996)	(55,147)
Depreciation and amortisation							(128,678)	(115,065)
Finance income							55,153	48,019
Share of loss of joint venture							(4,042)	(5,695)
Loss before tax							(465,072)	(605,899)
Income tax expense							(27,794)	(1,068)
Net loss							(492,866)	(606,967)

Information about Reportable Segments: for the three months ended September 30, 2016 and 2015.

	Air ticketing		Hotels and packages		Others		Total
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenue	854,532	731,753	1,005,280	938,040	77,299	46,675	1,937,111	1,716,468
Service cost	—	—	(772,819)	(677,633)	—	—	(772,819)	(677,633)
Segment results	854,532	731,753	232,461	260,407	77,299	46,675	1,164,292	1,038,835
Other Income							5,544	1,276
Unallocated expenses							(1,500,756)	(1,399,320)
Operating loss (before depreciation and amortisation)							(330,920)	(359,208)
Finance costs							(32,104)	(27,455)
Depreciation and amortisation							(63,378)	(58,591)
Finance income							29,898	26,768
Share of loss of joint venture							(1,472)	(2,800)
Loss before tax							(397,976)	(421,287)
Income tax (expense)/ benefit							(13,924)	621
Net loss							(411,900)	(420,666)

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

5. Segment information  – (continued)

Geographical Information:

Given that company’s products and services are available on a technology platform to customers globally, consequently the necessary information to track accurate geographical location of customers is not available.

Non-current assets are disclosed based on respective physical location of the assets

	Non Current Assets*
	September 30, 2016	March 31, 2016
USA	1,541	6,135
India	1,608,321	1,507,892
Others	20,429	23,640
Total	1,630,291	1,537,667

*	Non-current assets presented above represent property, plant and equipment and intangible assets and goodwill.

Major Customers:

Considering the nature of business, customers normally include individuals. Further, none of the corporate and other customers account for more than 10% or more of the Group’s revenues.

6. Fair value measurement

Set out below is a comparison by class of the carrying amounts and fair value of the Group’s financial instruments that are carried in the financial statements.

	Carrying value		Fair value
	As at September 30, 2016	As at March 31, 2016	As at September 30, 2016	As at March 31, 2016
Financial assets
Assets carried at amortised cost
Trade and other receivables	1,898,273	1,513,307	1,898,273	1,513,307
Cash and cash equivalents	415,535	389,664	415,535	389,664
Term deposits	1,001,548	1,024,890	1,001,548	1,024,890
Other financial assets	108,626	119,866	108,626	119,866
Total	3,423,982	3,047,727	3,423,982	3,047,727
Financial liabilities
Liabilities carried at fair value through profit and loss
Share warrants	3,057	6,997	3,057	6,997
Total	3,057	6,997	3,057	6,997
Liabilities carried at amortised cost
Trade and other payables	3,224,097	2,266,145	3,224,097	2,266,145
Borrowings	606,232	469,433	606,232	469,433
Other liabilities	312,273	235,321	312,273	235,321
Total	4,142,602	2,970,899	4,142,602	2,970,899

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

6. Fair value measurement  – (continued)

Fair values

The management assessed that the fair values of trade receivables, cash and cash equivalent, term deposits, trade payables, borrowings and other liabilities approximates their carrying amounts largely due to the short-term maturities of these instruments.

Fair value hierarchy

The table below analysis financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

•	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.
•	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).
•	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	As at September 30, 2016
	Level 1	Level 2	Level 3	Total
Assets for which fair value is disclosed
Term deposits	—	1,001,548	—	1,001,548
Other financial assets	—	108,626	—	108,626
Total assets	—	1,110,174	—	1,110,174
Liabilities carried at fair value through profit and loss
Warrants	—	—	3,057	3057
Liabilities carried at amortised cost
Borrowings	—	606,232	—	606,232
Total Liabilities	—	606,232	3,057	609,289

	As at March 31, 2016
	Level 1	Level 2	Level 3	Total
Assets for which fair value is disclosed
Term deposits	—	1,024,890	—	1,024,890
Other financial assets	—	119,866	—	119,866
Total assets	—	1,144,756	—	1,144,756
Liabilities carried at fair value through profit and loss
Warrants	—	—	6,997	6,997
Liabilities carried at amortised cost
Borrowings	—	469,433	—	469,433
Total Liabilities	—	469,433	6,997	476,430

There were no transfers between Level 1, Level 2 and Level 3 during the six months ended September 30, 2016.

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

6. Fair value measurement  – (continued)

Valuation Techniques and significant unobservable inputs

The following tables show the valuation techniques used in measuring fair values at September 30, 2016 and March 31, 2016 as well as the significant unobservable inputs used.

Type	Valuation technique	Significant unobservable inputs	Inter-relationship between significant unobservable inputs and fair value measurement
A. Financial Instruments measured at fair value:
Warrants	Black-Scholes model: The valuation model considers the share price on measurement date, expected term of the instrument, risk free rate (based on government bonds), expected volatility and expected dividend rate.	Expected term: 1.5 years Risk free rate: 0.67%	The estimated fair value would increase (decrease) if: • the expected term were higher (lower)
• the risk free rate were higher (lower)
B. Financial Instruments for which fair value is disclosed:
Borrowings	Discounted cash flows	Prevailing interest rate in market, future payouts	—
Term deposits	Discounted cash flows	Prevailing interest rate to discount future cash flows	—
Other financial assets	Discounted cash flows	Prevailing interest rate to discount future cash flows	—

Reconciliation of fair value measurements categorised within Level 3 of the fair value hierarchy

	April 1, 2015	Charge to profit or loss	Effects of movements in foreign exchange rates	March 31, 2016	Charge to profit or loss	Effects of movements in foreign exchange rates	September 30, 2016
Silicon Valley Bank – Convertible Preference shares – Series D	2,029	(64)	122	2,087	(2,103)	16	—
Silicon Valley Bank – Convertible Preference shares – Series E	1,536	(38)	93	1,591	(1,603)	12	—
Macquarie Corporate Holdings Pty Limited – Ordinary shares	—	3,269	50	3,319	(277)	15	3,057
Total	3,565	3,167	265	6,997	(3,983)	43	3,057

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

7. Components of other comprehensive income

	Three months ended September 30,		Six months ended September 30,
	2016	2015	2016	2015
	Unaudited		Unaudited
Actuarial loss on defined benefit plan:
Remeasurement of defined benefit (assets) liability	(868)	(5,255)	(6,866)	(7,777)
Income tax expense	(1,439)	89	(1,371)	177
Total	(2,307)	(5,166)	(8,237)	(7,600)
Foreign currency translation:
Foreign currency translation differences	5,728	(14,437)	(14,236)	(11,129)
Income tax expense	—	—	—	—
Total	5,728	(14,437)	(14,236)	(11,129)
Total components of other comprehensive income	3,421	(19,603)	(22,473)	(18,729)

8. Commitment and contingencies

a) Capital & Other commitments:

Contractual commitments for capital expenditure pending execution were INR 1,447 as at September 30, 2016 (INR 1,921 as at March 31, 2016). Contractual commitments for capital expenditure are relating to acquisition of furniture and fixture and equipment.

Contractual commitments for revenue expenditure pending execution were INR 123,787 as at September 30, 2016 (INR 109,179 as at March 31, 2016). Contractual commitments for revenue expenditure are relating to advertisement services.

b) Contingent Liabilities

i) Claims not recognised as liability were INR 41,876 as at September 30, 2016 (INR 34,976 as at March 31, 2016).

These represents claim made by the customers due to service related issues, which are contested by the Group and are pending in various district consumer redressal forums in India. The management of the Group does not expect these claims to succeed and accordingly no provision has been recognised in the financial statements

ii) INR 19,690 as at September 30, 2016 (INR 2,249 as at March 31, 2016), represents show cause cum demand notices raised by Service tax authorities over one of the subsidiary in India. Based on the Group’s evaluation, it believes that it is not probable that the demand will materialise and therefore no provision has been recognised.

iii) INR 2,806 as at September 30, 2016 (NIL as at March 31, 2016), represents show cause cum demand notices raised by Income Tax authorities over one of the subsidiary in India. Based on the Group’s evaluation, it believes that it is not probable that the demand will materialise and therefore no provision has been recognised.

Yatra Online, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements for
Three Months and Six Months Ended September 30, 2016
(Amounts in INR thousands, except per share data and number of shares)

9. Transaction Costs

As at September 30, 2016, the Company incurred transaction costs amounting to INR 94,795 in connection with the transaction with Terrapin 3 Acquisition Corporation (refer to note 10) for issuance of equity. The Company has charged to Statement of Profit or Loss and Other Comprehensive Loss INR 59,886 and recorded INR 34,909 under prepayments and other assets that will be deducted from equity on date of consummation of the transaction, December 16, 2016.

10. Subsequent Event

On July 13, 2016, the Parent Company entered into a business combination agreement with NASDAQ listed Terrapin 3 Acquisition Corporation (TRTL). TRTL is a special purpose acquisition company formed for the purpose of effecting a merger, acquisition, or similar business combination. TRTL raised INR 14,111,708 (USD 212,750) in its IPO in July 2014. On December 16, 2016, the business combination was completed pursuant to the terms of the Amended and Restated Business Combination Agreement, dated as of September 28, 2016, and the preference shares issued by the Parent Company were converted into ordinary shares of the Parent Company. The Parent Company thereafter effectuated a reverse 5.4242194-for-one share split of its ordinary shares as well as a 5.4242194-for-one adjustment with respect to the number of ordinary shares underlying its share options. Consequently, the basic and diluted earnings per share for all periods presented is adjusted retrospectively to reflect the impact of the share split. The Parent Company’s ordinary shares commenced trading on NASDAQ under the symbol “YTRA” on December 19, 2016.

For the Year Ended March 31, 2016

Report of Independent Registered Public Accounting Firm

The Board of Directors of Yatra Online, Inc.

We have audited the accompanying consolidated statement of financial position of Yatra Online, Inc. as of March 31, 2016 and 2015 and April 1, 2014, and the related consolidated statements of profit or loss and other comprehensive loss, changes in equity and cash flows for each of the two years in the period ended March 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Yatra Online, Inc. at March 31, 2016 and 2015 and April 1, 2014, and the consolidated results of its operations and its cash flows for each of the two years in the period ended March 31, 2016, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Ernst & Young Associates LLP

Gurgaon, India
September 26, 2016

Yatra Online, Inc.

Consolidated Statement of Profit or Loss and Other Comprehensive Loss for the Year Ended
March 31, 2016
(Amounts in thousands, except per share data and number of shares)

	Notes	March 31, 2016	March 31, 2016	March 31, 2015
		INR	USD	INR
		(refer to Note 2.3)
Revenue
Rendering of services	8	8,123,943	122,478	6,352,691
Other revenue	9	214,524	3,234	175,003
Total revenue		8,338,467	125,712	6,527,694
Other income	10	40,679	613	53,293
Service cost		4,201,167	63,337	3,155,432
Personnel expenses	11	1,513,147	22,812	1,154,171
Marketing and sales promotion expenses		1,687,431	25,440	1,468,431
Other operating expenses	12	1,948,615	29,378	1,579,477
Depreciation and amortisation	13	233,703	3,523	208,939
Results from operations		(1,204,917)	(18,165)	(985,463)
Share of loss of joint venture	14	(11,802)	(178)	(11,005)
Finance income	15	95,072	1,433	93,559
Finance costs	16	(115,140)	(1,736)	(87,578)
Loss before income taxes		(1,236,787)	(18,646)	(990,487)
Income tax (expense)/credits	17	(6,515)	(98)	42,720
Loss for the year		(1,243,302)	(18,744)	(947,767)
Other comprehensive loss
Items to be reclassified to profit or loss in subsequent periods (net of taxes)
Foreign currency translation differences	31	(18,615)	(281)	(4,037)
Items not to be reclassified to profit or loss in subsequent periods (net of taxes)
Remeasurement of defined benefit (asset) liability	31	(9,403)	(142)	(3,269)
Other comprehensive loss for the year, net of tax		(28,018)	(423)	(7,306)
Total comprehensive loss for the year, net of tax		(1,271,320)	(19,167)	(955,073)
Loss attributable to:
Owners of the Company		(1,218,824)	(18,375)	(936,504)
Non-controlling interest		(24,478)	(369)	(11,263)
Loss for the year		(1,243,302)	(18,744)	(947,767)
Total comprehensive loss attributable to:
Owners of the Company		(1,246,632)	(18,795)	(943,755)
Non-controlling interest		(24,688)	(372)	(11,318)
Total comprehensive loss for the year		(1,271,320)	(19,167)	(955,073)
Loss per share	18
Basic		(26.43)	(0.40)	(21.30)
Diluted		(26.43)	(0.40)	(21.30)

The accompanying notes are an integral part of the consolidated financial statements.

Yatra Online, Inc.

Consolidated Statement of Financial Position for the Year Ended March 31, 2016
(Amounts in thousands, except per share data and number of shares)

	Notes	March 31, 2016	March 31, 2016	March 31, 2015	April 1, 2014
		INR	USD	INR	INR
		(refer to Note 2.3)
Assets
Non-current assets
Property, plant and equipment	19	126,563	1,908	93,565	93,733
Intangible assets and goodwill	20	1,411,104	21,274	1,353,542	1,333,834
Investment in joint venture	14	—	—	3,403	6,908
Other financial assets	21	110,558	1,667	116,826	102,813
Other non financial assets	22	43,783	660	11,469	15,205
Deferred tax asset	23	40,443	610	44,452	214
Total non current assets		1,732,451	26,119	1,623,257	1,552,707
Current assets
Inventories		11,933	180	8,531	3,622
Trade and other receivables	24	1,513,307	22,815	1,537,691	1,360,135
Prepayments and other assets	25	409,224	6,169	334,204	402,084
Income tax receivable		266,879	4,023	192,777	151,211
Other financial assets	26	1,030,569	15,537	749,739	1,225,985
Cash and cash equivalents	27	389,664	5,875	234,474	362,158
Total current assets		3,621,576	54,599	3,057,416	3,505,195
Total assets		5,354,027	80,718	4,680,673	5,057,902
Equity and liabilities
Equity
Share capital	28	27	1	27	27
Share premium	28	121,203	1,827	121,203	121,203
Preference Share
Share capital	29	196	3	179	179
Share premium	29	6,179,568	93,164	5,351,710	5,351,710
Other capital reserve	30	174,820	2,636	155,450	123,709
Accumulated deficit		(6,023,690)	(90,814)	(4,896,326)	(4,087,658)
Foreign currency translation reserve	31	(22,652)	(342)	(4,037)	—
Total equity attributable to equity holders of the company		429,472	6,475	728,206	1,509,170
Total Non-controlling interest		11,586	175	6,752	—
Total equity		441,058	6,650	734,958	1,509,170
Non current liabilities
Borrowings	32	368,859	5,561	114,365	204,374
Trade and other payables	33	214,606	3,235	—	90,846
Employee benefits	34	42,605	642	27,293	18,866
Deferred revenue	35	711,329	10,724	265,222	594,334
Other financial liabilities	36	36,997	558	3,565	33,490
Other non financial liabilities	37	49,504	746	5,440	—
Total Non current liabilities		1,423,900	21,466	415,885	941,910

The accompanying notes are an integral part of the consolidated financial statements.

Yatra Online, Inc.

Consolidated Statement of Financial Position for the Year Ended March 31, 2016 – (continued)
(Amounts in thousands, except per share data and number of shares)

	Notes	March 31, 2016	March 31, 2016	March 31, 2015	April 1, 2014
		INR	USD	INR	INR
		(refer to Note 2.3)
Current liabilities
Borrowings	32	100,574	1,516	121,620	217,308
Trade and other payables	33	2,051,539	30,930	2,350,338	1,758,093
Employee benefits	34	33,416	504	23,044	18,344
Deferred revenue	35	647,518	9,762	318,082	232,337
Other financial liabilities	36	123,248	1,858	187,251	47,402
Other current liabilities	38	532,774	8,032	529,495	333,338
Total current liabilities		3,489,069	52,602	3,529,830	2,606,822
Total liabilities		4,912,969	74,068	3,945,715	3,548,733
Total equity and liabilities		5,354,027	80,718	4,680,673	5,057,902

The accompanying notes are an integral part of the consolidated financial statements.

Yatra Online, Inc.

Consolidated Statement of Changes in Equity for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

	Attributable to shareholders of the company
	Equity share capital (Note 28)	Equity share premium (Note 28)	Preference share capital (Note 29)	Preference share premium (Note 29)	Accumulated Deficit	Other capital reserve (Note 30)	Foreign Currency Translation Reserve	Total	Non Controlling Interest	Total Equity
Balance as at April 1, 2014	27	121,203	179	5,351,710	(4,087,658)	123,709	—	1,509,170	—	1,509,170
Loss for the year	—	—	—	—	(936,504)	—	—	(936,504)	(11,263)	(947,767)
Other comprehensive loss
Foreign currency translation differences	—	—	—	—	—	—	(4,037)	(4,037)	—	(4,037)
Remeasurement of defined benefit (asset) liability	—	—	—	—	(3,214)	—	—	(3,214)	(55)	(3,269)
Total other comprehensive loss	—	—	—	—	(3,214)	—	(4,037)	(7,251)	(55)	(7,306)
Total comprehensive loss	—	—	—	—	(939,718)	—	(4,037)	(943,755)	(11,318)	(955,073)
Share based payments	—	—	—	—	—	31,741	—	31,741	—	31,741
Transaction with non controlling interest	—	—	—	—	131,050	—	—	131,050	18,070	149,120
Balance as at March 31, 2015	27	121,203	179	5,351,710	(4,896,326)	155,450	(4,037)	728,206	6,752	734,958
Loss for the year	—	—	—	—	(1,218,824)	—	—	(1,218,824)	(24,478)	(1,243,302)
Other comprehensive loss
Foreign currency translation differences	—	—	—	—	—	—	(18,615)	(18,615)	—	(18,615)
Remeasurement of defined benefit (asset) liability	—	—	—	—	(9,193)	—	—	(9,193)	(210)	(9,403)
Total other comprehensive loss	—	—	—	—	(9,193)	—	(18,615)	(27,808)	(210)	(28,018)
Total comprehensive loss	—	—	—	—	(1,228,017)	—	(18,615)	(1,246,632)	(24,688)	(1,271,320)
Share based payments	—	—	—	—	—	19,370	—	19,370	—	19,370
Issuance of shares	—	—	17	827,858	—	—	—	827,875	—	827,875
Transaction with non controlling interest	—	—	—	—	100,653	—	—	100,653	29,522	130,175
Balance as at March 31, 2016	27	121,203	196	6,179,568	(6,023,690)	174,820	(22,652)	429,472	11,586	441,058

Transaction with non controlling interest represents shares of a subsidiary issued to stakeholders outside the group. The percentage holding of the Group to 97.85% as of March 31, 2016 (98.70% — March 31, 2015, 100% — April 1, 2014) (refer to Note 6).

The accompanying notes are an integral part of the consolidated financial statements.

Yatra Online, Inc.

Consolidated Statement of Cash Flows for the Year Ended March 31, 2016
(Amounts in thousands, except per share data and number of shares)

	Note	March 31, 2016	March 31, 2016	March 31, 2015
		INR	USD	INR
		(refer to Note 2.3)
Cash flows from operating activities
Loss before tax		(1,236,787)	(18,646)	(990,487)
Adjustment to reconcile loss before tax to net cash flows:
Depreciation and amortisation	13	233,703	3,523	208,939
Finance income	15	(89,131)	(1,344)	(83,633)
Finance costs	16	58,765	886	41,848
Unrealized foreign exchange loss/(gain)		4,524	68	(13,829)
Loss/(profit) on disposal of property, plant and equipment	10, 12	212	3	(739)
Change in fair value of warrants	15, 16	3,167	48	(85)
Excess provision written back	10	(35,666)	(538)	(46,560)
Advances written-off	12	7,179	108	604
Trade and other receivables written-off	12	106,933	1,612	162,909
Share of loss of a joint venture	14	11,802	178	11,005
Share-based payment expense	11	19,370	292	31,741
(Increase) in trade and other receivables		(219,013)	(3,302)	(274,457)
(Increase) in inventories		(2,546)	(38)	(5,378)
Increase in trade and other payables		754,192	11,370	618,223
Direct taxes paid (net of refunds)		(76,607)	(1,155)	(43,083)
Net cash used in operating activities		(459,903)	(6,935)	(382,982)
Cash flows from investing activities:
Investment in joint venture	14	(7,800)	(118)	(7,500)
Purchase of property, plant and equipment	19	(68,672)	(1,035)	(52,631)
Proceeds from sale of property, plant and equipment		780	12	4,438
(Increase) in intangible assets	20	(239,098)	(3,605)	(172,970)
Investment in term deposits		(3,711,662)	(55,958)	(1,144,255)
Proceeds from term deposits		3,465,629	52,248	1,608,668
Interest received	15	85,274	1,286	84,431
Net cash (used in)/from investing activities		(475,549)	(7,170)	320,181
Cash flows from financing activities
Proceeds from issue of preference shares	29	846,283	12,759	—
Acquisition by non controlling interest		130,175	1,963	149,120
Proceeds from borrowings		726,616	10,955	170,000
Repayment of borrowings		(497,684)	(7,503)	(231,551)
Repayment of vehicle loan		(11,487)	(173)	(396)
Interest paid on term loan		(32,211)	(486)	(33,776)
Interest paid on vehicle loan		(2,485)	(37)	(1,472)
Interest paid on bank overdraft		(15,186)	(229)	(6,599)
Net cash from financing activities		1,144,021	17,249	45,326
Net increase/(decrease) in cash and cash equivalents		208,569	3,144	(17,475)
Effect of exchange differences on cash & cash equivalents		(39,929)	(601)	21,658
Cash and cash equivalents at the beginning of the year		221,024	3,332	216,841
Closing Cash and cash equivalents at the end of the year		389,664	5,875	221,024

The accompanying notes are an integral part of the consolidated financial statements.

Yatra Online, Inc.

Consolidated Statement of Cash Flows for the Year Ended March 31, 2016 – (continued)
(Amounts in thousands, except per share data and number of shares)

	Note	March 31, 2016	March 31, 2016	March 31, 2015
		INR	USD	INR
		(refer to Note 2.3)
Components of cash and cash equivalents:
Cash on hand		2,659	40	2,802
Balances with banks
On current account		263,016	3,966	133,397
Credit card collection in hand		123,989	1,869	98,275
Cash and bank balances	27	389,664	5,875	234,474
Less: Bank overdrafts		—	—	(13,450)
Total cash and cash equivalent		389,664	5,875	221,024

The accompanying notes are an integral part of the consolidated financial statements.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

1. Corporate information

Yatra Online, Inc. (the “Parent Company”) together with its subsidiaries (collectively, “the Company” or the “Group”) and equity accounted investee is primarily engaged in the business of selling travel products and solutions in India, the United States and Singapore. The Group offers its customers the entire range of travel services including ticketing, tours and packages and reservations for hotels. The Parent Company is domiciled and incorporated in Cayman Islands; the registered office is located at Maples Corporate Services Limited, PO Box-309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands. Information on the group structure is provided in Note 6

2. Significant accounting policies

2.1 Basis of preparation

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The accounting policies have been consistently applied by the Group.

These financial statements are the Group’s first IFRS financial statements and are covered by IFRS 1, “First-time Adoption of International Financial Reporting Standards”. First time adoption date is April 1, 2014, as defined in IFRS 1(refer to Note 43 for information on how the Group adopted IFRS).

The consolidated financial statements of “the Company” and its subsidiaries for the year ended March 31, 2016 and 2015 were authorised for issuance by the Group’s Board of Directors on September 26, 2016.

The consolidated financial statements are prepared on historical cost basis, except for financial instruments classified as fair value through profit or loss.

2.2 Basis of consolidation

The consolidated financial statements comprise the financial statements of the Parent Company and its subsidiaries as disclosed in Note 6.

A subsidiary is an entity controlled by the Group. Control exists when the parent has power over the entity, is exposed, or has rights to variable returns from its involvement with the entity and has the ability to affect those returns by using its power over the entity. Power is demonstrated through existing rights that give the ability to direct relevant activities, those which significantly affect the entity’s returns.

Subsidiaries are fully consolidated from the date on which the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Where necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies and accounting period in line with those used by the Group. All intra-group transactions, balances, income and expenses and cash flows are eliminated on consolidation.

Non-controlling interests is the equity in a subsidiary not attributable, directly or indirectly, to a parent. Non-controlling interests in the net assets of consolidated subsidiaries are identified separately from the Group’s equity therein. Non-controlling interests consist of the amount of those interests at the date of the business combination and the non-controlling interests’ share of changes in equity since that date.

Profit or loss and each component of Other Comprehensive Income (OCI) are attributed to the equity holders of the parent of the Group and to the non-controlling interests, even if this results in the non-controlling interests having a deficit balance.

A change in the ownership interest of a subsidiary, without a change of control, is accounted for as an equity transaction.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

2.3 Foreign currencies

The Group’s reporting currency is the Indian national rupee (INR). The Parent Companies functional currency is the United States dollar (USD). The Company’s operations are conducted through the subsidiaries and equity accounted investee where the local currency is the functional currency and the financial statements of such entities are translated from their respective functional currencies into INR.

Group companies

On consolidation, the assets and liabilities of foreign operations are translated into presentation currency at the rate of exchange prevailing at the reporting date and their statement of profit or loss and other comprehensive loss are translated at average exchange rates prevailing during the year. The exchange differences arising on translation for consolidation are recognised in OCI. On disposal of a foreign operation, the component of OCI relating to that particular foreign operation is recognised in profit or loss.

Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition are treated as assets and liabilities of the foreign operation and translated at the spot rate of exchange at the reporting date.

Transactions and balances

Transactions in foreign currencies are initially recorded by the Group’s entities at their respective functional currency spot rates at the date the transaction first qualifies for recognition.

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date. Differences arising on settlement or translation of monetary items are recognised in profit or loss.

Convenience Translation

The consolidated financial statements are stated in thousands of INR. However, solely for the convenience of the readers, the consolidated statement of financial position as at March 31, 2016, the consolidated statement of profit or loss and other comprehensive loss, and consolidated statement of cash flows for the year ended March 31, 2016 were converted into U.S. dollars at the exchange rate of 66.33 INR per USD. This arithmetic conversion should not be construed as representation that the amounts expressed in INR may be converted into USD at that or any other exchange rate as well as that such numbers are in compliance as per the requirements of IFRS.

2.4 Summary of significant accounting policies

Joint ventures

The Group’s investment in its joint venture is accounted for using the equity method.

Under the equity method, the investment in the joint venture is initially recognised at cost. The carrying amount of the investment is adjusted to recognise changes in the Group’s share of net assets of the joint venture since the acquisition date. The statement of profit or loss and other comprehensive loss reflects the Group’s share of the results of operations of the joint venture. In addition, when there has been a change recognised directly in the equity of the joint venture, the Group recognises its share of any changes, when applicable, in the statement of changes in equity. Unrealised gains and losses resulting from transactions between the Group and the joint venture are eliminated to the extent of the interest in the joint venture.

The financial statements of the joint venture are prepared for the same reporting period as the Group.

At each reporting date, the Group determines whether there is objective evidence that the investment in the joint venture is impaired. If there is such evidence, the Group calculates the amount of impairment as the

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

difference between the recoverable amount of the joint venture and its carrying value, then recognises the loss as ‘Share of loss of a joint venture’ in the statement of profit or loss.

Business combinations and goodwill

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred, measured at acquisition date fair value. Acquisition-related costs are expensed as incurred in profit or loss.

When the Group acquires a business, it assesses the assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date.

Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred and the amount recognised for Non Controlling Interest over the fair value of the identifiable net assets acquired and liabilities assumed. If the fair value of the identifiable net assets acquired is in excess of the aggregate consideration transferred, the Group reassesses whether it has correctly identified all of the assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognised at the acquisition date. If the reassessment still results in an excess of the fair value of net assets acquired over the aggregate consideration transferred, then the gain is recognised in statement of profit or loss.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s Cash Generating Units (CGUs) (refer to Note 20) that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.

Revenue recognition

Revenue is recognized to the extent that it is probable that economic benefits will flow to the Group and revenue can be reliably measured. Revenue is measured at the fair value of consideration received or receivable, taking into account contractually defined terms of payment. The Group assesses its revenue arrangement against specific criteria in order to determine if it is acting as principal or agent. The Group has concluded that it is acting as agent in case of sale of airline tickets, hotel bookings, sale of rail and bus tickets and as principal in case of sale of holiday packages.

The Group provides travel products and services to leisure, corporate travelers and B2B2C (Business to Business to Consumer) agents in India and abroad. The revenue from rendering these services is recognized in the statement of profit or loss once the services are rendered. This is generally the case 1) on the issuance of the ticket in the case of sale of airline tickets 2) on date of hotel booking and 3) on the date of departure for outbound tours and packages and on completion of tour for inbound tours.

Air ticketing

Income from the sale of airline tickets is recognized as an agent on a net commission earned basis. Incomes from service fee are recognized on earned basis.

Incentives from airlines are recognized when the performance thresholds under the incentive schemes are achieved or are probable to be achieved at the end of periods.

Hotels and Packages

Income from hotel reservation is recognized as an agent on a net commission earned basis.

Income from packages are accounted for on a gross basis as the Group is determined to be the primary obligor in the arrangement, that is the risks and responsibilities are taken by the Group including the

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

responsibility for delivery of services. Cost of delivering such services includes cost of hotel, airlines and package services and is disclosed as service cost.

Income from hotels and packages is disclosed together as Income from Hotel and packages.

Other Services

Income from other sources, primarily comprising advertising revenue, income from sale of rail and bus tickets and fees for facilitating website access to travel insurance companies are being recognized as the services are being performed. Income from the sale of rail and bus tickets is recognized as an agent on a net commission earned basis.

Revenue is recognized net of cancellations received during the period, refunds, and service taxes.

Revenue is allocated between the loyalty programme and the other components of the sale. The amount allocated to the loyalty programme is deferred, and is recognized as revenue when the Group fulfills its obligations to supply the products/services under the terms of the programme or when it is no longer probable that the points under the programme will be redeemed.

The Group receives upfront fee from Global Distribution System (“GDS”) provider for facilitating the booking of airline tickets on its Website or other distribution channels to travel agents for using their system which is recognized as revenue for actual airline tickets sold over the total number of airline tickets to be sold over the term of the agreement and the balance amount is recognized as deferred revenue.

Marketing and sales promotion expenses

Marketing and sales promotion expenses primarily comprise of online, television, radio and print media advertisement costs as well as event driven promotion cost for the Group’s products and services. Such costs are the amount paid to or accrued towards advertising agencies or direct service providers for advertising on websites, television, print formats, search engine marketing and any other media. Advertising and business promotion costs are recognized when incurred.

Additionally, the Group also incurs customer inducement and acquisition costs for acquiring customers and promoting transactions across various booking platforms such as upfront cash incentives, which when incurred are recorded as marketing and sales promotion costs.

Finance Income and Expenses

Finance income comprises interest income on term deposits and net gain on change in fair value of derivatives. Interest income is recognized as it accrues in profit or loss, using the effective interest method (EIR).

Finance expenses comprise interest expense on borrowings, unwinding of the discount on provisions, and impairment losses recognized on financial assets. Interest expense is recognized in profit or loss using EIR.

Taxes

Current tax

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date in the countries where the Group operates and generate taxable income.

Current income tax relating to items recognised directly in equity is recognised in equity and not in the income statement. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

Deferred tax

Deferred tax is provided using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date. Deferred tax liabilities are recognised for all taxable temporary differences.

Deferred tax assets are recognised for all deductible temporary differences, carry forward of unused tax credits and any unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilised.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised. Unrecognised deferred tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax relating to items recognised outside profit or loss is recognised outside profit or loss. Deferred tax items are recognised in correlation to the underlying transaction either in other comprehensive income or directly in equity.

Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxation authority.

Property, plant and equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. All repair and maintenance costs are recognised in profit or loss as incurred.

An item of property, plant and equipment and any significant part initially recognised is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the income statement when the asset is derecognised.

Depreciation is calculated on straight line basis using the rates arrived at based on the estimated useful lives of the assets as follows:

Computer and peripherals	3 years
Furniture and fixtures	5 years
Office equipment	5 years
Vehicles	Term of lease or useful life (5 – 7 years as applicable) whichever is shorter

Leasehold improvements are amortized over the lower of primary lease period or economic useful life.

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation (calculated on a straight-line basis over their useful lives) and accumulated impairment losses, if any.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

Technology related development costs incurred by the Group are measured at cost less accumulated amortisation and accumulated impairment losses. Cost includes expenses incurred during the application development stage. The costs related to planning and post implementation phases of development are expensed as incurred.

Internally generated intangibles, excluding capitalised development costs, are not capitalised. Instead, the related expenditure is recognised in the statement of profit or loss and other comprehensive income in the period in which the expenditure is incurred.

Goodwill is initially recognised at cost and is subsequently measured at cost less any accumulated impairment losses. On disposal of a subsidiary, the attributable amount of goodwill is included in the determination of the profit or loss recognised in the statement of comprehensive income on disposal.

Intangible assets are amortised over the useful economic life on straight line basis and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortisation period or method, as appropriate, and are treated as changes in accounting estimates. The amortisation expense on intangible assets is recognized in the statement of profit or loss.

Intangible assets are amortised as below

Agent/Supplier Relationship	2.5 – 10 years
Non compete agreement	6.5 years
Trademarks	10 – 20 years
Intellectual property rights	3 years
Computer software and Websites	3 to 10 years or license period, whichever is shorter

Leases

Group as a lessee

A lease is classified at the inception date as a finance lease or an operating lease. A lease that transfers substantially all the risks and rewards incidental to ownership by the Group is classified as a finance lease.

Finance leases are capitalised at the commencement of the lease at the inception date fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognised in finance costs in the statement of profit or loss.

A leased asset is depreciated over the shorter of the estimated useful life of the asset and the lease term.

An operating lease is a lease other than a finance lease. Operating lease payments are recognised as an operating expense in the statement of profit or loss on a straight-line basis over the lease term.

Financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

(i) Financial assets

Initial recognition and measurement

Financial assets are classified at initial recognition, as financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments or available-for-sale (AFS), as appropriate.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

All financial assets are recognised initially at fair value plus, in the case of financial assets not recorded at fair value through profit or loss, transaction costs that are attributable to the acquisition of the financial asset.

Subsequent measurement

Financial assets measured at amortised cost

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial measurement, such financial assets are subsequently measured at amortised cost using the effective interest rate (EIR) method, less impairment. Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortisation is included in finance income in the statement of profit or loss. The losses arising from impairment are recognised in the statement of profit or loss

This category applies to trade and other receivables, term deposits, security deposits and employee loans. For more information on receivables, refer to Note 24.

Impairment of financial assets

The Group assesses, at each reporting date, whether there is objective evidence that a financial asset or a group of financial assets is impaired. An impairment exists if one or more events has occurred since the initial recognition of the asset (an incurred ‘loss event’), that has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated. Evidence of impairment may include indications that the debtors or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and observable data indicating that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Financial assets carried at amortised cost

For financial assets carried at amortised cost, the Group first assesses whether impairment exists individually for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the Group determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognised are not included in a collective assessment of impairment.

The amount of any impairment loss identified is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future expected credit losses that have not yet been incurred). The present value of the estimated future cash flows is discounted at the financial asset’s original EIR.

The carrying amount of the asset is reduced through the use of an allowance account and the loss is recognised in the statement of profit or loss. Interest income (recorded as finance income in the statement of profit or loss) continues to be accrued on the reduced carrying amount using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognised, the previously recognised impairment loss is increased or reduced by adjusting the allowance account. If a write-off is later recovered, the recovery is credited to finance costs in the statement of profit or loss

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

ii) Financial liabilities

Initial recognition and measurement

Financial liabilities are classified, at initial recognition, as financial liabilities at fair value through profit or loss, loans and borrowings or payables, as appropriate. All financial liabilities are recognised initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs.

The Group’s financial liabilities include trade and other payables, interest-bearing borrowings including bank overdrafts and share warrants.

Subsequent measurement

The measurement of financial liabilities depends on their classification, as described below:

Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include share warrants for which fair value is routed through profit or loss. For more information on share warrants refer to Note 32.

Loans and borrowing

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost using the EIR method. The EIR amortisation is included as finance costs in the statement of profit or loss. This category applies to interest-bearing borrowings, trade and other payables.

Cash and cash equivalents

Cash and short-term deposits in the statement of financial position comprise cash at banks, payment gateways and on hand and short-term deposits with a maturity of three months or less, which are subject to an insignificant risk of changes in value.

For the purpose of the consolidated statement of cash flows, cash and cash equivalents consist of cash and short-term deposits, as defined above, net of outstanding bank overdrafts as they are considered an integral part of the Group’s cash management.

Inventories

Inventories are valued at the lower of cost and net realisable value. Cost is determine on FIFO (First in First out) basis and net realisable value is the estimated selling price in the ordinary course of business, less estimated costs necessary to make the sale. Inventories include tickets for amusement parks.

Impairment of non-financial assets

Assets that have an indefinite useful life, for example goodwill, are not subject to amortisation and are tested at least annually or when there are indicators that an asset may be impaired, for impairment. Assets that are subject to depreciation and amortisation are reviewed for impairment, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or when annual impairment testing for an asset is required. Such circumstances include, though are not limited to, significant or sustained decline in revenues or earnings and material adverse changes in the economic environment.

Impairment test for goodwill is performed at the level of each CGU or groups of CGUs expected to benefit from acquisition-related synergies and represent the lowest level within the entity at which the goodwill is monitored for internal management purposes. A CGU is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or group of assets.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

An impairment loss is recognised whenever the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. The recoverable amount of an asset is the greater of its fair value less costs to sell and value in use. To calculate value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market rates and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs. Fair value less costs to sell is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, less the costs of disposal. Impairment losses, if any, are recognised in profit or loss as a component of depreciation and amortisation expense.

An impairment loss in respect of goodwill is not reversed. Other impairment losses are only reversed to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined if no impairment loss had previously been recognised.

Compound instruments

Compound financial instruments issued by the Group comprise of non redeemable convertible preference share that can be converted to equity shares at the option of the holder.

The Group classifies financial instrument as equity if the instrument includes no contractual obligation to deliver cash or other financial asset to the holder and will be settled in the Parent companies own equity instruments.

Provisions and contingencies

Provisions are recognised when the Group has a present obligation (legal or constructive), as a result of a past event, that is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The expense relating to any provision is presented in the statement of profit or loss.

Contingent liabilities are recognised at their fair value only, if they were assumed as part of a business combination. Contingent assets are not recognised. However, when the realisation of income is virtually certain, then the related asset is no longer a contingent asset, and is recognised as an asset. Information on contingent liabilities is disclosed in the notes to the consolidated financial statements, unless the possibility of an outflow of resources embodying economic benefits is remote.

Employment benefit plan

The Group’s post-employment benefits include defined benefits plan and defined contribution plans. The Group also provides other benefits in the form of deferred compensation and compensated absences.

Under the defined benefit retirement plan, the Group provides obligation in the form of Gratuity under the Indian Payment of Gratuity Act 1956. Under the plan, a lump sum payment is made to eligible employees at retirement or termination of employment based on respective employee’s salary and years of service with the Group.

For defined benefit retirement plans, the difference between the fair value of the plan assets and the present value of the plan liabilities is recognised as an asset or liability in the statement of financial position. Scheme liabilities are calculated using the projected unit credit method and applying the principal actuarial assumptions as at the date of statement of financial position. Plan assets are assets that are qualifying insurance policies.

All expenses excluding remeasurements of the net defined benefit liability (asset), in respect of defined benefit plans are recognised in the profit or loss as incurred. Remeasument, comprising actuarial gains and losses and the return on the plan assets (excluding amounts included in net interest on the net defined benefit liability (asset)), are recognised immediately in the statement of financial position with a corresponding debit

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

2. Significant accounting policies  – (continued)

or credit to retained earnings through OCI (Other comprehensive income) in the period in which they occurred. The remeasument are not re-classified to profit or loss in subsequent years. The amount charged to the income statement in respect of these plans is included within personnel expenses.

The Group’s contributions to defined contribution plans are recognised in profit & loss as and when the services are rendered by employees. The Group has no further obligations under these plans beyond its periodic contributions.

The employees of the Group are entitled to compensated absences. The employees can carry forward up to the specified portion of the unutilized accumulated compensated absences and utilize it in future periods or receive cash at retirement or termination of employment. The Group records an obligation for compensated absences in the period in which the employee renders the services that increases this entitlement. The Group measures the expected cost of compensated absences as the additional amount that the Group expects to pay as a result of the unused entitlement that has accumulated at the end of the reporting period. The Group recognizes accumulated compensated absences based on actuarial valuation. Non-accumulating compensated absences are recognized in the period in which the absences occur. The Group recognizes actuarial gains and losses arising from liability for compensated absence are immediately recorded in the statement of profit or loss.

Share-based payments

Employees (including senior executives) of the Group receive part of their remuneration in the form of share-based payments, whereby employees render services as consideration for equity instruments (equity-settled transactions) The cost of equity-settled transactions is determined by the fair value at the date when the grant is made using black-scholes valuation model, further details of which are given in Note 30.

That cost is recognised in employee benefits expense, together with a corresponding increase in equity (other capital reserves), over the period in which the service and, where applicable, the performance conditions are fulfilled (the vesting period). The cumulative expense recognised for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The expense or credit in the statement of profit or loss for a period represents the movement in cumulative expense recognised as at the beginning and end of that period.

Service conditions are not taken into account when determining the grant date fair value of awards, but the likelihood of the conditions being met is assessed as part of the Group’s best estimate of the number of equity instruments that will ultimately vest.

No expense is recognised for awards that do not ultimately vest because service conditions have not been met.

Earnings (Loss) per share

The Group’s Earnings (Loss) per Share (‘EPS’) is determined based on the net profit attributable to the shareholders’ of the Parent Company. Basic EPS is computed using the weighted average number of shares outstanding during the year.

Diluted EPS is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the year including convertible preference shares, share options and warrants (using the treasury stock method for options), except where the result would be anti-dilutive.

If the number of ordinary or potential ordinary shares outstanding increases as a result of a capitalisation, bonus issue or share split, or decreases as a result of a reverse share split, the calculation of basic and diluted earnings per share for all periods presented is adjusted retrospectively.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

3. Standards and interpretations issued but not effective

The new standards, interpretations and amendments to Standards that are issued to the extent relevant to the Group, but not yet effective, up to the date of issuance of the Group’s financial statements are disclosed below. The Group intends to adopt these Standards, if applicable, when they become effective.

IFRS 9 Financial Instruments

In July 2014, the IASB issued the final version of IFRS 9 Financial Instruments which reflects all phases of the financial instruments project and replaces IAS 39 Financial Instruments: Recognition and Measurement and all previous versions of IFRS 9. The standard introduces new requirements for classification and measurement, impairment, and hedge accounting.

The effective date of IFRS 9 is annual periods beginning on or after January 1, 2018, with early adoption permitted. Retrospective application is required, but comparative information is not compulsory. The Group is required to adopt the standard by the financial year commencing April 1, 2018. The Group is currently evaluating the requirements of IFRS 9, and has not yet determined the impact on the consolidated financial statements.

IFRS 15 Revenue from Contracts with Customers

In May 2014, IASB issued standard, IFRS 15 Revenue from Contract with Customers. The Standard establishes a new five-step model that will apply to revenue arising from contracts with customers. Under IFRS 15, revenue is recognised at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer. The principles in IFRS 15 provide a more structured approach to measuring and recognising revenue. The new revenue standard is applicable to all entities and will supersede all current revenue recognition requirements under IFRS.

The effective date of IFRS 15 is annual periods beginning on or after January 1, 2018, with early adoption permitted. The Group is required to adopt the standard by the financial year commencing April 1, 2018. The Group is currently evaluating the requirements of IFRS 15, and has not yet determined the impact on the consolidated financial statements.

IFRS 16 Leases

In January 2016, IASB issued standard, IFRS 16 Leases. IFRS 16 supersedes IAS 17 Leases; IFRIC 4 Determining whether an Arrangement contains a Lease; SIC-15 Operating Leases — Incentives; and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease. The previous accounting model for leases required lessees and lessors to classify their leases as either finance leases or operating leases and account for those two types of leases differently. IFRS 16 introduces a single lessee accounting model and requires a lessee to recognise assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value.

The effective date of IFRS 16 is annual periods beginning on or after January 1, 2019. Earlier adoption of the Standard is permitted if IFRS 15 Revenue from Contracts with Customers is adopted at or before the date of initial application of IFRS 16. The Group is required to adopt the standard by the financial year commencing April 1, 2019. The Group is currently evaluating the requirements of IFRS 16, and has not yet determined the impact on the consolidated financial statements.

Amendments to IAS 1: Amendments Resulting from the Disclosure Initiative

In December 2014, IASB issued Amendments to IAS 1 Presentation of Financial Statements with respect to disclosure requirements. The amendments aim at clarifying IAS 1 to address perceived impediments to preparers exercising their judgment in presenting their financial reports.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

3. Standards and interpretations issued but not effective  – (continued)

This amendment is applicable to annual periods beginning on or after 1 January 2016, with early adoption permitted. The Group is required to adopt the amendments by the financial year commencing April 1, 2016. The Group does not expect that the adoption of the amendments will have any significant impact on the consolidated financial statements. The Group is currently evaluating the requirements and has not yet determined the impact on the consolidated financial statements.

4. Significant accounting judgments, estimates and assumptions

The preparation of the Group’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the end of the reporting period. However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the assets or liabilities in future periods.

4.1 Significant judgments in applying the Group’s accounting policies

In the process of applying the Group’s accounting policies, management has made the following judgments, which have the most significant effect on the amounts recognised in the consolidated financial statements:

Determination of functional currency

Each entity in the Group determines its own functional currency (the currency of the primary economic environment in which the entity operates) and items included in the financial statements of each entity are measured using that functional currency. IAS 21, “The Effects of Changes in Foreign Exchange Rates” prescribes the factors to be considered for the purpose of determination of functional currency. However, in respect of the Parent Company and certain intermediary foreign operations of the Group, the determination of functional currency might not be very obvious due to mixed indicators like the source of financing, the functional currency if the shareholders, the currency in which the borrowings have been raised and the extent of autonomy enjoyed by the foreign operation. In such cases management uses its judgment to determine the functional currency that most faithfully represents the economic effects of the underlying transactions, events and conditions.

4.2 Significant accounting estimates and assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. Actual results could differ from these estimates.

a) Impairment reviews

An impairment exists when the carrying value of an asset or CGU exceeds its recoverable amount. Recoverable amount is the higher of its fair value less costs to sell and its value in use. The value in use calculation is based on a discounted cash flow model. In calculating the value in use, certain assumptions are required to be made in respect of highly uncertain matters, including management’s expectations of growth in EBITDA (Earnings before interest, taxes depreciation and amortisation), long term growth rates; and the selection of discount rates to reflect the risks involved. Also, judgment is involved in determining the CGU and grouping of CGUs for goodwill allocation and impairment testing.

The Group prepares and internally approves formal five year plans, as applicable, for its businesses and uses these as the basis for its impairment reviews. The consistent use of such robust five year information for management reporting purpose, the Group uses five year plans for the purpose of impairment testing. Since the value in use exceeds the carrying amount of CGU, the fair value less costs to sell is not determined.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

4. Significant accounting judgments, estimates and assumptions  – (continued)

The key assumptions used to determine the recoverable amount for the CGUs, including sensitivity analysis, are disclosed and further explained in Note 20.

The Group tests goodwill for impairment annually on March 31 and whenever there are indicators of impairment.

b) Allowance for uncollectible trade receivables and advances

Trade receivables do not carry any interest and are stated at their nominal value as reduced by appropriate allowances for estimated irrecoverable amounts. Estimated irrecoverable amounts are based on the ageing of the receivable balances and historical experience. Additionally, a large number of minor receivables is grouped into homogeneous groups and assessed for impairment collectively. Individual trade receivables are written off when management deems them not to be collectible.

c) Loyalty Programs

The Group estimates revenue allocation between the loyalty programme and the other components of the sale with assumptions about the expected redemption rates. The amount allocated to the loyalty programme is deferred, and is recognized as revenue when the Group fulfils its obligations to supply the services under the terms of the programme or when it is no longer probable that the points under the programme will be redeemed.

d) Taxes

Deferred tax assets are recognised for all unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilised. Significant management judgment is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and the level of future taxable profits, future tax planning strategies and recent business performances and developments. The Group has not recognized deferred tax asset on unused tax losses and temporary differences in most of the subsidiaries of the Group.

Also refer to Note 23 — Deferred taxes.

Defined benefit plans

The costs of post retirement benefit obligation under the Gratuity plan are determined using actuarial valuations. An actuarial valuation involves making various assumptions that may differ from actual developments in the future. These include the determination of the discount rate, future salary increase, mortality rates and future pension increases. Due to the complexities involved in the valuation and its long term nature, a defined benefit obligation is highly sensitive to changes in these assumptions. All assumptions are reviewed at each reporting date.

Refer to Note 34 for assumptions and sensitivity.

5. Segment information

For management purposes, the Group is organised into Lines of Business (LOBs) based on its products and services and has following reportable segments. The LOBs offer different products and services, and are managed separately because the nature of products and methods used to distribute the services are different. For each of these LOBs, Chief Executive Officer (CEO) reviews internal management reports. Accordingly, the Chief Executive Officer (CEO) is construed to be the Chief Operating Decision Maker (CODM). Segment revenue less service cost from each LOB’s are reported and reviewed by the CODM on a monthly basis.

1. Air ticketing:  Through internet and mobile based platform and call-centers, the Group provides the facility to book and service international and domestic air tickets to ultimate customer through B2C (Business

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

5. Segment information  – (continued)

to Consumer) and B2B2C (Business to Business to Consumer) channel. Both these channels share similar characteristics as they are engaged in facilitation of air tickets. Management believes that it is appropriate to aggregate these two channels as one reporting segment due to the similarities in the nature of business.

2. Hotels and packages:  Through an internet and mobile based platform, call-centers and branch offices, the company provides holiday packages and hotel reservations. For internal reporting purposes, the revenue related to airline tickets issued as a component of a group developed tour and package is assigned to the hotels and packages segment and is recorded on a gross basis. The hotel reservations form integral part of the holiday packages and accordingly management believes that it is appropriate to aggregate these services as one reporting segment due to the similarities in the nature of services.

3. Other operations primarily include the advertisement income from hosting advertisements on its internet web-sites, income from sale of rail and bus tickets and income from facilitating website access to a travel insurance companies. The operations do not meet any of the quantitative thresholds to be a reportable segment for any of the periods presented in these consolidated financial statements.

Information About Reportable Segments:

	Air ticketing		Hotels and packages		Others		Total
Particulars	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
Revenue	2,876,909	2,331,028	5,217,799	4,007,138	243,759	189,528	8,338,467	6,527,694
Service cost	—	—	(4,201,167)	(3,155,432)	—	—	(4,201,167)	(3,155,432)
Segment results	2,876,909	2,331,028	1,016,632	851,706	243,759	189,528	4,137,300	3,372,262
Other income							40,679	53,293
Unallocated expenses							(5,149,193)	(4,202,079)
Operating loss (before depreciation and amortisation)							(971,214)	(776,524)
Finance costs							(115,140)	(87,578)
Depreciation and amortisation							(233,703)	(208,939)
Finance income							95,072	93,559
Share of loss of joint venture							(11,802)	(11,005)
Loss before tax							(1,236,787)	(990,487)
Income tax expense/credits							(6,515)	42,720
Net loss							(1,243,302)	(947,767)
Revenue includes other revenue

The CODM does not monitor the assets and liabilities of the LOB’s separately, consequently the segment disclosure relating to assets and liabilities are not required.

Geographical Information:

Given that company’s products and services are available on a technology platform to customers globally, consequently the necessary information to track accurate geographical location of customers is not available.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

5. Segment information  – (continued)

Non-current assets are disclosed based on respective physical location of the assets

	Non Current Assets
	March 31, 2016	March 31, 2015	April 1, 2014
USA	6,135	14,460	22,111
India	1,507,892	1,406,647	1,387,836
Others	23,640	26,000	17,620
Total	1,537,667	1,447,107	1,427,567

Non-current assets presented above represent property, plant and equipment and intangible assets and goodwill.

Major Customers:

Considering the nature of business, customers normally include individuals. Further, none of the corporate and other customers account for more than 10% or more of the Group’s revenues.

6. Group information

The consolidated financial statements of the Group includes:

Information about Group subsidiaries

			% Equity interest
Name	Principal activities	Country of Incorporation	March 31, 2016		March 31, 2015		April 1, 2014
THCL Travel Holding Cyprus Limited	Investment Company	Cyprus	100		100		100
Yatra USA, LLC	Travel & Travel related services	USA	100		100		100
Asia Consolidated DMC Pte. Ltd.	Travel & Travel related services	Singapore	100		100		100
ACD Tours and Travel SDN. BHD. (Malaysia)*	Travel & Travel related services	Malaysia	100		100		100
Middle East Travel Management Company Private Limited	Travel & Travel related services	India	100		100		100
Yatra Online India Private Limited	Travel & Travel related services	India	97.85	***	98.70	**	100
Yatra Corporate Hotel Solutions P. Ltd. (formerly known as Intech Hotel Solutions P. Ltd.)	Travel & Travel related services	India	97.85	***	98.70	**	100
TSI Yatra Private Limited (formerly known as TSI-Travel Services International P. Ltd.)	Travel & Travel related services	India	97.85	***	98.70	**	100
Yatra TG Stays Private Limited (formerly known as D.V. Travels Guru Private Limited)	Travel & Travel related services	India	97.85	***	98.70	**	100
Yatra Hotel Solutions Private Limited (formerly known as Desiya Online Travel Distribution P. Ltd.)	Travel & Travel related services	India	97.85	***	98.70	**	100

*	ACD Tours and Travel SDN. BHD. (Malaysia) incorporated as a subsidiary of Asia Consolidated DMC Pte. Ltd., is in process of liquidation. The company is a dormant company with no operations
**	Remaining shares of 1.3% are held by minority as at March 31, 2015
***	Remaining shares of 2.15% are held by minority as at March 31, 2016

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

6. Group information  – (continued)

Joint Venture

The Group has a 50% interest in Adventure and Nature Network Pvt. Ltd. (March 31, 2015: 50%). For more detail, refer to Note 14.

7. Fair value measurement

Set out below is a comparison by class of the carrying amounts and fair value of the Group’s financial instruments that are carried in the financial statements.

	Carrying value			Fair value
	March 31,		April 1, 2014	March 31,		April 1, 2014
	2016	2015		2016	2015
Financial assets
Assets carried at amortised cost
Trade and other receivables	1,513,307	1,537,691	1,360,135	1,513,307	1,537,691	1,360,135
Cash and cash equivalents	389,664	234,474	362,158	389,664	234,474	362,158
Term deposits	1,024,890	777,405	1,240,682	1,024,890	777,405	1,240,682
Other financial assets	119,866	92,908	92,009	119,866	92,908	92,009
Total	3,047,727	2,642,478	3,054,984	3,047,727	2,642,478	3,054,984
Financial liabilities
Liabilities carried at fair value through profit and loss
Share warrants	6,997	3,565	3,490	6,997	3,565	3,490
Total	6,997	3,565	3,490	6,997	3,565	3,490
Liabilities carried at amortised cost
Trade and other payables	2,266,145	2,350,338	1,848,939	2,266,145	2,350,338	1,848,939
Borrowings	469,433	235,985	421,682	469,433	235,985	421,682
Other liabilities	235,321	267,811	148,997	235,321	267,811	148,997
Total	2,970,899	2,854,134	2,419,618	2,970,899	2,854,134	2,419,618

Fair values

The management assessed that the fair values of trade receivables, cash and cash equivalent, term deposits, trade payables, borrowings and other liabilities approximates their carrying amounts largely due to the short-term maturities of these instruments.

Fair value hierarchy

The table below analysis financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

•	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

7. Fair value measurement  – (continued)

•	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).
•	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	March 31, 2016
	Level 1	Level 2	Level 3	Total
Assets for which fair value is disclosed
Term deposits		1,024,890		1,024,890
Other financial assets		119,866		119,866
Total assets	—	1,144,756	—	1,144,756
Liabilities carried at fair value through profit and loss
Warrants	—	—	6,997	6,997
Liabilities carried at amortised cost
Borrowings	—	469,433	—	469,433
Total Liabilities	—	469,433	6,997	476,430

	March 31, 2015
	Level 1	Level 2	Level 3	Total
Assets for which fair value is disclosed
Term deposits		777,405		777,405
Other financial assets		92,908		92,908
Total assets	—	870,313	—	870,313
Liabilities carried at fair value through profit and loss
Warrants	—	—	3,565	3,565
Liabilities carried at amortised cost
Borrowings	—	235,985	—	235,985
Total Liabilities	—	235,985	3,565	239,550

	April 1, 2014
	Level 1	Level 2	Level 3	Total
Assets for which fair value is disclosed
Term deposits		1,240,682		1,240,682
Other financial assets		92,009		92,009
Total assets	—	1,332,691	—	1,332,691
Liabilities carried at fair value through profit and loss
Warrants	—	—	3,490	3,490
Liabilities carried at amortised cost
Borrowings	—	421,682	—	421,682
Total Liabilities	—	421,682	3,490	425,172

There were no transfers between Level 1, Level 2 and Level 3 during the year ended March 31, 2016, March 31, 2015 and April 1, 2014.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

7. Fair value measurement  – (continued)

Valuation Techniques and significant unobservable inputs

The following tables show the valuation techniques used in measuring Level 3 fair values at March 31, 2016 and 2015 and April 1, 2014, as well as the significant unobservable inputs used.

Type	Valuation technique	Significant unobservable inputs	Inter-relationship between significant unobservable inputs and fair value measurement
A. Financial Instruments measured at fair value:
Warrants	Black-Scholes model: The valuation model considers the share price on measurement date, expected term of the instrument, risk free rate (based on government bonds), expected volatility and expected dividend rate.	Expected term: 1.5 years Risk free rate: 0.67%	The estimated fair value would increase (decrease) if: • the expected term were higher (lower) • the risk free rate were higher (lower)
B. Financial Instruments for which fair value is disclosed:
Borrowings	Discounted cash flows	Prevailing interest rate in market, future payouts	—
Term deposits	Discounted cash flows	Prevailing interest rate to discount future cash flows	—
Other financial assets	Discounted cash flows	Prevailing interest rate to discount future cash flows	—

Reconciliation of fair value measurements categorised within level 3 of the fair value hierarchy, refer to Note 30 for details.

8. Rendering of services

	March 31,
	2016	2015
Air ticketing	2,876,909	2,331,028
Hotels and Packages	5,217,799	4,007,138
Other services	29,235	14,525
Total	8,123,943	6,352,691

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

9. Other revenue

	March 31,
	2016	2015
Marketing revenue	214,524	175,003
Total	214,524	175,003

Primarily comprising advertising revenue and fees for facilitating website access to a travel insurance company

10. Other income

	March 31,
	2016	2015
Liabilities written back	36,096	46,560
Miscellaneous income	4,583	6,733
Total	40,679	53,293

Liabilities written back represent trade payables, that through the expiry of time, the Group has no further obligation to vendors.

11. Personnel expenses

	March 31,
	2016	2015
Salaries, wages and other short term employee benefits	1,374,628	1,027,663
Contributions to defined contribution plans	71,348	53,727
Expenses related to defined benefit plans (refer to Note 34)	10,494	8,306
Share-based payment expense (refer to Note 30)	19,370	31,741
Employee welfare expenses	37,307	32,734
Total	1,513,147	1,154,171

12. Other operating expenses

	March 31,
	2016	2015
Commission	550,873	468,070
Rent	142,350	127,330
Repairs and maintenance	203,160	185,043
Traveling and conveyance	126,337	106,033
Payment gateway and other charges	483,039	351,120
Duties & taxes	9,462	6,149
Communication	63,496	56,921
Legal and professional fees	168,984	63,402
Outsourcing fees	23,614	—
Advances written-off	7,179	604
Trade and other receivables written-off	106,933	162,909
Miscellaneous expenses	63,188	51,896
Total	1,948,615	1,579,477

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

13. Depreciation and amortisation

	March 31,
	2016	2015
Depreciation	51,374	54,889
Amortisation	182,329	154,050
Total	233,703	208,939

14. Investment in joint venture

The Group entered into a MoU (Memorandum of Understanding) with Snow Leopard Pvt. Ltd (SLA) on September 28, 2012 to set up a Joint venture company (ANN – Adventure and Nature Network Private Limited) to do business in adventure travel, having its principal place of business in India.

The Group contributed March 31, 2016: INR 7,800 (March 31, 2015: INR 7,500) to the ANN for a 50% share. Both Group and SLA have equal right in management of the ANN requiring unanimous decision in board meetings and shareholders meetings.

Investment in Joint Venture is accounted for using the equity method in accordance with IAS 28 Investments in Associates and Joint Ventures in the consolidated financial statements. Summarised financial information of the joint venture, based on its IFRS financial statements, and reconciliation with the carrying amount of the investment in the consolidated financial statements are set out below:

Summarised statement of financial position of Adventure and Nature Network Private Limited.:

	March 31,		April 1, 2014
	2016	2015
Current assets, including cash and cash equivalents INR 966 (March 31, 2015: INR 2,005 and April 1, 2014: INR 487)	1,805	2,374	599
Non-current assets	3,559	9,461	15,394
Current liabilities	(6,443)	(4,770)	(2,178)
Non-current liabilities	(119)	(259)	—
Equity	(1,198)	6,806	13,815
Group’s carrying amount of the investment	(599)	3,403	6,908
Transferred to other liabilities	599	—	—
Net carrying amount of investment	—	3,403	6,908

	March 31,
	2016	2015
Summarised statement of profit or loss of Adventure and Nature Network Pvt. Ltd.:
Revenue	1,870	1,003
Administrative expenses, including depreciation INR 6,162 (March 31, 2015: INR 6,126)	(25,464)	(22,994)
Finance cost	(11)	(19)
Loss before tax	(23,605)	(22,010)
Income tax expense	—	—
Loss for the year	(23,605)	(22,010)
Group’s share of loss for the year	(11,802)	(11,005)

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

14. Investment in joint venture  – (continued)

The joint venture had no other contingent liabilities or capital commitments as at March 31, 2016, March 31, 2015 and April 1, 2014. ANN cannot distribute its profits without the consent from the two venture partners.

15. Finance income

	March 31,
	2016	2015
Interest income on:
– Bank deposits	89,131	83,633
– Others	727	4,012
Change in fair value of warrants	—	85
Unwinding of discount on other financial assets	5,214	5,829
Total	95,072	93,559

16. Finance costs

	March 31,
	2016	2015
Bank charges
– Bank overdraft	14,750	6,418
– Other	15,653	12,384
Foreign exchange loss (net)	14,729	19,699
Interest on borrowings	44,015	35,430
Change in fair value of warrants	3,167	—
Unwinding of discount on other financial liability	22,826	13,647
Total	115,140	87,578

17. Income taxes

Loss for the year before income taxes are as follows:

	March 31,
	2016	2015
Domestic	(100,699)	(49,747)
Foreign operations	(1,136,088)	(940,740)
Total	(1,236,787)	(990,487)

The major components of income tax expense for the years ended March 31, 2016 and 2015 are:

	March 31,
	2016	2015
Current income tax expense	2,151	502
Origination and reversal of temporary differences	8,769	(34,139)
Recognition of previously unrecognised tax losses	—	(9,083)
Current year losses for which deferred tax is recognised	(4,405)	—
Deferred tax (benefit) expense	4,364	(43,222)
Total income tax expenses as reported in statement of profit or loss	6,515	(42,720)

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

17. Income taxes  – (continued)

Reconciliation of tax expense and accounting profit multiplied by tax rate of each jurisdiction in which the Group operates

	March 31,
	2016	2015
Loss for the year	(1,243,302)	(947,767)
Income tax expense	6,515	(42,720)
Loss before income taxes	(1,236,787)	(990,487)
Expected tax expense	(353,298)	(289,908)
Non deductible expenses	4,301	18,513
Recognition of previously unrecognised tax losses	—	(9,083)
Recognition of previously unrecognised temporary differences	—	(28,939)
Utilization of previously unrecognised tax losses	(5,337)	(12,422)
Current year losses for which no deferred tax asset was recognized	355,417	236,607
Change in unrecognised temporary differences	5,108	43,320
Others	324	(808)
	6,515	(42,720)

The domicile of the Parent Company is Cayman Islands, a tax heaven. The Group’s two major tax jurisdictions are India and Singapore with tax rates of 30.9% (March 31, 2015: 30.9%) and 17% (March 31, 2015: 17%) respectively, that have been applied to profit or loss of the respective jurisdiction for determination of expected tax expense.

18. Loss per share

Basic loss per share amounts are calculated by dividing net profit or loss for the year attributable to ordinary equity holders by the weighted average number of ordinary shares outstanding during the year.

Diluted loss per share amounts are calculated by dividing the net profit or loss attributable to ordinary equity holders by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares. The impact of the dilutive potential ordinary shares is anti-dilutive for the year presented.

The following reflects the income and share data used in the basic and diluted loss per share computations:

	March 31,
	2016	2015
Loss attributable to ordinary shareholders	(1,218,824)	(936,504)
Weighted average number of ordinary shares outstanding used in computing basic/diluted EPS	46,108,273	43,965,977
Basic loss per share	(26.43)	(21.30)
Diluted loss per share	(26.43)	(21.30)

Includes ordinary equity shares and preference shares that will be issued upon the conversion of a mandatorily convertible preference shares (Series A to F) are included in the calculation of weighted average basic earnings per share.

Loss attributable to shareholders is allocated equally for each class of share (Ordinary and Preference Share Series A to F).

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

18. Loss per share  – (continued)

At March 31, 2016, 1,860,058 ordinary shares (March 31, 2015: 1,505,795), issuable against employee share options, 1,020,144 ordinary shares (March 31, 2015: 575,585) issuable against conversion right with subsidiary’s ordinary shares and 1,550 ordinary shares (March 31, 2015: 1,265), issuable against equity instruments were excluded from the diluted weighted average number of ordinary shares calculation as their effect would have been anti-dilutive.

For calculation of diluted EPS, since the exercise price of Share Warrants are greater than fair market value, they are assumed out of money and considered not to be exercisable as on balance sheet date. These potential ordinary shares are not considered for calculation of dilutive impact of earning per share.

There have been no other transactions involving ordinary shares or potential ordinary shares between the reporting date and the date of completion of these financial statements.

19. Property, plant and equipment

	Leasehold Improvements	Computer & Peripherals	Furniture & Fixtures	Vehicles	Office Equipments	Total
Gross block
April 1, 2014	35,938	209,939	11,335	55,248	32,679	345,139
Additions	33	25,197	1,418	27,468	5,763	59,879
Disposals	(163)	(716)	(17)	(11,358)	(428)	(12,682)
Effects of movements in foreign exchange rates	(51)	(96)	(12)	(1,849)	(16)	(2,024)
March 31, 2015	35,757	234,324	12,724	69,509	37,998	390,312
Additions	12,456	48,663	1,549	16,432	4,152	83,252
Disposals	(5,262)	(15,446)	(506)	(799)	(2,812)	(24,825)
Effects of movements in foreign exchange rates	117	132	41	2,976	35	3,301
March 31, 2016	43,068	267,673	13,808	88,118	39,373	452,040
Depreciation
April 1, 2014	26,130	172,947	7,623	21,785	22,921	251,406
Charge for the year	9,130	28,322	1,460	12,424	3,553	54,889
Disposals	(112)	(622)	(17)	(7,893)	(288)	(8,932)
Effects of movements in foreign exchange rates	(58)	(49)	(6)	(501)	(2)	(616)
March 31, 2015	35,090	200,598	9,060	25,815	26,184	296,747
Charge for the year	3,097	27,099	1,870	14,731	4,577	51,374
Disposals	(5,177)	(15,445)	(429)	(415)	(2,379)	(23,845)
Effects of movements in foreign exchange rates	95	69	12	1,019	6	1,201
March 31, 2016	33,105	212,321	10,513	41,150	28,388	325,477
Net block
March 31, 2016	9,963	55,352	3,295	46,968	10,985	126,563
March 31, 2015	667	33,726	3,664	43,694	11,814	93,565
April 1, 2014	9,808	36,992	3,712	33,463	9,758	93,733

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

19. Property, plant and equipment  – (continued)

The carrying value of Vehicles held under finance leases have a Gross book value INR 79,379 (March 31, 2015: INR 62,646 and April 1, 2014: INR 53,474), Depreciation charge for the year INR 12,330 (March 31, 2015: INR 7,964 and April 1, 2014: 11,881) Accumulated depreciation INR 32,411 (March 31, 2015: INR 19,389 and April 1, 2014: 20,266) Net book value INR 46,968 (March 31, 2015: INR 43,257 and April 1, 2014: 33,437). Leased assets are pledged as security for the related finance lease.

The Group has taken overdraft facility against which property, plant and equipment of a subsidiary of the Group amounting to INR 76,560(INR 48,362 — March 31,2015 and 58,335 April 1, 2014 are hypothecated (refer to Note 32).

20. Intangible assets and goodwill

	Computer software & Websites	Intellectual property rights	Agent/Supplier relationship	Non compete agreement	Trademarks	Goodwill	Intangible under development	Total
Gross block
April 1, 2014	442,583	45,454	222,169	3,200	271,329	653,666	12,239	1,650,640
Additions	129,572	—	—	—	—	—	146,814	276,386
Disposals/adjustment	—	—	—	—	—	—	(103,413)	(103,413)
Effects of movements in foreign exchange rates	(79)	1,988	—	—	—	—	—	1,909
March 31, 2015	572,076	47,442	222,169	3,200	271,329	653,666	55,640	1,825,522
Additions	147,357	2,000	—	—	—	—	233,341	382,698
Disposals/adjustment	(16,635)	—	—	—	—	—	(143,586)	(160,221)
Effects of movements in foreign exchange rates	138	2,731	—	—	—	—	—	2,869
March 31, 2016	702,936	52,173	222,169	3,200	271,329	653,666	145,395	2,050,868
Amortisation
April 1, 2014	195,504	23,172	70,650	1,723	25,757	—	—	316,806
Charge for the year	106,895	8,649	24,077	492	13,937	—	—	154,050
Effects of movements in foreign exchange rates	(38)	1,162	—	—	—	—	—	1,124
March 31, 2015	302,361	32,983	94,727	2,215	39,694	—	—	471,980
Charge for the year	138,138	9,175	20,587	492	13,937	—	—	182,329
Disposals	(16,620)	—	—	—	—	—	—	(16,620)
Effects of movements in foreign exchange rates	83	1,992	—	—	—	—	—	2,075
March 31, 2016	423,962	44,150	115,314	2,707	53,631	—	—	639,764
Net block	—		—
March 31, 2016	278,974	8,023	106,855	493	217,698	653,666	145,395	1,411,104
March 31, 2015	269,715	14,459	127,442	985	231,635	653,666	55,640	1,353,542
April 1, 2014	247,079	22,282	151,519	1,477	245,572	653,666	12,239	1,333,834

The Group has taken overdraft facility against which Intangible assets of a subsidiary of the Group amounting to INR 1,410,622 (INR 1,352,734 — March 31,2015 and INR 1,332,508 — April 1, 2014) are hypothecated (refer to Note 32).

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

20. Intangible assets and goodwill  – (continued)

Impairment reviews

Goodwill acquired through business combinations have indefinite lives are allocated to the CGUs. For the purpose of impairment testing, goodwill is allocated to a CGU representing the lowest level within the Group at which goodwill is monitored for internal management purposes and which is not higher than the Group’s operating segment. Carrying amount of Goodwill has been allocated to the respective acquired subsidiaries level as follows:

	March 31		April 1 2014
	2016	2015
TSI Yatra Private Limited	103,670	103,670	103,670
Yatra TG Stays Private Limited & Yatra Hotel Solutions Private Limited	549,996	549,996	549,996
Total	653,666	653,666	653,666

The recoverable amount of the both the CGUs was based on its value in use and was determined by discounting the future cash flows to be generated from the continuing use of the CGUs. These calculations use cash flow projections over a period of five years, based on next year financial budgets approved by management, with extrapolation for the remaining period, and an average of the range of assumptions as mentioned below.

The key assumptions used in value in use calculations for both the CGU’s referred above:

	March 31		April 1 2014
	2016	2015
Discount rate	20%	20%	20%
Terminal Value growth rate	5%	5%	5%
Average EBITDA margin (5 years)	5.8% – 12.7%	5.8% – 12.7%	5.8% – 12.7%
Growth rate – Total transaction value	15% – 45%	15% – 45%	15% – 45%

The above discount rate is based on the Weighted Average Cost of Capital (WACC) of a comparable market participant, which is adjusted for specific risks. These estimates are likely to differ from future actual results of operations and cash flows.

Sensitivity change in assumptions

Based on the above, no impairment was identified as of March 31, 2016, March 31, 2015 and April 1, 2014 as the recoverable value of the CGUs exceeded the carrying value. An analysis of the calculation’s sensitivity to a change in the key parameters (Revenue growth, discount rate and long-term growth rate) based on reasonably probable assumptions, did not identify any probable scenarios where the CGUs recoverable amount would fall below their carrying amount.

21. Other financial assets, non current

	March 31,		April 1, 2014
	2016	2015
Term deposits	31,821	47,426	34,021
Security deposits	78,046	68,852	67,168
Interest accrued on term deposits	691	548	1,624
Total	110,558	116,826	102,813

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

21. Other financial assets, non current  – (continued)

Term deposits as on March 31, 2016, include INR 30,889 (March 31, 2015: INR 29,149 and April 1, 2014: INR 33,780) pledged with banks against bank guarantees, bank overdraft and credit card facility (refer to Note 32). Tenure for Term deposits ranges from 1 to 2 years.

Security deposit represents fair value of amount paid to landlord for the lease premises. Tenure for Security deposits ranges from 3 to 5 years

22. Other non financial assets, non-current

	March 31,		April 1, 2014
	2016	2015
Fair value adjustment – financial assets	18,783	11,469	15,205
Service tax paid under protest	25,000	—	—
	43,783	11,469	15,205

Fair value adjustment — financial assets represents unamortised portion of the difference between the fair value of the financial assets (security deposit) on initial recognition and the amount paid.

Service tax paid under protest — During the year, an investigation was initiated by Directorate General of Central Excise Intelligence (DGCEI) for certain service tax matters in India. The amount has been paid under protest, the company strongly believes that it is not probable the demand will materialise.

23. Deferred Tax

Unrecognised deferred tax assets

Deferred tax assets have not been recognised in respect of the following items

	March 31,		April 1, 2014
	2016	2015
Deductible temporary differences	133,906	96,888	72,726
Tax loss carry forward	1,214,780	1,444,906	1,006,598
Total	1,348,686	1,541,794	1,079,324

In the Group, there are few subsidiaries for which no deferred tax assets have been recognised on deductible temporary differences and tax losses carry forward, as it is not probable that taxable profit will be available in near future against which these deductible differences can be utilized. Business losses carried forward of these subsidiaries of the Group are available as an offset against future taxable income expiring at various dates through 2024.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

23. Deferred Tax  – (continued)

Recognised deferred tax assets

Deferred tax assets are attributable to the following -

	March 31,		April 1, 2014
	2016	2015
Property, plant and equipment & intangible assets	5,275	5,065	—
Trade and other receivables	16,259	27,132	—
Lease rent equalisation	295	254	—
Employee benefits	3,755	1,866	—
Tax loss carry forwards	13,488	9,083	—
Others	—	36	214
Deferred tax assets	39,072	43,436	214
OCI gratuity	1,371	1,016
Total Deferred tax assets	40,443	44,452	214

Movement in temporary differences during the year

	March 31, 2016	Recognised in profit or loss	Recognised in other comprehensive income	March 31, 2015	Recognised in profit or loss	Recognised in other comprehensive income	April 1, 2014
Property, plant and equipment & intangible assets	5,276	211	—	5,065	5,065	—	—
Trade and other receivables	16,259	(10,873)	—	27,132	27,132	—	—
Lease rent equalisation	294	40	—	254	254	—	—
Employee benefits	3,755	1,889	—	1,866	1,866	—	—
Tax loss carry forwards	13,488	4,405	—	9,083	9,083	—	—
Others	—	(36)	—	36	(178)	—	214
OCI gratuity	1,371	—	355	1,016	—	1,016	—
Deferred tax assets/(liabilities)	40,443	(4,364)	355	44,452	43,222	1,016	214

24. Trade and other receivables

	March 31,		April 1, 2014
	2016	2015
Trade receivables (net of allowance)	1,446,314	1,457,822	1,292,819
Receivables from joint venture (refer to Note 42)	98	571	—
Receivable from other related parties (refer to Note 42)	—	117	—
Refund and other receivable	66,895	79,181	67,316
Total	1,513,307	1,537,691	1,360,135

The trade receivables primarily consist of amounts receivable from airlines, hotels, corporate and retail customers pertaining to the transaction value.

The management does not consider, there to be significant concentration of credit risk relating to trade and other receivables.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

24. Trade and other receivables  – (continued)

The movement in the allowance for doubtful debts and amounts impaired in respect of trade and other receivables during the year was as follows:

	March 31,
	2016	2015
Balance at the beginning of the year	232,367	144,099
Provisions accrued during the year	106,933	162,909
Amount written off during the year	(225,757)	(74,390)
Effect of movement in Exchange rate	406	(251)
Balance at the end of the year	113,949	232,367

25. Prepayments and other assets

	March 31,		April 1, 2014
	2016	2015
Advances to vendor (net of allowance)	360,328	280,207	352,262
Indirect tax receivables	24,285	21,154	22,974
Prepaid expenses	20,759	28,876	22,471
Due from employees	3,631	3,748	3,893
Others	221	219	484
Total	409,224	334,204	402,084

Advances to vendor primarily consist of amounts paid to Airline and Hotels for future bookings

Due from employees includes amount receivable from one of the director amounting to INR 1,744 (March 31, 2015 — INR 2,083 and April 1, 2014 — INR 1,662)

Indirect tax receivables include service tax

The movement in the allowance for doubtful advances:

	March 31,
	2016	2015
Balance at the beginning of the year	60,524	59,920
Provisions accrued during the year	7,179	604
Amount written off during the year	(67,703)	—
Balance at the end of the year	—	60,524

26. Other financial assets, current

	March 31,		April 1, 2014
	2016	2015
Term deposit	993,069	729,979	1,206,661
Security deposits	29,542	15,513	15,358
Interest accrued on term deposits	7,958	4,247	3,966
Total	1,030,569	749,739	1,225,985

Term deposit as of March 31, 2016, include INR 986,295 (March 31, 2015: INR 722,625 and April 1, 2014: INR 1,182,802) pledged with banks against bank guarantees, bank overdraft and credit card facility. Tenure for Term deposits ranges from 90 days to 2 years.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

26. Other financial assets, current  – (continued)

Security deposit includes the fair value of amount paid to landlord for the lease premises. Tenure for Security deposits ranges from 3 to 5 years.

27. Cash and cash equivalents

	March 31,		April 1, 2014
	2016	2015
Cash on hand	2,659	2,802	1,801
Credit card collection in hand	123,989	98,275	66,964
Balances with banks	263,016	133,397	289,393
Term deposits	—	—	4,000
Total	389,664	234,474	362,158

Cash at bank earns interest at floating rates based on daily bank deposit rates. Short-term deposits are made for varying periods of between one day and three months, depending on the immediate cash requirements of the Group, and earn interest at the respective short-term deposit rates

Credit card collection in hand represents the amount of collection from credit cards swiped by the customers which is outstanding as at the year end and credited to Group’s bank accounts subsequent to the year end.

At March 31, 2016, the Group had available INR 500,450 (March 31, 2015: INR 527,000 and April 1, 2014: INR 527,000) of undrawn borrowing facilities.

28. Equity share capital and share premium

	March 31,		April 1, 2014
	2016	2015
Authorised shares	Numbers of Shares	Numbers of Shares	Numbers of Shares
Ordinary shares of INR 0.006 ($0.0001) each	60,000,000	55,000,000	55,000,000
Convertible preference shares of INR 0.006 ($0.0001) each – Series A	12,525,000	12,525,000	12,525,000
Convertible preference shares of INR 0.006 ($0.0001) each – Series B	8,000,000	8,000,000	8,000,000
Convertible preference shares of INR 0.006 ($0.0001) each – Series C	6,095,000	6,095,000	6,095,000
Convertible preference shares of INR 0.006 ($0.0001) each – Series D	9,000,000	9,000,000	9,000,000
Convertible preference shares of INR 0.006 ($0.0001) each – Series E	5,000,000	5,000,000	5,000,000
Convertible preference shares of INR 0.006 ($0.0001) each – Series F	6,100,000	—	—
	106,720,000	95,620,000	95,620,000

During the year, the authorised share capital was increased by INR 40,461 ($610) by the issue of 6,100,000 Convertible preference shares-Series F of INR 0.006 ($0.0001) each.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

28. Equity share capital and share premium  – (continued)

A reconciliation of the shares outstanding at the beginning and end of the period is presented below:

Ordinary shares

	Numbers of Shares	Share Capital	Share Premium
Balance as at April 1, 2014	6,180,105	27	121,203
Shares issued during the year	—	—	—
Balance as at March 31, 2015	6,180,105	27	121,203
Balance as at April 1, 2015	6,180,105	27	121,203
Shares issued during the year	—	—	—
Balance as at March 31, 2016	6,180,105	27	121,203

Terms/rights attached to Ordinary Shares

The Company has only one class of ordinary shares outstanding which entitles the holders to one vote for each share of ordinary share held. Holders of the ordinary shares are entitled to receive dividends when declared by the Board of Directors only after dividends are paid to the holders of all classes of preferred stock.

In the event of liquidation of the company, the holders of ordinary shares will be entitled to receive remaining assets of the company, after distribution of all preferential amounts. The distribution will be in proportion to the number of equity shares held by the shareholders.

Shares reserved for issue

The Company reserved 10,000 shares (March 31, 2015 — 10,000, April 1, 2014 — 10,000) for the issuance at exercise price of INR 66.33 ($1) for services received. These shares are considered as equity instrument and are recorded at fair value at the date of transaction under IAS 32. Refer to Note 30.1 for detail.

29. Preference share capital and share premium

	Series A			Series B
	Numbers of Shares	Share Capital	Share Premium	Numbers of Shares	Share Capital	Share Premium
Balance as at April 1, 2014	12,000,120	53	176,542	7,805,600	35	442,615
Shares issued during the year	—	—	—	—	—	—
Balance as at March 31, 2015	12,000,120	53	176,542	7,805,600	35	442,615
Balance as at April 1, 2015	12,000,120	53	176,542	7,805,600	35	442,615
Shares issued during the year	—	—	—	2,611,796	17	827,858
Balance as at March 31, 2016	12,000,120	53	176,542	7,805,600	35	442,615

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

29. Preference share capital and share premium  – (continued)

	Series C			Series D
	Numbers of Shares	Share Capital	Share Premium	Numbers of Shares	Share Capital	Share Premium
Balance as at April 1, 2014	6,093,357	26	912,981	8,275,383	39	2,819,381
Shares issued during the year	—	—	—	—	—	—
Balance as at March 31, 2015	6,093,357	26	912,981	8,275,383	39	2,819,381
Balance as at April 1, 2015	6,093,357	26	912,981	8,275,383	39	2,819,381
Shares issued during the year	—	—	—	—	—	—
Balance as at March 31, 2016	6,093,357	26	912,981	8,275,383	39	2,819,381

	Series E			Series F
	Numbers of Shares	Share Capital	Share Premium	Numbers of Shares	Share Capital	Share Premium
Balance as at April 1, 2014	4,279,423	26	1,000,191	—	—	—
Shares issued during the year	—	—	—	—	—	—
Balance as at March 31, 2015	4,279,423	26	1,000,191	—	—	—
Balance as at April 1, 2015	4,279,423	26	1,000,191	—	—	—
Shares issued during the year	—	—	—	2,611,796	17	827,858
Balance as at March 31, 2016	4,279,423	26	1,000,191	2,611,796	17	827,858

The Company has evaluated the terms of preference shares and concluded equity as the appropriate classification in accordance with accounting policy (refer to Note 2.4).

Terms/rights attached to Preference Shares

Series A Preference Shares

All the series A preference shares are non redeemable and mandatorily convertible into fixed number of ordinary shares. The shareholders are entitled to receive non cumulative dividend at the rate of INR 1.77 ($0.02667) per share per annum (as adjusted for stock splits, stock dividend, recapitalization and alike) on each outstanding Series A Preference Share, payable annually when, as and if declared by the Directors. Series A preference shares would rank above the ordinary shares in the order of precedence in distribution of assets and dividends. The voting rights of every series A preference shareholder on every resolution placed before the company each holder of Preference Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preference Shares could be converted.

The holders of Series A Preference Shares, shall have the right, at any time to convert all or some of preference shares held by them into such number of ordinary shares as is determined by dividing INR 22.11 ($0.33333 per share) (hereinafter referred to as the “Conversion Price”) as adjusted for certain stock splits, dilutive issuances and combinations. The Series A Preference Shares are not redeemable.

Series B Preference Shares

All the series B preference shares are non redeemable and mandatorily convertible into fixed number of ordinary shares. The shareholders are entitled to receive non cumulative dividend at the rate of INR 6.80 ($0.10249) per share per annum (as adjusted for stock splits, stock dividend, recapitalization and alike) on each outstanding Series B Preference Share, payable annually when, as and if declared by the Directors. Series B preference shares would rank above the Series A Preference Shares and the ordinary shares in the order of precedence in distribution of assets and dividends. The voting rights of every series B preference shareholder on every resolution placed before the company each holder of Preference Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preference Shares could be converted.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

29. Preference share capital and share premium  – (continued)

The holders of Series B Preference Shares, shall have the right, at any time to convert all or some of preference shares held by them into such number of ordinary shares as is determined by dividing INR 99.96 ($1.50699) per share (hereinafter referred to as the “Conversion Price”) as adjusted for certain stock splits, dilutive issuances and combinations. The Series B Preference Shares are not redeemable.

Series C Preference Shares

All the series C preference shares are non redeemable and mandatorily convertible into fixed number of ordinary shares. The shareholders are entitled to receive non cumulative dividend at the rate of INR 19.00 ($0.28640) per share per annum (as adjusted for stock splits, stock dividend, recapitalization and alike) on each outstanding Series C Preference Share, payable annually when, as and if declared by the Directors. Series C preference shares would rank above the Series B Preference Shares and the ordinary shares in the order of precedence in distribution of assets and dividends. The voting rights of every series C preference shareholder on every resolution placed before the company each holder of Preference Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preference Shares could be converted.

The holders of Series C Preference Shares, shall have the right, at any time to convert all or some of preference shares held by them into such number of ordinary shares as is determined by dividing INR 237.46 ($3.58000) per share (hereinafter referred to as the “Conversion Price”) as adjusted for certain stock splits, dilutive issuances and combinations. The Series C Preference Shares are not redeemable.

Series D Preference Shares

All the series D preference shares are non redeemable and mandatorily convertible into fixed number of ordinary shares. The shareholders are entitled to receive non cumulative dividend at the rate of INR 38.15 ($0.57520) per share per annum (as adjusted for stock splits, stock dividend, recapitalization and alike) on each outstanding Series D Preference Share, payable annually when, as and if declared by the Directors. Series D preference shares would rank above the Series C Preference Shares and the ordinary shares in the order of precedence in distribution of assets and dividends. The voting rights of every series D preference shareholder on every resolution placed before the company each holder of Preference Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preference Shares could be converted.

The holders of Series D Preference Shares, shall have the right, at any time to convert all or some of preference shares held by them into such number of ordinary shares as is determined by dividing INR 449.64 ($6.7789) per share (hereinafter referred to as the “Conversion Price”) as adjusted for certain stock splits, dilutive issuances and combinations. The Series D Preference Shares are not redeemable.

Series E Preference Shares

All the series E preference shares are non redeemable and mandatorily convertible into fixed number of ordinary shares. The shareholders are entitled to receive non cumulative dividend at the rate of INR 20.61 ($0.31070) per share per annum (as adjusted for stock splits, stock dividend, recapitalization and alike) on each outstanding Series E Preference Share, payable annually when, as and if declared by the Directors. Series E preference shares would rank above the Series D Preference Shares and the ordinary shares in the order of precedence in distribution of assets and dividends. The voting rights of every series E preference shareholder on every resolution placed before the company each holder of Preference Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preference Shares could be converted.

The holders of Series E Preference Shares, shall have the right, at any time to convert all or some of preference shares held by them into such number of ordinary shares as is determined by dividing INR 257.61

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

29. Preference share capital and share premium  – (continued)

($3.88370) per share (hereinafter referred to as the “Conversion Price”) as adjusted for certain stock splits, dilutive issuances and combinations. The Series E Preference Shares are not redeemable.

Series F Preference Shares

All the series F preference shares are non redeemable and mandatorily convertible into fixed number of ordinary shares. The shareholders are entitled to receive non cumulative dividend at the rate of INR 26.32($0.3968) per share per annum (as adjusted for stock splits, stock dividend, recapitalization and alike) on each outstanding Series F Preference Share, payable annually when, as and if declared by the Directors. Series F preference shares would rank above the Series E Preference Shares and the ordinary shares in the order of precedence in distribution of assets and dividends. The voting rights of every series F preference shareholder on every resolution placed before the company each holder of Preference Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preference Shares could be converted.

The holders of Series F Preference Shares, shall have the right, at any time to convert all or some of preference shares held by them into such number of ordinary shares as is determined by dividing INR 329.02 ($4.9603) per share (hereinafter referred to as the “Conversion Price”) as adjusted for certain stock splits, dilutive issuances and combinations. The Series E Preference Shares are not redeemable.

Liquidation Preference

In the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preference Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Ordinary Shares by reason of their ownership thereof an amount equal to INR 22.12 ($0.33333) per share for each Series A Preference Share, INR 84.98 ($1.28113) per share for each Series B Preference Share, INR 237.46 ($3.58) per share for each Series C Preference Share, INR 476.91 ($7.19) per share for each Series D Preference Share, INR 257.61 ($3.8837) per share for each Series E Preference Share and INR 329.02 ($4.9603) per share for each Series F Preference Share, as held by them. Such amount shall be adjusted for recapitalization if any plus declared but unpaid dividends. Further the preference shareholders do not have right to redemption and are entitled to participate in the surplus assets available with the company, pari passu with other shareholders of the company in proportion to their respective shareholding on an as-converted basis existing immediately prior to the occurrence of a liquidation event.

The holders of the Series F Preference Shares shall be entitled to receive the greater of either of:

(a) INR 329.02 ($4.9603) per share for each Series F Preference Share, as held by them and participate in the surplus assets available with the company, pari passu with other shareholders (mentioned above paragraph) or

(b) The holders of the Series F Preference Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Ordinary Shares and Series A Preference Shares, Series B Preference Shares, Series C Preference Shares, Series D Preference Shares and Series E Preference Shares by reason of their ownership thereof, an amount per share equal to INR 493.52 ($7.4404) per share (as adjusted for any Recapitalization) for each Series F Preference Share then held by them, plus declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series F Preference Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably on a pari passu basis among the holders of the Series F Preference Shares in proportion to the preferential amount each such holder is otherwise entitled to receive.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

29. Preference share capital and share premium  – (continued)

Shares reserved for issue under options

For details of shares reserved for issue under the Employee Stock Option Plan (ESOP) of the company, please refer to Note 30.2.

Shares reserved for issue under warrant arrangement/agreement

For details of shares reserved for issue under the warrant agreement with Silicon Valley Bank, a non banking finance company and Macquarie Corporate Holdings Pty Limited, please refer to Note 32.

In the event of Qualified IPO or Liquidation Transaction in the Company, Pandara Trust and Capital18, shareholders of Yatra Online India Private Limited, are entitled to swap their shares into fixed number of 638,567 (March 31,2015 — 638,567, April 1, 2014 — Nil) Series E preference shares and 413,281 (March 31,2015 — Nil, April 1, 2014 — Nil) Series F preference shares. The Preference Shares are not redeemable.

30. Other capital reserve

Other capital reserves

	Share-based payments	Equity Instruments	Total
April 1, 2014	123,368	341	123,709
Share-based payments expense during the year	31,741	—	31,741
March 31, 2015	155,109	341	155,450
Share-based payments expense during the year	19,370	—	19,370
March 31, 2016	174,479	341	174,820

30.1 Equity instruments

The Parent Company reserved 10,000 shares for the issuance at exercise price of INR 66.33 ($1). These shares are considered as equity instrument and are recorded at fair value at the date of transaction under IAS 32

30.2 Share based payments

The Company has reserved an aggregate of 7,142,424 Ordinary Shares as at March 31, 2016 (7,142,424 Ordinary Shares as at March 31, 2015) for issuance to officers, directors and employees of the Company pursuant to its 2006 Share Plan and 2006 India Share Plan, both of which have been duly adopted by the Board of Directors (and the board of directors of Yatra India, in relation to the 2006 India Share Plan) and approved by the Company shareholders (and the shareholders of Yatra India, in relation to the 2006 India Share Plan) (collectively, the “Plan”). Out of such reserved shares, options to purchase 4,802,804 ordinary shares have been granted and are outstanding as at March 31, 2016 (March 31, 2015: 4,825,779 ordinary shares).

The share-based payment awards have the following vesting period under the same plan:

1)	60 months, the first tranche vests after 2 years, while the remaining awards vest in equal instalments on quarterly basis over the remainder of the vesting period.
2)	12 equal instalments over 12 months.
3)	50% vest over 16 equal quarterly installments starting Dec 1, 2013; 25% vest if “2015 Milestones” met and then in 8 quarters starting July 1, 2015; 25% vest if “2016 Milestones” met and then in 4 quarters starting July 1, 2016.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

30. Other capital reserve  – (continued)

The following table illustrates the number and weighted average exercise prices (WAEP) of, and movements in, share options during the year:

	March 31,
	2016		2015
	No. of shares	Weighted average EP per share	No. of shares	Weighted average EP per share
Number of options outstanding at the beginning of the year	4,825,779	43.52	2,777,574	38.83
Granted during the year	—	—	2,075,250	50.02
Forfeited during the year	22,975	62.00	27,045	60.22
Number of options outstanding at the end of the year	4,802,804	46.09	4,825,779	43.52
Vested	3,565,928	43.63	3,054,245	39.40

The weighted average remaining contractual life for the share options outstanding as at March 31, 2016 was 5.53 years (March 31, 2015: 6.54 years).

The weighted average fair value of options granted during the year was Nil (March 31, 2015: INR 38.14 ($0.61).

The range of exercise prices for options outstanding at the end of the year was INR 4.44 to INR 66.33 (March 31, 2015: INR 4.19 to INR 62.53).

During the year ended March 31, 2016, share-based payment expense for these options recognised under personnel expenses (refer to Note 11) amounted to INR 19,370 (March 31, 2015: INR 31,741).

The following tables list the inputs to the model used for the years then ended

	March 31,
	2016	2015
Weighted average Fair value of ordinary share at the measurement date (USD)	—	1.04
Risk-free interest rate (%)	—	1.93%
Expected volatility (%)	—	54.72%
Expected life of share options	—	5.88
Dividend Yield	—	0%
Model used	—	Black-Scholes Valuation

The expected life of share options has been taken as mid point between first and last available exercise date.

The expected volatility reflects the assumption based on historical volatility on the share prices of similar entities over a period.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

31. Accumulated other comprehensive loss

The following table summarise the changes in the accumulated balances for each component of accumulated other comprehensive income attributable to Yatra Online, Inc.

	March 31,
	2016	2015
Actuarial loss on defined benefit plan:
Actuarial loss on obligation	(9,635)	(4,224)
Actuarial loss on plan assets	(123)	(61)
Income tax expense (refer to Note 23)	355	1,016
Total	(9,403)	(3,269)
Foreign currency translation:
Balance at the beginning of period	(4,037)	—
Foreign currency translation	(18,615)	(4,037)
Balance at the end of period	(22,652)	(4,037)

32. Borrowings

		March 31,		April 1, 2014
	Term	2016	2015
Current
Borrowings-Finance lease liabilities	Less than 1 year	13,692	10,105	6,937
Borrowings-Secured loan from banks/NBFC’s	Less than 1 year	86,882	98,065	65,054
Bank overdraft	On demand	—	13,450	145,317
Total		100,574	121,620	217,308
Non-Current
Borrowings-Finance lease liabilities	More than 1 year	29,161	27,483	19,428
Borrowings-Secured loan from banks/NBFC’s	More than 1 year	339,698	86,882	184,946
Total		368,859	114,365	204,374

				Carrying Amount
Particulars	Currency	Interest Rate	Year of Maturity	March 31, 2016	March 31, 2015	April 1, 2014
Secured bank loans	INR	14.40%	2016 – 2017	86,882	184,947	250,000
Finance lease liability	INR	10.66%	2016 – 2021	24,487	16,378	13,097
Bank Overdraft facility	INR	Floating rate	On demand	—	13,450	145,317
Finance lease liability	SGD	2.99% to 3.18%	2016 – 2021	18,366	21,210	13,268
Secured bank loans	USD	Cash Interest Rate – 5% PIK Interest Rate – 3.5%	2017 – 2018	339,698	—	—
Total				469,433	235,985	421,682

Bank overdrafts

The overdraft facility of INR 500,000 is taken from the HDFC bank by the Group. The facility is secured by the fixed deposits and first pari passu charge by way of hypothecation of some of the fixed assets and current assets, both existing and future, including intellectual property and intellectual property rights along with the Innoven Capital.

The overdraft facility of INR 500 is taken from the Canara bank by the Group. The facility is secured by the fixed deposits.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

32. Borrowings  – (continued)

Term loan — Innoven Capital

Term loan amounting to INR 250,000 was taken by the Group, during the year ended March 31, 2014 and that carries interest at 14.40% per annum. The Group received the amount in two tranches of INR 150,000 in November 2013 and INR 100,000 in March 2014. The loan is repayable in 31 and 30 monthly instalments of INR 4,838 and INR 3,333 respectively each along with interest. The loan is secured by hypothecation of fixed and current assets, both existing and future, including all intellectual property rights.

Term loan — Macquarie Corporate Holdings Pty Limited

During the year ended March 31, 2016, the Group has taken a term loan of INR 326,616. The loan carries interest in two parts, cash interest rate at 5% per annum and PIK (payment in kind) interest rate at 3.5% per annum. PIK interest rate is payable in kind through accretion to the aggregate outstanding principal amount of the loan; provided that, if the maturity date is extended beyond the first anniversary of the borrowing date, the PIK interest rate for each interest period starting after the first anniversary of the borrowing date shall be increase to 5.0% per annum.

Share of the subsidiaries of the Group, THCL Travel Holding Cyprus Limited and Asia Consolidated DMC Pte. Ltd., are pledged against the loan.

Period of the loan is for twelve (12) months from the borrowing date and the maturity date shall automatically be extended to the date falling twenty four (24) months after the borrowing date provided that, if no default has been occurred and is continuing.

Group may not make any voluntary prepayments in respect of the loan prior to the first anniversary of the borrowing date.

The proceeds of the loan are solely to fund the working capital requirements of the Group, to pay for operational and capital expenditure items, equity investments in its subsidiaries and for general corporate and administrative purposes of the borrower and its subsidiaries (including the payment of any closing costs and fees owned by the borrower to the lender in connection with the transactions contemplated by this agreement and the loans documents).

Warrants

In conjunction with various financing transactions, the Company issued warrants to purchase the Company’s ordinary shares and preference shares. These warrants are deemed to be derivative instruments and as such, are recorded at fair value through profit and loss account. The Company estimates the fair values of the warrants at each reporting period using a Black-Scholes option-pricing model.

The Company will continue to adjust the fair value of the warrant liability at the end of each reporting period for changes in fair value from the prior period until the earlier of the exercise or expiration of the applicable warrants or until such time that the warrants are no longer determined to be derivative instruments.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

32. Borrowings  – (continued)

Warrants give the holder the right to purchase ordinary shares/preference shares from the issuer at a specific price within a certain time frame. The details of the warrants issued is as follows:-

	Number of shares	Date of issue	Exercise price	Expiration date
Silicon Valley Bank – Convertible Preference shares – Series D	31,293	November 27, 2013	INR 476.91 ($7.19)	November 26, 2020
Silicon Valley Bank – Convertible Preference shares – Series E	25,749	November 27, 2013	INR 257.60 ($3.88)	November 26, 2020
Macquarie Corporate Holdings Pty Limited – Ordinary shares	252,000	July 24, 2015	INR 329.02 ($4.96)	July 24, 2023
Total

Movement during the year

	April 1, 2014	Charge to profit or loss	Effects of movements in foreign exchange rates	March 31, 2015	Charge to profit or loss	Effects of movements in foreign exchange rates	March 31, 2016
Silicon Valley Bank – Convertible Preference shares – Series D	1,590	358	81	2,029	(64)	122	2,087
Silicon Valley Bank – Convertible Preference shares – Series E	1,901	(443)	78	1,536	(38)	93	1,591
Macquarie Corporate Holdings Pty Limited – Ordinary shares	—	—		—	3,269	50	3,319
Total	3,491	(85)	159	3,565	3,167	265	6,997

Inter Company Deposits

During the financial year company has taken a short term ICD from related party, which was repaid prior to March 31, 2016. Refer to Note 42 for details of total amount taken, paid back and interest paid.

Finance lease liabilities

Finance lease liabilities includes the vehicles taken on finance lease by the company. Refer to Note 19.

33. Trade and other payables

	March 31,		April 1, 2014
	2016	2015
Trade creditors	1,664,366	1,803,035	1,384,487
Accrued expenses	253,051	170,293	146,329
Payable to other related parties (refer to Note 42)	—	117	—
Refund and other payables	348,728	376,893	318,123
Total	2,266,145	2,350,338	1,848,939
Current trade and other payables	2,051,539	2,350,338	1,758,093
Non current trade and other payables	214,606	—	90,846
Total	2,266,145	2,350,338	1,848,939

Non current trade and other payables include amount payable for advertisement expenses to BCCL (refer to Note 36).

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

34. Employment benefit plan

	March 31,		April 1, 2014
	2016	2015
Defined benefit plan	45,237	28,724	19,442
Liability for compensated absences	30,784	21,613	17,768
	76,021	50,337	37,210

The Group’s gratuity scheme for its employees in India, is a defined benefit plan. Gratuity is paid as a lump sum amount to employees at retirement or termination of employment at an amount based on the respective employee’s eligible salary and the years of employment with the Group. The benefit plan is partially funded. The following table sets out the disclosure in respect of the defined benefit plan

Movement in obligation

	March 31,
	2016	2015
Present value of obligation at beginning of year	36,259	27,432
Interest cost	2,599	2,184
Current service cost	8,483	6,771
Benefits paid	(3,573)	(4,352)
Actuarial loss on obligation	9,635	4,224
Present value of obligation at closing of year	53,403	36,259

Movement in plan assets

	March 31,
	2016	2015
Fair value of plan assets at beginning of the year	7,534	7,413
Employer contributions	1,460	3,886
Benefits paid	(1,293)	(4,352)
Earning on assets	588	649
Actuarial loss on plan assets	(123)	(61)
Fair value of plan assets at end of the year	8,166	7,535

Unfunded liability

	March 31,
	2016	2015
Current	2,632	1,431
Non current	42,605	27,293
Unfunded liability recognized in statement of financial position	45,237	28,724

Components of cost recognised in profit or loss

	March 31,
	2016	2015
Current service cost	8,483	6,771
Net interest cost	2,599	2,184
Expected return on plan assets	(588)	(649)
For the year ended	10,494	8,306

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

34. Employment benefit plan  – (continued)

Amount recognised in other comprehensive income

	March 31,
	2016	2015
Actuarial loss on obligation	19,828	10,070

Refer to Note 31 for the movement during the year.

The principal actuarial assumptions used for estimating the Group’s defined benefit obligations are set out below:

	March 31,
	2016	2015
Discount rate	7.20% – 7.35%	7.80%
Future salary increase	8% – 9%	8% – 9%
Average expected future working life (Years)	2.84 – 3.60	2.91 – 3.48
Expected rate of return on plan asset	7.80%	8.75%
Retirement age (Years)	58	58
Mortality table	IALM* (2006-08) Ultimate
Withdrawal rate (%)
Ages
Up to 30 years	40%	40%
From 31 to 44 years	30%	30%
Above 44 years	5%	5%

*	Indian Assured Lives Mortality (2006-08) Ultimate represents published mortality table used for mortality assumption.

A quantitative sensitivity analysis for significant assumptions is shown below:

	March 31,
	2016	2015
a) Impact of the change in discount rate
a) Impact due to increase of 0.50%	(1,107)	(757)
b) Impact due to decrease of 0.50%	1,160	793
b) Impact of the change in salary increase
a) Impact due to increase of 0.50%	1,063	631
b) Impact due to decrease of 0.50%	(915)	(625)

The sensitivity analysis above have been determined based on a method that extrapolates the impact on the defined benefit obligation as a result of reasonable changes in key assumptions occurring at the end of the reporting period. These analysis are based on a change in a significant assumption, keeping all other assumptions constant and may not be representative of an actual change in the defined benefit obligation as it is unlikely that changes in assumptions would occur in isolation of one another.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

34. Employment benefit plan  – (continued)

The following payments are expected contributions to the defined benefit plan in future years:

	March 31,		April 1, 2014
	2016	2015
2017	10,752	5,866	4,942
2018	9,643	7,210	4,382
2019	8,442	6,194	5,452
2020	7,437	5,419	4,346
2021	6,158	4,626	3,586
After 2021	16,950	12,006	10,278
Total expected payments	59,382	41,321	32,986

35. Deferred Revenue

	March 31,		April 1, 2014
	2016	2015
Global Distribution System provider	1,279,464	575,565	825,749
Loyalty programme	79,383	7,739	922
Total	1,358,847	583,304	826,671
Non-current	711,329	265,222	594,334
Current	647,518	318,082	232,337
Total	1,358,847	583,304	826,671

Deferred revenue represents the amount received upfront by the Group as a part of commercial arrangement with the Global Distribution System (“GDS”) providers for facilitating the booking of airline tickets on its website or other distribution channels. The same is recognized as revenue for actual airline tickets sold over the total number of airline tickets to be sold as per the term of the agreement and the balance amount is recognized as deferred revenue.

	March 31,
	2016	2015
At 1 April	583,304	826,671
Deferred during the year	1,093,045	6,816
Recorded in statement of profit or loss	(317,502)	(250,183)
At 31 March	1,358,847	583,304

36. Other Financial Liabilities

	March 31,		April 1, 2014
	2016	2015
Non Current
Share warrants (refer to Note 32)	6,997	3,565	3,490
Advance against share warrants	30,000	—	30,000
	36,997	3,565	33,490
Current
Due to employees	123,248	157,251	47,402
Advance against share warrants	—	30,000	—
Total	123,248	187,251	47,402

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

36. Other Financial Liabilities  – (continued)

The Parent Company together with its subsidiaries (Yatra Online Private Limited/THCL Travel Holding Cyprus Limited) issued warrants to Bennett Coleman & Co. Ltd.(BCCL) with right to purchase the ordinary shares of the Parent Company or its subsidiary, upon the occurrence of the events: (a) an IPO of the Parent or its subsidiaries (Yatra Online Private Limited/THCL Travel Holding Cyprus Limited) or (b) prior to a proposed event resulting in a Change of Control of the Company or Ultimate Parent, at any time, within a period, of 4 (four) years from June 21, 2011, which is further extended to until September 30, 2017.

The value of the warrant is INR 300,000. INR 30,000 was paid up-front by BCCL and balance would be payable at the time of exercise of warrants. Subscription price per share would be calculated basis terms agreed in agreement.

Further BCCL has put option with in a period of 30 days of exercise of the warrant into shares, (i.e., to require the parent to purchase all the shares held by BCCL at a price per share calculated as per agreement). In the event that BCCL does not exercise its option with the period stipulated therein, the parent shall have the right, exercisable to require BCCL to sell all the shares held by BCCL to the parent at a price per share calculated as per agreement. (Refer to Note 33).

37. Other non financial liability, non-current

	March 31,		April 1, 2014
	2016	2015
Fair valuation adjustment – financial liability	45,625	—	—
Lease rent equalisation	3,879	5,440	—
	49,504	5,440	—

Fair valuation adjustment — financial liability represents unamortised portion of the difference between the fair value of the financial liability on account of non current trade payable for advertisement expense on initial recognition and the amount received.

38. Other Current liabilities

	March 31,		April 1, 2014
	2016	2015
Lease rent equalisation	4,806	4,204	9,562
Advance from customers	415,895	414,731	222,181
Statutory liabilities	47,393	48,323	39,479
Other liabilities	64,680	62,237	62,116
Total	532,774	529,495	333,338

Advances from customers primarily consist of amounts for future bookings of Airline tickets, Hotel bookings and Packages

39. Commitment and contingencies

a) Capital & Other commitments:

Contractual commitments for capital expenditure pending execution were INR 1,921 as at March 31, 2016 (INR 1,908 as at March 31, 2015, INR 8,062 as at April 1, 2014). Contractual commitments for capital expenditure are relating to acquisition of furniture and fixture and equipments.

Contractual commitments for revenue expenditure pending execution were INR 109,179 as at March 31, 2016 (INR 183,115 as at March 31, 2015, INR 244,910 as at April 1, 2014). Contractual commitments for revenue expenditure are relating to advertisement services.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

39. Commitment and contingencies  – (continued)

b) Contingent Liabilities

i) Claims not recognised as liability were INR 34,976 as at March 31, 2016 (INR 23,571 as at March 31, 2015, INR 17,238 as at April 1, 2014).

These represents claim made by the customers due to service related issues, which are contested by the Group and are pending in various district consumer redressal forums in India. The management of the Group does not expect these claims to succeed and accordingly no provision has been recognised in the financial statements

ii) INR 2,249 as at March 31, 2016 (INR 2,249 as at March 31,2015, INR 2,249 as at April 1, 2014), represents show cause cum demand notices raised by Service tax authorities over one of the subsidiary in India. Based on the Group’s evaluation, it believes that it is not probable that the demand will materialise and therefore no provision has been recognised.

c) Operating lease commitment — Group as lessee

As lessee, the Group’s obligation arising from non cancellable lease are mainly related to lease arrangements for real estate. These leases have various extension options and escalation clause. As per the agreements maximum obligation on long term non-cancellable leases are as follows:

The future minimum lease payment obligation as lessee as under

	March 31,		April 1, 2014
	2016	2015
Within one year	111,131	98,260	51,338
After one year but not more than five years	151,723	156,022	10,400
More than five years	11,774	3,371	—
Total	274,628	257,653	61,738

During the year ended March 31, 2016, INR 142,350 was recognised as rent expense under other operating expenses in profit or loss in respect of operating leases (March 31, 2015: INR 127,330).

d) Finance lease commitment — Group as lessee

The Group has finance leases for vehicles. The Group’s obligations under finance leases are secured by the lessor’s title to the leased assets. Future minimum lease payments under finance leases together with the present value of the net minimum lease payments are, as follows:

	March 31,		April 1, 2014
	2016	2015
Within one year	16,719	12,674	8,629
After one year but not more than five years	33,560	30,914	22,038
More than five years	—	945	60
Total	50,279	44,533	30,727
Less: amount representing finance charges	7,426	6,945	4,362
Present value of minimum lease payments	42,853	37,588	26,365

40. Financial risk management, objective and policies

The Group’s activities are exposed to variety of financial risk: credit risk, liquidity risk and foreign currency risk. The Group’s senior management oversees the management of these risks. The Group’s senior management ensures that the Group’s financial risk activities are governed by appropriate policies and

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

40. Financial risk management, objective and policies  – (continued)

procedures and that financial risks are identified, measured and managed in accordance with the Group’s policies and risk objectives. The Group reviews and agrees on policies for managing each of these risks which are summarized below:

a) Credit risk

Credit risk is the risk that a counter party will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Group is exposed to credit risk from its operating activities (primarily trade receivables), including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments.

Trade receivables

Customer credit risk is managed by each business unit subject to the Group’s established policy, procedures and control relating to customer credit risk management. Credit quality of a customer is assessed based on an extensive credit rating scorecard and individual credit limits are defined in accordance with this assessment.

The carrying amount of the financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

	March 31,		April 1, 2014
	2016	2015
Trade and other receivables	1,513,307	1,537,691	1,360,135
Other financial assets	1,144,757	870,313	1,332,691
Total	2,658,064	2,408,004	2,692,826

The age of Trade and other receivables at the reporting date was:

	March 31,		April 1, 2014
	2016	2015
0 – 30 days	1,013,999	1,005,686	743,756
31 – 90 days	222,711	192,155	121,166
91 – 180 days	175,177	76,585	313,499
More than 180 days	101,420	263,265	181,714
Total	1,513,307	1,537,691	1,360,135

Allowances for doubtful debts mainly represents amounts due from airlines, hotels and customers. Based on historical experience, the Group believes that no impairment allowances is necessary, except for as disclosed in note 24, in respect of trade receivables.

b) Liquidity risk

Prudent liquidity risk management implies maintaining sufficient cash and marketable securities, the availability of funding through an adequate amount of committed credit facilities and the ability to close out market positions. Due to the dynamic nature of the underlying businesses, the consolidated entity aims to maintain flexibility in funding by keeping committed credit lines available.

The Group manages liquidity by maintaining adequate reserves, banking facilities and reserve borrowing facilities, by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and financial liabilities.

The following tables set forth company’s financial liabilities based on expected and undiscounted amounts as at March 31, 2016. As at March 31, 2016

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

40. Financial risk management, objective and policies  – (continued)

	Carrying Amount	Contractual Cash Flows*	Within 1 year	1 – 5 Years	More than 5 years
Term loan	426,580	440,185	93,166	347,019	—
Vehicle loan	42,853	50,279	16,719	33,560	—
Trade and other payables	2,266,145	2,266,145	2,051,539	214,606	—
Other Current liabilities	235,321	235,321	235,321	—	—
Total	2,970,899	2,991,930	2,396,745	595,185	—

As at March 31, 2015

	Carrying Amount	Contractual Cash Flows*	Within 1 year	1 – 5 Years	More than 5 years
Term loan	184,947	211,468	118,302	93,166	—
Vehicle loan	37,588	44,533	12,674	30,914	945
Bank overdraft	13,450	13,450	13,450	—	—
Trade and other payables	2,350,338	2,350,338	2,350,338	—	—
Other Current liabilities	267,811	267,811	267,811	—	—
Total	2,854,134	2,887,600	2,762,575	124,080	945

As at April 1, 2014

	Carrying Amount	Contractual Cash Flows*	Within 1 year	1 – 5 Years	More than 5 years
Term loan	250,000	308,278	96,810	211,468	—
Vehicle loan	26,365	30,727	8,629	22,038	60
Bank overdraft	145,317	145,317	145,317	—	—
Trade and other payables	1,848,939	1,848,939	1,848,939	—	—
Other Current liabilities	148,997	148,997	148,997	—	—
Total	2,419,618	2,482,258	2,248,692	233,506	60

*	Represents Undiscounted cash flows of interest and principal

Based on the past performance and current expectations, the Group believes that the cash and cash equivalent and cash generated from operations will satisfy the working capital needs, funding of operational losses, capital expenditure, commitments and other liquidity requirements associated with its existing operations through at least the next 12 months. In addition, there are no transactions, arrangements and other relationships with any other person that are reasonably likely to materially affect or the availability of the requirement of capital resources, except for the transaction disclosed in Note 44.

c) Foreign currency risk

Foreign Currency Risk is the risk that the fair value or future cash flows of an exposure will fluctuate because of the changes in foreign exchange rates. The Group operates through subsidiaries in India, Singapore and United States. The functional currency of these subsidiaries is the local currency in the respective countries and accordingly there are no related significant foreign currency exposures. The Company currently does not have any hedging agreements or similar arrangements with any counter-party to cover its exposure to any fluctuations in foreign exchange rates. The Group’s exposure to the risk of changes in foreign exchange rates relates primarily to the Group’s operating transactions which are denominated in currency other than subsidiary’s functional currency (foreign currency denominated receivables and payables).

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

40. Financial risk management, objective and policies  – (continued)

Foreign currency sensitivity

The following tables demonstrate the sensitivity to a reasonably possible change in exchange rates. Any change in the exchange rate of currencies to currency other than INR is not expected to have significant impact on the Group’s profit or loss. Accordingly, a 5% appreciation of the other currencies as indicated below, against the INR would have decreased loss by the amount shown below, this analysis is based on foreign currency exchange rate variances that the Group considered to be reasonably possible at the end of reporting period. The analysis assumes that all other variables remain constant.

	For the year ended March 31
	2016	2015
5% strengthening of other currencies against INR	226	642
5% weakening of other currencies against INR	(226)	(642)

41. Capital management

For the purpose of the Group’s capital management, capital includes issued capital, convertible preference shares, share premium and all other equity reserves attributable to the equity holders of the parent. The primary objective of the Group’s capital management is to ensure that it maintains a strong credit rating and healthy capital ratios in order to support its business and maximise the shareholder’s value.

In order to achieve this overall objective, the Group’s capital management, amongst other things, aims to ensure that it meets financial covenants attached to its interest-bearing loans and borrowings that form part of its capital structure requirements. Breaches in the financial covenants would permit the bank to immediately call interest-bearing loans and borrowings.

The Group manages its capital structure and makes adjustments to it, in light of changes in economic conditions and the requirements of the financial covenants. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. No changes were made in the objectives, policies or processes during the years ended March 31, 2016 and March 31, 2015.

The Group monitors capital using a debt equity ratio, which is debt divided by total equity.

	March 31,		April 1, 2014
	2016	2015
Interest bearing loans and borrowings (Note 32)	469,433	235,985	421,682
Less cash and short term deposits (Note 27)	(389,664)	(234,474)	(362,158)
Net debt	79,769	1,511	59,524
Share warrants (Note 32)	6,997	3,565	3,490
Equity	429,472	728,206	1,509,170
Total Equity	436,469	731,771	1,512,660
Gearing ratio (Net debt/total equity + net debt)	15.45%	0.21%	3.79%

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

42. Related party disclosures

For the purpose of the consolidated financial statements, parties are considered to be related to the Group, if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Related parties and nature of related party relationships:

Nature of relationship	Name of related party
Key Management personnel	Dhruv Shringi
Significant Influence	Reliance Capital Ltd.
Companies under common management	Appnomic Systems Pvt. Ltd.
Joint venture company	Adventure and Nature Network Pvt. Ltd.

During the year, the Group entered into the following transactions, in the ordinary course of business on an arm’s length basis, with related parties:

Significant Influence

	March 31,
Reliance Capital Ltd.	2016	2015
Loan Taken	400,000	170,000
Loan Repaid	400,000	170,000
Interest Paid	2,618	424
Interest paid at 13% per annum

Companies under common management

	March 31,		April 1, 2014
Appnomic Systems Pvt. Ltd.	2016	2015
Purchase Transactions	5,948	5,562	3,975
Trade Receivable	—	117	—
Trade payables	493	—	1,002

Joint venture company

	March 31,
Adventure and Nature Network Pvt. Ltd.	2016	2015
Commission	—	56
Revenue	3	—
Recovery of expenses	133	28
Trade Receivable	98	571

The sales to and purchases from related parties are made on terms equivalent to those that prevails in arm’s length transactions. Outstanding balances at the year-end are unsecured and interest free. There have been no guarantees provided or received for any related party receivables or payables.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

42. Related party disclosures  – (continued)

Compensation of key management personnel of the Group

	March 31,
	2016	2015
Short-term employee benefits	17,239	15,816
Contributions to defined contribution plans	22	17
Profit linked bonus	3,796	3,882
Share based payment	137	241
Total compensation paid to key management personnel	21,194	19,956

Provision for gratuity and compensated absences has not been considered, since the provisions are based on actuarial valuations for the Group’s entities as a whole. The amount disclosed in the table are the amounts recognised as an expense during the reporting period related to key management personnel.

Directors’ Loan and Advances

Year ended	Interest income	Advances given	Repayment/ settlement of advances	Receivable
March 31, 2016	80	241	580	1,744
March 31, 2015	193	1,493	1,073	2,083

The Company has granted a unsecured loan to one director at interest of 9.75% per annum. This has been repaid in full subsequent to year end.

43. First-time adoption of IFRS

Basis of preparation

a) These financial statements, for the year ended March 31, 2016, are the first the Group has prepared in accordance with IFRS. Historically, the subsidiaries of the company have been preparing financial statements in accordance with requirements of the respective local laws. Based on the local requirements under the jurisdiction of the Parent Company’s domicile, the Parent Company was not required to prepare financials under any GAAP. Thus there is no previous GAAP in which the Group has previously prepared financial statements. No reconciliation in the previous GAAP has been disclosed.

Accordingly, the Group has prepared financial statements that comply with IFRS applicable as at March 31, 2016, together with the comparative period data for the year ended March 31, 2015, as described in the summary of significant accounting policies. In preparing the financial statements, the Group’s opening statement of financial position was prepared as at April 1, 2014, the Group’s date of transition to IFRS.

b) IFRS 1 allows first-time adopters certain exemptions from the retrospective application of certain requirements under IFRS. The Group has chosen following exemption for the purpose of preparing these financial statements.

i.) Cumulative currency translation differences for all foreign operations are deemed to be zero as at April 1, 2014.

c) As required under IFRS, the Group has applied IFRS 3, “Business Combinations,” to all business combinations retrospectively and hence not taken the exemption available under IFRS 1.

d) The Group has applied IFRS 2, “Share-based Payment,” to all equity instruments that were granted retrospectively and hence not taken the exemption available under IFRS 1. The Group has consistently used the method of recognizing stock-based compensation expense on a graded vesting schedule.

Yatra Online, Inc.

Notes to the Consolidated Financial Statements for the Year Ended March 31, 2016
(Amounts in INR thousands, except per share data and number of shares)

43. First-time adoption of IFRS  – (continued)

e) All estimates used by the Group to present amounts in financial statements are in accordance with IFRS and reflect conditions at April 1,2014, the date of transition to IFRS and March 31, 2015

44. Subsequent events (Unaudited)

On July 13, 2016, the Company entered into a definitive agreement with NASDAQ-listed Terrapin 3 Acquisition Corporation (TRTL), which agreement was amended on September 28, 2016, to combine in a transaction that values the Company at an enterprise value of INR 14,459,940 (US$218,000). TRTL is a special purpose acquisition company formed for the purpose of effecting a merger, acquisition, or similar business combination and had raised INR 14,111,708 (US$212,750)in its IPO in July 2014. The Parent Company will be the surviving company in the transaction and intends to be listed on the NASDAQ Stock Market under the symbol “YTRA” following completion of the transaction.

TERRAPIN 3 ACQUISITION CORPORATION

Condensed Balance Sheets

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash	$139,616	$496,021
Prepaid expenses	22,270	51,773
Total current assets	161,886	547,794
Trust Account	99,398,744	212,751,267
Total assets	$99,560,630	$213,299,061
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued operating expenses and accounts payable	$2,289,250	$21,500
Franchise tax payable	315,000	180,000
Notes payable, related party	250,000	—
Due to affiliates	588	273
Total current liabilities	2,854,838	201,773
Deferred underwriting compensation	3,725,625	7,451,250
Total liabilities	6,580,463	7,653,023
Class A common stock subject to possible redemption; 8,798,016 and 20,064,603 shares (at redemption value of $10.00 per share) at September 30, 2016 and December 31, 2015, respectively	87,980,162	200,646,033
Stockholders’ equity
Preferred stock, $.0001 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Class F Common stock, $.0001 par value, 10,000,000 shares authorized; 5,318,750 shares issued and outstanding	532	532
Class A Common stock, $.0001 par value, 90,000,000 shares authorized; 1,140,096 and 1,210,397 shares issued and outstanding excluding 8,798,016 and 20,064,603 shares subject to possible redemption) at September 30, 2016 and December 31, 2015, respectively	114	121
Additional paid-in capital	8,937,019	5,914,395
Accumulated deficit	(3,937,660)	(915,043)
Total stockholders’ equity	5,000,005	5,000,005
Total liabilities and stockholders’ equity	$99,560,630	$213,299,061

See accompanying notes to condensed financial statements.

TERRAPIN 3 ACQUISITION CORPORATION

Condensed Statements of Operations
(unaudited)

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Revenue	$—	$—	$—	$—
Formation, general and administrative costs	2,573,717	109,166	3,133,262	341,391
State Franchise taxes	45,000	45,000	135,000	135,000
Loss from operations	(2,618,717)	(154,166)	(3,268,262)	(476,391)
Interest income	89,153	15	245,645	86,771
Net loss attributable to common shares	$(2,529,564)	$(154,151)	$(3,022,617)	$(389,620)
Weighted average number of common shares outstanding – basic and diluted (excluding shares subject to possible redemption)	6,577,139	6,498,398	6,548,411	6,486,571
Net loss per common share – basic and diluted (excluding shares subject to possible redemption)	$(0.38)	$(0.02)	$(0.46)	$(0.06)

See accompanying notes to condensed financial statements.

TERRAPIN 3 ACQUISITION CORPORATION

Condensed Statement of Stockholders’ Equity
For the Period from December 31, 2015 to September 30, 2016
(unaudited)

	Common Stock Class A		Common Stock Class F		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Par Value ($0.0001)	Shares	Par Value ($0.0001)
Balances at December 31, 2015	1,210,397	$121	5,318,750	$532	$5,914,395	$(915,043)	$5,000,005
Underwriter deferred discount reduction (Note 4)	—	—	—	—	3,725,625	—	3,725,625
Changes in shares subject to possible redemption	(70,301)	(7)	—	—	(703,001)	—	(703,008)
Net loss attributable to common shares for the period ended September 30, 2016	—	—	—	—	—	(3,022,617)	(3,022,617)
Balances at September 30, 2016	1,140,096	$114	5,318,750	$532	$8,937,019	$(3,937,660)	$5,000,005

See accompanying notes to condensed financial statements.

TERRAPIN 3 ACQUISITION CORPORATION

Condensed Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Cash flows from operating activities:
Net loss attributable to common shares	$(3,022,617)	$(389,620)
Changes in operating assets and liabilities:
Prepaid expenses	29,503	(22,758)
Accrued operating expenses and accounts payable	2,267,750	19,707
Franchise tax payable	135,000	(45,000)
Net cash used in operating activities	(590,364)	(437,671)
Cash flows from investing activities:
Withdrawals from Trust Account	113,598,147
Proceeds received from sale of investments		212,844,286
Purchase of investments in Trust Account	—	(212,750,000)
Interest earned on Trust Account	(245,624)	(86,712)
Net cash provided by investing activities	113,352,523	7,574
Cash flows from financing activities:
Change in due to affiliates	316	4,498
Payment for shares redeemed	(113,368,880)	—
Proceeds from note payable, related party	250,000	—
Net cash (used in) provided by financing activities	(113,118,564)	4,498
Net decrease in cash	(356,405)	(425,599)
Cash at beginning of the period	469,021	1,004,609
Cash at end of the period	$139,616	$579,010

See accompanying notes to condensed financial statements.

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Condensed Financial Statements
(unaudited)

1. INTERIM FINANCIAL INFORMATION

The accompanying unaudited interim condensed financial statements of Terrapin 3 Acquisition Corporation (the “Company”) should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 25, 2015. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, since they are interim statements, the accompanying financial statements do not include all the information and notes required by GAAP for complete financial statement presentation. In the opinion of management, the interim financial statements reflect all adjustments (consisting of normal, recurring adjustments) that are necessary for a fair presentation of the financial position, results of operations, and cash flows for the interim periods presented. Interim results are not necessarily indicative of results for a full year.

2. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

The Company is a blank check company incorporated in Delaware on December 27, 2013. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that the Company has not yet identified (“Business Combination”). The Company has neither engaged in any operations nor generated any operating revenue to date. The Company’s management has broad discretion with respect to the Business Combination. However, there is no assurance that the Company will be able to successfully complete a Business Combination. All activity through September 30, 2016 related to the Company’s formation, its Initial Public Offering, which is described below, and identifying and evaluating a target company for a Business Combination and activities in connection with the pending acquisition of Yatra Online, Inc. a Cayman Islands exempted company limited by shares (“Yatra”), described in Note 10. The Company has selected December 31 as its fiscal year end.

The initial stockholders of the Company, Apple Orange LLC, Noyac Path LLC, Periscope LLC, (together the “Terrapin Sponsor”), along with Terrapin Partners Employee Partnership 3 LLC, and MIHI LLC (the “Macquarie Sponsor”; together with the Terrapin Sponsor, the “Sponsors”) and Terrapin Partners Green Employee Partnership, LLC have agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote their Founders Shares, as defined below, and any public shares held, in favor of approving the Business Combination.

Financing

The registration statement for the Company’s initial public offering (the “Public Offering” as described in Note 4) was declared effective by the SEC on July 17, 2014. The Sponsors purchased, simultaneously with the closing of the Public Offering, $6,000,000 of warrants in a private placement (Note 5).

Upon the closing of the Public Offering and the private placement, $212,750,000 was placed in a trust account with the Continental Stock Transfer & Trust Company (the “Trust Account”) acting as trustee.

Trust Account

The Trust Account can be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes or for working capital, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of 100% of the shares of common stock included in the units sold in the Public Offering if the Company is unable to complete the Business Combination by December 19, 2016.

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Condensed Financial Statements
(unaudited)

2. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS  – (continued)

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating the Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” means one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time the Company signs a definitive agreement in connection with the Business Combination. There is no assurance that the Company will be able to successfully effect the Business Combination.

The Company, after signing a definitive agreement for the Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest but less taxes payable and funds released for working capital, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable and funds released for working capital. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by NASDAQ rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem or repurchase its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption or repurchase of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with the Business Combination, public stockholders will have the opportunity to have public shares redeemed or repurchased for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination or commencement of the tender offer, respectively, including interest but less taxes payable and funds released for working capital. As a result, such shares have been classified as common stock subject to possible redemption, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Liquidation and Going Concern

As a result of the Extension (as defined in Note 10 — Recent Developments), the Company has until December 19, 2016 to complete its Business Combination. If the Company does not complete a Business Combination by December 19, 2016, the Company will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable and funds released for working capital (less up to $50,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsors and other initial stockholders have entered into letter agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their initial

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Condensed Financial Statements
(unaudited)

2. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS  – (continued)

shares; however, if the Sponsors or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete the Business Combination within the required time period. If a Business Combination is not consummated on or before December 19, 2016, this mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern.

In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with GAAP and pursuant to the rules and regulations of the SEC.

Net loss per common share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss per share by the weighted average number of shares of common stock outstanding, plus, to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At September 30, 2016 and December 31, 2015, the Company had outstanding warrants to purchase 16,637,500 shares of common stock. The weighted average of these shares was excluded from the calculation of diluted loss per share of common stock because their inclusion would have been anti-dilutive. Therefore, dilutive loss per share of common stock was equal to basic loss per share of common stock.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Condensed Financial Statements
(unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Redeemable Common Stock

As discussed in Note 4, all of the 21,275,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) sold as part of the units in the Public Offering contained a redemption feature which allows for the redemption of shares of Class A common stock under the Company’s liquidation, tender offer, or stockholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by changes in retained earnings, or in the absence of retained earnings, by charges against paid-in capital in accordance with FASB ASC 480-10-S99.

Income taxes

The Company complies with the accounting and reporting requirements of FASB ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At September 30, 2016 and December 31, 2015, the Company has a net deferred tax asset, before valuation allowance, of approximately $1,334,000 and $366,000, respectively, related to net operating loss carry forwards, organization costs, and start-up costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits as of September 30, 2016. No amounts were accrued for the payment of interest and penalties at September 30, 2016. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Condensed Financial Statements
(unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

4. PUBLIC OFFERING

On July 22, 2014, the Company sold 21,275,000 units at a price of $10.00 per unit (the “Public Units’) in the Public Offering, including the sale of units upon full exercise of the underwriters’ overallotment option. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value per share, and one redeemable Class A common stock purchase warrant (the “Public Warrants”).

Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act following the completion of the Business Combination. Each Public Warrant entitles the holder to purchase one-half of one share of Class A common stock at an exercise price of $5.75 per half share. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Company’s Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Public Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Public Warrants issued in connection with the 21,275,000 Public Units during the exercise period, there will be no net cash settlement of these Public Warrants and the Pubic Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $24.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

The Company paid an upfront underwriting discount of $4,250,000 (approximately 2.0%) of the per unit offering price to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of $7,451,250 (approximately 3.5%) of the gross offering proceeds payable upon the Company’s completion of the Business Combination. Effective July 13, 2016, the underwriters agreed that in the event that the Deferred Discount becomes payable from the Trust Account upon the Company’s consummation of the transactions contemplated by the Business Combination Agreement, such aggregate Deferred Discount shall be reduced by 50%, from $0.35 per Unit ($7,451,250 in the aggregate) to $0.175 per Unit ($3,725,625 in the aggregate). The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. The underwriters are not entitled to any interest accrued on the Deferred Discount.

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Condensed Financial Statements
(unaudited)

5. RELATED PARTY TRANSACTIONS

Founder Shares

On December 31, 2013, the Company issued an aggregate of 5,250,000 units, each unit consisting of one share of common stock and one warrant to purchase one half of one share of common stock, to the Terrapin Sponsor and Terrapin Partners Employee Partnership 3 LLC (the “Founder Units”) for an aggregate purchase price of $25,000. On May 15, 2014, the Company cancelled the warrants issued as part of these Founder Units resulting in the net issuance of 5,250,000 shares (“Founder Shares”). On May 19, 2014, the Company implemented an approximate 1.0131 -for- 1 stock split, re-characterized its Founder Shares as Class F common shares, and authorized the issuance of Class A common stock and undesignated shares. Further, on May 19, 2014, Apple Orange LLC sold 1,211,563 Founder Shares to the Macquarie Sponsor and transferred 56,061 Founder Shares to Terrapin Partners Green Employee Partnership, LLC, an affiliate of Apple Orange LLC. The Founder Shares are identical to the Class A common stock included in the Public Units sold in the Public Offering except that the Founder Shares are subject to certain transfer restrictions and contingent adjustments, as described in more detail below (Note 9 Class F Common Stock).

The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until one year after the Business Combination (the “lock up”). Notwithstanding the foregoing, if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or if the Company consummates a transaction after the initial Business Combination which results in the stockholders having the right to exchange their shares for cash or property, the Founder Shares will be released from the lock-up.

Rights — The Founder Shares are identical to the public shares except that (i) Founder Shares are subject to certain transfer restrictions, as described above, and (ii) the initial stockholders have agreed to waive redemption rights in connection with the Business Combination with respect to the Founders Shares. However, the initial stockholders will be entitled to redemption rights with respect to any shares they hold by way of public market purchase if the Company fails to consummate the Business Combination within 24 months from the closing of the Public Offering.

Voting — If the Company seeks stockholder approval of the Business Combination, the initial stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the Public Offering in favor of the Business Combination.

Redemption — Although the initial stockholders have waived their redemption rights with respect to the Founder Shares if the Company fails to complete the Business Combination within the prescribed time frame, they will be entitled to redemption rights with respect to any public shares they may own.

Contingent Forward Purchase

The Macquarie sponsor has committed to purchase, and the Company has committed to sell, 4,000,000 units on the same terms as the sale of units in the Public Offering (except for certain transfer restrictions) at $10.00 per unit, in a private placement for gross proceeds of approximately $40,000,000 to occur concurrently with the consummation of the Business Combination. The funds will be used as part of consideration to the sellers in the Business Combination; any excess funds from this private placement will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders selecting to redeem their shares and provides the Company with a minimum funding level for the Business Combination. In exchange for this commitment, the Company has agreed to issue to the Macquarie Sponsor 1,000,000 Class F Founder Shares at the closing of the Business Combination and such private placement.

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Condensed Financial Statements
(unaudited)

5. RELATED PARTY TRANSACTIONS  – (continued)

Private Placement Warrants

The Sponsors have purchased from the Company an aggregate of 12,000,000 warrants at a price of $0.50 per warrant (a purchase price of $6,000,000) in a private placement that occurred simultaneously with the completion of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one-half of one share of Class A common stock at $5.75 per half share. The purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account pending completion of the Business Combination.

The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination and they will be non-redeemable so long as they are held by the Sponsors or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsors or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants included in the units sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the units in the Public Offering and have no net cash settlement provisions.

If the Company does not complete the Business Combination, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Registration Rights

The holders of the Founder Shares and Private Placement Warrants hold registration rights to require the Company to register the sale of any of the securities held by them pursuant to a registration rights agreement. The holders of Units (and underlying securities) and Founder Shares purchased in the Contingent Forward Purchase hold similar registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock up period. The Company will bear the costs and expenses of filing any such registration statements.

Expense Advance Agreement

On July 16, 2014, the Sponsors entered into an agreement (the “Expense Advance Agreement”) to advance to the Company, as may be requested by the Company, up to $500,000 each, for an aggregate of $1,000,000, in working capital loans in the form of promissory notes to be provided to fund expenses relating to investigating and selecting a target business and other working capital requirements prior to the Business Combination. Such note(s) shall bear no interest and shall be convertible into Public Warrants at a price of $0.50 at the option of the note holder.

On July 19, 2016, the Company issued promissory notes to the Sponsors in the aggregate amount of $250,000 pursuant to the Expense Advance Agreement. The notes bear no interest and are convertible into warrants identical to the Public Warrants at a price of $0.50 per warrant at the option of the note holder. As of September 30, 2016, the promissory notes had not been converted and remained outstanding.

Administrative Service Agreement

Commencing on July 17, 2014, the Company has agreed to pay $10,000 a month for office space, administrative services and secretarial support to Terrapin Partners LLC, an affiliate of the Terrapin Sponsor. Upon the completion of the Business Combination or the liquidation of the Company, the Company will cease

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Condensed Financial Statements
(unaudited)

5. RELATED PARTY TRANSACTIONS  – (continued)

paying these monthly fees. As of September 30, 2016 and December 31, 2015, the Company had a balance of approximately $588 and $273, respectively, payable to related parties.

6. COMMITMENTS

The Company paid an upfront underwriting discount of $4,250,000 (approximately 2.0%) of the per unit offering price to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of $7,451,250 (approximately 3.5%) of the gross offering proceeds payable upon the Company’s completion of the Business Combination.

Effective July 13, 2016, the underwriters agreed that in the event that the Deferred Discount becomes payable from the Trust Account upon the Company’s consummation of the transactions contemplated by the Business Combination Agreement, such aggregate Deferred Discount shall be reduced by 50%, from $0.35 per Unit ($7,451,250 in the aggregate) to $0.175 per Unit ($3,725,625 in the aggregate). The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. The underwriters are not entitled to any interest accrued on the Deferred Discount.

7. TRUST ACCOUNT

As of December 31, 2015, a total of $212,750,000, consisted of $206,750,000 of the net proceeds from the Public Offering and $6,000,000 from the sale of the Private Placement Warrants, was placed in the Trust Account.

As of September 30, 2016, a total of $99,381,200, included $93,381,200 of the net proceeds from the Public Offering and $6,000,000 from the sale of the Private Placement Warrants, was held in the Trust Account.

As of September 30, 2016, the Company’s Trust Account consists of $99,398,744 invested in an Institutional Money Market Fund. As of December 31, 2015, investment securities in the Company’s Trust Account consisted of 212,750,000 invested in an Institutional Money Market Fund and another $1,267 held as cash and cash equivalents.

8. FAIR VALUE MEASUREMENT

The Company complies with ASC 820, “Fair Value Measurement,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Condensed Financial Statements
(unaudited)

8. FAIR VALUE MEASUREMENT  – (continued)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2016 and December 31, 2015, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

	September 30, 2016 (unaudited)	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Institutional Money Market Fund held in Trust Account	$99,398,744	$99,398,744	$—	$—

	December 31, 2015	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Institutional Money Market Fund held in Trust Account	$212,750,000	$212,750,000	$—	$—

9. STOCKHOLDERS’ EQUITY

On May 19, 2014, the Company implemented an approximate 1.0131-for-1 stock split, re-characterized its Founder Shares as shares of Class F common stock, and authorized the issuance of Class A common stock and undesignated common stock. All share issuances prior to the stock split have been retroactively adjusted to reflect the stock split.

Common Stock

Class A Common Stock — The Company is authorized to issue 90,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each Class A common share. At September 30, 2016 and December 31, 2015, there were 21,275,000 and 9,938,112 shares of Class A common stock issued and outstanding, respectively. At September 30, 2016 and December 31, 2015, 8,798,016 and 20,064,603 shares were subject to possible redemption, respectively.

Class F Common Stock — The Company is authorized to issue 10,000,000 shares of Class F common stock with a par value of $0.0001 per share (the “Class F common stock”). Holders of the Company’s Class F common stock are entitled to one vote for each Class F common share. Shares of Class F common stock are convertible into shares of Class A common stock at a ratio of one-for-one. In the case that additional shares of Class A common stock, or equity-linked securities, are deemed issued in excess of the amounts offered in the Public Offering and related to the closing of the Business Combination, shares of Class F common stock are subject to future modification to provide for an adjustment to the ratio by which they shall convert into shares of Class A common stock. Such adjustment will result in additional shares of Class A common stock issuable upon the conversion of Class F common stock. The number of shares of Class A common stock issuable upon conversion of all shares of Class F common stock will equal, in the aggregate, 20% of the total number of all shares of Class A common stock sold in the Public Offering plus all common

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Condensed Financial Statements
(unaudited)

9. STOCKHOLDERS’ EQUITY  – (continued)

shares or equity-linked securities deemed to be issued in connection with the Business Combination, excluding any shares or equity-linked securities issued, or issuable, to any seller in the Business Combination or pursuant to warrants issued to the Sponsors plus Class F common stock and the Class A common stock (but not the warrants) issued pursuant to the forward purchase contract with the Macquarie sponsor. At September 30, 2016 and December 31, 2015, there were 5,318,750 shares of Class F common stock issued and outstanding.

Common Stock — The Company is authorized to issue 10,000,000 shares of undesignated common stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At September 30, 2016 and December 31, 2015, there were no shares of undesignated common stock issued and outstanding.

Preferred Stock

Preferred Stock — The Company is authorized to issue 10,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At September 30, 2016 and December 31, 2015, there were no shares of preferred stock issued and outstanding.

10. RECENT DEVELOPMENTS

The Proposed Transaction

On September 28, 2016, the Company, Yatra Online, Inc. a Cayman Islands exempted company limited by shares (“Yatra”), T3 Parent Corp., T3 Merger Sub Corp., MIHI LLC and Shareholder Representative Services LLC, solely in its capacity as a representative of Yatra’s shareholders, entered into an Amended and Restated Business Combination Agreement (the “Business Combination Agreement”), providing for the combination of the Company and Yatra (the “Transaction”) pursuant to which the Company will become a partially-owned subsidiary of Yatra. Founded in 2006, Yatra is based in Gurgaon, India and is a leading online travel agent and consolidator of travel products. The consummation of the Transaction is subject to a number of conditions set forth in the Business Combination Agreement including, among others, receipt of the requisite approval of the stockholders of the Company and the execution of the various transaction agreements.

Pursuant to the Mergers, each share of Class A common stock issued and outstanding immediately prior to the effective time of the Mergers (other than redeemed shares), will be automatically converted into one ordinary share, par value $0.0001 per share, of Yatra (each an “Ordinary Share”). In connection with, and as a condition to the consummation of, the Transaction, the Business Combination Agreement provides that the Company and the holders of Class F common stock will enter into a Forfeiture Agreement, pursuant to which such holders will forfeit one-half of the shares of Terrapin Class F common stock held by them, effective as of immediately prior to the consummation of the Transaction (except that, because the Macquarie Sponsor will forego its right to acquire 1,000,000 shares of Terrapin Class F common stock pursuant to the amendment to the Forward Purchase Contract, dated July 16, 2014, between the Company and the Macquarie Sponsor, it will forfeit 105,781 of its 1,211,563 shares of Terrapin Class F Common Stock, resulting in an aggregate forfeiture of one-half of the shares of Class F common stock which they otherwise would have been entitled to receive). Following such forfeiture, 3,159,375 shares of Class F common stock will remain outstanding. Each share of Class F common stock issued and outstanding immediately prior to the effective time of the Mergers will remain outstanding as a share of Class F common stock, and, pursuant to the Mergers, each holder of Terrapin Class F common stock will also receive one Class F Share, par value $0.0001, of Yatra (each, a “Class F Share”) for each share of Class F common stock held by such holder. The Class F Shares will be voting shares only and have no economic rights. Following the consummation of the Transaction, the holders of Class F common stock will be entitled to exchange their shares of Class F common stock for Ordinary Shares

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Condensed Financial Statements
(unaudited)

10. RECENT DEVELOPMENTS  – (continued)

(on a share for share basis) and, upon such exchange, an equal number of Class F Shares held by the exchanging shareholder will be converted by Yatra into 0.0001 of an Ordinary Share for each Class F Share converted.

Each of Yatra’s Ordinary Share certificates issued and outstanding immediately prior to the effective time of the Second Merger will be automatically deemed to be substituted by one Ordinary Share certificate registered pursuant to an effective registration statement on Form F-4 of Yatra filed with the SEC. Each Ordinary Share issued and outstanding immediately prior to the effective time of the Mergers will ultimately receive a fraction of a Yatra Ordinary Share, which such fraction is calculated on the basis of a pre-closing enterprise value of Yatra equal to $218 million as increased by the aggregate exercise price of all outstanding Yatra options and warrants and as increased by the amount of Yatra’s cash and decreased by the amount of Yatra’s indebtedness, in each case, as set forth on Yatra’s balance sheet dated June 30, 2016.

Promissory Notes

On July 19, 2016, the Company issued promissory notes to the Sponsors in the aggregate amount of $250,000 pursuant to the Expense Advance Agreement, dated July 16, 2014, by and between the Sponsors and the Company. The notes bear no interest and are convertible into warrants identical to the Public Warrants at a price of $0.50 per warrant at the option of the note holder (Note 5).

The Extension

On July 19, 2016, at a special meeting of the Company’s stockholders, the stockholders approved the following items: (i) an amendment to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional 150 days, from July 22, 2016 to December 19, 2016 (the “Extended Date”), provided that the Company has executed a definitive agreement for a business combination on or before July 22, 2016; and (ii) an amendment to the Company’s investment management trust agreement, dated July 16, 2014, by and between the Company and Continental Stock Transfer & Trust Company to extend the date on which to commence liquidating the trust account established in connection with the Public Offering in the event the Company has not consummated a business combination by the Extended Date.

In connection with the special meeting held on July 19, 2016, stockholders holding shares of Class A common stock were permitted to exercise their right to redeem their shares for a pro rata portion of the trust account at a redemption price of $10.00 per share. Stockholders holding 11,336,888 shares of Class A common stock elected to have their shares redeemed. As a result of such redemptions, as of September 23, 2016, a total of approximately $99.38 million remains in the Company’s trust account and a total of 9,938,112 shares of Class A common stock remain outstanding.

Nasdaq Notice

On August 23, 2016, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to have at least 300 public holders for continued listing on the NASDAQ Capital Market. The Notice is a notification of deficiency and has no current effect on the listing or trading of the Company’s securities on the NASDAQ Capital Market.

The Notice stated that the Company has 45 calendar days to submit a plan to regain compliance with the Minimum Public Holders Rule. On September 16, the Company submitted a plan to regain compliance with the Minimum Public Holders Rule within the required timeframe. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice to evidence compliance with the Minimum Public Holders Rule. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Condensed Financial Statements
(unaudited)

10. RECENT DEVELOPMENTS  – (continued)

Investor Rights Agreement

In connection with, and as a condition to the consummation of, the Transaction, the Business Combination Agreement provides that Yatra and certain persons and entities which will hold Ordinary Shares upon the consummation of the Transaction, including the Sponsors (collectively, the “Investors”), will enter into the Investor Rights Agreement. Pursuant to the terms of the Investor Rights Agreement, Yatra will be obligated to file, after it becomes eligible to use Form F-3 or its successor form, a shelf registration statement to register the resale by the Investors of Ordinary Shares issuable in connection with the Transaction. The Investor Rights Agreement will also provide the Investors with demand, “piggy-back” and Form F-3 registration rights, subject to certain minimum requirements and customary conditions. The Investor Rights Agreement will also provide the Sponsors the right to nominate an individual for election to Yatra’s board of directors upon the resignation, removal, death or disability of any of the directors initially designated by the Sponsors pursuant to the terms of the Business Combination Agreement, as well as certain other rights with regard to nominating directors and observing board proceedings.

Amendment to Forward Purchase Contract

In connection with, and as a condition to the consummation of, the Transaction, the Business Combination Agreement provides that Terrapin 3 and the Macquarie Sponsor will enter into the Forward Purchase Contract Amendment to the Forward Purchase Contract. Pursuant to the terms of the Forward Purchase Contract Amendment, the Macquarie Sponsor will agree to purchase, immediately prior to the consummation of the transaction, 2,000,000 shares of Terrapin Class A common stock and 2,000,000 warrants to purchase shares of Terrapin Class A common stock for an aggregate purchase price of $20.0 million. This purchase represents one-half of the number of the shares of Terrapin Class A common stock and the number of warrants to purchase shares of Terrapin Class A common stock that it agreed to purchase pursuant to the Forward Purchase Contract. The Macquarie Sponsor will also forego its right to acquire 1,000,000 shares of Terrapin Class F common stock under the Forward Purchase Contract.

11. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements are filed for potential recognition or disclosure. The Company did not identify any subsequent events that require adjustment or disclosure in the financial statements.

For the Years ended December 31, 2015 and December 31, 2014
Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Terrapin 3 Acquisition Corporation

We have audited the accompanying balance sheets of Terrapin 3 Acquisition Corporation (the “Company”), as of December 31, 2015 and 2014, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the years ended December 31, 2015 and 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Terrapin 3 Acquisition Corporation as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years ended December 31, 2015 and 2014, in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, if the Company does not complete a business combination by July 22, 2016, then the Company will cease all operations except for the purpose of winding down and liquidating, thus there is a substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WithumSmith+Brown, PC

Morristown, New Jersey
March 1, 2016

TERRAPIN 3 ACQUISITION CORPORATION

Balance Sheets

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash	$496,021	$1,004,609
Prepaid expenses	51,773	66,151
Total current assets	547,794	1,070,760
Investments and cash held in Trust Account	212,751,267	212,757,574
Total assets	$213,299,061	$213,828,334
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued operating expense and accounts payable	$21,500	$5,543
Franchise tax payable	180,000	180,000
Due to affiliates	273	867
Total current liabilities	201,773	186,410
Deferred underwriting compensation	7,451,250	7,451,250
Total liabilities	7,653,023	7,637,660
Commitments and contingencies
Class A common stock subject to possible redemption; 20,064,603 and 20,119,067 (at redemption value of $10 per share) at December 31, 2015 and 2014, respectively	$200,646,033	$201,190,670
Stockholders’ equity
Preferred stock, $.0001 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Class F Common stock, $.0001 par value, 10,000,000 shares authorized; 5,318,750 shares issued and outstanding	532	532
Class A Common stock, $.0001 par value, 90,000,000 shares authorized; 1,210,397 and 1,155,933 issued and outstanding (excluding 20,064,603 and 20,119,067 shares subject to redemption) at December 31, 2015 and 2014, respectively	121	116
Additional paid-in capital	5,914,395	5,369,762
Accumulated deficit	(915,043)	(370,406)
Total stockholders’ equity	5,000,005	5,000,004
Total liabilities and stockholders’ equity	$213,299,061	$213,828,334

See accompanying notes to financial statements.

TERRAPIN 3 ACQUISITION CORPORATION

Statements of Operations

	Year Ended December 31, 2015	Year Ended December 31, 2014
Revenue	$—	$—
Formation, general and administrative costs	452,688	198,026
State franchise tax	180,000	180,000
Loss from operations	(632,688)	(378,026)
Interest income	88,051	7,620
Net loss attributable to common shares	$(544,637)	$(370,406)
Weighted average number of common shares outstanding – basic and diluted (excluding shares subject to possible redemption)	6,493,437	5,817,793
Net loss per common share – basic and diluted (excluding shares subject to possible redemption)	$(0.08)	$(0.06)

See accompanying notes to financial statements.

TERRAPIN 3 ACQUISITION CORPORATION

Statement of Changes in Stockholders’ Equity
For the Years Ended December 31, 2015 and 2014

	Common Stock Class A		Common Stock Class F		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balances at January 1, 2014	—	$—	5,318,750	$532	$24,468	$—	$25,000
Proceeds from Public Offering on July 22, 2014 of 21,275,000 shares of common stock	21,275,000	2,128			212,747,872	—	212,750,000
Proceeds subject to possible redemption (at redemption value)	(20,119,067)	(2,012)			(201,188,658)		(201,190,670)
Underwriter’s fee and offering expenses					(12,213,920)	—	(12,213,920)
Proceeds from private placement of 12,000,000 warrants on July 22, 2014					6,000,000	—	6,000,000
Net loss attributable to common shares for the year ended December 31, 2014	—	—	—	—	—	(370,406)	(307,406)
Balances at December 31, 2014	1,155,933	$116	5,318,750	$532	$5,369,762	$(370,406)	$5,000,004
Change in shares subject to possible redemption	54,464	5	—	—	544,633	—	544,638
Net loss attributable to common shares for the year ended December 31, 2015	—	—	—	—	—	(544,637)	(544,637)
Balances at December 31, 2015	1,210,397	$121	5,318,750	$532	$5,914,395	$(915,043)	$5,000,005

See accompanying notes to financial statements.

TERRAPIN 3 ACQUISITION CORPORATION

Statements of Cash Flows

	Year ended December 31, 2015	Year ended December 31, 2014
Cash flows from operating activities:
Net loss attributable to common shares	$(544,637)	$(370,406)
Changes in operating assets and liabilities:
Prepaid expenses	14,378	(66,151)
Accrued operating expenses and accounts payable	15,957	5,543
Franchise tax payable	—	180,000
Net cash used in operating activities	(514,302)	(251,014)
Cash flows from investing activities:
Principal deposited in Trust Account	—	(212,750,000)
Proceeds received from sale of investments	425,594,286	—
Purchase of investments in Trust Account	(425,500,000)	—
Interest on Trust Account	(87,978)	(7,574)
Net cash provided (used in) investing activities	6,308	(212,757,574)
Cash flows from financing activities:
Net Proceeds from Public Offering, after payment of upfront underwriting fee	—	208,500,000
Proceeds from private placement	—	6,000,000
Changes in due to affiliates	(594)	867
Payment of offering costs	—	(512,670)
Proceeds from note payable, stockholder	—	200,000
Principal payments on note payable, stockholder	—	(200,000)
Net cash provided (used in) financing activities	(594)	213,988,197
Net increase (decrease) in cash	(508,588)	979,609
Cash at beginning of the period	1,004,609	25,000
Cash at end of the period	$496,021	$1,004,609
Supplemental disclosure of noncash financing activities:
Deferred underwriter’s commission	$—	$7,451,250

See accompanying notes to financial statements.

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Financial Statements

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Terrapin 3 Acquisition Corporation (the “Company,” “us,” or “we”) is a blank check company incorporated in Delaware on December 27, 2013. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that the Company has not yet identified (“Business Combination”). The Company has neither engaged in any operations nor generated any operating revenue to date. The Company’s management has broad discretion with respect to the Business Combination. However, there is no assurance that the Company will be able to successfully complete a Business Combination. The Company has selected December 31 as its fiscal year end.

The initial stockholders of the Company, Apple Orange LLC, Noyac Path LLC, Periscope LLC, (together the “Terrapin sponsor”), Terrapin Partners Employee Partnership 3 LLC, MIHI LLC (the “Macquarie sponsor”; together with the Terrapin sponsor, the “Sponsors”), and Terrapin Partners Green Employee Partnership, LLC, have agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote their founders shares and any public shares held, in favor of approving the Business Combination.

Financing

The registration statement for the Company’s initial public offering (the “Public Offering” as described in Note 3) was declared effective by the United States Securities and Exchange Commission (“SEC”) on July 16, 2014. The Sponsors purchased, simultaneously with the closing of the Public Offering, $6,000,000 of warrants in a private placement (Note 4).

Upon the closing of the Public Offering and the private placement, $212,750,000 was placed in a trust account with the Continental Stock Transfer & Trust Company (the “Trust Account”) acting as trustee.

Trust Account

The Trust Account can be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes or for working capital, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of 100% of the shares of common stock included in the units sold in the Public Offering if the Company is unable to complete the Business Combination within 24 months from the closing of the Public Offering.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating the Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” means one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time the Company signs a definitive agreement in connection with the Business Combination. There is no assurance that the Company will be able to successfully effect the Business Combination.

The Company, after signing a definitive agreement for the Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest but less taxes payable and funds released for working capital, or (ii) provide stockholders with the

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Financial Statements

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS  – (continued)

opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable and funds released for working capital. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by NASDAQ rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem or repurchase its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption or repurchase of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with the Business Combination, public stockholders will have the opportunity to have public shares redeemed or repurchased for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination or commencement of the tender offer, respectively, including interest but less taxes payable and funds released for working capital. As a result, such shares have been classified as common stock subject to possible redemption, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Liquidation and Going Concern

If the Company does not complete a Business Combination within 24 months from the closing date of the Public Offering, the Company will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable and funds released for working capital (less up to $50,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsors and other initial stockholders have entered into letter agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the Sponsors or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete the Business Combination within the required time period. This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern.

In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Financial Statements

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS  – (continued)

is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Net loss per common share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss per share by the weighted average number of shares of common stock outstanding, plus, to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At December 31, 2015 and 2014, the Company had outstanding warrants to purchase 16,637,500 shares of common stock, respectively. For all periods presented, the weighted average of these shares was excluded from the calculation of diluted loss per share of common stock because their inclusion would have been anti-dilutive. As a result, dilutive loss per share of common stock is equal to basic loss per share of common stock.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Redeemable Common Stock

As discussed in Note 3, all of the 21,275,000 shares of Class A common stock sold as part of the units in the Public Offering contain a redemption feature which allows for the redemption of shares of Class A common stock under the Company’s liquidation, tender offer, or stockholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against retained earnings. Accordingly, at December 31, 2015 and 2014, 20,064,603 and 20,119,067, respectively of the 21,275,000 public shares were classified outside of permanent equity at its redemption value.

Income taxes

The Company complies with the accounting and reporting requirements of FASB ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits as of December 31, 2015 and 2014. No amounts were accrued for the payment of interest and penalties at December 31, 2015 and 2014. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recently adopted or issued accounting standards

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. The Company adopted this standard in these financial statements.

In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” (“ASU 2014-15”). ASU 2014-15 requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern for a one year period subsequent

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

to the date of the financial statements. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The Company adopted this standard in these financial statements.

3. PUBLIC OFFERING

On July 22, 2014, the Company sold 21,275,000 units at a price of $10.00 per unit (the “Public Units’) in the Public Offering, including the sale of units upon full exercise of the underwriters’ overallotment option. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value per share, and one redeemable Class A common stock purchase warrant (the “Public Warrants”).

Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act following the completion of the Business Combination. Each Public Warrant entitles the holder to purchase one-half of one share of Class A common stock at an exercise price of $5.75 per half share. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Company’s Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Public Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Public Warrants issued in connection with the 21,275,000 Public Units during the exercise period, there will be no net cash settlement of these Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $24.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

The Company paid an upfront underwriting discount of $4,250,000 (approximately 2.0%) of the per unit offering price to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of $7,451,250 (approximately 3.5%) of the gross offering proceeds payable upon the Company’s completion of the Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. The underwriters are not entitled to any interest accrued on the Deferred Discount.

4. RELATED PARTY TRANSACTIONS

Founder Shares

On December 31, 2013, the Company issued an aggregate of 5,250,000 units, each unit consisting of 1 share of common stock and 1 warrant to purchase one half of one share of common stock, to the Terrapin sponsor and Terrapin Partners Employee Partnership 3 LLC (the “Founder Units”) for an aggregate purchase price of $25,000. On May 15, 2014, the Company cancelled the warrants issued as part of these Founder Units resulting in the net issuance of 5,250,000 shares (“Founder Shares”). On May 19, 2014, the Company implemented an approximate 1.0131 for 1 stock split, re-characterized its Founder Shares as Class F common shares, and authorized the issuance of Class A common stock and undesignated shares. Further, on May 19, 2014, Apple Orange LLC sold 1,211,563 Founder Shares to the Macquarie Sponsor and transferred 56,061 Founder Shares to Terrapin Partners Green Employee Partnership, LLC, an affiliate of Apple Orange LLC. The Founder Shares are identical to the Class A common stock included in the Public Units sold in the Public

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Financial Statements

4. RELATED PARTY TRANSACTIONS  – (continued)

Offering except that the Founder Shares are subject to certain transfer restrictions and contingent adjustments, as described in more detail below (Note 9).

The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until one year after the Business Combination (the “lock up”). Notwithstanding the foregoing, if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or if the Company consummates a transaction after the initial Business Combination which results in the stockholders having the right to exchange their shares for cash or property, the Founder Shares will be released from the lock up.

Rights — The Founder Shares are identical to the public shares except that (i) Founder Shares are subject to certain transfer restrictions, as described above, and (ii) the initial stockholders have agreed to waive redemption rights in connection with the Business Combination with respect to the Founders Shares. However, the initial stockholders will be entitled to redemption rights with respect to any shares they hold by way of public market purchase if the Company fails to consummate the Business Combination within 24 months from the closing of the Public Offering.

Voting — If the Company seeks stockholder approval of the Business Combination, the initial stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the Public Offering in favor of the Business Combination.

Redemption — Although the initial stockholders have waived their redemption rights with respect to the Founder Shares if the Company fails to complete the Business Combination within the prescribed time frame, they will be entitled to redemption rights with respect to any public shares they may own.

Contingent Forward Purchase

The Macquarie sponsor has committed to purchase, and the Company has committed to sell, 4,000,000 units on the same terms as the sale of units in the Public Offering (except for certain transfer restrictions) at $10.00 per unit, in a private placement for gross proceeds of approximately $40,000,000 to occur concurrently with the consummation of the Business Combination. The funds will be used as part of consideration to the sellers in the Business Combination; any excess funds from this private placement will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders selecting to redeem their shares and provides the Company with a minimum funding level for the Business Combination. In exchange for this commitment, the Company has agreed to issue to the Macquarie sponsor 1,000,000 Class F Founder Shares at the closing of the Business Combination and such private placement.

Private Placement Warrants

The Sponsors have purchased from the Company an aggregate of 12,000,000 warrants at a price of $0.50 per warrant (a purchase price of $6,000,000) in a private placement that occurred simultaneously with the completion of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one-half of one share of Class A common stock at $5.75 per half share. The purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account pending completion of the Business Combination.

The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination and they will be non-redeemable so long as they are held by the Sponsors or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsors or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants included in the units sold in the Public

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Financial Statements

4. RELATED PARTY TRANSACTIONS  – (continued)

Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the units in the Public Offering and have no net cash settlement provisions.

If the Company does not complete the Business Combination, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Registration Rights

The holders of the Founder Shares and Private Placement Warrants hold registration rights to require the Company to register the sale of any of the securities held by them pursuant to a registration rights agreement. The holders of Units (and underlying securities) and Founder Shares purchased in the Contingent Forward Purchase hold similar registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock up period. The Company will bear the costs and expenses of filing any such registration statements.

Related Party Note

Apple Orange LLC, a Terrapin sponsor, had loaned the Company $200,000 by the issuance of an unsecured promissory note (the “Note”) for $200,000 to cover expenses related to the Public Offering. This Note was non-interest bearing and payable on the earlier of September 30, 2014 or out of the proceeds from the Public Offering. The Note was repaid in full on July 22, 2014.

Expense Advance Agreement

On July 16, 2014, the Sponsors entered into an agreement to advance to the Company, as may be requested by the Company, up to $500,000 each, for an aggregate of $1,000,000, in working capital loans in the form of promissory notes to be provided to fund expenses relating to investigating and selecting a target business and other working capital requirements prior to the Business Combination. Such note(s) shall bear no interest and shall be convertible into Public Warrants at a price of $0.50 at the option of the note holder. At December 31, 2015 and 2014, no balance was due under this agreement.

Administrative Service Agreement

Commencing on July 17, 2014, the Company has agreed to pay $10,000 a month for office space, administrative services and secretarial support to Terrapin Partners LLC, an affiliate of the Terrapin sponsor. Upon the completion of the Business Combination or the liquidation of the Company, the Company will cease paying these monthly fees. As of December 31, 2015 and 2014, the Company had a balance of $273 and $867, respectively, payable to related parties under this administrative services agreement.

5. COMMITMENTS

The Company is committed to pay the Deferred Discount totaling $7,451,250 (approximately 3.5%) of the gross offering proceeds of the Public Offering, to the underwriters upon the Company’s consummation of the Business Combination. The underwriters are not entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriters if there is no Business Combination.

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Financial Statements

6. TRUST ACCOUNT

Subsequent to the public offering, a total of $212,750,000, which includes $206,750,000 of the net proceeds from the Public Offering and $6,000,000 from the sale of the Private Placement Warrants, was placed in the Trust Account.

As of December 31, 2015, investment securities in the Company’s Trust Account consists of $212,750,000 invested in an Institutional Money Market Fund and another $1,267 is held as cash and cash equivalents. As of December 31, 2014, investment securities in the Company’s Trust Account consisted of $212,753,499 in United States Treasury Bills and another $4,075 held as cash and cash equivalents. The Company classifies its Treasury Instruments and equivalent securities as held-to-maturity in accordance with FASB ASC 320 “Investments — Debt and Equity Securities”. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying December 31, 2014 balance sheet and adjusted for the amortization or accretion of premiums or discounts. The carrying value, excluding accrued interest income, gross unrealized holding loss and fair value of held to maturity securities at December 31, 2014 are as follows:

	Carrying Value	Gross Unrealized Holding Gain (Loss)	Fair Value
Held-to-maturity:
U.S. Treasury Securities due June 2015 At December 31, 2014	$212,753,499	$1,494	$212,754,993

As of December 31, 2015, United States Treasury Bills held in the Trust Account have fully matured.

7. FAIR VALUE MEASUREMENT

The Company complies with ASC 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The adoption of ASC 820 did not have an impact on the Company’s financial position or results of operations.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2015 and December 31, 2014, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Description	December 31, 2015	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Institutional Money Market Fund held in Trust Account	$212,750,000	$212,750,000	$—	$—

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Financial Statements

7. FAIR VALUE MEASUREMENT  – (continued)

Description	December 31, 2014	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Securities held in Trust Account	$212,754,993	$212,754,993	$—	$—

8. INCOME TAXES

Components of the Company’s deferred tax assets at December 31, 2015 are as follows:

Net operating loss carryforwards	$144,000
Amortizable start-up costs	222,017
366,017
Valuation allowance	(366,017)
$—

The Company established a valuation allowance of approximately $366,017 as of December 31, 2015, which fully offsets the deferred tax asset of approximately $366,017. The deferred tax asset results from applying an effective combined federal and state tax rate of 40% to start-up costs of approximately $555,043 and net operating losses of approximately $360,000. The Company’s net operating losses will expire beginning in 2034. Effective tax rates differ from statutory rates due to timing differences in the deductibility of expenses and the establishment of the valuation allowance.

Components of the Company’s deferred tax assets at December 31, 2014 are as follows:

Net operating loss carryforwards	$72,000
Amortizable start-up costs	76,162
148,162
Valuation allowance	(148,162)
$—

The Company established a valuation allowance of approximately $148,162 as of December 31, 2014, which fully offsets the deferred tax asset of approximately $148,162. The deferred tax asset results from applying an effective combined federal and state tax rate of 40% to start-up costs of approximately $190,000 and net operating losses of approximately $180,000.

9. STOCKHOLDERS’ EQUITY

On May 19, 2014, the Company implemented an approximate 1.0131-for-1 stock split, re-characterized its Founder Shares as shares of Class F common stock, and authorized the issuance of Class A common stock and undesignated common stock. All share issuances prior to the stock split have been retroactively adjusted to reflect the stock split.

Common Stock

Class A Common Stock — The Company is authorized to issue 90,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each Class A common share. At December 31, 2015 and 2014, there were 21,275,000 shares of Class A common stock issued and outstanding, which includes 20,064,603 and 20,119,067 shares subject to possible redemption, respectively.

TERRAPIN 3 ACQUISITION CORPORATION

Notes to Financial Statements

9. STOCKHOLDERS’ EQUITY  – (continued)

Class F Common Stock — The Company is authorized to issue 10,000,000 shares of Class F common stock with a par value of $0.0001 per share. Holders of the Company’s Class F common stock are entitled to one vote for each Class F common share. Shares of Class F common stock are convertible into shares of Class A common stock at a ratio of one-for-one. In the case that additional shares of Class A common stock, or equity-linked securities, are deemed issued in excess of the amounts offered in the Public Offering and related to the closing of the Business Combination, shares of Class F common stock are subject to future modification to provide for an adjustment to the ratio by which they shall convert into shares of Class A common stock. Such adjustment will result in additional shares of Class A common stock issuable upon the conversion of Class F common stock. The number of shares of Class A common stock issuable upon conversion of all shares of Class F common stock will equal, in the aggregate, 20% of the total number of all shares of Class A common stock sold in the Public Offering plus all common shares or equity-linked securities deemed to be issued in connection with the Business Combination, excluding any shares or equity-linked securities issued, or issuable, to any seller in the Business Combination or pursuant to warrants issued to the Sponsors plus Class F common stock and the Class A common stock (but not the warrants) issued pursuant to the forward purchase contract with the Macquarie sponsor. At December 31, 2015 and 2014, there were 5,318,750 shares of Class F common stock issued and outstanding.

Common Stock — The Company is authorized to issue 10,000,000 shares of undesignated common stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2015 and 2014, there were no shares of undesignated common stock issued and outstanding.

Preferred Stock

Preferred Stock — The Company is authorized to issue 10,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2015 and 2014, there were no shares of preferred stock issued and outstanding.

6,300,000 Ordinary Shares

PROSPECTUS

        , 2017

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The Companies Law of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Cayman Islands courts to be unenforceable, to the extent it seeks to indemnify or exculpate fiduciaries in respect of their actual fraud or willful default, or for the consequences of committing a crime. The registrant’s amended and restated memorandum and articles of association provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own actual fraud or willful default.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

The following lists set forth information regarding all securities sold or granted by us within the past three years that were not registered under the Securities Act and the consideration, if any, received by us for such securities. On December 16, 2016, the registrant converted its preference shares into ordinary shares and effectuated a reverse 5.4242194-for-one share split of its ordinary shares as well as a 5.4242194-for-one adjustment with respect to the number of ordinary shares underlying its share options and a corresponding adjustment to the exercise prices of such options. All share information and per share data included in this Item 7 has been presented on a pre-share split basis.

(a) Conversion of Preferred Shares

The registrant entered into a letter agreement, dated as of October 27, 2016, and amended on December 15, 2016, with each of its shareholders pursuant to which the registrant’s preference holders agreed to convert their preference shares into 20,814,372 ordinary shares, after giving effect to the reverse split described above. The securities issued upon conversion of the registrant’s preference shares pursuant to the letter agreement were exempt from registration requirements of the Securities Act in reliance on Regulation S and Rule 506 promulgated under the Securities Act.

(b) Share Option Grants

Between January 1, 2014 and January 1, 2017, (i) the registrant granted options to purchase an aggregate of 382,590 ordinary shares under the Yatra Online, Inc. 2006 Share Plan to its directors, officers, employees, consultants, and other service providers with a per share exercise price equal to $4.34; and (ii) issued 111,241 of its ordinary shares upon exercise of outstanding options. The share options and the ordinary shares issued upon exercise thereof were issued in reliance on the exemption provided by Regulation S and Rule 701 promulgated under the Securities Act.

(c) Warrants to Purchase Preferred Shares

In July 2015, the registrant issued a warrant to an accredited investor to purchase 46,458 ordinary shares with a per share exercise price of $26.91. The securities issued in this transaction were exempt from the registration requirements of the Securities Act in reliance upon Regulation S under the Securities Act.

(d) Sales of Preferred Shares

In March 2014, the registrant issued an aggregate of 4,279,423 Series E convertible preferred shares at a purchase price of $3.8837 per share for an aggregate purchase price of approximately $16.6 million to six purchasers that represented to the registrant that they are each an accredited investor as defined in Rule 501(a) promulgated under the Securities Act. The securities issued in this transaction were exempt from registration requirements of the Securities Act in reliance on Regulation S and Rule 506 promulgated under the Securities Act.

In April, July and September 2015, the registrant issued an aggregate of 2,611,796 Series F convertible preferred shares at a purchase price of $4.9603 per share for an aggregate purchase price of approximately

$13 million to eight purchasers that represented to us that they are each an accredited investor as defined in Rule 501(a) promulgated under the Securities Act. The securities issued in this transaction were exempt from registration requirements of the Securities Act in reliance on Regulation S and Rule 506 promulgated under the Securities Act.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions or any public offering, and the registrant believes each transaction was exempt from the registration requirements of the Securities Act as stated above. All recipients of the foregoing transactions either received adequate information about the registrant or had access, through their relationships with the registrant, to such information. Furthermore, the registrant affixed appropriate legends to the share certificates and instruments issued in each foregoing transaction setting forth that the securities had not been registered and the applicable restrictions on transfer.

Item 8. Exhibits.

(a)	Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately following the signature page to this registration statement, which index to exhibits is incorporated herein by reference.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned hereby undertakes:
(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 23, 2017.

YATRA ONLINE, INC.

By:	/s/ Dhruv Shringi Name: Dhruv Shringi Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dhruv Shringi and Alok Vaish and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on January 23, 2017:

Name	Title
/s/ Dhruv Shringi Dhruv Shringi	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Alok Vaish Alok Vaish	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Promod Haque Promod Haque	Director
/s/ Amit Bapna Amit Bapna	Director
/s/ Sudhir Kumar Sethi Sudhir Kumar Sethi	Director
/s/ Sanjay Arora Sanjay Arora	Director
/s/ Murlidhara Lakshmikantha Kadaba Murlidhara Lakshmikantha Kadaba	Director
/s/ Donald J. Puglisi Managing Director Puglisi & Associates	Authorized Representative in the United States

Exhibit Index

Exhibit No.	Description
3.1	Memorandum and Articles of Association of the Registrant as in effect prior to this offering (incorporated by reference to Exhibit D to Annex A to the Registrant’s Form F-4/A filed on November 15, 2016).
5.1**	Form of Opinion of Maples and Calder.
10.1	Form of Subscription Agreement between the Registrant and the Investors party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.2	Amended and Restated Investment Banking Letter Agreement, dated July 13, 2016, by and among the Registrant, Terrapin 3 Acquisition Corporation and Macquarie Capital (USA) Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.3	2006 Share Plan of the Registrant, and forms of agreements thereunder (incorporated by reference to Exhibit 10.3 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.4#	Subscriber Agreement between Yatra Online Private Limited and InterGlobe Technologies Inc., dated December 19, 2015 (incorporated by reference to Exhibit 10.4 to the Registrant’s Form F-4/A filed on November 15, 2016).
10.5	Warrant Subscription Agreement between the Registrant, Yatra Online Private Limited, THCL Travel Holding Cyprus Limited and Bennett Coleman & Co. Ltd., dated June 20, 2011 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.6	Amendment, dated October 7, 2015, between the Registrant, Yatra Online Private Limited, THCL Travel Holding Cyprus Limited and Bennett Coleman & Co. Ltd., to the Warrant Subscription Agreement between the Registrant, Yatra Online Private Limited, THCL Travel Holding Cyprus Limited and Bennett Coleman & Co. Ltd., dated June 20, 2011 (incorporated by reference to Exhibit 10.6 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.7	Term Loan Agreement between Yatra Online Private Limited and Innoven Capital India Pvt. Ltd., dated November 27, 2013 (incorporated by reference to Exhibit 10.7 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.8	Memorandum Relating to Charge Over Fixed Deposits/Cash Deposits by Yatra Online Private Limited in favor of HDFC Bank Ltd., dated June 21, 2016 (incorporated by reference to Exhibit 10.8 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.9	Passenger Sales Agency Agreement between Yatra Online Private Limited and International Air Transport Association, dated July 26, 2006 (incorporated by reference to Exhibit 10.9 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.10	Amended and Restated Business Combination Agreement among the Registrant, T3 Parent Corp., T3 Merger Sub Corp., Terrapin 3 Acquisition Corporation, MIHI LLC and Shareholder Representative Services LLC, dated September 28, 2016 (incorporated by reference to Annex A to the proxy statement/prospectus forming part of the Registrant’s Form F-4/A filed on November 21, 2016).
10.11	Agreement between Yatra Online Private Limited and Netmagic Solutions Private Limited, dated December 18, 2006 (incorporated by reference to Exhibit 10.11 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.12	System Supply and Implementation Agreement between Yatra Online Private Limited and Openjaw Technologies Limited, dated September 26, 2006 (incorporated by reference to Exhibit 10.12 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.13	Agreement between Yatra Online Private Limited and Quadlabs Technologies Pvt. Ltd., dated February 1, 2012 (incorporated by reference to Exhibit 10.13 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.14	Term Loan Agreement between the Registrant and Macquarie Corporate Holdings Pty Limited, dated July 24, 2015 (incorporated by reference to Exhibit 10.14 to the Registrant’s Form F-4/A filed on November 21, 2016).

Exhibit No.	Description
10.15	Amendment, dated July 31, 2015, between the Registrant and Macquarie Corporate Holdings Pty Limited to Term Loan Agreement between Yatra Online Private Limited and Macquarie Corporate Holdings Pty Limited, dated July 24, 2015 (incorporated by reference to Exhibit 10.15 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.16#	Advertising Agreement, between Yatra Online Private Limited and Bennett, Coleman & Co. Ltd., dated June 20, 2011 (incorporated by reference to Exhibit 10.16 to the Registrant’s Form F-4/A filed on November 15, 2016).
10.17	Letter Agreement, dated September 27, 2016, among Yatra Online, Inc., a Cayman Islands exempted company limited by shares Dhruv Shringi, E-18 Limited, Capital18 Fincap Private Limited, Haresh Chawla, Harshal Shah, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Manish Amin, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, Valiant Capital Master Fund LP, Valiant Capital Partners LP, Vertex Asia Fund Pte. Ltd. and Wortal, Inc. (incorporated by reference to Exhibit 10.17 to the Registrant’s Form F-4/A filed on November 15, 2016).
10.18	Repurchase Agreement, dated September 28, 2016, among Yatra Online, Inc., a Cayman Islands exempted company limited by shares, E-18 Limited, Capital18 Fincap Private Limited, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, SVB Financial Group, Valiant Capital Master Fund LP, Valiant Capital Partners LP and Vertex Asia Fund Pte. Ltd. (incorporated by reference to Exhibit 10.18 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.19	Support Agreement, dated September 28, 2016, among Yatra Online, Inc., a Cayman Islands exempted company limited by shares Dhruv Shringi, E-18 Limited, Capital18 Fincap Private Limited, Haresh Chawla, Harshal Shah, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Manish Amin, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, SVB Financial Group, Valiant Capital Master Fund LP, Valiant Capital Partners LP, Vertex Asia Fund Pte. Ltd. and Wortal, Inc. (incorporated by reference to Exhibit 10.19 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.20	Share Subscription Cum Shareholders Agreement, dated April 29, 2015, among Yatra Online Private Limited, IL & FS Trust Company Limited acting as trustee for Pandara Trust Scheme I, Capital18 Fincap Private Limited and Yatra Online, Inc., a Cayman Islands exempted company limited by shares (incorporated by reference to Exhibit 10.20 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.21	Letter Agreement, dated September 27, 2016, among Yatra Online Private Limited, IL & FS Trust Company Limited acting as trustee for Pandara Trust Scheme I, Capital18 Fincap Private Limited and Yatra Online, Inc., a Cayman Islands exempted company limited by shares (incorporated by reference to Exhibit 10.21 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.22#	Global Agreement, dated July 1, 2012, between Yatra Online Private Limited and Amadeus IT Group, S.A. (incorporated by reference to Exhibit 10.22 to the Registrant’s Form F-4/A filed on November 21, 2016).
10.23	Preload Agreement, dated September 26, 2016, between Yatra Online Private Limited and Reliance Retail Ltd. (incorporated by reference to Exhibit 10.23 to the Registrant’s Form F-4/A filed on November 1, 2016).
10.24	Exchange and Support Agreement, dated December 16, 2016, by and among the Registrant, Yatra USA Corp. and the holders of Class F Common Stock party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 6-K filed on December 22, 2016).

Exhibit No.	Description
10.25	Forward Purchase Contract Amendment, dated as of December 16, 2016, among the Registrant, MIHI LLC and Yatra USA Corp. (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 6-K filed on December 22, 2016).
10.26	Letter Agreement, dated as of December 16, 2016, by and among the Registrant, Yatra USA Corp., MIHI LLC, Apple Orange LLC, Noyac Path LLC, Periscope, LLC, Terrapin Partners Employee Partnership 3 LLC, Terrapin Partners Green Employee Partnership, LLC, Jonathan Kagan, George Brokaw and Victor Mendelson (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 6-K filed on December 22, 2016).
21.1*	Subsidiaries of the Registrant.
23.1*	Consent of Ernst & Young Associates LLP, independent registered public accounting firm.
23.2*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm.
23.3**	Form of Consent of Maples and Calder (included in Exhibit 5.1).
23.4*	Consent of PhoCusWright Inc.
24.1*	Powers of Attorney (included on signature page of the Registration Statement on Form F-1).

#	Application was made to the Securities and Exchange Commission for confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.
*	Filed herewith.
**	To be filed by amendment.